                                                                   EXHIBIT 17(I)

--------------------
Semi-Annual Report
May 31, 1997
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Money Market Portfolio

Treasury Money Market Portfolio

Tax-Exempt Money Market Portfolio

Growth & Income Equity Portfolio

Small Cap Equity Portfolio

International Equity Portfolio

Equity Income Portfolio

Equity Index Portfolio

Balanced Portfolio

Government & Corporate Bond Portfolio

U.S. Government Securities Portfolio

Short-Intermediate Municipal Portfolio

Missouri Tax-Exempt Bond Portfolio                  [LOGO OF THE ARCH FUNDS
                                                        APPEARS HERE]
National Municipal Bond Portfolio

Intermediate Corporate Bond Portfolio

Bond Index Portfolio

THE ARCH FUND, INC.

                          MESSAGE FROM YOUR CHAIRMAN
Dear Shareholders,

  We are pleased to present this report for The ARCH Fund, Inc. for the six months ended May 31, 1997. During the period, the ARCH family of mutual funds saw its assets increase to more than $3 billion.

  We continually seek to bring to our shareholders new products that offer exposure to various segments of the financial markets. To that end, we introduced four new portfolios during the period: an Intermediate Corporate Bond Portfolio, a Bond Index Portfolio, an Equity Income Portfolio and an Equity Index Portfolio. You will find information on these new funds in this report.

  If you are a customer of the ARCH Asset Adviser program, you are aware that your investment adviser, Mississippi Valley Advisors Inc., rebalanced and reallocated its model portfolios during the recent period. We are committed to constantly monitoring the financial markets and to allocating your assets properly, depending on your risk tolerance and objectives.

PORTFOLIO REVIEW AND OUTLOOK

  In the following interview with John H. Blixen, President of Mississippi Valley Advisors Inc. (MVA), the Fund's investment adviser, you will find a detailed discussion of the performance of each Portfolio of The ARCH Fund, Inc. The portfolio-specific reports describe factors that contributed to the Portfolios' returns for the period ended May 31, 1997. To fully understand the performance of your investment in The ARCH Mutual Funds, I urge you to read this report closely.

    MESSAGE FROM YOUR INVESTMENT ADVISER, MISSISSIPPI VALLEY ADVISORS INC.

AN ECONOMY THAT FAVORED STOCKS

  The recent six-month period was marked by excellent results from the economy--growth in earnings, good job creation and relatively low inflation. Consumer spending rose sharply as well. The financial markets did fluctuate with changes in interest rates that reflected inflationary concerns, yet the level of inflation remained relatively low. The combination of economic growth and low inflation provided especially good conditions for the stock market.

  Investors continued to favor stocks of large domestic companies that operate in the U.S. and international markets. As a result, stocks of those firms have outperformed the market as a whole, and account for much of the rise in market indices such as the Standard and Poor's 500. We believe those stocks are becoming fully valued relative to stocks of other companies. The broader market should eventually catch up, which could benefit our diversified stock portfolios.

  The bond markets recently have provided returns which are on average more than 3 percentage points higher than the rate of inflation, and bond yields remain well in excess of the inflation rate. Bonds appear to offer good value under most economic forecasts, which call for continued low inflation.

LOOKING AHEAD

  The economy appears likely to grow at a 2.5% to 3% annual rate during 1997, which is higher than many economists had expected. We estimate that corporate profits will grow at a 5% to 10% annual pace through 1997. The inflation rate is still very low at around 2.0% to 3.0%.

  There is some risk, however, that rapid economic growth will lead to higher inflation. In fact, the Federal Reserve may raise interest rates unless economic growth slows to a more moderate pace. Moreover, stocks are relatively expensive. In fact, stocks that make up the S&P 500 recently traded at an average price/earnings ratio of 20--that is, their prices on average were equal to 20 times the underlying firms' annual earnings. These are historically high valuations.


 THE ARCH FUNDS ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY, ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY, ANY BANK, THE DISTRIBUTOR OR ANY OF THEIR AFFILIATES, AND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

  Investors should consider assembling fund portfolios that take into account some additional risk in the stock market. But such portfolios also should be structured to benefit from pockets of value. For example, it is possible that undervalued stocks of small and mid-sized companies will make up some of the ground they have lost to stocks of the larger companies that have accounted for most of the gains in market indices.

  In this environment, we have adjusted our stock fund portfolios to include more stocks of mid-sized or smaller companies. We also have sought out stocks of companies in industries where good values are still available--such as retail, automotive parts, financial services and transportation.

  Our bond funds have taken a relatively neutral stance with respect to maturities, reflecting the potential for volatility among longer term issues as investors fret about the potential for higher inflation and interest rates. We are finding value in areas such as government-guaranteed mortgage-backed securities.

A LONG-TERM COMMITMENT

  As always, we encourage investors to properly diversify their assets among various types of investments, including stocks and bonds. And remember that regardless of the financial markets' behavior during the next few months, investing requires patience and a commitment to a long-term approach. Over long periods, investors tend to profit more from exposure to stocks and bonds than to other types of assets. Moreover, an appropriate mix of stocks, bonds and reserves in short-term funds has the potential to deliver a good overall return without exposing investors to excessive risk.

  One other timely point: Investors in higher tax brackets may want to consider bond funds that are exempt from federal and state income taxes. Their after-tax yields recently have been relatively attractive for shareholders whose tax situation is appropriate.

  You will find a discussion of each portfolio of The ARCH Fund, Inc. in the pages that follow. Those reports will help you to understand your investments, their recent performances and their current prospects. If you would like more information about any of the portfolios, please call your investment representative or the ARCH Shareholder Servicing Center at 1-800-452-ARCH.

THE ARCH MONEY MARKET PORTFOLIO+

  Q. What is the objective of this Portfolio?
  A. The ARCH Money Market Portfolio seeks current income with liquidity and stability of principal. The Portfolio's net assets on May 31, 1997 were approximately $916 million.

  Q. What were the conditions in the money markets during the six months ended May 31, 1997?
  A. Short-term interest rates were relatively stable during the period. Rates declined somewhat in February when it was obvious to investors that the Federal Reserve would leave the Federal funds rate alone. However, the Fed raised short-term rates on March 25, 1997.

  Q. What was your management strategy in that environment?
  A. We kept the average maturity of the Portfolio between 35 and 40 days from the beginning of the period until the end of March, when two things happened:
The Fed raised short-term rates, and the first quarter of 1997 ended. At the end of each quarter, many issuers want to clean up their books and offer new securities with high yields as incentives to investors. At that point, we extended the Portfolio's average maturity to around 45 to 50 days in order to pick up extra yield.
------
+ An investment in the Portfolio is neither insured nor guaranteed by the U.S.
 Government. There can be no assurance that the portfolio will be able to maintain a stable net asset value of $1.00 per share.

  Q. How did the composition of the Portfolio change during the period?
  A. Commercial paper issued by various companies remained the Portfolio's largest holding. A large number of high-quality issues with attractive yields were available. We did add to our holdings of bank certificates of deposit and bank notes, whose yields have become competitive relative to those of commercial paper.*

  Q. How will you manage the Portfolio during the next several months?
  A. We will continue to look for opportunities to extend the Portfolio's average maturity at the end of each quarter and at the end of the calendar year, when issuers tend to offer securities with attractive yields. The Portfolio will target an average maturity in the 45-50 day area.

THE ARCH TREASURY MONEY MARKET PORTFOLIO+

  Q. What is the Portfolio's objective?
  A. The ARCH Treasury Money Market Portfolio seeks a high level of current income exempt from state income tax consistent with liquidity and stability of principal. The Portfolio's net assets were around $169 million on May 31, 1997.

  Q. How did you manage the Portfolio during the six months ended May 31, 1997?
  A. We maintained a relatively neutral average maturity during the first half of the period, in the mid- to upper- 40-day range. However, we extended the average maturity to around the upper 50-day area later in the period. At the end of the period, the Portfolio's average maturity stood at 56 days. We also maintained a laddered approach, which helped to accommodate the Portfolio's large cash flows.

  Q. What types of Treasury securities did you hold?
  A. Treasury Notes constituted 52% of the Portfolio's assets at the end of the period, a larger-than-average percentage. We focused on notes when Treasury Bills became extremely expensive relative to Treasury Notes, which happened because investors moved cash into short-term securities in anticipation of the Fed's decision to raise rates. Treasury Bills accounted for 48% of assets at the end of the period.*

  Q. What is your strategy going forward?
  A. Looking ahead, we will continue to structure the Portfolio with a laddered maturity. We will maintain an average maturity in the mid- to upper-50-day range, provided shorter maturity securities remain expensive.

THE ARCH TAX-EXEMPT MONEY MARKET PORTFOLIO++

  Q. How did the tax-exempt money markets perform during the six months ended May 31, 1997?
  A. Yields on tax-exempt money market securities continued to decline relative to yields on short-term taxable securities such as Treasury bills. There was little reason for issuers of short-term tax-exempt paper to offer attractive rates, because a great deal of money was coming into the tax-exempt money market area.

  Q. How did you structure the Portfolio to address those conditions?
  A. The ARCH Tax-Exempt Money Market Portfolio seeks as high a level of current income exempt from federal income tax as is consistent with liquidity and stability of principal. The Portfolio attempts to achieve this objective while maintaining strict credit quality standards.

  The Portfolio consisted primarily of daily and weekly variable rate securities during the recent period.* We held these issues for two reasons:
They offered the best yields available; and they offer liquidity. We can sell those
------
*Portfolio composition is subject to change.
+ An investment in the Portfolio is neither insured nor guaranteed by the U.S.
  Government. There can be no assurance that the portfolio will be able to maintain a stable net asset value of $1.00 per share.
++Investors may be subject to certain state and local taxes and, depending upon an investor's tax status, the federal alternative minimum tax. An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government. There can be no assurance that the portfolio will be able to maintain a stable net asset value of $1.00 per share.

issues quickly when short-term notes come out offering more attractive yields. Often, issuers will issue securities with attractive yields to fund a specific project, even if interest rates are a bit high, and we wanted to be in a position to purchase those securities when such opportunities arose.

  Q. How did you manage the average maturity of the Portfolio during the period?
  A. The average maturity of the Portfolio was as long as 34 days and fell to as short as 23 days during the period. Daily securities were more readily available than longer term issues throughout the period.

  Q. What is the Portfolio's strategy going forward?
  A. We will attempt to enhance our positions in tax-exempt commercial paper and notes as new issues become available. We will also look to extend the Portfolio's average maturity if tax-exempt note yields become more attractive relative to Treasury Bill yields. We don't see much reason to make significant changes in the portfolio's strategy as long as the economy continues to grow at a slow, steady pace.

THE ARCH SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO+

  Q. How did the municipal bond market perform during the six months ended May 31, 1997?
  A. Municipal bonds with relatively long maturities outperformed long-term taxable Treasuries during the period. This Portfolio has an average maturity of between three and five years. The longer-term issues within those parameters performed better than securities with shorter maturities, partly because of the relatively low supply of shorter term issues.

  Generally speaking, there is always a limited supply of municipal issues relative to Treasuries out there. That's one reason why municipals have outperformed taxable bonds.

  Q. How did you position the Portfolio during the period?
  A. At the beginning of the period, the Portfolio's average maturity stood at around four years. By the end of the period, the average maturity had dropped to around 3.8 years as the issues in the Portfolio aged.

  Q. How did you manage credit risk during the period?
  A. We maintained a relatively high credit rating of AA2. Investors continued to favor higher quality issues, as yields on lower quality securities have not been high enough to justify their additional credit risk.

  Q. What is your outlook for the municipal market and the Portfolio going forward?
  A. The municipal market should continue to strengthen as concerns over tax reform subside. There probably will not be any major moves in interest rates, and supply should remain low. In that environment, we intend to extend the Portfolio's average maturity somewhat. We also will continue to hold issues with high credit quality.

THE ARCH NATIONAL MUNICIPAL BOND PORTFOLIO+

  Q. What were the conditions in the municipal bond market during the six months ended May 31, 1997?
  A. Demand for municipal bonds continued to be strong during the period. Municipal bonds with relatively long maturities outperformed similar taxable Treasury bonds.

  Q. How did you manage the Portfolio in that environment?
  A. We purchased bonds that mature in around 15 to 18 years to extend the Portfolio's average maturity. At the end of the period, the Portfolio's average maturity was around eight years.
------
+ Investors may be subject to certain state and local taxes and, depending on an investor's tax status, the federal alternative minimum tax.

  Q. What was the average credit rating of the Portfolio's holdings?
  A. The Portfolio's overall policy is to maintain a high credit quality. Lower quality issues did not offer enough extra yield to investors to justify taking on the bonds' additional credit risk. The average credit rating at the end of the period was AA1.

  Q. What is your strategy regarding the Portfolio during the months ahead?
  A. We will look to enhance shareholders' total return by continuing to extend the Portfolio's average maturity. We expect to increase the average maturity to around 12 years during the coming months. Meanwhile, we will maintain the Portfolio's high credit rating and focus on finding high-quality issues at attractive prices.

THE ARCH MISSOURI TAX-EXEMPT BOND PORTFOLIO+

  Q. What was the environment like in the Missouri municipal bond market during the six months ended May 31, 1997?
  A. The Missouri market was strong during the recent period. There was a relatively low supply of large Missouri issues, and demand for those issues was strong. That made it challenging to purchase bonds at attractive prices during the period.

  Q. What was your management strategy in that environment?
  A. The Portfolio's average maturity at the end of the period was around
10.75 years, down from approximately 11.5 to 12 years near the beginning of the period. Typically, the Portfolio maintains a slightly lower average maturity than other Missouri municipal funds. Moreover, the Portfolio's assets grew by around 12% during the past six months. Since the supply of municipal bonds was low, that extra cash buildup caused the Portfolio's average maturity to decrease.

  Q. What types of securities did you favor during the period?
  A. We found attractive values primarily among general obligation bonds and revenue bonds maturing in 15 to 18 years. We also favored larger issues with very high credit quality: The Portfolio carried an average credit rating of AA1 during the period. Smaller, lower quality issues did not offer investors enough extra yield to justify their additional credit risk.

  Q. What is your outlook for the Missouri municipal bond market?
  A. The supply of new issues should continue to remain low, which should help support prices. Municipalities are reluctant to issue a lot of new bonds when they feel interest rates are high. There would need to be a significant decrease in interest rates for issuers to issue new bonds in large quantities, and we do not think that will happen as long as the economy continues to grow at a slow, steady pace.

  Q. How will you manage the Portfolio going forward?
  A. We expect to increase the Portfolio's average maturity as we put the new cash to work. We also will continue to favor securities with high credit quality. These types of issues give shareholders the potential for competitive returns without taking additional risk.

THE ARCH INTERNATIONAL EQUITY PORTFOLIO+++

  Q. How did the global equity markets perform during the six-month period ended May 31, 1997?
  A. The Morgan Stanley Europe, Australia and Far East Index (EAFE), an unmanaged index that is generally representative of the performance of international stocks, gained 4.2% during the period, but many European countries posted double-digit positive returns. In particular, Spain's stock market gained 24%, and Switzerland's market rose 20%. Emerging markets in Latin America also turned in solid performances, especially during the first three months of the period. However, markets in the Pacific Basin underperformed due mainly to banking and other financial problems.
------
+ Investors may be subject to certain state and local taxes and, depending upon an investor's tax status, the federal alternative minimum tax.
++ International investing involves additional risk and volatility.

  Q. How did you manage the Portfolio in that environment?
  A. We focused on careful stock selection, targeting shares of large, well-established firms with steadily increasing growth rates that were trading at reasonable prices. We prefer companies whose growth rates are higher than their price-to-earnings ratios. We avoid outrageously high-priced multiples. Firms also must have strong management to be included in the Portfolio.

  Q. Where did you find those types of companies during the recent period?
  A. We were rewarded by our careful stock selection in Japan, where we held companies with strong exports such as Canon, Honda and Sony, totaling 3.0% of the Portfolio. We also looked for companies in Europe that are restructuring. Many European conglomerates are becoming aware that they must alter their businesses to be more competitive with emerging economies in Eastern Europe, where there is a surplus of cheap, skilled labor.

  We also increased our exposure to Latin American markets from 2.5% of total assets to 4.1%. The region is becoming more stable than it has been in the past. We found some opportunity in the luxury goods market, which should continue to strengthen as worldwide wealth continues to increase. One of our holdings in that sector, Gucci (0.7%), has tremendous brand-name recognition and will open more new stores going forward.++

  Q. What other changes did you make in the Portfolio?
  A. We reduced our exposure to Hong Kong and Malaysia and added to our position in Australia, which is currently a more stable market than other Pacific Basin markets.

  Q. How will you manage the Portfolio going forward?
  A. We are pleased with our current holdings in Japan, which currently account for 24% of the Portfolio's assets. We may add to the stocks we own there. We are somewhat concerned about the progress of creating a single currency in continental Europe, and we will select our stocks there carefully during the next few months.++

  Regardless of how foreign financial markets perform in the months ahead, we will continue to carefully select shares of large, solid firms that we believe will be successful over the long term.

THE ARCH GROWTH & INCOME EQUITY PORTFOLIO

  Q. What was the overall environment in the stock market during the six months ended May 31, 1997?
  A. Except for a brief market correction in March, the stock market has continued to set record highs. But those gains are almost all focused in a relatively small group of stocks--those with the largest market capitalizations.

  However, during the period we began to see these gains broaden out a bit to include some of the medium-sized and smaller capitalization stocks, as investors began to focus more on stocks' fundamentals rather than stock price momentum.

  Q. How did you manage the Portfolio during the period?
  A. We are relative-value investors, and as such we employ bottom-up stock selection. This is the same strategy we've used for the past 15 years. Recently, we've been buying shares of consumer cyclical companies such as J.C. Penney. We also added to our holdings of Echlin. We felt these stocks were undervalued versus the market.

  Our Portfolio is broadly diversified across eight market sectors: 21% in consumer growth; 16% in interest-rate sensitive stocks such as banks and financial institutions; 14% in consumer staples; 13% in technology stocks; 12% in industrial cyclicals; 10% in energy; 8% in consumer cyclical markets such as airlines, automobiles and retail/general merchandise; and 6% in capital goods.++
------
++ Portfolio composition is subject to change.

  The best performing stocks or market sectors during the recent period were technology, pharmaceuticals and consumer non-durables. The worst performing sectors were electrical utilities, petroleum companies and telecommunications.

  Q. What changes did you make to the Portfolio during the period?
  A. During the March market correction, we took advantage of lower stock prices to add to some of our existing holdings. For example, in the technology sector we added to our positions in Oracle (2.1%) and Computer Associates (2.0%).*

  We also sold a few stocks, such as H.J. Heinz, when their prices moved high enough to reach our price targets. We then used that money to invest in stocks with more attractive valuations or to add to our existing positions.

  Q. What is your outlook for the stock market and the Portfolio going forward?
  A. We can't attempt to guess what's going to happen in the financial markets. We're not market timers. But we expect that economic growth probably will slow through 1997 to a more sustainable rate. Corporate profits will continue to move higher, while inflation should stay in check.

  If the trend we have seen continues, more investors will begin to focus on company fundamentals and invest in medium-sized and smaller companies that make up almost three quarters of the S&P 500. That should cause those shares to perform better and should benefit the Portfolio.

THE ARCH EQUITY INCOME FUND

  Q. What is the Portfolio's objective?
  A. The Portfolio, which first opened to investors on March 10, 1997, seeks to provide an above-average level of income consistent with long-term capital appreciation. We emphasize a value approach to investing, looking at fundamentals such as price-to-earnings ratios, cash flow and book value. We generally invest in shares of large, high quality companies, as our benchmark is the Russell 1000 Value Index, an unmanaged index that tracks the 1000 largest companies by market capitalization.

  Q. How will the Portfolio attempt to add value to the Index?
  A. The Portfolio generally will attempt to add value through individual stock selection rather than by making large bets on particular sectors of the market. We will keep cash within a range of 0-10% of the total portfolio. Recently, the Portfolio included investments across the following industry groups: banking (24%), medical (14%), financial services (10%), chemicals (7%), utilities (6%) and electrical equipment (5%).*

  Q. What type of investor should consider this Portfolio?
  A. This is a relatively conservative investment. It may be suitable for investors looking for a portfolio that seeks to generate a combination of income and capital gains by investing in reasonably valued stocks of good quality companies.

THE ARCH BALANCED PORTFOLIO

  Q. What were the conditions that affected the Portfolio's performance during the six months ended May 31, 1997?
  A. The Portfolio and its performance was affected by conditions in both the stock and fixed-income markets. Stocks continued to post strong gains during the recent period, and the biggest gains continued to come from shares of domestic large-company stocks. In the fixed-income markets, prices of longer-term bonds declined during most of the period as concerns about rising inflation caused interest rates to increase.

------
* Portfolio composition is subject to change.

  Q. How did you manage the Portfolio to address those conditions?
  A. The Portfolio as a rule invests about 50% to 60% of its assets in stocks with the remainder in bonds. The strength of the stock market caused us to reduce the Portfolio's equity stake to around 55% of assets by the end of the period on the grounds that share prices were becoming more fully valued.

  Q. In what types of stocks did you find the best opportunities?
  A. The Portfolio's equity portion is managed along the same lines as the ARCH Growth & Income Equity Portfolio. That means we favor undervalued shares of companies with strong earnings growth potential. During the recent period, the Portfolio held stocks in the consumer growth sector, banks and other financial service firms and the technology industry. Industrial cyclicals and energy and utility companies were also represented.

  Q. What types of bonds did the Portfolio hold?
  A. The Portfolio's fixed-income holdings are similar to those in the ARCH Government & Corporate Bond Portfolio: intermediate-term, high-quality Treasury and U.S. Government agency issues.

  We try to model the fixed-income portion of the Portfolio on the Lehman Brothers Aggregate Bond Index, which is an unmanaged index comprised of the Lehman Bros. Government/Corporate Bond Index and two Lehman Bros. asset-backed securities indices. We remained relatively neutral to the Index in terms of duration and average maturity, with the intention of trying to guard investors' principal.

  Q. How will you manage the Portfolio going forward?
  A. We are not likely to alter the Portfolio's mix of 55% stocks, 37% bonds and 8% cash equivalents during the next few months. However, the Investment Adviser's investment management committee will continually observe the financial markets and make any necessary changes to the Portfolio's asset allocation that will benefit shareholders.

THE ARCH SMALL CAP EQUITY PORTFOLIO+

  Q. What was the environment like for small-company stocks during the six months ended May 31, 1997?
  A. During the first five months of this period, small-company stocks severely underperformed shares of larger companies. Small-company stocks typically underperform during periods of economic uncertainty. In this case, investors were concerned about the economy and the likelihood that the Federal Reserve would raise interest rates, and that caused small stocks to lag the rest of the market. There also were earnings disappointments among small-company stocks, further contributing to their poor performance.

  Q. Any signs of a turnaround in the small-company sector?
  A. Yes. These stocks lagged behind the rest of the market so much that in May investors began to recognize that the shares of smaller firms offered relatively good value. The Portfolio's diversified holdings benefited from this broadening of the market.

  Q. How did you manage the Portfolio during the past six months?
  A. We believe that periods of market weakness are good opportunities for our disciplined relative-value stock selection style. Since many stocks were so out of favor for most of the period, we found a number of good companies trading at far more reasonable prices than we'd seen in the previous year. And we were able to find good values across all market sectors and industries. For example, we purchased shares of National Data Corp. (1.8% of portfolio), a data processing services company, and Blyth Industries (1.3%), which produces and markets household products.

  During the past six months we also slightly increased our weighting in industrial cyclical stocks. The general impression among investors is that the economy is slowing down, and this has created some good values in such stocks. We saw this as an opportunity to buy shares of companies whose prices have suffered from perceived economic sensitivity, such as Minerals Technologies (1.7%), which produces calcium carbonate for the whitening of paper products, and OM Group (1.1%), a metals-based specialty chemical company.*
------
* Portfolio composition is subject to change.
+ Investing in small capitilization stock can involve additional risk, due to their historic volatility.

  Q. What is your outlook for the economy and the Portfolio in the months ahead?
  A. We anticipate a slowdown in the economy's growth rate. The Federal Reserve has made it clear that it will continue to slow the rate of economic growth if it sees evidence of inflation. That should create a nice environment for our broadly-diversified relative-value stock selection strategy. We still believe that small-company stocks are inexpensive relative to large-company shares and therefore represent some of the best opportunities in the market.

THE ARCH EQUITY INDEX PORTFOLIO

  Q. Tell us about this new Portfolio, which opened to investors on May 1, 1997.
  A. The Portfolio is an index fund, as its name suggests. It attempts to mirror the performance of the Standard & Poor's 500 Index, the domestic stock market's most widely used performance benchmark. The Standard & Poor's 500 Index is an unmanaged index generally representative of the U.S. stock market.

  Q. What type of investor should consider the Portfolio?
  A. The Portfolio may be appropriate for investors who want to aim for returns before deduction of operating expenses that are roughly in line with those of the S&P 500.

  Q. Will the Portfolio show precisely the same gains and losses as the Index?
  A. Index funds tend to lag their benchmarks by a small margin. Funds' expenses are one reason for that difference. Another reason: The funds generally hold a small amount of cash unless they rebalance their portfolios every day, and that cash can act as a slight anchor on performance when the market is rising. Going forward, we expect that the Portfolio's performance should be very close to that of its benchmark index.

THE ARCH BOND INDEX PORTFOLIO

  Q. What is the objective of this new Portfolio, and how have you pursued that objective?
  A. This Portfolio, which opened to investors on February 17, 1997, seeks to match the returns of the Lehman Brothers Aggregate Bond Index, an unmanaged index comprised of the Lehman Bros. Government/Corporate Bond Index and two Lehman Bros. asset-backed securities indices. We track the index by holding securities in roughly the same percentage weightings as the Index across market sectors and average maturities. For example, the Lehman Brothers Aggregate Bond Index is made up of 44% Treasuries; our Portfolio holds 43% in Treasuries.*

  Q. What is the reason for the slight variation?
  A. There are some limitations as to how closely we can mirror the Index. When the Index changes, we have to rebalance the Portfolio. But when we rebalance, we must do so in trading-size blocks--typically in lot sizes of $500,000 to $1 million. Working with those large trading blocks causes slight variations in the Portfolio's holdings versus the Index.

  Q. What is the Portfolio's average credit rating?
  A. The Portfolio's underlying securities have an average credit rating of AAA, since the Lehman Brothers Aggregate Bond Index has a high exposure to U.S. Treasury and government agency debt.

  Q. What type of investor should consider this Portfolio?
  A. An investor who wants broad exposure to the domestic bond market through a single fund.

------
* Portfolio composition is subject to change.

THE ARCH GOVERNMENT & CORPORATE BOND PORTFOLIO

  Q. What were the conditions in the taxable bond markets during the period ended May 31, 1997?
  A. Interest rates rose throughout the period, beginning in December when Federal Reserve Chairman Alan Greenspan hinted that the Fed might raise rates. The market remained uncertain about the potential for inflation to heat up until March, when the Fed did raise rates. The yield on the 10-year U.S. Treasury began the period at 6.06% and rose to 6.65% at the end of May.

  Q. How did you manage the Portfolio in that environment?
  A. The Portfolio's duration began the period at 5.32 years, but we brought that down to 4.42 years by May 31. The Portfolio's average maturity declined from 9.5 years in December to 7.5 years at the end of the period. We achieved this primarily by decreasing our stake in 30-year Treasuries and buying more issues that mature in a ten year time period, or in a period of two years or less. We purchased these shorter maturity securities to reduce the Portfolio's interest rate risk.

  We maintained a 35% stake in mortgage-backed securities, which represents a full weighting in that sector of the market for this Portfolio. These securities tend to perform quite well in rising interest rate environments.*

  During the period we did not have a stake in corporate issues. We felt that those securities' slight yield advantage over Treasuries and mortgage-backed securities did not compensate for their increased credit risk. That additional risk posed more of a threat than usual, because we anticipated an interest rate increase, and corporate bonds tend to be somewhat illiquid. Recently, though, we have begun to see some value in corporate issues, and we intend to increase the Portfolio's holdings in the corporate sector.

  Q. What was the average credit quality of the Portfolio?
  A. The Portfolio's underlying securities have an average credit rating of AAA, which has not changed since the beginning of the period.

  Q. What is your outlook for the bond market and the Portfolio going forward?
  A. We are maintaining a conservative posture due to the near-term uncertainties in the market. We also are waiting for clearer economic indicators that might tell us where interest rates are headed. But we expect to buy more corporate issues in the next several months as they become attractive.

THE ARCH INTERMEDIATE CORPORATE BOND PORTFOLIO

  Q. What is the objective of this new Portfolio?
  A. This Portfolio, which opened to investors on February 17, 1997, seeks as high a level of current income as is consistent with preservation of capital. We pursue this goal by holding at least 65% of the Portfolio's assets in non-convertible corporate debt.

  Currently, we have 69% of the Portfolio's assets invested in corporate debt. Mortgage-backed securities represent 23% of the Portfolio's holdings. Treasury bonds and cash equivalents make up the remainder of the Portfolio.*

  Q. What is the range of maturities in the Portfolio's holdings?
  A. The average maturity of the Portfolio's holdings can range between three and ten years. Currently, the Portfolio's average maturity stands at seven years, where it has been since its inception in February. We are maintaining that average maturity because it allows us to accomplish our objective of generating the highest level of current income without taking on undue interest rate risk. Relative yields on corporate issues were most attractive in the seven- to ten-year range.
------
* Portfolio composition is subject to change.

  Q. What is the average credit rating of the Portfolio's holdings?
  A. The current average credit rating is AA, which is fairly high for this Portfolio. Lower-quality issues did not offer enough additional yield to justify their purchase during the period. But as the spreads widen again between AAA and A yields, we likely will begin to purchase some lower quality corporate securities in pursuit of higher current income. We do not expect the Portfolio's average credit rating to fall below A.

  Q. Where did you find the best opportunities in the bond markets during the period?
  A. In the corporate markets, AA-rated bonds issued by strong industrial names such as AT&T and General Electric provided the best returns. We considered A-rated securities, but yields did not justify buying lower quality issues yet.

  Q. What is your outlook for the bond markets and the Portfolio?
  A. We are continuing to look for value in the corporate sector. We expect that there will be some widening of the spreads between the high-quality industrial bonds and lower rated securities issued by banks and other financial institutions. If that occurs, we will move into positions in these lower rated bonds to increase the Portfolio's income.

  The Portfolio is not making any interest rate bets. We believe that our intermediate maturity structure makes us less risky than a long-term bond portfolio. But over time, our commitment to high levels of current income has the potential to provide an attractive total return for this type of fund.

THE ARCH U.S. GOVERNMENT SECURITIES PORTFOLIO

  Q. What were the conditions in the Treasury market during the period from December 1, 1996, through May 31, 1997?
  A. Interest rates rose almost continually during the period. They began to rise in December, when Federal Reserve Chairman Alan Greenspan hinted that the Fed might have to raise short-term rates to head off inflation. The Fed did indeed raise interest rates in March. The yield on the five-year Treasury rose from 5.88% at the beginning of December to 6.49% at the end of the period.

  Q. How did you manage the Portfolio in that environment?
  A. We decreased the Portfolio's average duration from 2.91 to 2.64 years during the period. The Portfolio's average maturity declined from 4.3 years to
3.8 years, mostly due to our decision to replace ten-year Treasuries with securities that mature in two years or less.

  We also maintained our relatively high 40% exposure to mortgage-backed securities during the period, which represents a full position for the Fund. Mortgage-backed securities tend to perform well in a rising interest rate environment, and in fact, this sector far outperformed the other fixed-income markets during the period.

  Q. What about the Portfolio's credit quality?
  A. The Portfolio's underlying securities have an average credit rating of AAA, which remains unchanged, since we invest in high-quality Treasury and government agency debt.

  Q. What is your outlook for the Treasury market and your strategy going forward?
  A. We are looking for a clearer trend in inflation and the direction of interest rates. That is why our duration and average maturity are neutral to the market. The Federal Reserve has indicated that it will strike preemptively if it sees further indications of inflation.

                               ----------------

  In closing, we thank you for your continued confidence and trust in The ARCH Mutual Funds and look forward to continuing to provide you with expert investment management to help you meet your present and future financial needs.

  If you should require any assistance or additional information not contained in this report, please feel free to call your Investment Representative or The ARCH Shareholder Servicing Center at 1-800-452-ARCH.

Sincerely,


/s/ Jerry V. Woodham                      /s/ John H. Blixen

Jerry V. Woodham                          John H. Blixen
Chairman                                  President
The ARCH Funds, Inc.                      Mississippi Valley Advisors Inc.
                                          Investment Adviser

  An investment in the Portfolios are neither insured nor guaranteed by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any government agency, are not obligations or guaranteed, or endorsed by the bank, or the distributor. An investment in the Portfolios involves investment risk, including the possible loss of principal. The Money Market Portfolios' yields will fluctuate and there can be no assurance that the funds will be able to maintain a stable net asset value of $1.00 per share. The composition of the Portfolios' holdings is subject to change. This material must be accompanied or preceded by a prospectus for The ARCH Funds.

  The ARCH Mutual Funds are distributed by BISYS Fund Services.

                               TABLE OF CONTENTS

                      Statements of Assets and Liabilities
                                    Page 14

                            Statements of Operations
                                    Page 24

                      Statements of Changes in Net Assets
                                    Page 29

                       Schedules of Portfolio Investments
                                    Page 37

                         Notes to Financial Statements
                                    Page 86

                              Financial Highlights
                                    Page 104

THE ARCH FUND, INC.


                      Statements of Assets and Liabilities
                                  May 31, 1997
                                   (Unaudited)

                                                                                                 Treasury         Tax-Exempt
                                                                          Money Market         Money Market      Money Market
                                                                            Portfolio           Portfolio         Portfolio
                                                                       ------------------ ----------------- ------------------
                      ASSETS:
Investments, at value (Cost $916,990,684; $167,752,614;
  $136,294,224, respectively) ......................................         $916,990,684      $167,752,614       $136,294,224
Cash ...............................................................                  353               616                 --
Interest and dividends receivable ..................................            3,422,991         1,701,819          1,059,678
Prepaid expenses and other assets ..................................                8,686            12,624              2,267
                                                                        -----------------  ----------------  -----------------
           Total Assets ............................................          920,422,714       169,467,673        137,356,169
                                                                        -----------------  ----------------  -----------------
                   LIABILITIES:
Cash overdraft .....................................................                   --                --              6,977
Dividends payable ..................................................            3,977,977           651,834            386,950
Accrued expenses and other payables:
      Investment advisory fees .....................................              278,982            48,960             40,811
      Administration fees ..........................................               10,006             1,878              1,506
      Distribution and services fees ...............................               19,084             1,518              2,970
      Administrative services fees .................................               88,953             1,236              5,236
      Accounting and custodian fees ................................               29,034             5,062              5,268
      Other ........................................................              114,951            16,910              9,050
                                                                        -----------------  ----------------  -----------------
           Total Liabilities .......................................            4,518,987           727,398            458,768
                                                                        -----------------  ----------------  -----------------
                   NET ASSETS:
Capital ............................................................          915,901,249       168,729,729        136,885,241
Undistributed net investment income ................................                7,450             5,719             12,160
Accumulated undistributed net realized gains (losses) from
  investment transactions ..........................................               (4,972)            4,827                 --
                                                                        -----------------  ----------------  -----------------
           Net Assets ..............................................    $     915,903,727  $    168,740,275  $     136,897,401
                                                                        =================  ================  =================

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)



                                                                                               Treasury         Tax-Exempt
                                                                          Money Market       Money Market      Money Market
                                                                            Portfolio         Portfolio          Portfolio
                                                                       ------------------ ----------------- ------------------
Net Assets
      Investor A Shares ............................................    $      86,591,150  $      5,993,478  $      13,385,739
      Investor B Shares ............................................               85,298                --                 --
      Trust Shares .................................................          806,187,406       162,313,318        123,511,662
      Institutional Shares .........................................           23,039,873           433,479                 --
                                                                        -----------------  ----------------  -----------------
           Total ...................................................    $     915,903,727  $    168,740,275  $     136,897,401
                                                                        =================  ================  =================
Outstanding shares of common stock
      Investor A Shares ............................................           86,590,943         5,993,459         13,385,700
      Investor B Shares ............................................               85,299                --                 --
      Trust Shares .................................................          806,185,199       162,305,200        123,511,629
      Institutional Shares .........................................           23,039,808           433,485                 --
                                                                        -----------------  ----------------  -----------------
           Total ...................................................          915,901,249       168,732,144        136,897,329
                                                                        =================  ================  =================
Net asset value
      Investor A Shares(a)..........................................    $            1.00  $           1.00  $            1.00
      Investor B Shares*............................................                 1.00                --                 --
      Trust Shares(a)...............................................                 1.00              1.00               1.00
      Institutional Shares(a).......................................                 1.00              1.00                 --
                                                                        =================  ================  =================


-------------
(a)  Offering price and redemption price are the same.
*    Redemption price of Investor B Shares varies based on length of time held.

                       See notes to financial statements

THE ARCH FUND, INC.


                      Statements of Assets and Liabilities
                                  May 31, 1997
                                   (Unaudited)


                                                                        Growth &      Small Cap    International
                                                                     Income Equity      Equity        Equity
                                                                       Portfolio      Portfolio     Portfolio
                                                                     --------------- ------------- -------------
                             ASSETS:
Investments, at value (Cost $327,491,968; $211,945,723; and
  $52,661,016, respectively) .....................................    $435,726,534   $230,497,282  $63,008,772
Cash .............................................................             658            860        1,503
Foreign currency .................................................              --             --    1,250,829
Interest and dividends receivable ................................         476,505         83,605      115,666
Receivable from brokers for investments sold .....................              --         26,268      821,984
Receivable for portfolio shares issued ...........................           7,534         18,251       18,987
Reclaim receivable ...............................................              --             --       67,347
Unamortized organization costs ...................................              --             --       10,149
Prepaid expenses and other assets ................................           4,580         12,942        3,633
                                                                      -------------  ------------- ------------
        Total Assets .............................................     436,215,811    230,639,208   65,298,870
                                                                      -------------  ------------- ------------
                           LIABILITIES:
Dividends payable ................................................         414,783             --           --
Payable to brokers for investments purchased .....................         905,107        958,403      160,132
Payable for portfolio shares redeemed ............................          37,292         22,344           --
Accrued expenses and other payables:
    Investment advisory fees .....................................         199,348        140,324       54,455
    Administration fees ..........................................           4,759          2,512          716
    Distribution and services fees ...............................          14,439          4,392        1,180
    Administrative services fees .................................          20,503          8,024        1,640
    Accounting and custodian fees ................................          31,759         16,598       37,543
    Other ........................................................          58,619         19,168        5,057
                                                                      -------------  ------------- ------------
        Total Liabilities ........................................       1,686,609      1,171,765      260,723
                                                                      -------------  ------------- ------------
                           NET ASSETS:
Capital ..........................................................     281,220,646    201,361,605   53,964,139
Undistributed net investment income (loss) .......................         114,100        (50,560)     119,465
Net unrealized appreciation from investments .....................     108,234,566     18,551,559   11,507,852
Net unrealized depreciation from translation of assets and
  liabilities in foreign currencies...............................              --             --   (1,202,174)
Accumulated undistributed net realized gains (losses) from
  investment transactions ........................................      44,959,890      9,604,839   (1,129,337)
Accumulated undistributed net realized gains from foreign
  currency transactions ..........................................              --             --    1,778,202
                                                                      =============  ============= ============
        Net Assets ...............................................    $434,529,202   $229,467,443  $65,038,147
                                                                      =============  ============= ============

                                   Continued

THE ARCH FUND, INC.

                                 May 31, 1997
                                  (Unaudited)


                                                                       Growth &       Small Cap   International
                                                                     Income Equity     Equity        Equity
                                                                       Portfolio      Portfolio     Portfolio
                                                                     -------------  ------------- -------------
Net Assets
    Investor A Shares .............................................   $ 41,436,697   $ 13,336,491  $ 2,990,598
    Investor B Shares .............................................      4,926,062      1,369,646      521,270
    Trust Shares ..................................................    305,341,939    181,715,032   54,907,686
    Institutional Shares ..........................................     82,824,504     33,046,274    6,618,593
                                                                      ------------   ------------  -----------
        Total .....................................................   $434,529,202   $229,467,443  $65,038,147
                                                                      ============   ============  ===========
Outstanding shares of common stock
    Investor A Shares .............................................      2,192,999        985,531      240,025
    Investor B Shares .............................................        262,645        102,814       42,538
    Trust Shares ..................................................     16,111,363     13,321,844    4,373,348
    Institutional Shares ..........................................      4,383,240      2,450,073      532,009
                                                                      ------------   ------------  -----------
        Total .....................................................     22,950,247     16,860,262    5,187,920
                                                                      ============   ============  ===========
Net asset value
    Investor A Shares--redemption price per share .................   $      18.89   $      13.53  $     12.46
    Investor B Shares--offering price per share *..................          18.76          13.32        12.25
    Trust Shares--offering and redemption price per share .........          18.95          13.64        12.56
    Institutional Shares--offering and redemption price per share .          18.90          13.49        12.44
                                                                      ============   ============  ===========
Maximum Sales Charge: Investor A Shares ...........................           4.50%          4.50%        4.50%
                                                                      ------------   ------------  -----------
Maximum Offering Price (100%/ (100%-Maximum Sales Charge) of net
  asset value adjusted to nearest cent) per share: Investor A
  Shares...........................................................   $      19.78   $      14.17  $     13.05
                                                                      ============   ============  ===========


----------
* Redemption price of Investor B Shares varies based on length of time held.

                       See notes to financial statements

THE ARCH FUND, INC.


                      Statements of Assets and Liabilities
                                  May 31, 1997
                                   (Unaudited)

                                                                  Equity           Equity
                                                                  Income           Index            Balanced
                                                                Portfolio         Portfolio         Portfolio
                                                               -------------      ---------         ----------
                          ASSETS:
Investments, at value (Cost $82,591,906; $25,163,040; and
  $101,783,519, respectively) .............................    $120,403,654       $26,641,966      $116,946,416
Cash ......................................................             744               561               317
Interest and dividends receivable .........................         258,487            50,482           613,327
Receivable for portfolio shares issued ....................             286                --                --
Unamortized organization costs ............................          29,728                --             4,461
Prepaid expenses and other assets .........................           4,700                --             5,181
                                                               ------------       -----------      ------------
        Total Assets ......................................     120,697,599        26,693,009       117,569,702
                                                               ------------       -----------      ------------
                       LIABILITIES:
Dividends payable .........................................         343,615            51,316           283,642
Payable to brokers for investments purchased ..............         405,965                --           227,332
Accrued expenses and other payables:
    Investment advisory fees ..............................              --                --            73,849
    Administration fees ...................................             722               292             1,280
    Distribution and services fees ........................              16                --             2,837
    Administrative services fees ..........................             --                 --            15,364
    Accounting and custodian fees .........................           1,285                --            10,488
    Other .................................................          11,829             1,133            16,857
                                                               ------------       -----------      ------------
        Total Liabilities .................................         763,432            52,741           631,649
                                                               ------------       -----------      ------------
                        NET ASSETS:
Capital ...................................................      69,527,821        25,153,010        93,712,094
Undistributed net investment income .......................          54,487             8,372            50,164
Net unrealized appreciation from investments ..............      37,811,748         1,478,926        15,162,897
Accumulated undistributed net realized gains (losses) from
  investment transactions .................................      12,540,111               (40)        8,012,898
                                                               ------------       -----------      ------------
        Net Assets ........................................    $119,934,167       $26,640,268      $116,938,053
                                                               ============       ===========      ============

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                                 Equity          Equity
                                                                 Income          Index            Balanced
                                                                Portfolio       Portfolio         Portfolio
                                                               ------------    -----------      ------------
Net Assets
    Investor A Shares ......................................   $     41,053    $     2,118      $  9,706,620
    Investor B Shares ......................................          6,860             --           449,554
    Trust Shares ...........................................    119,885,241     26,637,091        46,138,443
    Institutional Shares ...................................          1,013          1,059        60,643,436
                                                               ------------    -----------      ------------
        Total ..............................................   $119,934,167    $26,640,268      $116,938,053
                                                               ============    ===========      ============
Outstanding shares of common stock
    Investor A Shares ......................................          4,061            200           790,401
    Investor B Shares ......................................            678             --            36,909
    Trust Shares ...........................................     11,852,502      2,514,823         3,756,067
    Institutional Shares ...................................            100            100         4,951,874
                                                               ------------    -----------      ------------
        Total ..............................................     11,857,341      2,515,123         9,535,251
                                                               ============    ===========      ============
Net asset value
    Investor A Shares--redemption price per share ..........   $      10.11    $     10.59      $      12.28
    Investor B Shares--offering price per share *...........          10.12             --             12.18
    Trust Shares--offering and redemption price per share ..          10.11          10.59             12.28
    Institutional Shares--offering and redemption price per
      share ................................................          10.13          10.59             12.25
                                                               ============    ===========      ============
Maximum Sales Charge: Investor A Shares ....................           4.50%          2.50%             4.50%
                                                               ------------    -----------      ------------
Maximum Offering Price (100%/ (100%-Maximum Sales Charge)
of net asset value adjusted to nearest cent) per share:
  Investor A Shares ........................................   $      10.59    $     10.86      $      12.86
                                                               ============    ===========      ============

----------
* Redemption price of Investor B Shares varies based on length of time held.


                       See notes to financial statements

THE ARCH FUND, INC.


                      Statements of Assets and Liabilities
                                  May 31, 1997
                                   (Unaudited)

                                                                     Government &       U.S.          Short-
                                                                      Corporate      Government    Intermediate
                                                                         Bond        Securities     Municipal
                                                                      Portfolio      Portfolio      Portfolio
                                                                    --------------  -------------  -------------
                             ASSETS:
Investments, at value (Cost $161,041,875; $81,684,694;
  $27,800,132, respectively) .....................................   $161,378,982   $81,469,209    $27,800,445
Cash .............................................................             --        30,984             --
Interest and dividends receivable ................................      1,573,892       885,569        414,780
Unamortized organization costs ...................................             --            --          3,104
Prepaid expenses and other assets ................................          5,477         4,214          7,287
                                                                     -------------  ------------   ------------
        Total Assets .............................................    162,958,351    82,389,976     28,225,616
                                                                     -------------  ------------   ------------
                           LIABILITIES:
Cash overdraft ...................................................         68,012            --         24,996
Dividends payable ................................................        776,572       397,247         96,493
Payable for portfolio shares redeemed ............................             --        10,000             --
Accrued expenses and other payables:
    Investment advisory fees .....................................         61,583        31,298             --
    Administration fees ..........................................          1,770           897            307
    Distribution and services fees ...............................          1,645         1,756             --
    Administrative and services fees .............................          3,941         1,684             --
    Accounting and custodian fees ................................         13,590         6,890          2,669
    Other ........................................................         19,735         4,960          2,998
                                                                     -------------  ------------   ------------
        Total Liabilities ........................................        946,848       454,732        127,463
                                                                     -------------  ------------   ------------
                           NET ASSETS:
Capital ..........................................................    163,944,893    82,642,077     28,097,840
Undistributed net investment income ..............................          2,351       218,765             --
Net unrealized appreciation (depreciation) from investments ......        337,107      (215,485)           313
Accumulated undistributed net realized losses from investment
  transactions ...................................................     (2,272,848)     (710,113)            --
                                                                     -------------  ------------   ------------
        Net Assets ...............................................   $162,011,503   $81,935,244    $28,098,153
                                                                     =============  ============   ============

                                   Continued

 THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                                           Government &       U.S.          Short-
                                                                            Corporate      Government    Intermediate
                                                                               Bond        Securities     Municipal
                                                                            Portfolio      Portfolio      Portfolio
                                                                          --------------- -------------  -------------
Net Assets
    Investor A Shares ............................................         $  4,606,807   $ 5,349,197    $    31,280
    Investor B Shares ............................................              575,562       413,390             --
    Trust Shares .................................................          141,220,745    69,406,251     28,066,873
    Institutional Shares .........................................           15,608,389     6,766,406             --
                                                                           -------------  ------------   ------------
        Total ....................................................         $162,011,503   $81,935,244    $28,098,153
                                                                           =============  ============   ============
Outstanding shares of common stock
    Investor A Shares ............................................              458,760       510,176          3,126
    Investor B Shares ............................................               57,297        39,450             --
    Trust Shares .................................................           14,062,830     6,619,286      2,806,370
    Institutional Shares .........................................            1,554,202       647,489             --
                                                                           -------------  ------------   ------------
        Total ....................................................           16,133,089     7,816,401      2,809,496
                                                                           =============  ============   ============
Net asset value
    Investor A Shares.............................................         $      10.04   $     10.49    $     10.01
    Investor B Shares*............................................                10.05         10.48             --
    Trust Shares..................................................                10.04         10.49          10.00
    Institutional Shares..........................................                10.04         10.45             --
                                                                           =============  ============   ============
Maximum Sales Charge: Investor A Shares ..........................                 4.50%         2.50%          2.50%
                                                                           -------------  ------------   ------------
Maximum Offering Price (100%/(100%-Maximum Sales Charge) of net
  asset value adjusted to nearest cent) per share: Investor A Shares       $      10.51   $     10.76    $     10.27
                                                                           =============  ============   ============

----------
* Redemption price of Investor B Shares varies based on length of time held.

                      See notes to financial statements

THE ARCH FUND, INC.

                     Statements of Assets and Liabilities
                                 May 31, 1997
                                  (Unaudited)


                                                      Missouri      National       Intermediate
                                                     Tax-Exempt     Municipal       Corporate         Bond
                                                        Bond          Bond             Bond          Index
                                                      Portfolio     Portfolio       Portfolio       Portfolio
                                                    ------------- -------------- --------------- -------------
                     ASSETS:
Investments, at value (Cost $88,281,124;
  $331,006,272; $38,672,237; $129,101,860,
  respectively) .................................    $90,319,745   $336,965,617    $38,662,154    $129,411,455
Cash ............................................         12,518            233             --          63,457
Interest and dividends receivable ...............      1,397,161      5,659,660        583,798       1,297,473
Receivable for portfolio shares issued ..........             --          1,204             --             317
Unamortized organization costs ..................             --         30,849         19,705          16,947
Prepaid expenses and other assets ...............            781         55,031          1,465           1,846
                                                     -----------   ------------    -----------    ------------
        Total Assets ............................     91,730,205    342,712,594     39,267,122     130,791,495
                                                     -----------   ------------    -----------    ------------
                  LIABILITIES:
Cash overdraft ..................................             --             --          2,806              --
Dividends payable ...............................        371,957      1,496,540        225,930         762,289
Payable to brokers for investments purchased ....             --     14,730,870             --              --
Payable for portfolio shares redeemed ...........         52,816             --             --              --
Accrued expenses and other payables:
    Investment advisory fees ....................         34,821             --             --              --
    Administration fees .........................            997          1,959            978           5,990
    Distribution and services fees ..............          4,858             65             --              18
    Accounting and custodian fees ...............          8,405            572            484          10,426
    Other .......................................          4,656         55,331         16,308          27,152
                                                     -----------   ------------    -----------    ------------
        Total Liabilities .......................        478,510     16,285,337        246,506         805,875
                                                     -----------   ------------    -----------    ------------
                   NET ASSETS:
Capital .........................................     89,331,647    313,384,564     38,530,580     129,202,791
Undistributed net investment income .............             --             --             --              --
Net unrealized appreciation (depreciation) from
  investments ...................................      2,038,621      5,959,345        (10,083)        309,595
Accumulated undistributed net realized gains
  (losses) from investment transactions .........       (118,573)     7,083,348        500,119         473,234
                                                     -----------   ------------    -----------    ------------
        Net Assets ..............................    $91,251,695   $326,427,257    $39,020,616    $129,985,620
                                                     ===========   ============    ===========    ============


                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                      Missouri      National       Intermediate
                                                     Tax-Exempt     Municipal       Corporate         Bond
                                                        Bond          Bond             Bond          Index
                                                      Portfolio     Portfolio       Portfolio       Portfolio
                                                     ------------ ------------- ---------------- --------------
Net Assets
    Investor A Shares ...........................    $23,564,899   $    542,574    $    65,587    $     45,985
    Investor B Shares ...........................        924,168          1,017             --              --
    Trust Shares ................................     66,762,628    325,883,666     38,954,033     129,938,635
    Institutional Shares ........................             --             --            996           1,000
                                                     ------------  -------------   ------------   -------------
        Total ...................................    $91,251,695   $326,427,257    $39,020,616    $129,985,620
                                                     ============  =============   ============   =============
Outstanding shares of common stock
    Investor A Shares ...........................      2,032,871         54,515          6,674           4,658
    Investor B Shares ...........................         79,808            102             --              --
    Trust Shares ................................      5,758,913     32,725,131      3,965,484      13,180,641
    Institutional Shares ........................             --             --            101             101
                                                     ------------  -------------   ------------   -------------
        Total ...................................      7,871,592     32,779,748      3,972,259      13,185,400
                                                     ============  =============   ============   =============
Net asset value
    Investor A Shares............................    $     11.59   $       9.95    $      9.83    $       9.87
    Investor B Shares*...........................          11.58           9.96             --              --
    Trust Shares.................................          11.59           9.96           9.82            9.86
    Institutional Shares ........................             --             --           9.83            9.87
                                                     ============  =============   ============   =============
Maximum Sales Charge: Investor A Shares .........           4.50%          4.50%          4.50%           2.50%
                                                     ------------  -------------   ------------   -------------
Maximum Offering Price (100%/(100%-Maximum Sales
  Charge) of net asset value adjusted to nearest
  cent) per share: Investor A Shares.............    $     12.14   $      10.42    $     10.29    $      10.12
                                                     ============  =============   ============   =============

----------
* Redemption price of Investor B Shares varies based on length of time held.

                       See notes to financial statements

THE ARCH FUND, INC.

                            Statements of Operations
                      For the six months ended May 31, 1997
                                  (Unaudited)

                                                                               Treasury       Tax-Exempt
                                                            Money Market     Money Market    Money Market
                                                              Portfolio        Portfolio       Portfolio
                                                           --------------   --------------  --------------
Investment Income:

Interest income ..........................................   $ 24,578,819    $  3,761,283    $  2,421,275
                                                             ------------    ------------    ------------
        Total Income                                           24,578,819       3,761,283       2,421,275
                                                             ------------    ------------    ------------
Expenses:
Investment advisory fees .................................      1,779,205         289,552         275,948
Administration fees ......................................        889,609         144,777          68,986
Distribution and services fees--Investor A Shares ........        111,132           8,339          20,820
Distribution and services fees--Investor B Shares ........            298              --              --
Administrative services fees--Trust Shares ...............        500,868          58,882          36,047
Administrative services fees--Institutional Shares .......         26,871             395              --
Custodian and accounting fees ............................         60,778          10,124          10,632
Legal and audit fees .....................................         51,759           4,528           5,707
Organization costs .......................................             --             105              --
Directors' fees and expenses .............................         10,770           1,284           1,618
Transfer agent fees ......................................        118,135          14,999          16,624
Registration and filing fees .............................         29,030           6,196           7,965
Printing costs ...........................................         34,169          14,801           4,286
Other ....................................................          9,218           1,531             566
Expenses voluntarily reduced .............................       (667,201)       (108,581)        (34,494)
                                                             ------------    ------------    ------------
        Total Expenses ...................................      2,954,641         446,932         414,705
Net Investment Income ....................................     21,624,178       3,314,351       2,006,570
                                                             ------------    ------------    ------------
Realized/Unrealized Gains (Losses) from Investment
  Transactions:
Net realized gains from investment transactions ..........          1,566           4,470              --
                                                             ------------    ------------    ------------
Net realized/unrealized gains from investment transactions          1,566           4,470              --
                                                             ------------    ------------    ------------
Change in net assets resulting from operations ...........   $ 21,625,744    $  3,318,821    $  2,006,570
                                                             ============    ============    ============

----------


                       See notes to financial statements

THE ARCH FUND, INC.


                            Statements of Operations
                      For the six months ended May 31, 1997
                                  (Unaudited)

                                                                 Growth &          Small Cap      International
                                                               Income Equity        Equity           Equity
                                                                 Portfolio         Portfolio       Portfolio
                                                               --------------     ------------    -------------
Investment Income:
Interest income ...........................................     $   246,420       $   199,624      $  554,342
Dividend income ...........................................       3,280,983           757,863              --
Income from securities lending ............................          16,208            61,243              --
Foreign tax withholding ...................................              --                --         (57,113)
                                                                ------------      ------------     -----------
        Total Income ......................................       3,543,611         1,018,730         497,229
                                                                ------------      ------------     -----------
Expenses:
Investment advisory fees ..................................       1,110,574           813,391         308,190
Administration fees .......................................         404,002           216,906          61,638
Distribution and services fees--Investor A Shares .........          57,737            19,777           4,019
Distribution and services fees--Investor B Shares .........          20,438             6,380           2,320
Administrative services fees--Institutional Shares ........         112,484            46,096           9,249
Custodian and accounting fees .............................          62,820            35,101          53,270
Legal and audit fees ......................................          27,995            12,977           3,852
Organization costs ........................................              --             3,276           2,730
Directors' fees and expenses ..............................           5,779             2,740             728
Transfer agent fees .......................................          63,452            30,908           9,626
Registration and filing fees ..............................           8,490            16,565           7,384
Printing costs ............................................          19,229             9,789           3,119
Other .....................................................           4,608             2,281             728
Expenses voluntarily reduced ..............................        (202,004)         (108,451)        (81,385)
                                                                ------------      ------------     -----------
        Total Expenses ....................................       1,695,604         1,107,736         385,468
                                                                ------------      ------------     -----------
Net Investment Income (Loss) ..............................       1,848,007           (89,006)        111,761
                                                                ------------      ------------     -----------
Realized/Unrealized Gains (Losses) from Investments
  and Foreign Currency:
Net realized gains from investment transactions ...........      46,332,565(a)      9,605,811         658,010
Net realized losses foreign currency transactions .........              --                --         (41,192)
Change in unrealized appreciation from investments ........       2,724,029(a)      6,902,419       3,277,528
Change in unrealized appreciation from translation of
  assets and liabilities in foreign currencies ............              --                --           5,490
                                                                ------------      ------------     -----------
Net realized/unrealized gains from investments and foreign
  currency ................................................      49,056,594        16,508,230       3,899,836
                                                                ------------      ------------     -----------
Change in net assets resulting from operations ............     $50,904,601       $16,419,224      $4,011,597
                                                                ============      ============     ===========

----------
(a) Includes appreciation from acquired common trust fund.



                       See notes to financial statements

THE ARCH FUND, INC.

                            Statements of Operations

                                  (Unaudited)

                                                               Equity           Equity
                                                               Income            Index             Balanced
                                                              Portfolio        Portfolio           Portfolio
                                                           ----------------  ---------------     --------------
                                                            For the period       For the           For the six
                                                            February 26,      period May 1,          months
                                                            1997 through      1997 through         ended  May
                                                           May 31, 1997(a)   May 31, 1997(a)        31, 1997
                                                           ----------------  ---------------     --------------
Investment Income:

Interest income ..........................................   $   117,179       $   15,437         $ 1,721,412
Dividend income ..........................................       573,307           51,352             518,151
Income from securities lending ...........................         1,616               --              15,201
                                                             -----------       ----------         -----------
        Total Income .....................................       692,102           66,789           2,254,764
                                                             -----------       ----------         -----------
Expenses:
Investment advisory fees .................................       197,973            6,451             423,995
Administration fees ......................................        52,793            4,301             113,066
Distribution and services fees--Investor A Shares ........            16               --              13,822
Distribution and services fees--Investor B Shares ........            17               --               1,834
Administrative services fees--Institutional Shares .......             1               --              84,210
Custodian and accounting fees ............................         1,692               --              22,400
Legal and audit fees .....................................         3,572               --               7,028
Organization costs .......................................           752               --               2,548
Directors' fees and expenses .............................           658               --               1,613
Transfer agent fees ......................................        11,656               --              16,208
Registration and filing fees .............................         6,486               --              12,363
Printing costs ...........................................         2,350               --               4,814
Other ....................................................           470            4,950                 587
Expenses voluntarily reduced .............................      (236,248)          (8,601)            (56,532)
                                                             -----------       ----------         -----------
        Total Expenses ...................................        42,188            7,101             647,956
                                                             -----------       ----------         -----------
Net Investment Income ....................................       649,914           59,688           1,606,808
                                                             -----------       ----------         -----------
Realized/Unrealized Gains (Losses) from Investments
  and Foreign Currency:
Net realized gains (losses) from investment transactions .    12,540,111(b)           (40)          8,427,666(b)
Change in unrealized appreciation (depreciation) from
  investments ............................................    37,811,748(b)     1,478,926          (3,129,436)(b)
                                                             -----------       ----------         -----------
Net realized/unrealized gains from investments ...........    50,351,859        1,478,886           5,298,230
                                                             -----------       ----------         -----------
Change in net assets resulting from operations ...........   $51,001,773       $1,538,574         $ 6,905,038
                                                             ===========       ==========         ===========

----------
(a) Period from commencement of operations.
(b) Includes appreciation from acquired common trust fund.

                       See notes to financial statements

THE ARCH FUND, INC.


                            Statements of Operations
                      For the six months ended May 31, 1997
                                  (Unaudited)

                                                                         Government &      U.S.         Short-
                                                                          Corporate    Government   Intermediate
                                                                            Bond       Securities    Municipal
                                                                          Portfolio    Portfolio     Portfolio
                                                                        ------------- ------------- -------------
Investment Income:
Interest income ......................................................   $ 5,233,026   $ 2,447,560    $ 624,361
Dividend income ......................................................        47,134        33,323        5,235
Income from securities lending........................................        23,886        11,067           --
                                                                         ------------  ------------   ----------
        Total Income                                                       5,304,046     2,491,950      629,596
                                                                         ------------  ------------   ----------
Expenses:
Investment advisory fees .............................................       362,485       170,374       78,657
Administration fees ..................................................       161,118        75,722       28,603
Distribution and services fees--Investor A Shares ....................         6,916         9,496          115
Distribution and services fees--Investor B Shares ....................         2,653         1,979           --
Administrative services fees--Institutional Shares ...................        22,785         5,545           --
Custodian and accounting fees ........................................        29,158        14,823        8,810
Legal and audit fees .................................................         9,663         4,009        4,889
Organization costs ...................................................            --            --        5,278
Directors' fees and expenses .........................................         1,967           915          369
Transfer agent fees ..................................................        22,112        10,232        4,520
Registration and filing fees .........................................         7,774         8,020        8,108
Printing costs .......................................................         6,610         2,993        4,720
Other ................................................................         1,660           736          359
Expenses voluntarily reduced .........................................       (80,558)      (37,860)     (92,959)
                                                                         ------------  ------------   ----------
        Total Expenses ...............................................       554,343       266,984       51,469
Net Investment Income ................................................     4,749,703     2,224,966      578,127
                                                                         ------------  ------------   ----------
Realized/Unrealized Gains (Losses) from Investments:
Net realized losses from investment transactions .....................      (916,929)     (346,889)          --
Change in unrealized depreciation from investments ...................    (3,784,547)     (866,388)    (207,166)
                                                                         ------------  ------------   ----------
Net realized/unrealized losses from investments ......................    (4,701,476)   (1,213,277)    (207,166)
                                                                         ------------  ------------   ----------
Change in net assets resulting from operations .......................   $    48,227   $ 1,011,689    $ 370,961
                                                                         ============  ============   ==========

----------

                       See notes to financial statements

THE ARCH FUND, INC.

                           Statements of Operations

                                  (Unaudited)


                                            Missouri         National         Intermediate
                                           Tax-Exempt       Municipal           Corporate            Bond
                                              Bond             Bond               Bond               Index
                                           Portfolio        Portfolio           Portfolio          Portfolio
                                         ---------------  ---------------    ----------------   ----------------
                                          For the six      For the six       For the period     For the period
                                             months           months          February 10,       February 10,
                                             ended            ended           1997 through       1997 through
                                          May 31, 1997     May 31, 1997      May 31, 1997(a)    May 31, 1997(a)
                                         ---------------  ---------------    ----------------   ----------------
Investment Income:
Interest income ........................   $2,316,695,     $ 8,949,939         $1,598,288          $6,130,657
Dividends income .......................       72,104           70,682             13,580              22,913
Income from securities lending..........           --               --                872               5,623
                                           ----------      -----------         ----------          ----------
        Total Income ...................    2,388,799        9,020,621          1,612,740           6,159,193
                                           ----------      -----------         ----------          ----------
Expenses:
Investment advisory fees ...............      196,309          863,303             59,488             110,238
Administration fees ....................       87,249          156,963             21,632              73,493
Distribution and services fees--Investor
  A Shares .............................       24,550              407                  2                  28
Distribution and services fees--Investor
  B Shares .............................        3,665                5                 --                  --
Administrative services
  fees--Institutional Shares ...........           --               --                 --                   1
Custodian and accounting fees ..........       18,363            5,131              1,998              12,245
Legal and audit fees ...................        5,087           19,366              2,886               8,103
Organization costs .....................           --            3,159                888               1,554
Directors' fees and expenses ...........          895            4,956                444               1,332
Transfer agent fees ....................       10,374           27,773             14,097               6,216
Registration and filing fees ...........        6,230           39,648              5,772              10,212
Printing costs .........................        4,642           16,491              1,665               7,215
Other ..................................          909            3,186                333                 888
Expenses voluntarily reduced ...........      (43,624)        (934,038)           (75,171)           (146,984)
                                           ----------      -----------         ----------          ----------
        Total Expenses .................      314,649          206,350             34,034              84,541
                                           ----------      -----------         ----------          ----------
Net Investment Income ..................    2,074,150        8,814,271          1,578,706           6,074,652
                                           ----------      -----------         ----------          ----------
Realized/Unrealized Gains (Losses) from
  Investments:
Net realized gains (losses) from
  investment transactions ..............          (31)       6,968,023            500,119(b)          473,234(b)
Change in unrealized appreciation
  (depreciation) from investments ......     (657,885)      (9,621,890)           (10,083)(b)         309,595(b)
                                           ----------      -----------         ----------          ----------
Net realized/unrealized gains (losses)
  from investments .....................     (657,916)      (2,653,867)           490,036             782,829
                                           ----------      -----------         ----------          ----------
Change in net assets resulting from
  operations ...........................   $1,416,234      $ 6,160,404         $2,068,742          $6,857,481
                                           ==========      ===========         ==========          ==========


----------
(a) Period from commencement of operations.
(b) Includes appreciation from acquired common trust fund.

                       See notes to financial statements

THE ARCH FUND, INC.


                       Statements of Changes in Net Assets


                                                          Money Market                   Treasury Money
                                                            Portfolio                   Market Portfolio
                                               --------------------------------  ------------------------------
                                                 Six months         Year          Six months        Year
                                                   ended            ended           ended           ended
                                                   May 31,       November 30,       May 31,      November 30,
                                                    1997             1996            1997            1996
                                               ----------------  --------------  --------------  --------------
                                                 (Unaudited)                      (Unaudited)
From Investment Activities:
Operations:
  Net investment income .....................  $    21,624,178  $    41,477,587  $   3,314,351   $   11,384,162
  Net realized gains from investment
    transactions ............................            1,566              234          4,470           11,653
                                               ---------------  ---------------  -------------   --------------
Change in net assets resulting from
  operations ................................       21,625,744       41,477,821      3,318,821       11,395,815
                                               ---------------  ---------------  -------------   --------------
Distributions to Investor A shareholders:
  From net investment income ................       (2,112,220)      (3,378,057)      (147,485)        (214,227)
  From net realized gains ...................               --              (21)          (164)            (132)
  In excess of net realized gains ...........               --             (368)          (305)              --
Distributions to Investor B shareholders:
  From net investment income ................           (1,199)          (1,099)            --               --
Distributions to Trust shareholders:
  From net investment income ................      (18,999,566)     (37,166,284)    (3,159,879)     (11,150,554)
  From net realized gains ...................               --             (205)        (4,297)         (11,519)
  In excess of net realized gains ...........               --           (4,060)        (3,725)            (527)
Distributions to Institutional shareholders:
  From net investment income ................         (511,194)        (932,147)        (6,987)         (19,381)
  From net realized gains ...................               --               (8)            (9)              (2)
  In excess of net realized gains ...........               --              (71)           (10)              --
                                               ---------------  ---------------  -------------   --------------
Change in net assets from shareholder
  distributions .............................      (21,624,179)     (41,482,320)    (3,322,861)     (11,396,342)
                                               ---------------  ---------------  -------------   --------------
Capital Transactions:
  Proceeds from shares issued ...............    1,901,814,199    2,299,943,459    393,340,381      919,067,677
  Dividends reinvested ......................        9,259,808       14,874,622      1,515,553        3,510,783
  Cost of shares redeemed ...................   (1,819,564,404)  (2,266,756,713)  (365,399,579)  (1,038,874,963)
                                               ---------------  ---------------  -------------   --------------
Change in net assets from share transactions.       91,509,603       48,061,368     29,456,355     (116,296,503)
                                               ---------------  ---------------  -------------   --------------
Change in net assets ........................       91,511,168       48,056,869     29,452,315     (116,297,030)

Net Assets:
  Beginning of period .......................      824,392,559      776,335,690    139,287,960      255,584,990
                                               ---------------  ---------------  -------------   --------------
  End of period .............................  $   915,903,727  $   824,392,559  $ 168,740,275   $  139,287,960
                                               ===============  ===============  =============   ==============
Share Transactions:
  Issued ....................................    1,901,814,199    2,299,943,459    393,340,381      919,067,677
  Reinvested ................................        9,259,808       14,874,622      1,515,552        3,510,783
  Redeemed ..................................   (1,819,564,404)  (2,266,756,713)  (365,399,579)  (1,038,874,963)
                                               ---------------  ---------------  -------------   --------------
Change in shares ............................       91,509,603       48,061,368     29,456,354     (116,296,503)
                                               ===============  ===============  =============   ==============

----------

                       See notes to financial statements

THE ARCH FUND, INC.


                       Statements of Changes in Net Assets


                                                              Tax-Exempt                  Growth & Income
                                                        Money Market Portfolio           Equity Portfolio
                                                     ----------------------------- ------------------------------
                                                      Six months        Year        Six months        Year
                                                        ended           ended          ended          ended
                                                       May 31,      November 30,      May 31,     November 30,
                                                         1997           1996           1997           1996
                                                     -------------  -------------- -------------- --------------
                                                     (Unaudited)                    (Unaudited)
From Investment Activities:
Operations:
  Net investment income ..........................   $   2,006,570  $   2,853,695  $   1,848,007   $  5,818,734
  Net realized gains from investment transactions.              --             --     46,332,565     36,039,992
  Net change in unrealized appreciation from
    investments ..................................              --             --      2,724,029     45,449,749
                                                     -------------- -------------- --------------  -------------
Change in net assets resulting from operations ...       2,006,570      2,853,695     50,904,601     87,308,475
                                                     -------------- -------------- --------------  -------------
Distributions to Investor A shareholders:
  From net investment income .....................        (226,878)      (265,973)      (136,487)      (375,855)
  In excess of net investment income .............              --             --        (92,554)        (1,697)
  From net realized gains ........................              --             --     (2,994,418)    (1,443,632)
  In excess of net capital gains .................              --           (250)            --             --
Distributions to Investor B shareholders:
  From net investment income .....................              --                          (133)       (11,083)
  In excess of net investment income .............              --             --        (16,391)        (2,688)
  From net realized gains ........................              --             --       (278,354)       (49,605)
Distributions to Trust shareholders:
  From net investment income .....................      (1,779,692)    (2,587,722)    (1,446,100)    (4,795,604)
  In excess of net investment income .............              --             --       (453,380)       (49,002)
  From net realized gains ........................              --             --    (27,212,591)   (16,436,950)
  In excess of net capital gains .................              --         (3,631)            --             --
Distributions to Institutional shareholders:
  From net investment income .....................              --             --       (265,287)      (636,192)
  In excess of net investment income .............              --             --       (181,463)        (1,490)
  From net realized gains ........................              --             --     (5,715,335)    (2,330,241)
Change in net assets from shareholder                -------------- -------------- --------------  -------------
  distributions ..................................      (2,006,570)    (2,857,576)   (38,792,493)   (26,134,039)
                                                     -------------- -------------- --------------  -------------
Capital Transactions:
  Proceeds from shares issued ....................     179,401,045    213,251,311     62,886,888     92,320,506
  Dividends reinvested ...........................         418,092        562,557     31,469,288     22,057,938
  Cost of shares redeemed ........................    (156,631,715)  (183,534,633)  (134,838,161)   (65,290,328)
                                                     -------------- -------------- --------------  -------------
Change in net assets from share transactions .....      23,187,422     30,279,235    (40,481,985)    49,088,116
                                                     -------------- -------------- --------------  -------------
Change in net assets .............................      23,187,422     30,275,354    (28,369,877)   110,262,552

Net Assets:
  Beginning of period ............................     113,709,979     83,434,625    462,899,079    352,636,527
                                                     -------------- -------------- --------------  -------------
  End of period ..................................   $ 136,897,401  $ 113,709,979  $ 434,529,202   $462,899,079
                                                     ============== ============== ==============  =============
Share Transactions:
  Issued .........................................     179,401,044    213,251,311      4,183,282      5,578,024
  Reinvested .....................................         418,092        562,557      1,844,154      1,403,626
  Redeemed .......................................    (156,631,715)  (183,534,633)    (7,832,973)    (3,843,934)
                                                     -------------- -------------- --------------  -------------
Change in shares .................................      23,187,421     30,279,235     (1,805,537)     3,137,716
                                                     ============== ============== ==============  =============

----------

                       See notes to financial statements

THE ARCH FUND, INC.

                      Statements of Changes in Net Assets

                                                                                        International Equity
                                                         Small Cap Equity Portfolio          Portfolio
                                                         -------------------------------------------------------

                                                          Six months       Year       Six months      Year
                                                            ended          ended         ended        ended
                                                           May 31,     November 30,     May 31,   November 30,
                                                             1997          1996          1997         1996
                                                         ------------- ------------- ----------- ---------------
                                                         (Unaudited)                  (Unaudited)
From Investment Activities:
Operations:
  Net investment income (loss) .......................   $    (89,006)  $    232,304  $   111,761  $   248,827
  Net realized gains (losses) from investment               9,605,811     13,981,122      658,010     (931,659)
    transactions .....................................
  Net realized gains (losses) from foreign currency
    transactions .....................................             --             --      (41,192)   3,133,420
  Net change in unrealized appreciation from                6,902,419      3,579,525    3,277,528    4,679,792
    investments ......................................
  Change in unrealized appreciation (depreciation)
    from translation of assets and liabilities in                  --             --        5,490   (1,058,982)
    foreign currencies ...............................
                                                         -------------  ------------- ------------ ------------
Change in net assets resulting from operations .......     16,419,224     17,792,951    4,011,597    6,071,398
                                                         -------------  ------------- ------------ ------------
Distributions to Investor A shareholders:
  From net investment income .........................         (4,444)            --       (1,852)          --
  In excess of net investment income .................             --         (6,160)      (2,626)          --
  From net realized gains ............................       (588,881)    (1,177,710)     (30,593)          --
  In excess of net realized gains ....................       (259,564)            --      (36,429)          --
Distributions to Investor B shareholders:
  In excess of net investment income .................             --             --         (605)          --
  From net realized gains ............................        (56,137)       (51,148)      (5,208)          --
  In excess of net realized gains ....................        (22,558)            --       (6,173)          --
Distributions to Trust shareholders:
  From net investment income .........................       (115,260)      (214,557)     (96,137)          --
  In excess of net investment income .................             --             --           --           --
  From net realized gains ............................     (7,603,156)   (11,321,459)    (557,039)          --
  In excess of net realized gains ....................     (2,870,871)            --     (778,674)          --
Distributions to Institutional shareholders:
  From net investment income .........................         (2,874)            --       (3,668)          --
  In excess of net investment income .................             --        (13,982)      (6,926)          --
  From net realized gains ............................     (1,357,637)    (1,397,709)     (65,170)          --
  In excess of net realized gains ....................       (486,679)            --      (91,103)          --
                                                         -------------  ------------- ------------ ------------
Change in net assets from shareholder distributions ..    (13,368,061)   (14,182,725)  (1,682,203)          --
                                                         -------------  ------------- ------------ ------------
Capital Transactions:
  Proceeds from shares issued ........................     15,359,563     79,498,432    6,183,952   23,675,008
  Dividends reinvested ...............................     11,915,591     12,406,113      987,073           --
  Cost of shares redeemed ............................    (17,396,410)   (51,937,381)  (5,712,332)  (8,420,843)
                                                         -------------  ------------- ------------ ------------
Change in net assets from share transactions .........      9,878,744     39,967,164    1,458,693   15,254,165
                                                         -------------  ------------- ------------ ------------

Change in net assets .................................     12,929,907     43,577,390    3,788,087   21,325,563

Net Assets:
  Beginning of period ................................    216,537,536    172,960,146   61,250,060   39,924,497
                                                         -------------  ------------- ------------ ------------
  End of period ......................................   $229,467,443   $216,537,536  $65,038,147  $61,250,060
                                                         =============  ============= ============ ============
Share Transactions:
  Issued .............................................      1,203,641      6,245,178      527,913    2,083,892
  Reinvested .........................................        936,659      1,012,913       84,952           --
  Redeemed ...........................................     (1,366,683)    (4,004,332)    (484,106)    (724,654)
                                                         -------------  ------------- ------------ ------------
Change in shares .....................................        773,617      3,253,759      128,759    1,359,238
                                                         =============  ============= ============ ============

                       See notes to financial statements

THE ARCH FUND, INC.


                      Statements of Changes in Net Assets


                                                                            Equity             Equity
                                                                            Income              Index
                                                                           Portfolio          Portfolio
                                                                         --------------     --------------
                                                                          February 26,
                                                                            1997 to            May 1,
                                                                            May 31,          1997 to May
                                                                           1997 (a)         31, 1997 (a)
                                                                         --------------     --------------
                                                                          (Unaudited)        (Unaudited)
From Investment Activities:
Operations:
  Net investment income ...............................................  $    649,914       $    59,688
  Net realized gains (losses) from investment transactions ............    12,540,111               (40)
  Net change in unrealized appreciation from investments ..............    37,811,748         1,478,926
                                                                         ------------       -----------
Change in net assets resulting from operations ........................    51,001,773         1,538,574
                                                                         ------------       -----------
Distributions to Investor A shareholders:
  From net investment income ..........................................          (169)               (3)
Distributions to Investor B shareholders:
  From net investment income ..........................................           (15)               --
Distributions to Trust shareholders:
  From net investment income ..........................................      (595,238)          (51,311)
Distributions to Institutional shareholders:
  From net investment income ..........................................            (5)               (2)
                                                                         ------------       -----------
Change in net assets from shareholder distributions ...................      (595,427)          (51,316)
                                                                         ------------       -----------
Capital Transactions:
  Proceeds from shares issued .........................................    73,467,423        25,153,010
  Dividends reinvested ................................................         5,365                --
  Cost of shares redeemed .............................................    (3,944,967)               --
                                                                         ------------       -----------
Change in net assets from share transactions ..........................    69,527,821        25,153,010
                                                                         ------------       -----------

Change in net assets ..................................................   119,934,167        26,640,268

Net Assets:
  Beginning of period .................................................            --                --
                                                                         ------------       -----------
  End of period .......................................................  $119,934,167       $26,640,268
                                                                         ============       ===========
Share Transactions:
  Issued ..............................................................    12,269,630         2,515,123
  Reinvested ..........................................................           563                --
  Redeemed ............................................................      (412,852)               --
                                                                         ------------       -----------
Change in shares ......................................................    11,857,341         2,515,123
                                                                         ============       ===========

----------
(a) Period from commencement of operations.

                        See notes to financial statements

THE ARCH FUND, INC.

                       Statements of Changes in Net Assets

                                                                                      Government & Corporate
                                                           Balanced Portfolio             Bond Portfolio
                                                      ----------------------------- ----------------------------
                                                       Six months        Year        Six months       Year
                                                          ended          ended         ended          ended
                                                         May 31,     November 30,     May 31,     November 30,
                                                          1997           1996           1997          1996
                                                      -------------- -------------- ------------- --------------
                                                       (Unaudited)                   (Unaudited)
From Investment Activities:
Operations:
  Net investment income ............................  $  1,606,808   $  3,743,265   $  4,749,703   $  9,481,729
  Net realized gains (losses) from investment            8,427,666      7,057,146       (916,929)     1,012,372
    transactions ...................................
  Net change in unrealized appreciation
    (depreciation) from investments ................    (3,129,436)     7,234,948     (3,784,547)    (2,852,662)
                                                      -------------  -------------  -------------  -------------
Change in net assets resulting from operations .....     6,905,038     18,035,359         48,227      7,641,439
                                                      -------------  -------------  -------------  -------------
Distributions to Investor A shareholders:
  From net investment income .......................      (125,343)      (235,477)      (130,032)      (325,323)
  In excess of net investment income ...............       (60,974)            --             --             --
  From net realized gains ..........................      (528,611)      (306,345)            --        (10,112)
Distributions to Investor B shareholders:
  From net investment income .......................        (3,706)        (4,068)       (13,078)       (18,810)
  In excess of net investment income ...............        (2,342)            --             --             --
  From net realized gains ..........................       (18,197)        (1,338)            --           (207)
Distributions to Trust shareholders:
  From net investment income .......................      (715,595)    (2,248,807)    (4,178,684)    (8,420,741)
  In excess of net investment income ...............      (311,601)            --             --             --
  From net realized gains ..........................    (3,476,807)    (2,656,748)            --       (232,344)
Distributions to Institutional shareholders:
  From net investment income .......................      (762,164)    (1,181,916)      (427,909)      (716,855)
  In excess of net investment income ...............      (383,071)            --             --             --
  From net realized gains ..........................    (3,088,298)    (1,351,994)            --        (17,276)
                                                      -------------  -------------  -------------  -------------
Change in net assets from shareholder distributions     (9,476,709)    (7,986,693)    (4,749,703)    (9,741,668)
                                                      -------------  -------------  -------------  -------------
Capital Transactions:
  Proceeds from shares issued ......................    12,557,161     25,923,740     16,107,613     42,646,634
  Dividends reinvested .............................     8,974,699      7,792,122      2,725,738      5,921,069
  Cost of shares redeemed ..........................   (28,223,305)   (35,443,035)   (13,861,273)   (27,482,599)
                                                      -------------  -------------  -------------  -------------
Change in net assets from share transactions .......    (6,691,445)    (1,727,173)     4,972,078     21,085,104
                                                      -------------  -------------  -------------  -------------

Change in net assets ...............................    (9,263,116)     8,321,493        270,602     18,984,875
Net Assets:
  Beginning of period ..............................   126,201,169    117,879,676    161,740,901    142,756,026
                                                      -------------  -------------  -------------  -------------
  End of period ....................................  $116,938,053   $126,201,169   $162,011,503   $161,740,901
                                                      =============  =============  =============  =============
Share Transactions:
  Issued ...........................................     1,118,561      2,238,696      1,595,365      4,197,687
  Reinvested .......................................       763,204        684,060        269,405        580,294
  Redeemed .........................................    (2,393,005)    (3,006,390)    (1,376,781)    (2,689,747)
                                                      -------------  -------------  -------------  -------------
Change in shares ...................................      (511,240)       (83,634)       487,989      2,088,234
                                                      =============  =============  =============  =============

----------

                       See notes to financial statements

THE ARCH FUND, INC.


                      Statements of Changes in Net Assets


                                                               U.S. Government           Short-Intermediate
                                                             Securities Portfolio        Municipal Portfolio
                                                          --------------------------  ---------------------------
                                                           Six months      Year       Six months       Year
                                                             ended         ended         ended         ended
                                                            May 31,    November 30,     May 31,    November 30,
                                                              1997         1996          1997          1996
                                                           ----------- -------------- ------------ --------------
                                                           (Unaudited)                (Unaudited)
From Investment Activities:
Operations:
  Net investment income ................................  $  2,224,966  $ 3,774,130   $   578,127   $ 1,094,106
  Net realized losses from investment transactions .....      (346,889)    (408,957)           --            --
  Net change in unrealized depreciation from
    investments ........................................      (866,388)    (197,452)     (207,166)      (16,660)
                                                          ------------- ------------  ------------  ------------
Change in net assets resulting from operations .........     1,011,689    3,167,721       370,961     1,077,446
                                                          ------------- ------------  ------------  ------------
Distributions to Investor A shareholders:
  From net investment income ...........................      (178,036)    (445,187)       (1,732)       (1,458)
  In excess of net realized gains ......................            --      (27,732)           --            --
Distributions to Investor B shareholders:
  From net investment income ...........................        (9,753)     (12,608)           --            --
  In excess of net realized gains ......................            --         (165)           --            --
Distributions to Trust shareholders:
  From net investment income ...........................    (1,933,086)  (3,231,786)     (576,395)   (1,092,648)
  In excess of net realized gains ......................            --     (154,647)           --            --
Distributions to Institutional shareholders:
  From net investment income ...........................      (104,091)     (84,549)           --            --
  In excess of net realized gains ......................            --       (2,281)           --            --
                                                          ------------- ------------  ------------  ------------
Change in net assets from shareholder distributions ....    (2,224,966)  (3,958,955)     (578,127)   (1,094,106)
                                                          ------------- ------------  ------------  ------------
Capital Transactions:
  Proceeds from shares issued ..........................    23,706,894   20,374,470     2,571,434     9,484,969
  Dividends reinvested .................................     1,273,060    2,512,482        23,128        64,963
  Cost of shares redeemed ..............................   (11,655,093)  (6,672,311)   (3,812,328)   (3,763,873)
                                                          ------------- ------------  ------------  ------------
Change in net assets from share transactions ...........    13,324,861   16,214,641    (1,217,766)    5,786,059
                                                          ------------- ------------  ------------  ------------
Change in net assets ...................................    12,111,584   15,423,407    (1,424,932)    5,769,399

Net Assets:
  Beginning of period ..................................    69,823,660   54,400,253    29,523,085    23,753,686
                                                          ------------- ------------  ------------  ------------
  End of period ........................................  $ 81,935,244  $69,823,660   $28,098,153   $29,523,085
                                                          ============= ============  ============  ============
Share Transactions:
  Issued ...............................................     2,261,608    1,922,232       256,755       944,068
  Reinvested ...........................................       120,844      236,847         2,310         6,499
  Redeemed .............................................    (1,111,314)    (627,360)     (381,075)     (377,354)
                                                          ------------- ------------  ------------  ------------
Change in shares .......................................     1,271,138    1,531,719      (122,010)      573,213
                                                          ============= ============  ============  ============


----------


                       See notes to financial statements

THE ARCH FUND, INC.

                       Statements of Changes in Net Assets


                                                           Missouri Tax-Exempt        National Municipal Bond
                                                              Bond Portfolio                 Portfolio
                                                        --------------------------- ----------------------------
                                                         Six months       Year        Six months    November 18,
                                                           ended         ended          ended         1996 to
                                                          May 31,     November 30,     May 31,        May 31,
                                                           1997           1996          1997          1997(a)
                                                        ------------ --------------  -----------  --------------
                                                        (Unaudited)                  (Unaudited)
From Investment Activities:
Operations:
  Net investment income .............................   $ 2,074,150   $ 3,550,097   $  8,814,271   $    735,988
  Net realized gains (losses) from investment
    transactions ....................................           (31)       70,177      6,968,023        115,325
  Net change in unrealized appreciation
    (depreciation) from investments .................      (657,885)      (87,057)    (9,621,890)     1,278,075
                                                        ------------  ------------  -------------  -------------
Change in net assets resulting from operations ......     1,416,234     3,533,217      6,160,404      2,129,388
                                                        ------------  ------------  -------------  -------------
Distributions to Investor A shareholders:
  From net investment income ........................      (566,200)   (1,169,732)        (8,290)            (4)
Distributions to Investor B shareholders:
  From net investment income ........................       (14,039)      (25,005)           (23)            (3)
Distributions to Trust shareholders:
  From net investment income ........................    (1,493,911)   (2,355,360)    (8,805,958)      (735,973)
  In excess of net investment income ................            --            --             (8)            --
                                                        ------------  ------------  -------------  -------------
Change in net assets from shareholder distributions .    (2,074,150)   (3,550,097)    (8,814,279)      (735,980)
                                                        ------------  ------------  -------------  -------------
Capital Transactions:
  Proceeds from shares issued .......................    15,310,657    18,205,943     25,495,073    314,008,996
  Dividends reinvested ..............................       599,480     1,325,915          3,312             --
  Cost of shares redeemed ...........................    (5,724,251)  (10,722,765)    (6,831,896)    (4,987,761)
                                                        ------------  ------------  -------------  -------------
Change in net assets from share transactions ........    10,185,886     8,809,093     18,666,489    309,021,235
                                                        ------------  ------------  -------------  -------------
Change in net assets ................................     9,527,970     8,792,213     16,012,614    310,414,643

Net Assets:
  Beginning of period ...............................    81,723,725    72,931,512    310,414,643             --
                                                        ------------  ------------  -------------  -------------
  End of period .....................................   $91,251,695   $81,723,725   $326,427,257   $310,414,643
                                                        ============  ============  =============  =============
Share Transactions:
  Issued ............................................     1,323,928     1,584,195      2,568,534     31,400,289
  Reinvested ........................................        51,830       114,877            336             --
  Redeemed ..........................................      (495,728)     (921,381)      (691,228)      (498,183)
                                                        ------------  ------------  -------------  -------------
Change in shares ....................................       880,030       777,691      1,877,642     30,902,106
                                                        ============  ============  =============  =============

----------

(a) Period from commencement of operations.

                       See notes to financial statements

THE ARCH FUND, INC.

                      Statements of Changes in Net Assets


                                                               Intermediate
                                                                 Corporate       Bond Index
                                                               Bond Portfolio    Portfolio
                                                               --------------   -------------
                                                                February 10,     February 10,
                                                                 1997 to          1997 to
                                                                  May 31,         May 31,
                                                                  1997 (a)        1997 (a)
                                                               -------------    -------------
                                                                (Unaudited)      (Unaudited)
From Investment Activities:
Operations:
  Net investment income ...................................     $ 1,578,706     $  6,074,652
  Net realized gains from investment transactions .........         500,119          473,234
  Net change in unrealized appreciation (depreciation) from
    investments ...........................................         (10,083)         309,595
                                                              -------------    -------------
Change in net assets resulting from operations ............       2,068,742        6,857,481
                                                              -------------    -------------
Distributions to Investor A shareholders:
  From net investment income ..............................             (66)            (667)
Distributions to Trust shareholders:
  From net investment income ..............................      (1,578,599)      (6,073,938)
Distributions to Institutional shareholders:
  From net investment income ..............................             (41)             (47)
                                                              -------------    -------------
Change in net assets from shareholder distributions .......      (1,578,706)      (6,074,652)
                                                              -------------    -------------
Capital Transactions:
  Proceeds from shares issued .............................      40,096,078      130,428,207
  Dividends reinvested ....................................          24,420           16,182
  Cost of shares redeemed .................................      (1,589,918)      (1,241,598)
                                                              -------------    -------------
Change in net assets from share transactions ..............      38,530,580      129,202,791
                                                              -------------    -------------
Change in net assets ......................................      39,020,616      129,985,620

Net Assets:
  Beginning of period .....................................            --               --
                                                              -------------    -------------
  End of period ...........................................     $39,020,616     $129,985,620
                                                              =============    =============
Share Transactions:
  Issued ..................................................       4,131,468       13,310,090
  Reinvested ..............................................           2,497            1,650
  Redeemed ................................................        (161,706)        (126,340)
                                                              -------------    -------------
Change in shares ..........................................       3,972,259       13,185,400
                                                              =============    =============


----------

(a) Period from commencement of operations.


                       See notes to financial statements

THE ARCH FUND, INC.
Money Market Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)


Principal            Security             Amortized
  Amount            Description              Cost
-----------  --------------------------  -------------
Certificates of Deposit (13.8%):
25,000,000   Bayerische Landesbank
               Co., 5.43%, 6/9/97.....   $ 25,000,078
12,000,000   Morgan Guaranty, 5.71%,
               1/6/98.................     11,998,212
15,000,000   Old Kent Bank & Trust,
               5.42%, 6/30/97.........     15,000,000
25,000,000   Rabobank Yankee Cd,
               5.76%, 9/24/97.........     25,001,552
30,000,000   U.S. Bancorp, 5.53%,
               6/30/97................     30,000,000
20,000,000   Wachovia Bank, 5.62%,
               6/30/97................     20,000,000
                                         -------------
  Total Certificates of Deposit           126,999,842
                                         -------------
Commercial Paper (71.0%):
Aircraft Engines (2.1%):
19,010,000   AlliedSignal, 5.59%*,
               6/18/97................     18,959,998
                                         -------------
Automotive (1.6%):
15,000,000   General Motors
               Acceptance Corp.,
               5.95%*, 11/10/97......      14,609,850
                                         -------------
Beverages (2.6%):
25,000,000   Anheuser-Busch Cos.,
               Inc., 5.87%*, 12/17/97.     24,221,965
                                         -------------
Brokerage (0.4%):
 4,071,000   Merrill Lynch & Co.,
               Inc., 5.51%*, 6/3/97...      4,069,756
                                         -------------
Conglomerates (3.9%):
35,500,000   Philip Morris Cos.,
               Inc., 5.67%*, 6/2/97...     35,494,409
                                         -------------
Electric Utility (2.7%):
25,000,000   Virginia Electric &
               Power Co., 5.59%*,
               7/9/97.................     24,853,674
                                         -------------
Electrical & Electronic (10.7%):
13,000,000   CSC Enterprises, 5.69%*,
               6/6/97.................     12,989,744
15,000,000   CSC Enterprises, 5.56%*,
               6/18/97................     14,960,758
13,537,000   CSC Enterprises, 5.57%*,
               6/18/97................     13,501,522
17,054,000   General Electric
               Capital, 5.61%*,
               6/10/97................     17,030,124
40,000,000   Texas Instruments, Inc.,
               5.61%*, 6/4/97.........     39,981,333
                                         -------------
                                           98,463,481
                                         -------------
Financial Services (16.6%):
20,000,000   ABN-AMBRO, 5.55%*,
               9/5/97.................     19,712,000
21,000,000   Aes Barbers Point, Inc.,
               5.54%*, 6/26/97........     20,919,500
30,000,000   Dean Witter Discover,
               5.59%*, 6/18/97........     29,921,375
15,000,000   Morgan Stanley, 5.58%*,
               6/18/97................     14,960,688
25,000,000   Morgan Stanley, 5.55%*,
               6/23/97................     24,915,667
41,446,000   Xerox Credit, 5.60%,
               6/2/97.................     41,439,554
                                         -------------
                                          151,868,784
                                         -------------
Food Products (0.9%):
 7,900,000   H.J. Heinz, 5.50%*,
               6/20/97................      7,877,693
                                         -------------
Insurance (3.8%):
25,000,000   Aetna Services, Inc.,
               5.58%*, 6/27/97........     24,899,792
10,000,000   Aetna Services, Inc.,
               5.58%*, 6/30/97........      9,955,292
                                         -------------
                                           34,855,084
                                         -------------
Leasing (4.4%):
40,000,000   PHH Corp., 5.51%*, 6/5/97     39,975,556
                                         -------------
Office Equipment & Services (2.1%):
20,000,000   Pitney Bowes, 5.74%*,
               8/27/97................     19,729,333
                                         -------------
Oil & Gas Exploration Production
  & Services (4.0%):
10,000,000   PetroFina, 5.51%*, 6/2/97      9,998,472
27,022,000   PetroFina, 5.65%*, 6/2/97     27,017,759
                                         -------------
                                           37,016,231
                                         -------------
Printing & Publishing (2.2%):
20,000,000   McGraw-Hill, 5.54%*,
               8/6/97.................     19,801,267
                                         -------------


                                   Continued

THE ARCH FUND, INC.
Money Market Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)


 Principal            Security             Amortized
  Amount            Description              Cost
-----------  --------------------------  -------------
Commercial Paper, continued:
Retail Stores (4.4%):
40,000,000   Sears Roebuck Acceptance
               Corp., 5.53%*, 6/4/97..   $ 39,981,601
                                         ------------
Telecommunications (7.0%):
25,000,000   Ameritech Corp., 5.62%*,
               6/26/97................     24,903,819
39,146,000   Bell Communication
               Research, 5.65%, 6/2/97     39,139,856
                                         ------------
                                           64,043,675
                                         ------------
Transportation & Shipping (1.6%):
14,744,000   Matson Navigation Co.,
               Inc., 5.58%*, 6/18/97..     14,705,358
                                         ------------
  Total Commercial Paper                  650,527,715
                                         ------------
Corporate Bonds (2.2%):
Financial Services (2.2%):
20,000,000   Merrill Lynch, 5.70%**,
               10/1/97................     20,000,000
                                         ------------
  Total Corporate Bonds                    20,000,000
                                         ------------
Medium Term Note (4.4%):
Finance (4.4%):
20,000,000   Bear Stearns Co.,
               5.72%**, 10/14/97......     20,000,000
20,000,000   Fannie Mae, 5.71%,
               3/18/98................     19,981,726
                                         ------------
                                           39,981,726
                                         ------------
  Total Medium Term Note                   39,981,726
                                         ------------
U.S. Government Agencies (8.7%):
Federal Farm Credit Bank:
20,000,000   5.85%, 8/1/97............     20,003,167
Federal Home Loan Bank:
20,000,000   5.35%**, 12/10/97........     19,995,938
14,450,000   5.88%, 3/18/98...........     14,413,339
Federal National Mortgage Assoc.:
25,060,000   5.68%, 10/7/97...........     25,068,957
                                         ------------
  Total U.S. Government Agencies           79,481,401
                                         ------------
  Total (Cost--$916,990,684)(a)          $916,990,684
                                         ============

----------
Percentages indicated are based on net assets of $915,903,727.

*   Effective yield at date of purchase.

** Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of Market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect at May 31, 1997.

(a) Cost for federal income tax and financial reporting purposes are the same.


                       See notes to financial statements

THE ARCH FUND, INC.
Treasury Money Market Fund

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

 Principal            Security             Amortized
  Amount            Description              Cost
-----------  --------------------------  -------------
U.S. Treasury Bills (47.8%):
 3,422,000   6/5/97....................  $  3,420,071
 5,842,000   6/12/97...................     5,833,671
 4,519,000   6/19/97...................     4,507,452
28,416,000   7/10/97...................    28,272,009
21,056,000   7/24/97...................    20,903,170
 2,442,000   8/7/97....................     2,420,185
15,545,000   8/21/97...................    15,360,255
                                         ------------
  Total U.S. Treasury Bills                80,716,813
                                         ------------
U.S. Treasury Notes (51.6%):
30,560,000   5.63%, 6/30/97............    30,566,004
29,405,000   5.88%, 7/31/97............    29,423,043
15,000,000   6.50%, 8/15/97............    15,034,631
12,000,000   5.75%, 9/30/97............    12,012,123
                                         ------------
  Total U.S. Treasury Notes                87,035,801
                                         ------------
  Total (Cost--$167,752,614)(a)          $167,752,614
                                         ============

----------
Percentages indicated are based on net assets of $168,740,275.

(a) Cost for federal income tax and financial reporting purposes are the same.


                       See notes to financial statements

THE ARCH FUND, INC.
Tax-Exempt Money Market Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal           Security               Amortized
 Amount            Description               Cost
---------- ----------------------------  -------------
Commercial Paper (5.6%):
Texas (2.7%):
3,600,000  Houston Texas Series,
             3.35%, 6/18/97............  $  3,600,000
                                         ------------
Washington (2.9%):
4,000,000  King County Washington,
             3.45%, 6/18/97............     4,000,000
                                         ------------
  Total Commercial Paper                    7,600,000
                                         ------------
Municipal Bond (94.0%):
Alabama (2.9%):
4,000,000  Parrish Alabama Industrial
             Development Board,
             4.05%*, 6/1/15............     4,000,000
                                         ------------
Arizona (2.8%):
  975,000  Chandler, 4.00%*,
             12/1/02..................        975,000
2,900,000  Maricopa County Arizona,
             Pollution Control,
             4.05%, 6/2/97**...........     2,900,000
                                         ------------
                                            3,875,000
                                         ------------
Delaware (4.4%):
6,000,000  Delaware St. Ciba-Geigy,
             4.05%*, 3/1/26............     6,000,001
                                         ------------
Florida (1.1%):
1,500,000  Florida State Board of
             Education, 7.63%,
             6/1/09  , Prerefunded @
             102 6/1/97................     1,530,000
Georgia (8.4%):                          ------------
5,500,000  Burke County, Development
             Authority Pollution
             Control, 4.05%*,
             9/1/26....................     5,500,000
6,000,000  Monroe County, 4.05%*,
             7/1/25....................     6,000,000
                                         ------------
                                           11,500,000
                                         ------------
Illinois (9.1%):
1,000,000  Chicago, O'Hare
             International Airport,
             4.05%*, 12/1/17...........     1,000,000
5,000,000  Chicago, O'Hare
             International Airport,
             4.05%*, 12/1/17...........     5,000,000

  900,000  Illinois Development
             Finance Authority Series
             A, 4.00%, 6/2/97**........       900,000
5,540,000  Illinois Development
             Finance Authority Series
             D, 4.00%, 6/2/97**........     5,540,000
                                         ------------
                                           12,440,000
                                         ------------
Iowa (7.8%):
3,500,000  Iowa Finance Authority
             Cedar River, 4.05%*,
             6/1/24....................     3,500,000
2,700,000  Iowa Finance Authority
             Cedar River, 4.05%*,
             5/1/25....................     2,700,000
4,500,000  Iowa School Series, 4.25%,
             1/30/98...................     4,517,316
                                         ------------
                                           10,717,316
                                         ------------
Kentucky (3.4%):
  700,000  Daviess County Kentucky,
             4.15%*, 6/2/97............       700,000
4,000,000  Daviess County Kentucky
             Solid Waste Scott Paper
             Co., 4.15%*, 12/1/23......     4,000,000
                                         ------------
                                            4,700,000
                                         ------------
Louisiana (6.4%):
1,200,000  Calcasieu Parish, 4.00%*,
             2/1/16....................     1,200,000
1,900,000  Louisiana Public
             Facilities, 4.05%*,
             9/1/15....................     1,900,000
  500,000  West Feliciana Parish
             Louisiana Pollution
             Control Rev., 4.05%*,
             4/1/16....................       500,000
5,200,000  West Felincia Parish, Gulf
             States Utilities,
             4.05%*, 12/1/15...........     5,200,000
                                         ------------
                                            8,800,000
                                         ------------
Minnesota (4.7%):
4,000,000  Becker Northern States
             Power, 3.45%,
             8/20/97**.................     4,000,000

                                   Continued

THE ARCH FUND, INC.
Tax-Exempt Money Market Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal           Security               Amortized
 Amount            Description               Cost
---------- ----------------------------  -------------
Municipal Bond, continued:
Minnesota, continued:
2,450,000  Minneapolis PCR, 4.00%*,
             3/1/11....................  $  2,450,000
                                         ------------
                                            6,450,000
                                         ------------
Missouri (9.7%):
2,000,000  Missouri Health &
             Educational Facilities
             Authority, 4.00%*,
             6/1/06....................     2,000,000
2,700,000  Missouri Health &
             Educational Facilities
             Authority, 3.85%*,
             12/1/15...................     2,700,000
3,000,000  Missouri Health &
             Educational Facilities
             Authority, 3.85%*,
             12/1/19...................     3,000,000
3,500,000  Missouri State
             Environmental
             Improvement, 3.95%,
             6/1/98**..................     3,500,000
1,000,000  Missouri State Health &
             Educational Facilities
             Revenue, 3.90%*,
             9/1/10....................     1,000,000
1,000,000  Monsanto County, 4.00%*,
             6/1/23....................     1,000,000
                                         ------------
                                           13,200,000
                                         ------------
Montana (2.8%):
2,200,000  Forsyth Montana PCR Series
             B, 3.90%*, 6/1/13.........     2,200,000
1,600,000  Forsyth PCR, 4.00%*, 6/1/13.     1,600,000
                                         ------------
                                            3,800,000
                                         ------------
New York (2.2%):
3,000,000  Suffolk County N.Y.,
             4.50%, 9/11/97............     3,004,833
                                         ------------
North Carolina (2.3%):
3,100,000  North Carolina Medical
             Care Commission Hospital
             Revenue Series A,
             4.05%*, 10/1/20...........     3,100,000
                                         ------------
Oregon (1.1%):
1,500,000  Oregon State Series 73 G,
             3.85%, 6/4/97**...........     1,500,000
                                         ------------
Pennsylvania (0.3%):
  400,000  Penn State Higher
             Education, 4.05%,
             6/2/97**..................       400,000
                                         ------------
Tennessee (4.4%):
6,000,000  Bradley County, 4.00%*,
             11/1/17...................     6,000,000
                                         ------------
Texas (15.3%):
6,000,000  Harris County Health Care
             Facilities, 4.15%*,
             12/1/25...................     6,000,000
3,000,000  Houston Texas, 4.50%,
             6/30/97...................     3,001,373
3,900,000  North Central Health,
             4.15%*, 10/1/15...........     3,900,000
2,200,000  Port Corpus Christi,
             Nueces County Marine
             Trem, 3.90%*, 9/1/14......     2,200,000
4,000,000  Texas State - Tax &
             Revenue Anticipation
             Notes, 4.75%, 8/29/97.....     4,009,519
1,825,000  Trinity River Authority
             Texas, 7.00%, 2/1/98......     1,864,182
                                         ------------
                                           20,975,074
                                         ------------
Utah (4.4%):
6,000,000  Salt Lake City Utah
             Pollution Control,
             4.15%, 8/1/07**...........     6,000,000
                                         ------------
Washington (0.5%):
  700,000  Washington St. Health Care
             Facilities, 4.00%,
             6/2/97**..................       700,000
                                         ------------
  Total Municipal Bond                    128,692,224
                                         ------------
Investment Companies (0.0%):
    1,000  Federated Tax-Free Trust
             Fund......................         1,000
    1,000  Nuveen Tax-Exempt Money
             Market Fund...............         1,000
                                         ------------
  Total Investment Companies                    2,000
                                         ------------
  Total (Cost--$136,294,224)(a)          $136,294,224
                                         ============

                                   Continued

THE ARCH FUND, INC.
Tax-Exempt Money Market Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)


Percentages indicated are based on net assets of $136,897,401.

* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market Interest rates. The rate reflected in the Schedule of Portfolio Investments is the rate in effect at May 31, 1997.

** Put and demand features exist allowing the fund to require the repurchase of the investment within variable time periods ranging from daily, weekly, monthly or semi-annually. Maturity date reflects the next put date.

(a) Cost for federal income tax and financial reporting purposes are the same.


                       See notes to financial statements

THE ARCH FUND, INC.
Growth and Income Equity Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)


   Shares
     or
  Principal               Security                   Market
   Amount               Description                   Value
-------------- ------------------------------    -----------------
Commercial Paper (1.6%):
Insurance (1.6%):
   7,010,000   Aetna Services, 5.70%*, 6/2/97.   $     7,008,890
                                                 ---------------
     Total Commercial Paper                            7,008,890
                                                 ---------------
Common Stocks (97.7%):
Airlines (1.7%):
     293,000   Southwest Airlines............           7,544,750
                                                 ----------------
Automotive (0.9%):
     117,600   Echlin, Inc. .................           3,924,900
                                                 ----------------
Banking (3.9%):
      88,600   Chase Manhattan Corp. ........           8,372,700
     224,300   Crestar Financial Corp. ......           8,523,400
                                                 ----------------
                                                       16,896,100
                                                 ----------------
Banking & Financial Services (1.8%):
     220,200   Green Tree Financial Corp. ...           7,707,000
                                                 ----------------
Beverages (2.2%):
     261,200   PepsiCo, Inc. ................           9,599,099
                                                 ----------------
Business Services (4.0%):
     177,800   Automatic Data Processing, Inc           8,734,425
     220,000   First Data Corp.(b)...........           8,800,000
                                                 ----------------
                                                       17,534,425
                                                 ----------------
Chemicals (3.9%):
     183,874   Millipore Corp. ..............           7,929,566
     166,950   Praxair, Inc. ................           8,785,744
                                                 ----------------
                                                       16,715,310
                                                 ----------------
Communications Equipment (1.2%):
     211,000   DSC Communications Corp. .....           5,393,688
                                                 ----------------
Computer Software (5.1%):
     156,700   Computer Associates
                   International, Inc. ......           8,579,325
      35,800   Microsoft, Inc.(b)(c).........           4,439,200
     198,050   Oracle Corp.(c)...............           9,234,081
                                                 ----------------
                                                       22,252,606
                                                 ----------------
Consumer Goods & Services (1.7%):
     321,600   CUC International Inc.(b).....           7,396,800
                                                 ----------------
Containers & Packaging (4.1%):
     236,804   Avery Dennison Corp. .........           8,909,751
     150,350   Crown Cork & Seal Co., Inc. ..           8,757,888
                                                 ----------------
                                                       17,667,639
                                                 ----------------
Diversified Operations (2.1%):
     149,200   General Electric Co. .........           9,007,950
                                                 ----------------
Electrical & Electronic (1.3%):
     202,266   Analog Devices, Inc. .........           5,410,616
                                                 ----------------
Electrical Equipment (2.0%):
     106,952   Grainger (W.W.), Inc. ........           8,582,898
                                                 ----------------
Financial Services (6.9%):
     221,800   First USA, Inc. ..............          10,979,099
     159,335   PMI Group, Inc.(b)............           8,743,508
      47,829   Student Loan Marketing
                   Association...............           5,817,202
     198,700   United Cos. Financial Corp.(b)           4,545,263
                                                 ----------------
                                                       30,085,072
                                                 ----------------
Food & Related (3.4%):
     282,400   IBP, Inc. ....................           6,636,400
     195,200   Sara Lee Corp. ...............           7,978,800
                                                 ----------------
                                                       14,615,200
                                                 ----------------
Health Care (2.2%):
     129,716   Bristol-Myers Squibb Co. .....           9,517,911
                                                 ----------------
Health Care-Drugs (9.7%):
     124,700   American Home Products Corp. .           9,508,374
      57,550   Eli Lilly & Co. ..............           5,352,150
      85,450   Pfizer, Inc. .................           8,790,669
     102,378   Schering-Plough Corp. ........           9,290,804
     102,800   SmithKline Beecham PLC, ADR...           8,995,000
                                                 ----------------
                                                       41,936,997
                                                 ----------------
Manufacturing-Consumer Goods (2.1%):
     240,627   Newell Co. ...................           9,203,983
                                                 ----------------
Medical Equipment & Supplies (2.0%):
     142,550   Allergan, Inc. ...............           4,223,044
     139,600   Bard (C.R.), Inc. ............           4,467,200
                                                 ----------------
                                                        8,690,244
                                                 ----------------


                                   Continued

THE ARCH FUND, INC.

Growth and Income Equity Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

   Shares
     or
  Principal                  Security                          Market
   Amount                   Description                        Value
-------------- --------------------------------------   -----------------
Common Stocks, continued:
Medical-Hospital Services (1.6%):
     185,100   Columbia/HCA Healthcare Corp.(b).....
                                                        $      6,779,288
                                                        -----------------
Metals & Mining (1.1%):
     100,000   UCAR International, Inc..............           4,800,000
                                                        -----------------
Oil & Gas Equipment/Services (8.1%):
     226,000   Baker Hughes, Inc....................           8,475,000
     278,700   Dresser Industries, Inc..............           9,545,474
     200,650   Tidewater, Inc.......................           8,452,381
     255,100   Vastar Resources.....................           8,832,838
                                                        -----------------
                                                              35,305,693
                                                        -----------------
Oil & Gas Exploration, Production & Services (2.0%):
     435,750   Union Texas Petroleum Holdings, Inc..           8,769,469
                                                        -----------------
Paper & Related (1.1%):
      71,400   Mead Corp............................           4,551,750
                                                        -----------------
Retail Stores (1.0%):
     116,654   Consolidated Stores..................           4,462,016
                                                        -----------------
Retail Stores - Discount (2.0%):
     293,463   Wal-Mart Stores, Inc.(b).............           8,730,524
                                                        -----------------
Retail Stores - General Merchandise (0.9%):
      76,077   J.C. Penney, Inc.....................           3,917,966
                                                        -----------------
Retail Stores - Grocery (1.6%):
     207,750   Albertson's Inc......................           6,959,625
                                                        -----------------

Common Stocks, continued:
Retail Stores - Specialty (3.2%):
      73,700   Home Depot, Inc......................    $      4,643,100
     196,260   Nordstrom, Inc.(b)...................           9,420,479
                                                        -----------------
                                                              14,063,579
                                                        -----------------
Technology (2.1%):
     139,950   Motorola, Inc........................           9,289,181
                                                        -----------------
Tire & Rubber (2.0%):
     149,150   Goodyear Tire & Rubber Co............           8,725,275
                                                        -----------------
Tobacco (2.1%):
     211,200   Philip Morris Cos., Inc..............           9,292,800
                                                        -----------------
Transportation & Shipping (1.8%):
      96,500   Burlington Northern Santa Fe.........           8,009,500
                                                        -----------------
Utilities - Gas & Electric (3.0%):
     163,800   Baltimore Gas & Electric.............           4,299,750
     206,450   Central & South West Corp.(b)........           4,387,063
     130,250   Western Resources, Inc...............           4,249,406
                                                        -----------------
                                                              12,936,219
                                                        -----------------
Wholesale Distribution (1.9%):
     237,235   Sysco Corp...........................           8,273,571
                                                        -----------------

   Total Common Stocks                                       424,549,644
                                                        -----------------
Investment Companies (1.0%):
   4,168,000   Cash Assets Trust Money Market Fund..
                                                               4,168,000
                                                        -----------------
   Total Investment Companies                                  4,168,000
                                                        -----------------
   Total (Cost--$327,491,968)(a)                         $   435,726,534
                                                        =================

-------------
Percentages indicated are based on net assets of $434,529,202.
*    Effective yield at purchase date.
(a) Represents cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation ......................................................   $    113,204,778
                 Unrealized depreciation ......................................................         (4,970,212)
                                                                                                  -----------------
                 Net unrealized appreciation ..................................................   $    108,234,566
                                                                                                  =================

(b)  A portion of this security was loaned as of May 31, 1997.
(c)  Represents non-income producing securities.

                       See notes to financial statements

THE ARCH FUND, INC.
Small Cap Equity Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

   Shares
     or
  Principal                  Security                   Market
   Amount                   Description                 Value
-------------- ------------------------------    -----------------
Commercial Paper (7.1%):
Insurance (4.0%):
   9,270,000   Aetna Services, 5.70%*,
                   6/2/97....................    $      9,268,531
                                                 ----------------
Telecommunications (3.1%):
   7,000,000   Bell Commerce Research,
                   5.65%, 6/2/97.............           6,998,900
                                                 ----------------
   Total Commercial Paper                              16,267,431
                                                 ----------------
Common Stocks (92.9%):
Banking (5.3%):
      30,000   CCB Financial Corp.(c)........           2,107,500
      68,600   Charter One Financial, Inc. ..           3,215,625
      50,000   First Commerce Corp.(c).......           2,256,250
      80,000   First Financial Corp. ........           2,230,000
      70,000   St. Paul Bancorp, Inc. .......           2,222,500
                                                 ----------------
                                                       12,031,875
                                                 ----------------
Beverages (1.6%):
     120,767   Canandaigua Wine, Inc.,
                   Class A(b)(c).............           3,728,681
                                                 ----------------
Broadcasting (2.1%):
      59,000   Evergreen Media Corp.(b)(c)...           2,293,625
      80,000   SFX Broadcasting, Inc.(b)(c)..           2,580,000
                                                 ----------------
                                                        4,873,625
                                                 ----------------
Building Products (0.6%):
      30,000   Rayonier, Inc. ...............           1,286,250
                                                 ----------------
Business Services (5.0%):
      65,000   Interim Services, Inc.(b)(c)..           2,535,000
      95,000   National Data Corp.(c)........           4,168,125
      87,000   SunGard Data Systems,
                   Inc.(b)(c)................           3,697,500
     100,000   Western Staff Services,
                   Inc.(b)...................           1,015,625
                                                 ----------------
                                                       11,416,250
                                                 ----------------
Chemicals (8.1%):
      62,200   Cytec Industries, Inc.(b)(c)..           2,433,575
     208,000   Hanna (M.A.) Co.(c)...........           4,810,000
     140,000   International Specialty Products,
                  Inc.(b)....................           1,907,500
     100,736   Minerals Technologies Inc.(c).           3,979,072
      78,500   OM Group Inc.(c)..............           2,472,750
     160,000   RPM, Inc.(c)..................           3,040,000
                                                 ----------------
                                                       18,642,897
                                                 ----------------
Commercial Services (1.0%):
     100,000   Unitog Co. ...................           2,350,000
                                                 ----------------
Computer Hardware (3.4%):
      69,474   Komag, Inc.(b)(c).............           2,006,062
     191,088   Zebra Technologies Corp.(b)(c)           5,875,956
                                                 ----------------
                                                        7,882,018
                                                 ----------------
Computer Software (2.8%):
     100,000   Active Voice Corp.(b).........           1,200,000
      73,000   Allin Communications Corp.(b).             219,000
     114,850   Network General Corp.(b)......           2,110,369
     239,036   Systemsoft Corp.(c)...........           2,868,432
                                                 ----------------
                                                        6,397,801
                                                 ----------------
Containers (1.3%):
     102,500   Ball Corp.(c).................           2,985,313
                                                 ----------------
Electrical Equipment (1.6%):
      80,000   Hubbell, Inc., Class B........           3,640,000
                                                 ----------------
Financial Services (9.4%):
     182,500   Aames Financial Corp.(c)......           2,349,688
     145,000   Cityscape Financial Corp.(b)(c)          2,102,500
      68,000   CMAC Investment Corp.(c)......           2,830,500
     145,000   Credit Acceptance Corp.(b)(c).           2,048,125
      38,000   Finova Group, Inc. ...........           2,831,000
      60,000   RCSB Financial, Inc. .........           2,456,250
     107,000   Resource Bancshares Mortgage
                   Group, Inc. ..............           1,591,625
     136,500   Southern Pacific Funding
                   Corp.(b)(c)...............           1,911,000
     103,600   Union Acceptance Corp.(b).....             912,975
     108,400   United Cos. Financial Corp.(c)           2,479,650
                                                 ----------------
                                                       21,513,313
                                                 ----------------
Food & Related (2.8%):
     115,000   Hormel Foods Corp. ...........           2,903,750
     172,500   Performance Food Group........           3,579,375
                                                 ----------------
                                                        6,483,125
                                                 ----------------

                                   Continued

THE ARCH FUND, INC.
Small Cap Equity Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)


   Shares
     or
  Principal                  Security                        Market
   Amount                   Description                      Value
-------------- --------------------------------------   -----------------
Common Stocks, continued:
Health Care-Drugs (0.4%):
      84,000   ChiRex Inc.(b).......................    $        966,000
                                                        -----------------
Insurance (1.0%):
      59,100   American States Financial Corp.......           2,267,963
                                                        -----------------
Machinery & Equipment (1.7%):
     115,000   Albany International Corp............           2,616,250
      24,000   Tecumseh Products Co. Class A(c).....           1,359,000
                                                        -----------------
                                                               3,975,250
                                                        -----------------
Manufacturing - Consumer Goods (2.8%):
      40,000   AptaraGroup, Inc.....................           1,775,000
      67,600   Blyth Industries, Inc.(b)(c).........           3,008,200
      50,000   Libbey, Inc..........................           1,668,750
                                                        -----------------
                                                               6,451,950
                                                        -----------------
Manufacturing-Miscellaneous (0.8%):
      75,000   Lydall, Inc.(b)......................           1,715,625
                                                        -----------------
Medical Equipment & Supplies (10.7%):
     125,000   Allergan, Inc........................           3,703,125
      68,000   Dentsply International, Inc.(c)......           3,417,000
      93,000   Fisher Scientfic International.......           3,371,250
      54,000   Lunar Corp.(b).......................           1,080,000
     125,000   Nellcor Puritan Bennett, Inc.(b).....           2,671,875
     222,000   OrthoLogic Corp.(b)..................           1,304,250
     160,000   Penederm, Inc.(b)(c).................           1,780,000
      89,300   Polymer Group, Inc.(b)...............           1,294,850
      60,100   ResMed, Inc.(b)......................           1,262,100
      88,500   Scherer (R.P.) Corp.(b)..............           4,646,250
                                                        -----------------
                                                              24,530,700
                                                        -----------------
Medical Services (9.3%):
     168,000   Apria Healthcare Group, Inc.(b)......           3,024,000
     210,000   Beverly Enterprises, Inc.(b)(c)......           2,966,250
      66,000   Emeritus Corp.(b)....................           1,006,500
     130,000   Horizon/CMS Healthcare Corp.(b)(c)...           2,372,500
     105,000   Living Centers of America(b)(c)......           4,003,125
      90,000   Multicare Cos. Inc.(b)(c)............           2,238,750
      68,200   Sterling House Corp.(b)(c)...........           1,048,575
     285,032   Sun Healthcare Group, Inc.(b)(c).....           4,774,286
                                                        -----------------
                                                              21,433,986
                                                        -----------------
Oil & Exploration Products & Services (5.7%):
     127,403   Global Industries Limited(b).........           2,802,866
      80,000   J. Ray McDermott, S.A.(b)(c).........           2,180,000
     158,000   Union Texas Petroleum Holdings, Inc..           3,179,750
      64,955   United Meridian Corp.(b).............           2,338,380
      74,623   Weatherford Enterra, Inc.(b).........           2,546,510
                                                        -----------------
                                                              13,047,506
                                                        -----------------
Paper & Related (0.8%):
      60,000   Caraustar Industries Inc.............           1,732,500
                                                        -----------------
Printing & Publishing (0.8%):
     170,000   K-III Communications Corp.(b)(c).....           1,891,250
                                                        -----------------
Restaurants (1.5%):
      55,000   Ruby Tuesday, Inc.(b)................           1,182,500
     174,000   Ryan's Family Steak Houses, Inc.(b)..           1,587,750
      30,000   Showbiz Pizza Time, Inc.(b)..........             675,000
                                                        -----------------
                                                               3,445,250
                                                        -----------------
Retail Stores - Specialty (3.5%):
      70,000   Discount Auto Parts, Inc.(b).........           1,303,750
     145,000   Marks Bros. Jewelers, Inc.(b)........           1,576,875
     120,460   Micro Warehouse, Inc.(b).............           2,077,935
      90,000   The Sports Authority, Inc.(b)(c).....           1,620,000
      75,000   Tractor Supply Co.(b)................           1,537,500
                                                        -----------------
                                                               8,116,060
                                                        -----------------
Steel (0.7%):
     130,000   J&L Specialty Steel, Inc.............           1,657,500
                                                        -----------------
Telecommunications (1.8%):
     213,900   Arch Communications Group, Inc.(b)...           1,657,725


                                   Continued

THE ARCH FUND, INC.
Small Cap Equity Portfolio

                 Schedule of Portfolio Investments, Continued
                                 May 31, 1997
                                  (Unaudited)


 Shares
   or
Principal                    Security                        Market
 Amount                     Description                      Value
---------     ---------------------------------------     ------------
Common Stocks, continued:
Telecommunications, continued:
  205,000     Mobile Telecom Tech
               Corp.(b)(c)...........................     $  2,498,438
                                                          ------------
                                                             4,156,163
                                                          ------------
Transportaton & Shipping (2.4%):
  137,000     American Freightways Corp..............        1,883,750
   75,000     Simon Transportation
               Services, Inc.(b).....................        1,387,500
   91,000     U.S. Freightways Corp.(c)..............        2,206,750
                                                          ------------
                                                             5,478,000
                                                          ------------
Utilities - Gas & Electric (2.1%):
   75,000     Central Louisiana Electric.............        1,893,750
   61,000     Tejas Gas Corp.(b)(c)..................        2,859,375
                                                          ------------
                                                             4,753,125
                                                          ------------
Wholesale Distribution (1.9%):
   90,000     Barnett, Inc...........................        2,002,500
  133,000     Peak Technologies Group,
               Inc.(b)...............................        2,377,375
                                                          ------------
                                                             4,379,875
                                                          ------------
     Total Common Stocks                                   213,229,851
                                                          ------------
Investment Companies (0.4%):
1,000,000     Cash Assets Trust Money
               Market Fund...........................        1,000,000
                                                          ------------
     Total Investment Companies                              1,000,000
                                                          ------------
     Total (Cost--$211,945,723)(a)                        $230,497,282
                                                          ============

-------------

Percentages indicated are based on net assets of $229,467,443.

*   Effective yield at purchase date.

(a) Represents cost for federal income tax purposes differs from value by net unrealized appreciation of securitites as follows:

                 Unrealized appreciation ......................................................   $   33,140,602
                 Unrealized depreciation ......................................................      (14,589,043)
                                                                                                  ---------------
                 Net unrealized appreciation ..................................................   $   18,551,559
                                                                                                  ===============

(b) Represents non-income producing securities.

(c) A portion of this security was loaned as of May 31, 1997

                       See notes to financial statements

THE ARCH FUND, INC.
International Equity Portfolio

                       Schedule of Portfolio Investments
                                 May 31, 1997
                                  (Unaudited)


 Shares
   or                                    Market Value
Principal           Security                in U.S.
 Amount            Description              Dollars
--------- ------------------------------ --------------
Common Stocks (95.2%):
Australia (1.8%):
Diversified Operations (0.9%):
 159,000  Southcorp Holdings Limited...   $   593,103
                                          -----------
Metals & Mining (0.9%):
  41,000  Broken Hill Proprietary Co,
            Ltd........................       588,595
                                          -----------
  Total Australia                           1,181,698
                                          -----------
Finland (1.6%):
Banking (0.8%):
 148,000  Merita.......................       506,800
                                          -----------
Telecommunications (0.8%):
   8,400  Nokia AB-Preference(b).......       549,464
                                          -----------
  Total Finland                             1,056,264
                                          -----------
France (10.4%):
Banking (1.2%):
  19,000  Banque Nationale de Paris....       781,238
                                          -----------
Building Products (1.2%):
   5,550  Compagnie de Saint-Gobain....       767,743
                                          -----------
Construction - Domestic (1.2%):
   7,800  Technip SA...................       802,812
                                          -----------
Diversified Operations (1.1%):
  25,000  Lagardere S.C.A..............       736,787
                                          -----------
Electrical & Electronic (1.1%):
   1,340  Le Carbone-Lorraine..........       311,655
   8,700  Schneider Sa.................       418,729
                                          -----------
                                              730,384
                                          -----------
Health Care-Drugs (1.2%):
  24,700  Rhone-Poulenc-A..............       801,684
                                          -----------
Insurance (1.1%):
  23,200  Assurances Generales de
            France.....................       706,691
                                          -----------
Oil & Gas Exploration, Production & Services (1.0%):
   6,200  Elf Aquitaine................       620,915
                                          -----------
Oil Companies - Integrated (1.3%):
   9,000  Total SA-B...................       824,785
                                          -----------
  Total France                              6,773,039
                                          -----------
Germany (8.2%):
Automotive (2.8%):
  11,400  Daimler-Benz AG..............       878,928
   1,900  Volkswagen AG Preferred......       935,741
                                          -----------
                                            1,814,669
                                          -----------
Business Services (1.2%):
   4,150  SAP AG.......................       756,713
                                          -----------
Chemicals (1.2%):
   5,400  SGL Carbon AG................       782,012
                                          -----------
Health Care-Drugs (1.9%):
     880  Altana.......................       813,133
   6,200  Gehe AG......................       439,845
                                          -----------
                                            1,252,978
                                          -----------
Utilities (1.1%):
  12,800  VEBA AG......................       724,953
                                          -----------

  Total Germany                             5,331,325
                                          -----------
Hong Kong (4.9%):
Banking (0.8%):
 102,000  Dao Heng Bank Group Ltd......       522,604
                                          -----------
Diversified Operations (1.3%):
  55,000  Hutchison Whampoa Ltd........       457,831
  51,000  Swire Pacific Ltd.'A'........       427,825
                                          -----------
                                              885,656
                                          -----------
Financial Services (1.1%):
 388,000  Peregrine Investment
            Holdings Ltd...............       691,024
  30,200  Peregrine Investment
            Holdings Warrants..........         8,380
                                          -----------
                                              699,404
                                          -----------
Real Estate (1.7%):
  63,000  Cheung Kong..................       644,350
 182,000  Wheelock & Co. Ltd...........       445,105
                                          -----------
                                            1,089,455
                                          -----------
  Total Hong Kong                           3,197,119
                                          -----------
Italy (2.2%):
Banking (0.8%):
 200,000  Banca Fideuram...............       516,018
                                          -----------


                                   Continued

THE ARCH FUND, INC.
International Equity Portfolio

                 Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                  (Unaudited)


 Shares
   or                                    Market Value
Principal           Security                in U.S.
 Amount            Description              Dollars
--------- ------------------------------ --------------
Common Stocks, continued:
Italy, continued:
Telecommunications (1.4%):
 310,000  Telecom Italia Mobile........   $   910,687
                                          -----------
  Total Italy                               1,426,705
                                          -----------
Japan (24.3%):
Audio/Video Products (3.4%):
  11,000  Sony Corp. ..................       926,028
   8,000  TDK Corp. ...................       613,748
  34,000  Yamaha Corp. ................       644,812
                                          -----------
                                            2,184,588
                                          -----------
Automotive (0.4%):
   9,000  Honda Motor..................       264,138
                                          -----------
Business Services (1.0%):
   9,000  Secom & Co. .................       647,215
                                          -----------
Chemicals (0.8%):
  48,000  Sekisui Chemical Co. ........       498,412
                                          -----------
Computer Software (0.9%):
  23,300  Meitec.......................       613,842
                                          -----------
Construction (1.1%):
  31,000  Matsushita Electric Works
            Ltd. ......................       343,173
  13,000  Sho-bond Corp. ..............       372,608
                                          -----------
                                              715,781
                                          -----------
Cosmetics & Toiletries (0.5%):
  24,000  Shiseido Co., Ltd. ..........       350,124
                                          -----------
Distribution/Wholesale (0.7%):
  48,000  Mitsui & Co. ................       424,268
                                          -----------
Electrical & Electronic (6.0%):
   4,070  Keyence Corp. ...............       586,767
  31,000  Mitsumi Electric.............       750,193
   7,000  Rohm Co. ....................       726,851
  40,000  Taiyo Yuden Co., Ltd. .......       638,462
   9,000  Tokyo Electron...............       453,360
  40,000  Yamatake-Honeywell...........       751,738
                                          -----------
                                            3,907,371
                                          -----------
Financial Services (1.3%):
   4,100  Nichiei Co. .................       383,506
   7,500  Orix Corp. ..................       450,528
                                          -----------
                                              834,034
                                          -----------
Health Care-Drugs (0.2%):
   8,000  Eisai Co. Ltd. ..............       160,645
                                          -----------
Machinery - Electrical (1.0%):
   7,800  SMC..........................       635,888
                                          -----------
Media (0.7%):
   1,200  Nippon Television Network....       478,847
                                          -----------
Multilevel Direct Selling (0.6%):
  10,700  Amway Japan Ltd. ............       412,280
                                          -----------
Office Automation & Equipment (1.1%):
  27,000  Canon, Inc. .................       683,515
                                          -----------
Real Estate (0.8%):
  40,000  Mitsubishi Estate Co. Ltd. ..       545,782
                                          -----------
Recreation (1.1%):
   8,800  Nintendo.....................       687,205
                                          -----------
Rubber - Tires (0.5%):
  13,000  Bridgestone..................       293,401
                                          -----------
Telecommunications (2.2%):
      74  DDI Corp. ...................       551,841
      95  Nippon Telegraph & Telephone.       904,917
                                          -----------
                                            1,456,758
                                          -----------
  Total Japan                              15,794,094
                                          -----------
Malaysia (2.1%):
Diversified Operations (1.5%):
 241,000  Hicom Holdings Bhd...........       489,155
 275,000  Multi-Purpose Holdings Bhd...       435,587
  10,500  YTL Corp. Power Rights.......        15,462
                                          -----------
                                              940,204
                                          -----------
Financial Services (0.6%):
  86,000  Hong Leong Credit Bhd........       414,136
                                          -----------
Rights/Warrants (0.0%):
 196,000  Rights Multi Purpose Holdings           780
                                          -----------
  Total Malaysia                            1,355,120
                                          -----------
Netherlands (8.4%):
Audio/Video (1.0%):
  13,600  PolyGram NV..................       642,151
                                          -----------

                                   Continued

THE ARCH FUND, INC.
International Equity Portfolio

                 Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                  (Unaudited)


 Shares
   or                                    Market Value
Principal           Security                in U.S.
 Amount            Description              Dollars
--------- ------------------------------ --------------
Common Stocks, continued:
Netherlands, continued:
Financial Services (1.5%):
  21,318  Ing Groep NV.................   $   943,245
                                          -----------
Food Products (1.2%):
  40,800  Koninklijke Bols Wessanen NV.       778,236
                                          -----------
Machinery - General Industrial (1.0%):
  14,800  Stork NV.....................       655,618
                                          -----------
Office Furnishing (1.2%):
  12,635  Koninklijke Ahrend Groep NV..       800,059
                                          -----------
Retail General Merchandise (1.3%):
  15,000  Vendex International N.V.....       842,714
                                          -----------
Warehousing & Transportation Services (1.2%):
  23,300  Koninklijke Pakhoed NV.......       789,295
                                          -----------
  Total Netherlands                         5,451,318
                                          -----------
Portugal (1.5%):
Telecommunications (1.5%):
  25,300  Portugal Telecom SA..........       972,152
                                          -----------
  Total Portugal                              972,152
                                          -----------
Spain (3.2%):
Insurance (0.6%):
   6,200  Mapfre Vida..................       419,793
                                          -----------
Oil Companies - Integrated (1.1%):
  17,100  Repsol SA....................       716,969
                                          -----------
Telecommunications (1.5%):
  33,100  Telefonica de Espana.........       956,561
                                          -----------
Water Utility (0.0%):
     167  Aguas de Barcelona-New(b)....         6,608
                                          -----------
  Total Spain                               2,099,931
                                          -----------
Sweden (2.7%):
Insurance (1.4%):
  25,400  Skandia Forsakrings AB.......       898,903
                                          -----------
Telecommunications (1.3%):
  25,100  Ericsson (L.M.)..............       883,414
                                          -----------
  Total Sweden                              1,782,317
                                          -----------
Switzerland (4.8%):
Health Care-Drugs (3.4%):
     540  Ares-Serono Group............       734,785
     555  Novartis AG-Registered.......       753,234
      81  Roche Holding AG-Genussshein.       720,280
                                          -----------
                                            2,208,299
                                          -----------
Insurance (1.4%):
     655  Swiss Reinsurance Registered.       879,692
                                          -----------
  Total Switzerland                         3,087,991
                                          -----------
United Kingdom (11.4%):
Banking (1.6%):
  64,400  Standard Chartered Bank......     1,019,422
                                          -----------
Business Services (1.1%):
 233,000  Corporate Services Group PLC.       691,909
                                          -----------
Computer Services (1.7%):
  43,800  Misys PLC....................       976,400
   6,100  SEMA Group PLC...............       126,900
                                          -----------
                                            1,103,300
                                          -----------
Diversified Operations (2.6%):
  50,400  GKN PLC......................       873,671
 214,000  Rentokil Initial PLC.........       824,558
                                          -----------
                                            1,698,229
                                          -----------
Electrical & Electronic (1.0%):
  98,400  Electrocomponents PLC........       643,174
                                          -----------
Financial Services (1.5%):
 100,600  Lloyds TSB Group PLC.........     1,010,610
                                          -----------
Oil Companies - Integrated (0.7%):
  36,600  British Petroleum............       433,847
                                          -----------
Telecommunications (1.2%):
  99,200  Cable Wireless...............       809,895
                                          -----------
  Total United Kingdom                      7,410,386
                                          -----------
United States (7.7%):
Closed End Investment Companies (2.3%):
  18,100  Genesis Chile Fund...........       850,700
   8,450  India Magnum Fund............       401,375
   3,170  Korea International
            Investment Fund............       246,943
                                          -----------
                                            1,499,018
                                          -----------

                                   Continued

THE ARCH FUND, INC.
International Equity Portfolio

                 Schedule of Portfolio Investments, Continued
                                 May 31, 1997
                                  (Unaudited)

 Shares
   or                                    Market Value
Principal           Security                in U.S.
 Amount            Description              Dollars
--------- ------------------------------ --------------
Common Stocks, continued:
United States, continued:
Financial Services (0.7%):
   8,400  Brazilian Investment Co......   $   454,524
                                          -----------
Healthcare (1.5%):
  23,000  Elan-ADR.....................       943,000
                                          -----------
Multiple Industry (1.3%):
  34,000  Argentinian Investor Co......       873,800
                                          -----------
Retail (0.4%):
   6,270  Fila Holdings ADR............       264,908
                                          -----------
Telecommunications (0.8%):
   3,800  Telebras ADR.................       514,425
                                          -----------
Textile (0.7%):
   6,275  Gucci Group ADR..............       429,838
                                          -----------
  Total United States                       4,979,513
                                          -----------
  Total Common Stocks                      61,898,972
                                          -----------
U.S. Government Agencies (1.0%):
Federal Home Loan Mortgage Assoc::
 670,000  0.00%, 6/2/97*  .............       669,800
                                          -----------
  Total U.S. Government Agencies              669,800
                                          -----------
Investment Companies (0.7%):
      40  Taipei Fund..................       440,000
                                          -----------
  Total Investment Companies                  440,000
                                          -----------
  Total (Cost--$52,661,016)(a)            $63,008,772
                                          ===========

----------
Percentages indicated are based on net assets of $65,038,147.

*   Represents discount Note.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

             Unrealized appreciation ..........................  $11,432,774
             Unrealized depreciation ..........................   (1,085,018)
                                                                 -----------
             Net unrealized appreciation ......................  $10,347,756
                                                                 ===========

(b) Represents non-income producing securities.

                       See notes to financial statements

THE ARCH FUND, INC.
Equity Income Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

   Shares
     or
  Principal                  Security                        Market
   Amount                   Description                      Value
-------------- --------------------------------------   -----------------

Commercial Paper (2.9%):
Financial Services (2.9%):
   3,506,000   Xerox Credit, 5.60%, 6/2/97............  $      3,505,454
                                                        -----------------
   Total Commercial Paper                                      3,505,454
                                                        -----------------
Common Stocks (94.5%):
Automotive (3.4%):
      62,000   Echlin, Inc. ..........................         2,069,250
      34,000   PPG Industries, Inc. ..................         1,976,250
                                                        -----------------
                                                               4,045,500
                                                        -----------------
Banking (23.8%):
      48,004   Barnett Banks, Inc.(b).................         2,526,211
      42,700   Chase Manhattan Corp. .................         4,035,149
      30,200   Comerica, Inc. ........................         1,887,500
      41,000   CoreStates Financial Corp. ............         2,167,875
      65,000   Crestar Financial Corp. ...............         2,470,000
      15,000   First Union Corp.(b)...................         1,288,125
      40,000   KeyCorp................................         2,175,000
      26,700   Mellon Bank Corp. .....................         2,336,250
      28,900   National City Corp.(b).................         1,488,350
      42,000   Norwest Corp. .........................         2,247,000
      50,000   PNC Financial Corp. ...................         2,093,750
      30,000   Union Planters Corp. ..................         1,736,250
      35,000   Wachovia Corp.(b)......................         2,130,625
                                                        -----------------
                                                              28,582,085
                                                        -----------------
Banking & Financial Services (1.5%):
      52,000   Green Tree Financial Corp. ............         1,820,000
                                                        -----------------
Chemicals (1.3%):
      19,000   Dow Chemical Co.(b)....................         1,584,125
                                                        -----------------
Chemicals - Industrial Gas (0.7%):
      16,200   Praxair, Inc. .........................           852,525
                                                        -----------------
Chemicals--Specialty (0.6%):
      39,000   RPM, Inc. .............................           741,000
                                                        -----------------
Containers & Packaging (2.3%):
      40,000   Avery Dennison Corp. ..................         1,505,000
      22,200   Crown Cork & Seal Co., Inc. ...........         1,293,150
                                                        -----------------
                                                               2,798,150
                                                        -----------------
Diversified Operations (2.4%):
      48,000   General Electric Co. ..................         2,898,000
                                                        -----------------
Electrical Equipment (2.0%):
      15,970   Grainger (W.W.), Inc. .................         1,281,593
      15,000   Honeywell, Inc. .......................         1,091,250
                                                        -----------------
                                                               2,372,843
                                                        -----------------
Financial Services (7.8%):
      74,400   Fannie Mae.............................         3,245,699
      19,000   First USA, Inc. .......................           940,500
      63,375   MBNA Corp. ............................         2,146,828
      26,600   PMI Group, Inc.(b).....................         1,459,675
       6,987   Student Loan Marketing Association.....           849,794

      33,000   United Financial Corp.(b)..............           754,875
                                                        -----------------
                                                               9,397,371
                                                        -----------------
Food & Related (3.0%):
      71,000   IBP, Inc. .............................         1,668,500
      47,400   Sara Lee Corp. ........................         1,937,475
                                                        -----------------
                                                               3,605,975
                                                        -----------------
Health Care-Drugs (11.2%):
      31,300   Abbott Laboratories....................         1,971,900
      41,300   American Home Products Corp. ..........         3,149,124
      28,600   Bristol-Myers Squibb Co................         2,098,525
      34,200   Schering-Plough Corp...................         3,103,649
      34,800   SmithKline Beecham PLC, ADR............         3,045,000
                                                        -----------------
                                                              13,368,198
                                                        -----------------
Instruments - Scientific (1.2%):
      32,500   Millipore Corp.........................         1,401,563
                                                        -----------------
Manufacturing-Consumer Goods (2.1%):
      64,900   Newell Co. ............................         2,482,425
                                                        -----------------
Medical Equipment & Supplies (2.1%):
      39,700   Allergan, Inc..........................         1,176,113
      40,000   Bard (C.R.), Inc. .....................         1,280,000
                                                        -----------------
                                                               2,456,113
                                                        -----------------
Oil & Exploration Products & Services (0.3%):
      20,100   Union Texas Petroleum Holdings, Inc. ..           404,513
                                                        -----------------

                                   Continued

THE ARCH FUND, INC.
Equity Income Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)


   Shares
     or
  Principal                  Security                        Market
   Amount                   Description                      Value
-------------- --------------------------------------   -----------------
Common Stocks, continued:
Oil & Gas Equipment/Services (3.5%):
      83,100   Dresser Industries, Inc. ............    $      2,846,175
      30,900   Tidewater, Inc. .....................           1,301,663
                                                        ----------------
                                                               4,147,838
                                                        ----------------
Oil Companies - Integrated (3.3%):
      22,600   Amoco Corp. .........................           2,019,875
      10,000   Mobil Corp. .........................           1,398,750
       2,500   Royal Dutch Petroleum Co. ...........             488,125
                                                        ----------------
                                                               3,906,750
                                                        ----------------
Paper Products (1.9%):
      42,500   Consolidated Papers Inc. ............           2,316,250
                                                        ----------------
Retail Stores - Department (2.3%):
      30,433   J.C. Penney, Inc. ...................           1,567,300
      26,000   May Department Stores Co. ...........           1,225,250
                                                        ----------------
                                                               2,792,550
                                                        ----------------
Retail Stores - Grocery (0.8%):
      27,000   Albertson's, Inc. ...................             904,500
                                                        ----------------
Technology (1.4%):
      25,900   Motorola, Inc. ......................           1,719,113
                                                        ----------------
Tire & Rubber (1.9%):
      38,000   Goodyear Tire & Rubber Co. ..........           2,223,000
                                                        ----------------
Tobacco (2.2%):
      60,000   Philip Morris Co., Inc. .............           2,640,000
                                                        ----------------
Transportation & Shipping (2.4%):
      16,200   Burlington Northern Santa Fe.........           1,344,600
      20,000   CSX Corp.(b).........................           1,060,000
       7,500   Union Pacific Corp. .................             508,125
                                                        ----------------
                                                               2,912,725
                                                        ----------------
Utilities - Gas & Electric (5.6%):
      62,000   Baltimore Gas & Electric Co. ........           1,627,500
      57,000   Central & South West Corp. ..........           1,211,250
      80,000   PacifiCorp. .........................           1,590,000
      36,000   Union Electric Co.(b)................           1,318,500
      30,000   Western Resources, Inc. .............             978,750
                                                        ----------------
                                                               6,726,000
                                                        ----------------
Utilities - Telecommunications (3.0%):
      26,000   Bell Atlantic Corp.(b)...............           1,820,000
      30,000   SBC Communications, Inc. ............           1,755,000
                                                        ----------------
                                                               3,575,000
                                                        ----------------
Wholesale Distribution (0.5%):
      17,500   Sysco Corp. .........................             610,313
                                                        ----------------
   Total Common Stocks                                       113,284,425
                                                        ----------------
Convertible Bonds (1.7%):
Banking (0.3%):
     500,000   Cityscape Financial Corp., 6.00%,
                  5/1/06............................             375,625
Financial Services (0.7%):
   1,000,000   Southern Pacific Funding, 6.75%,
                  10/15/06..........................             881,250
Oil & Gas Exploration, Production & Services (0.7%):
      37,200   Arco Lyonell Notes, 9.01%, 9/15/97...             799,800
                                                        ----------------
   Total Convertible Bonds                                     2,056,675
                                                        ----------------
Real Estate Investment Trust (1.3%):
Health Care (1.1%):
      60,400   Nationwide Health Properties, Inc....           1,298,600
                                                        ----------------
Office Property (0.2%):
      11,000   Prentiss Properties Trust............             258,500
                                                        ----------------

   Total Real Estate Investment Trust                          1,557,100
                                                        ----------------
   Total (Cost--$82,591,906)(a)                          $   120,403,654
                                                        ================

-------------------------
Percentages indicated are based on net assets of $119,934,167.

(a) Represents cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation ......................................................   $    39,240,231
                 Unrealized depreciation ......................................................        (1,428,483)
                                                                                                  ===============
                 Net unrealized appreciation ..................................................   $    37,811,748
                                                                                                  ===============

(b)  A portion of this security was loaned as of May 31, 1997.

                       See notes to financial statements

THE ARCH FUND, INC.
Equity Index Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

   Shares
     or
 Principal                   Security                         Market
   Amount                  Description                        Value
-----------  -----------------------------------------   ----------------
Commercial Paper (0.2%):
Financial Services (0.2%):
   48,000   Xerox Credit, 5.60%, 6/2/97..............    $        47,993
                                                         ----------------
   Total Commercial Paper                                         47,993
                                                         ----------------
Common Stocks (99.8%):
Aerospace (0.1%):
      236   Northrop Grumman Corp....................             20,001
                                                         ----------------
Aerospace/Defense (1.6%):
    1,463   Boeing Co................................            153,980
      258   General Dynamics Corp....................             19,318
      787   Lockheed Martin Corp.....................             73,683
      866   McDonnell Douglas Corp...................             55,749
      964   Raytheon Co..............................             46,031
      969   United Technologies Corp.................             77,883
                                                         ----------------
                                                                 426,644
                                                         ----------------
Aircraft Engines & Engine Parts (0.3%):
    1,155   AlliedSignal.............................             88,646
                                                         ----------------
Airlines (0.3%):
      372   AMR Corp(b)..............................             36,968
      299   Delta Air Lines..........................             28,031
      592   Southwest Airlines Co....................             15,244
      262   US Airways Group, Inc.(b)................              9,105
                                                         ----------------
                                                                  89,348
                                                         ----------------
Aluminum (0.1%):
      924   Alcan Aluminum Ltd.......................             33,149
                                                         ----------------
Apparel (0.3%):
    1,178   Nike, Inc................................             67,146
                                                         ----------------
Apparel/Shoes (0.2%):
      314   Fruit of the Loom........................             10,951
      292   Liz Claiborne, Inc.......................             13,323
      227   Reebok International Ltd.................              9,307
      156   Russell Corp.............................              4,778
      203   Stride Rite Corp.........................              3,096
      260   VF Corp..................................             20,313
                                                         ----------------
                                                                  61,768
                                                         ----------------
Automotive (1.3%):
    4,842   Ford Motor Co............................            181,574
    3,087   General Motors Corp......................            176,730
                                                         ----------------
                                                                 358,304
                                                         ----------------
Automotive Cars/Trucks (0.4%):
    2,869   Chrysler Corp............................    $        91,091
      300   Navistar International Corp..............              4,988
      318   PACCAR, Inc..............................             14,390
                                                         ----------------
                                                                 110,469
                                                         ----------------
Automotive Parts & Equipment (0.3%):
      161   Cummins Engine Co........................             10,264
      416   Dana Corp................................             15,028
      255   Echlin, Inc..............................              8,511
      738   Genuine Parts Co.........................             24,723
      519   TRW, Inc.................................             27,767
                                                         ----------------
                                                                  86,293
                                                         ----------------
Banking (8.1%):
    1,745   Banc One Corp............................             75,471
    1,602   Bank of New York, Inc....................             68,285
    1,465   BankAmerica Corp.........................            171,221
      625   BankBoston Corp..........................             45,625
      334   Bankers Trust New York Corp..............             28,265
      852   Barnett Banks, Inc.......................             44,837
    1,792   Chase Manhattan Corp.....................            169,343
    1,892   Citicorp.................................            216,397
      439   Comerica, Inc............................             27,438
      913   CoreStates Financial Corp................             48,275
      432   Fifth Third Bancorp......................             33,372
      549   First Bank System, Inc...................             45,018
    1,302   First Chicago Corp.......................             77,144
    1,159   First Union Corp.........................             99,529
    1,071   Fleet Financial Group, Inc...............             65,465
      562   Great Western Financial Corp.............             27,257
      431   H.F. Ahmanson & Co.......................             17,563
      756   J. P. Morgan & Co., Inc..................             81,270
      921   KeyCorp..................................             50,079
    1,365   MBNA Corp................................             46,239
      529   Mellon Bank Corp.........................             46,288
      623   Morgan Stanley Group, Inc................             42,053
      912   National City Corp.......................             46,968
    2,998   NationsBank Corp.........................            176,506
    1,512   Norwest Corp.............................             80,892
    1,370   PNC Financial Corp.......................             57,369
      226   Republic New York Corp...................             22,544

                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal                    Security                         Market
 Amount                    Description                        Value
----------  ------------------------------------------   -----------------
Common Stocks, continued:
Banking, continued:
      329   State Street Corp........................    $        14,682
      911   Sun Trust Banks, Inc.....................             48,625
      617   U.S. Bancorp.............................             37,868
      675   Wachovia Corp............................             41,091
      378   Wells Fargo Co...........................             99,603
                                                         ----------------
                                                               2,152,582
                                                         ----------------
Beverages (4.1%):
      155   Adolph Coors Co..........................              3,778
    2,039   Anheuser-Busch Co........................             87,422
      282   Brown-Forman Corp........................             14,417
    6,395   PepsiCo, Inc.............................            235,015
    1,514   Seagram Co. Ltd..........................             60,939
   10,212   The Coca-Cola Co.........................            696,968
                                                         ----------------
                                                               1,098,539
                                                         ----------------
Broadcasting/Cable (0.3%):
    2,712   Tele-Communications - Class A(b).........             41,019
    2,551   U.S. West Media Group(b).................             50,701
                                                         ----------------
                                                                  91,720
                                                         ----------------
Building Products (0.2%):
      655   Masco Corp...............................             25,463
      213   Owens Corning............................              8,893
      701   Sherwin-Williams Co......................             21,030
                                                         ----------------
                                                                  55,386
                                                         ----------------
Business Services (0.8%):
    1,193   Automatic Data Processing, Inc...........             58,606
      332   Ceridian Corp............................             12,201
      312   Computer Science(b)......................             24,141
      695   Dun & Bradstreet Corp....................             18,157
    1,828   First Data Corp..........................             73,120
      331   Interpublic Group Cos., Inc..............             19,819
                                                         ----------------
                                                                 206,044
                                                         ----------------
Capital Equipment (0.2%):
      135   Giddings & Lewis, Inc....................              2,559
    1,012   Illinois Tool Works, Inc.................             50,221
                                                         ----------------
                                                                  52,780
                                                         ----------------
Chemicals (2.6%):
      456   Air Products & Chemicals, Inc............             35,454
    2,299   E. I. du Pont de Nemours & Co............            250,303
      317   Eastman Chemical Co......................             18,862
    1,361   Eastman Chemical Co......................            112,793
      587   Engelhard Corp...........................             12,694
      246   Great Lakes Chemical Corp................             12,023
      418   Hercules, Inc............................             19,594
    2,402   Monsanto Co..............................            105,688
      581   Morton International Inc.................             18,737
      275   Nalco Chemical Co........................             10,209
      639   Praxair, Inc.............................             33,627
      261   Rohm & Haas Co...........................             22,511
      408   Sigma-Aldrich Corp.......................             12,495
      520   Union Carbide Corp.......................             24,310
      289   W.R. Grace & Co..........................             15,100
                                                         ----------------
                                                                 704,400
                                                         ----------------
Commercial Services (0.2%):
      870   Browning-Ferris Industries, Inc..........             28,493
      264   Ecolab, Inc..............................             10,989
      425   H & R Block..............................             14,025
                                                         ----------------
                                                                  53,507
                                                         ----------------
Communications Equipment (0.9%):
      806   Bay Networks, Inc........................             19,747
    1,333   Comcast Corp.............................             23,161
      479   DSC Communications Corp..................             12,244
      159   Harris Corp..............................             14,091
    2,606   Lucent Technologies, Inc.................            165,806
                                                         ----------------
                                                                 235,049
                                                         ----------------
Computer Software (3.3%):
      275   Adobe Systems, Inc.......................             12,272
    1,483   Computer Associates International, Inc...             81,194
    4,914   Microsoft, Inc.(b).......................            609,335
    1,413   Novell, Inc.(b)..........................             11,127
    2,761   Oracle Corp.(b)..........................            128,731
      521   Parametric Technology Corp.(b)...........             23,380
                                                         ----------------
                                                                 866,039
                                                         ----------------

                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

  Shares
    or
Principal                   Security                         Market
  Amount                   Description                        Value
----------  ------------------------------------------   -----------------
Common Stocks, continued:
Computers & Peripherals (4.6%):
      719   3Com Corp.(b)............................    $        34,872
      496   Amdahl Corp.(b)..........................              4,960
      509   Apple Computer, Inc.(b)..................              8,462
      636   Cabletron Systems(b).....................             27,984
    2,685   Cisco Systems Inc.(b)....................            181,908
    1,106   Compaq Computer Corp.(b).................            119,725
      163   Data General Corp.(b)....................              3,484
      715   Dell Computer Corp.(b)...................             80,438
      642   Digital Equipment Corp.(b)...............             23,032
    1,004   EMC Corp/Mass(b).........................             40,035
    4,142   Hewlett-Packard Co.......................            213,312
      194   Intergraph Corp.(b)......................              1,370
    4,228   International Business Machines Corp.....            365,721
    1,010   Seagate Technology, Inc.(b)..............             41,031
      720   Silicon Graphics, Inc.(b)................             13,590
    1,503   Sun Microsystems, Inc....................             48,472
      714   Unisys Corp.(b)..........................              4,909
                                                         ----------------
                                                               1,213,305
                                                         ----------------
Computers--Main & Mini (0.0%):
      485   Tandem Computers, Inc.(b)................              6,911
                                                         -----------------
Construction (0.3%):
      169   Armstrong World Industries, Inc..........             11,492
      118   Centex Corp..............................              4,705
      447   Ingersol-Rand Co.........................             24,362
      159   Kaufman & Broad Home Corp................              2,385
      749   PPG Industries, Inc......................             43,536
       95   Pulte Corp...............................              3,004
                                                         ----------------
                                                                  89,484
                                                         ----------------
Consumer Goods & Services (2.2%):
      385   Black & Decker...........................             13,379
      211   Clorox Co................................             26,639
    1,200   Colgate-Palmolive........................             74,400
    1,620   CUC International, Inc...................             37,260
    1,140   Gap, Inc.................................             39,045
      158   Jostens, Inc.............................              3,891
    2,775   Procter & Gamble Co......................            382,602
      612   Rubbermaid Inc...........................             17,060
                                                         ----------------
                                                                 594,276
                                                         ----------------
Containers & Packaging (0.2%):
      426   Avery Dennison Corp......................             16,028
      125   Ball Corp................................              3,641
      214   Bemis Co.................................              8,560
      524   Crown Cork & Seal Co., Inc...............             30,523
      405   Stone Container Corp.....................              5,569
                                                         ----------------
                                                                  64,321
                                                         ----------------
Cosmetics & Toiletries (1.0%):
      228   Alberto-Culver Co........................              6,498
      543   Avon Products, Inc.......................             34,616
    2,266   Gillette Co..............................            201,390
      451   International Flavors & Fragrances.......             20,013
                                                         ----------------
                                                                 262,517
                                                         ----------------
Diversified Operations (6.0%):
      115   Aeroquip-Vickers, Inc....................              4,988
      695   American Brands, Inc.(b).................             34,055
      695   Cognizant Corp...........................             25,715
      491   Coopers Industries, Inc..................             25,041
      934   Corning Glass............................             47,050
      188   Crane Co.................................              7,708
      992   Dow Chemical Co..........................             82,708
       83   Eastern Enterprises......................              2,864
      315   Eaton Corp...............................             25,121
      152   FMC Corp.(b).............................             10,944
   13,523   General Electric Co......................            816,450
      475   ITT Corp.................................             28,322
      483   ITT Industries Inc.......................             11,954
    1,707   Minnesota Mining & Manufacturing.........            156,616
      185   National Service Industries Inc..........              8,117
      182   Raychem Corp.............................             13,491
      697   Tenneco, Inc.............................             31,191
      338   Textron, Inc.............................             40,053
      681   Tyco International Ltd...................             43,244
      654   Unilever NV New York Shares..............            126,712
    2,467   Westinghouse Electric Corp...............             49,957
      424   Whitman Corp.............................             10,229
                                                         ----------------
                                                               1,602,530
                                                         ----------------
Electrical & Electronic (1.3%):
      897   Amp, Inc.................................             36,889

                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)


  Shares
    or
 Principal                  Security                         Market
  Amount                  Description                        Value
----------  ------------------------------------------   -----------------
Common Stocks, continued:
Electrical & Electronic, continued:
    1,826   Emerson Electric.........................    $        98,604
      204   General Signal Corp......................              8,594
      217   Grainger (W.W.), Inc.....................             17,414
    2,421   Motorola, Inc............................            160,693
      238   Tandy Corp...............................             12,852
      135   Tektronix, Inc...........................              7,746
      217   Thomas & Betts Corp......................             11,040
                                                         ----------------
                                                                 353,832
                                                         ----------------
Engineering (0.1%):
      343   Fluor Corp...............................             18,136
      166   Foster Wheeler Corp......................              6,433
                                                         ----------------
                                                                  24,569
                                                         ----------------
Entertainment (0.6%):
      420   Harrah's Entertainment Inc.(b)...........              7,823
      219   Meredith Corp............................              5,667
    2,322   Time Warner, Inc.........................            107,973
    1,445   Viacom, Inc.(b)..........................             42,898
                                                         ----------------
                                                                 164,361
                                                         ----------------
Environmental Services (0.2%):
      238   Safety-Kleen Corp........................              3,719
    1,850   Waste Management, Inc....................             58,738
                                                         ----------------
                                                                  62,457
                                                         ----------------
Financial Guarantee Insurances (0.1%):
      177   MBIA Inc.................................             19,005
                                                         -----------------
Financial Services (3.1%):
    1,935   American Express Co......................            134,482
      221   Beneficial Corp..........................             14,199
    1,313   Dean Witter Discover & Co.(b)............             54,161
    4,460   Fannie Mae...............................            194,567
    2,921   Federal Home Loan Mortgage Corp..........             96,393
      234   Golden West Financial Corp...............             15,854
      561   Green Tree Financial Corp................             19,635
      396   Household International..................             38,907
      673   Merrill Lynch & Co.......................             71,338
      241   MGIC Investment Corp.....................             21,449
      445   Salomon, Inc.............................             23,863
    2,609   Travelers, Inc...........................            143,168
                                                         ----------------
                                                                 828,016
                                                         ----------------
Food & Related (1.4%):
      981   ConAgra, Inc.............................             58,983
      154   Fleming Cos., Inc........................              2,926
      660   General Mills, Inc.......................             41,745
    1,504   H. J. Heinz Co...........................             64,672
      627   Hershey Foods............................             35,190
      861   Kellogg Co...............................             63,499
    1,965   Sara Lee Corp............................             80,319
      273   SUPERVALU, Inc...........................              9,111
      475   Wrigley (Wm) Jr Co.......................             28,144
                                                         ----------------
                                                                 384,589
                                                         ----------------
Food Processing (1.0%):
    2,219   Archer-Daniels Midland Co................             44,380
    1,908   Campbell Soup Co.........................             87,768
      587   CPC International, Inc...................             50,482
      336   Pioneer Hi-Bred International, Inc.......             23,436
      555   Quaker Oats Co...........................             22,894
      434   Ralston Purina Group.....................             36,999
                                                         ----------------
                                                                 265,959
                                                         ----------------
Funeral Services (0.1%):
      963   Service Corp. International..............             33,946
                                                         -----------------
Gas Utility (0.1%):
      225   Columbia Gas System, Inc.................             14,484
      347   Pacific Enterprises......................             11,364
      143   People's Energy Corp.....................              5,077
                                                         ----------------
                                                                  30,925
                                                         ----------------
Health Care (0.3%):
      227   Bausch & Lomb, Inc.......................              9,137
    1,286   HEALTHSOUTH Corp.(b).....................             29,417
      257   Manor Care, Inc..........................              7,357
      752   United Healthcare Corp...................             42,488
                                                         ----------------
                                                                  88,399
                                                         ----------------
Health Care-Drugs (8.5%):
    3,173   Abbott Laboratories......................            199,898
    2,608   American Home Products Corp..............            198,859
    4,091   Bristol-Myers Squibb Co..................            300,176
    2,254   Eli Lilly & Co...........................            209,621
    5,439   Johnson & Johnson........................            325,659
    4,923   Merck & Co., Inc.........................            442,454


                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

   Shares
     or
 Principal                   Security                         Market
   Amount                  Description                        Value
----------  ------------------------------------------   -----------------
Common Stocks, continued:
Health Care-Drugs, continued:
    2,633   Pfizer, Inc. ............................    $       270,869
    2,075   Pharmacia & Upjohn, Inc. ................             71,847
    1,509   Schering-Plough Corp. ...................            136,941
    1,108   Warner-Lambert Co. ......................            111,631
                                                         ----------------
                                                               2,267,955
                                                         ----------------
Hospital Supply & Management (0.1%):
      664   Humana, Inc.(b) .........................             15,023
                                                         -----------------
Hotels & Lodging (0.4%):
      643   HFS, Inc.(b) ............................             34,642
    1,009   Hilton Hotels Corp. .....................             28,504
      523   Marriott International, Inc. ............             30,203
                                                         ----------------
                                                                  93,349
                                                         ----------------
Household--Major Appliances (0.1%):
      409   Maytag ..................................             10,941
      304   Whirlpool Corp. .........................             15,162
                                                         ----------------
                                                                  26,103
                                                         ----------------
Instrumentation (0.3%):
      193   EG&G Inc. ...............................              3,764
      518   Honeywell, Inc. .........................             37,685
      340   Johnson Controls, Inc. ..................             14,408
      177   Millipore Corp. .........................              7,633
      304   Parker-Hannifin Corp. ...................             15,998
      178   Perkin-Elmer Corp. ......................             13,528
                                                         ----------------
                                                                  93,016
                                                         ----------------
Insurance-Life/Health (0.7%):
      831   American General Corp. ..................             36,772
      663   Aon Corp. ...............................             32,321
      744   Conseco Inc. ............................             29,760
      289   Jefferson Pilot .........................             18,388
      287   Torchmark Corp. .........................             18,834
      271   Transamerica Corp. ......................             24,627
      299   UNUM Corp. ..............................             23,658
      140   USLIFE Corp. ............................              6,825
                                                         ----------------
                                                                 191,185
                                                         ----------------
Insurance--Multiline (2.9%):
      616   Aetna Services, Inc. ....................             62,216
    1,816   Allstate Corp. ..........................            133,702
    1,918   American International Group, Inc. ......            259,648
      307   Cigna Corp. .............................             53,341
      336   General Re Corp. ........................             58,884
      480   Hartford Financial Services Group .......             37,440
      426   Lincoln National Corp. ..................             25,933
      470   Loews Corp. .............................             45,708
      334   March & McLennan Cos., Inc. .............             44,005
      383   Providian Corp. .........................             22,932
      515   SAFECO Corp. ............................             22,403
      472   USF&G Corp. .............................             10,148
                                                         ----------------
                                                                 776,360
                                                         ----------------
Insurance--Property & Casualty (0.3%):
      711   Chubb Corp. .............................             43,371
      339   Saint Paul Companies, Inc. ..............             24,281
                                                         ----------------
                                                                  67,652
                                                         ----------------
Integrated Oil (1.0%):
    2,031   Amoco Corp. .............................            181,520
      190   Pennzoil Co. ............................             10,521
    1,023   Unocal Corp. ............................             43,605
    1,174   USX-Marathon Group ......................             34,927
                                                         ----------------
                                                                 270,573
                                                         ----------------
Iron/Steel (0.3%):
      712   Alleghany Teledyne, Inc. ................             18,334
      435   Armco, Inc.(b) ..........................              1,631
      456   Bethlehem Steel Corp.(b) ................              4,560
      200   Inland Steel ............................              4,925
      358   Nucor Corp. .............................             21,122
      346   USX-US Steel Group, Inc. ................             11,159
      394   Worthington Industries ..................              7,289
                                                         ----------------
                                                                  69,020
                                                         ----------------
Leisure & Tourism (0.9%):
      402   Brunswick Corp. .........................             12,261
    2,757   The Walt Disney Co. .....................            225,728
                                                         ----------------
                                                                 237,989
                                                         ----------------
Machinery & Equipment (0.9%):
      300   Case Corp. ..............................             17,700
      782   Caterpillar, Inc. .......................             76,343
      163   Cincinnati Milacron, Inc. ...............              3,769
    1,045   Deere & Co. .............................             53,426

                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

   Shares
     or
 Principal                   Security                         Market
   Amount                  Description                        Value
----------  ------------------------------------------   -----------------
Common Stocks, continued:
Machinery & Equipment, continued:
      459   Dover Corp...............................    $        26,278
      201   Harnischfeger Industries, Inc............              8,618
      224   McDermott International, Inc.............              6,216
       33   Nacco Industries, Inc....................              1,679
      249   Snap-on, Inc.............................              9,929
      363   Stanley Works............................             14,883
      610   Thermo Electron(b).......................             21,045
                                                         ----------------
                                                                 239,886
                                                         ----------------
Manufacturing (0.1%):
      219   Western Atlas Inc.(b)....................             14,865
                                                         -----------------
Manufacturing-Consumer Goods (0.2%):
      118   Briggs & Stratton........................              6,092
      145   Fleetwood Enterprises....................              3,915
      649   Newell Co................................             24,824
      514   Pall Corp................................             12,143
      254   Tupperware Corp..........................              9,208
                                                         ----------------
                                                                  56,182
                                                         ----------------
Medical Equipment & Supplies (1.1%):
      267   Allergan, Inc............................              7,910
      345   Alza Corp.(b)............................             10,178
      233   Bard (C.R.), Inc.........................              7,456
    1,115   Baxter International, Inc................             58,816
      502   Becton Dickinson & Co....................             24,724
      467   Biomet, Inc..............................              8,727
      792   Boston Scientific Corp.(b)...............             42,273
      303   Guidant Corp.............................             23,520
      302   Mallinckrodt, Inc........................             11,287
      980   Medtronic, Inc...........................             72,520
      381   St. Jude Medical, Inc.(b)................             12,906
      286   US Surgical Corp.........................              9,653
                                                         ----------------
                                                                 289,970
                                                         ----------------
Medical Services (0.3%):
    1,080   Amgen, Inc.(b)...........................             72,225
      406   Beverly Enterprises, Inc.(b).............              5,735
       96   Shared Medical Systems Corp..............              5,088
                                                         ----------------
                                                                  83,048
                                                         ----------------
Medical-Hospital Services (0.5%):
    2,742   Columbia/HCA Healthcare Corp.............            100,426
    1,230   Tenet Healthcare Corp.(b)................             33,825
                                                         ----------------
                                                                 134,251
                                                         ----------------
Metals & Mining (0.6%):
      708   Aluminum Co. of America..................             52,127
      175   Asarco, Inc..............................              5,447
      381   Cyprus Amax Minerals Co..................              9,287
      789   Freeport McMoRan.........................             22,980
      687   Inco Ltd.................................             22,671
      265   Phelps Dodge Corp........................             22,161
      297   Reynolds Metals..........................             20,159
                                                         ----------------
                                                                 154,832
                                                         ----------------
Natural Gas Utility (0.4%):
      387   Consolidated Natural Gas Co..............             20,559
      203   NICOR, Inc...............................              6,978
      561   NorAm Energy Corp........................              8,555
      112   ONEOK Inc................................              3,388
      617   PanEnergy Corp...........................             28,845
      641   Williams Cos., Inc.......................             28,284
                                                         ----------------
                                                                  96,609
                                                         ----------------
Office Equipment & Supplies (0.6%):
      336   Deluxe Corp..............................             10,920
      550   Ikon Office Solutions Inc................             15,950
      126   John H. Harland Co.......................              2,882
      408   Moore Corp. Ltd..........................              9,078
      606   Pitney Bowes, Inc........................             42,572
    1,326   Xerox Corp...............................             89,837
                                                         ----------------
                                                                 171,239
                                                         ----------------
Oil & Gas Equipment/Services (0.2%):
      594   Baker Hughes, Inc........................             22,275
      718   Dresser Industries, Inc..................             24,592
      284   ENSERCH Corp.............................              6,071
                                                         ----------------
                                                                  52,938
                                                         ----------------
Oil & Gas Exploration, Production & Services (1.0%):
      510   Burlington Resources.....................             23,715
      430   Coastal Corp.............................             21,554
      198   Kerr-McGee Corp..........................             12,821

                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio


                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

  Shares
    or
Principal                   Security                          Market
  Amount                  Description                         Value
---------   ------------------------------------------   -----------------
Common Stocks, continued:
Oil & Gas Exploration, Production & Services, continued:
      140   Louisiana Land & Exploration.............    $         7,210
      428   Oryx Energy Co.(b).......................              9,898
      349   Rowan Cos., Inc.(b)......................              8,071
      421   Santa Fe Energy Resources(b).............              6,368
    1,006   Schlumberger Ltd.........................            119,840
      352   Sonat, Inc...............................             20,240
    1,020   Union Pacific Resources..................             29,453

                                                         ----------------
                                                                 259,170
                                                         ----------------
Oil Companies - Integrated (6.1%):
      380   Amerada Hess Corp........................             20,330
    2,665   Chevron Corp.............................            186,549
   10,193   Exxon Corp...............................            603,934
      102   Helmerich & Payne, Inc...................              5,725
    1,609   Mobil Corp...............................            225,058
    1,343   Occidental Petroleums Corp...............             31,225
    2,189   Royal Dutch Petroleum Co.................            427,401
      298   Sun Co., Inc.............................              8,903
    1,080   Texaco, Inc..............................            117,855

                                                         ----------------
                                                               1,626,980
                                                         ----------------
Oil Field Services (0.1%):
      511   Halliburton Co...........................             39,539
                                                         -----------------
Paper & Related Products (1.4%):
      198   Boise Cascade Corp.......................              7,524
      390   Champion International Corp..............             19,256
      373   Georgia Pacific Corp.....................             32,917
    1,226   International Paper Co...................             58,848
      352   James River Corp. of Virginia............             12,364
    2,308   Kimberly-Clark Corp......................            115,689
      444   Louisiana-Pacific Corp...................              8,658
      213   Mead Corp................................             13,579
      118   Potlatch Corp............................              5,059
      226   Temple-Inland, Inc.......................             13,673
      284   Union Camp Corp..........................             14,910
      416   Westvaco Corp............................             13,000
      810   Weyerhaeuser Co..........................             40,399
      226   Williamette Industries, Inc..............             16,837

                                                         ----------------
                                                                 372,713
                                                         ----------------
Petroleum--Domestic (0.6%):
      303   Ashland, Inc.............................             14,506


Petroleum--Domestic, continued:
      658   Atlantic Richfield Co....................    $        95,739
    1,075   Phillips Petroleum Co....................             45,688

                                                         ----------------
                                                                 155,933
                                                         ----------------
Photography (0.0%):
      186   Polaroid Corp............................              9,486
                                                         -----------------
Pipelines (0.2%):
    1,039   Enron Corp...............................             42,339
                                                         -----------------
Precious Metals (0.4%):
    1,459   Barrick Gold Corp........................             36,840
      917   Battle Mountain Gold Co..................              5,617
      569   Echo Bay Mines Ltd.......................              3,485
      599   Homestake Mining Co......................              8,311
      637   Newmont Mining Corp......................             24,919
      978   Placer Dome, Inc.........................             17,849

                                                         ----------------
                                                                  97,021
                                                         ----------------
Printing & Publishing (0.8%):
      306   American Greetings.......................             10,481
      395   Dow Jones & Co. Inc......................             15,356
      576   Gannett Co., Inc.........................             53,280
      383   Knight-Ridder, Inc.......................             16,517
      406   McGraw-Hill Cos., Inc....................             22,178
      395   New York Times Co........................             18,195
      616   R.R. Donnelley Co........................             22,869
      382   Times Mirror Co..........................             21,440
      503   Tribune Co...............................             21,755

                                                         ----------------
                                                                 202,071
                                                         ----------------
Restaurants (0.6%):
      653   Darden Restaurants, Inc..................              5,469
    2,850   McDonald's Corp..........................            143,212
      528   Wendy's International, Inc...............             12,342

                                                         ----------------
                                                                 161,023
                                                         ----------------
Retail General Merchandise (0.1%):
      849   Federated Department Stores(b)...........             31,413
                                                         -----------------
Retail Stores (0.0%):
      247   Pep Boys-Manny Moe & Jack................              7,719
                                                         -----------------
Retail Stores - Discount (1.3%):
    1,978   K-Mart Corp..............................             27,692
      317   TJX Cos., Inc............................             15,216


                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)


   Shares
     or
 Principal                   Security                         Market
   Amount                  Description                        Value
---------- -------------------------------------------   -----------------
Common Stocks, continued:
Retail Stores - Discount, continued:
    9,418   Wal-Mart Stores, Inc.....................    $       280,185
      547   Woolworth Corp...........................             13,196
                                                         ---------------
                                                                 336,289
                                                         ---------------
Retail Stores - Grocery (0.5%):
    1,025   Albertson's, Inc.........................             34,338
      595   American Stores Co.......................             27,073
      245   Giant Food, Inc..........................              8,070
      156   Great Atlantic & Pacific Tea Co..........              4,310
    1,030   Kroger Co.(b)............................             26,394
      613   Winn-Dixie Stores, Inc...................             23,447
                                                         ---------------
                                                                 123,632
                                                         ---------------
Retail Stores - Specialty (0.8%):
      614   AutoZone, Inc............................             14,352
      400   Circuit City Stores, Inc.................             15,800
    1,962   Home Depot, Inc..........................            123,606
      707   Lowe's Cos...............................             27,838
    1,186   Toys 'R' Us, Inc.(b).....................             36,914
                                                         ---------------
                                                                 218,510
                                                         ---------------
Retail Stores-Drug (0.4%):
      432   CVS Corp.................................             20,682
      159   Longs Drug Stores, Inc...................              3,776
      501   Rite-Aid Corp............................             23,297
    1,005   Walgreen Co..............................             46,984
                                                         ---------------
                                                                  94,739
                                                         ---------------
Retail-Department Store (1.0%):
      886   Dayton Hudson Corp.......................             42,639
      464   Dillard Department Stores................             15,660
      290   Harcourt General, Inc....................             13,739
    1,009   J.C. Penney, Inc.........................             51,964
    1,000   May Department Stores Co.................             47,125
      150   Mercantile Stores Co., Inc...............              8,063
    1,599   Sears, Roebuck & Co......................             78,551
                                                         ---------------
                                                                 257,741
                                                         ---------------
Retail--Apparel (0.2%):
      430   Charming Shoppes.........................              2,258
    1,107   Limited, Inc.............................             22,417
      328   Nordstrom, Inc...........................             15,744
                                                         ---------------
                                                                  40,419
                                                         ---------------
Semiconductors (2.9%):
      558   Advanced Micro Devices(b)................             22,320
      739   Applied Materials, Inc.(b)...............             48,220
    3,351   Intel Corp...............................            507,676
      574   LSI Logic Corp.(b).......................             23,965
      856   Micron Technology, Inc.(b)...............             36,380
      570   National Semiconductor Corp.(b)..........             16,031
      894   Rockwell International Corp..............             57,663
      778   Texas Instruments, Inc...................             69,923
                                                         ---------------
                                                                 782,178
                                                         ---------------
Technology-Software (0.0%):
      195   Autodesk, Inc............................              7,581
                                                         ---------------
Telecommunications (0.7%):
    2,048   AirTouch Communication, Inc.(b)..........             57,088
      669   Frontier Corp............................             12,293
    2,797   MCI Communications.......................            107,335
                                                         ---------------
                                                                 176,716
                                                         ---------------
Telecommunications-Services & Equipment (0.8%):
      371   Andrew Corp.(b)..........................             10,110
      153   King World Productions, Inc..............              5,757
    1,055   Northern Telecom Ltd.....................             88,620
      316   Scientific-Atlanta, Inc..................              5,728
      732   Tellabs, Inc.(b).........................             36,783
    1,958   US West Communications Group.............             71,712
                                                         ---------------
                                                                 218,710
                                                         ---------------
Telephone Long Distance (0.4%):
    3,535   WorldCom, Inc............................            104,724
                                                         ---------------
Textile Products (0.0%):
       82   Springs Industries, Inc..................              4,151
                                                         ---------------
Tire & Rubber (0.2%):
      219   B. F. Goodrich Co........................              9,417
      336   Cooper Tire & Rubber.....................              7,518
      635   Goodyear Tire & Rubber Co................             37,148
                                                         ---------------
                                                                  54,083
                                                         ---------------
Tobacco (1.7%):
   10,028   Philip Morris Cos., Inc..................            441,231
      760   UST, Inc.................................             21,660
                                                         ---------------
                                                                 462,891
                                                         ---------------


                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

   Shares
     or
 Principal                   Security                         Market
   Amount                  Description                        Value
---------- -------------------------------------------   -----------------
Common Stocks, continued:
Toys (0.2%):
      528   Hasbro, Inc..............................    $        15,312
    1,180   Mattel, Inc..............................             35,253
                                                         ----------------
                                                                  50,565
                                                         ----------------
Transportation & Shipping (1.0%):
      625   Burlington Northern Santa Fe.............             51,875
      886   CSX Corp.................................             46,958
      466   Federal Express Corp.(b).................             24,407
    1,282   Laidlaw, Inc.............................             17,307
      511   Norfolk Southern Corp....................             49,631
    1,000   Union Pacific Corp.......................             67,750
                                                         ----------------
                                                                 257,928
                                                         ----------------
Transportation & Shipping (0.0%):
      128   Timken Co................................              8,784
                                                         ----------------
Trucking & Leasing (0.1%):
      160   Caliber System, Inc......................              5,120
      310   Ryder Systems, Inc.......................             10,269
                                                         ----------------
                                                                  15,389
                                                         ----------------
Utilities - Electric (0.1%):
      974   Public Service Enterprise Group, Inc.....             24,107
                                                         ----------------
Utilities - Gas & Electric (2.3%):
      765   American Electric Power, Inc.............             31,174
      603   Baltimore Gas & Electric.................             15,829
      618   Carolina Power & Light...................             21,476
      861   Central & South West Corp................             18,296
      644   CINergy Corp.............................             22,540
      960   Consolidated Edison Co. of New York, Inc.             27,960
      736   Dominion Resources Inc/VA................             25,484
      593   DTE Energy Co............................             15,789
      823   Duke Power Co............................             37,035
    1,769   Edison International.....................             41,350
      943   Entergy Corp.............................             24,872
      747   FPL Group, Inc...........................             34,736
      492   GPU, Inc.................................             17,220
      957   Houston Industries Inc...................             19,858
      590   Niagara Mohawk Power Corp.(b)............              5,163
      282   Northern States Power Co.................             13,818
      623   Ohio Edison Co...........................             13,239
    1,203   PacifiCorp...............................             23,910
      909   Peco Energy Co...........................             17,271
    1,684   PG & E Corp..............................             38,943
      663   PP & L Resources, Inc....................             13,343
    2,751   Southern Co..............................             58,459
      917   Texas Utilities Co.......................             31,522
      881   Unicom Corp..............................             20,043
      417   Union Electric Co........................             15,273
                                                         ----------------
                                                                 604,603
                                                         ----------------
Utilities--Telephone (4.9%):
      765   Alltel Corp..............................             25,149
    2,244   Ameritech Corp...........................            146,981
    6,667   AT&T Corp................................            245,845
    1,788   Bell Atlantic Corp.......................            125,160
    4,048   BellSouth Corp...........................            183,677
    3,928   GTE Corp.................................            173,322
    1,797   Nynex Corp...............................             96,589
    3,745   SBC Communications, Inc..................            219,082
    1,758   Sprint Corp..............................             85,922
                                                         ----------------
                                                               1,301,727
                                                         ----------------
Wholesale Distribution (0.3%):
      450   Cardinal Health, Inc.....................             26,213
      857   Costo Companies, Inc.(b).................             28,924
      721   Sysco Corp...............................             25,145
                                                         ----------------
                                                                  80,282
                                                         ----------------
Wire & Cable Products (0.1%):
      559   General Instrument Corp.(b)..............             13,556
                                                         ----------------
   Total Common Stocks                                        26,593,973
                                                         ----------------
   Total (Cost--$25,163,040)(a)                           $   26,641,966
                                                         ================

                                   Continued

THE ARCH FUND, INC.
Equity Index Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)


Percentages indicated are based on net assets of $26,640,268.
(a)  Represents cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:
          Unrealized appreciation ............................... $  1,586,187
          Unrealized depreciation ...............................     (107,261)
                                                                  ------------
          Net unrealized appreciation ........................... $  1,478,926
                                                                  ============

(b)  Represents non-income producing securities.


                       See notes to financial statements

THE ARCH FUND, INC.
Balanced Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal           Security                Market
 Amount            Description              Value
---------- ----------------------------  -------------
Commercial Paper (7.6%):
Financial Services (4.3%):
5,000,000  Xerox Credit, 5.60%, 6/2/97   $  4,999,221
Telecommunications (3.3%):
3,854,000  Bell Commerce Research,
             5.65%, 6/2/97............      3,853,395
                                         ------------
  Total Commercial Paper                    8,852,616
                                         ------------
Common Stocks (54.6%):
Airlines (1.0%):
   45,000  Southwest Airlines.........      1,158,750
                                         ------------
Automotive (0.5%):
   19,000  Echlin, Inc. ..............        634,125
                                         ------------
Banking (2.2%):
   13,000  Chase Manhattan Corp. .....      1,228,500
   35,000  Crestar Financial Corp. ...      1,330,000
                                         ------------
                                            2,558,500
                                         ------------
Beverages (1.1%):
   35,450  PepsiCo, Inc. .............      1,302,788
                                         ------------
Business Services (3.0%):
   31,200  Analog Devices, Inc. ......        834,600
   28,756  Automatic Data Processing,
             Inc. ....................      1,412,639
   33,200  First Data Corp.(b)........      1,328,000
                                         ------------
                                            3,575,239
                                         ------------
Chemicals (2.3%):
   29,800  Millipore Corp. ...........      1,285,125
   26,800  Praxair, Inc. .............      1,410,350
                                         ------------
                                            2,695,475
                                         ------------
Computer Software (3.2%):
   30,000  Computer Associates
             International, Inc. .....      1,642,500
    6,400  Microsoft Corp.(c).........        793,600
   27,000  Oracle Corp.(b)(c).........      1,258,875
                                         ------------
                                            3,694,975
                                         ------------
Consumer Goods & Services (0.9%):
   45,000  CUC International Inc. ....      1,035,000
                                         ------------
Containers & Packaging (2.1%):
   30,252  Avery Dennison Corp. ......      1,138,232

Containers & Packaging, continued:
   22,000  Crown Cork & Seal Co., Inc.      1,281,500
                                         ------------
                                            2,419,732
                                         ------------
Diversified Operations (1.9%):
   23,880  General Electric Co. ......      1,441,755
   30,291  Whitman Corp. .............        730,770
                                         ------------
                                            2,172,525
                                         ------------
Electrical Equipment (1.1%):
   16,300  Grainger (W.W.), Inc. .....      1,308,075
                                         ------------
Financial Services (4.7%):
   31,200  First USA, Inc. ...........      1,544,400
   31,200  Green Tree Financial Corp..      1,092,000
   22,377  PMI Group, Inc. ...........      1,227,938
    8,009  Student Loan Marketing
             Association..............        974,095
   28,000  United Cos. Financial
             Corp.(b).................        640,500
                                         ------------
                                            5,478,933
                                         ------------
Food & Related (2.1%):
   53,000  IBP, Inc. .................      1,245,500
   28,700  Sara Lee Corp. ............      1,173,113
                                         ------------
                                            2,418,613
                                         ------------
Health Care (1.1%):
   16,940  Bristol Myers Squibb Co. ..      1,242,973
                                         ------------
Health Care-Drugs (4.4%):
   18,000  American Home Products
             Corp. ...................      1,372,500
    8,600  Eli Lilly & Co. ...........        799,800
   14,824  Pfizer, Inc. ..............      1,525,019
   17,138  SmithKline Beecham PLC, ADR      1,499,575
                                         ------------
                                            5,196,894
                                         ------------
Manufacturing-Consumer Goods (1.1%):
   34,000  Newell Co. ................      1,300,500
                                         ------------
Medical Equipment & Supplies (1.0%):
   18,000  Allergan, Inc. ............        533,250
   20,400  Bard (C.R.), Inc. .........        652,800
                                         ------------
                                            1,186,050
                                         ------------

                                    Continued

THE ARCH FUND, INC.
Balanced Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal           Security                Market
 Amount            Description              Value
---------- ----------------------------  -------------
Common Stocks, continued:
Medical-Hospital Services (1.0%):
   31,000  Columbia/HCA Healthcare
             Corp.(b).................   $  1,135,375
                                         -------------
Metals & Mining (0.4%):
   10,000  UCAR International, Inc. ..        480,000
                                         -------------
Oil & Gas Equipment/Services (3.2%):
   32,000  Baker Hughes, Inc. ........      1,200,000
   40,000  Dresser Industries, Inc. ..      1,370,000
   26,700  Tidewater, Inc. ...........      1,124,738
                                         -------------
                                            3,694,738
                                         -------------
Oil & Gas Exploration, Production & Services (2.0%):
   56,400  Union Texas Petroleum
             Holdings, Inc. ..........      1,135,050
   35,000  Vastar Resources...........      1,211,875
                                         -------------
                                            2,346,925
                                         -------------
Oil Companies - Integrated (0.8%):
   22,700  Phillips Petroleum Co. ....        964,750
                                         -------------
Paper & Related (0.6%):
   11,000  Mead Corp. ................        701,250
                                         -------------
Pharmaceuticals (1.3%):
   16,322  Schering-Plough Corp. .....      1,481,222
                                         -------------
Retail Stores - Discount (1.7%):
   15,800  Consolidated Stores........        604,350
   47,893  Wal-Mart Stores, Inc. .....      1,424,817
                                         -------------
                                            2,029,167
                                         -------------
Retail Stores - General Merchandise (0.5%):
   11,063  J.C. Penney, Inc. .........        569,745
                                         -------------
Retail Stores - Grocery (0.5%):
   18,000  Albertson's Inc. ..........        603,000
                                         -------------
Retail Stores - Specialty (1.7%):
   10,500  Home Depot, Inc. ..........        661,500
   29,000  Nordstrom, Inc. ...........      1,392,000
                                         -------------
                                            2,053,500
                                         -------------
Technology (1.1%):
   20,000  Motorola, Inc. ............      1,327,500
                                         -------------
Tire & Rubber (1.1%):
   22,500  Goodyear Tire & Rubber Co..      1,316,250
                                         -------------
Tobacco (1.2%):
   31,800  Philip Morris Cos., Inc. ..   $  1,399,200
                                         -------------
Transportation & Shipping (1.1%):
   15,300  Burlington Northern Santa        1,269,900
             Fe.......................
                                         -------------
Utilities - Gas & Electric (1.6%):
   15,000  Baltimore Gas & Electric...        393,750
   35,500  Central & South West Corp..        754,375
   23,000  Western Resources, Inc. ...        750,375
                                         -------------
                                            1,898,500
                                         -------------
Wholesale Distribution (1.1%):
   35,669  Sysco Corp. ...............      1,243,956
                                         -------------
  Total Common Stocks                      63,894,125
                                         -------------
Medium Term Note (2.5%):
Automotive (0.9%):
1,000,000  General Motors Acceptance
             Corp., 6.60%, 1/17/01....        992,500
Finance (1.6%):
2,000,000  Federal Home Loan Bank,
             5.35%, 2/7/01............      1,920,500
                                         -------------
  Total Medium Term Note                    2,913,000
                                         -------------
U.S. Government Agencies (12.6%):
Federal Home Loan Mortgage Corp.:
  163,636  9.50%, 2/1/98  ............        168,186
  204,785  7.00%, 3/1/98  ............        205,743
  430,875  6.00%, 4/1/98  ............        421,448
   85,350  6.50%, 4/1/98  ............         84,629
  329,947  6.50%, 4/1/98  ............        327,162
   92,628  7.00%, 4/1/98  ............         93,061
  547,729  6.50%, 4/1/08  ............        534,890
  254,280  7.00%, 4/1/08  ............        252,927
  227,364  7.00%, 4/1/08  ............        226,154
  763,747  6.50%, 1/1/09  ............        745,845

Government National Mortgage Assoc.:
  364,241  7.00%, 7/15/09  ...........        363,443
  451,513  6.50%, 10/20/10  ..........        439,096
2,084,514  6.50%, 7/15/11  ...........      2,042,824
   14,356  8.50%, 6/15/17  ...........         14,880
  406,271  8.00%, 7/15/22  ...........        414,141
  254,499  7.00%, 11/15/22  ..........        247,500

                          Continued

THE ARCH FUND, INC.
Balanced Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal           Security                Market
 Amount            Description              Value
---------- ----------------------------  -------------
U.S. Government Agencies, continued:
Government National Mortgage Assoc., continued:
  346,475  7.00%, 11/15/22  ..........   $    336,947
  657,009  7.50%, 3/15/23  ...........        654,545
    9,886  8.50%, 3/15/23  ...........         10,247
  338,879  7.50%, 4/15/23  ...........        337,608
  589,792  8.50%, 8/15/24  ...........        611,355
  549,031  8.50%, 9/15/24  ...........        569,104
  139,778  8.50%, 9/15/24  ...........        144,888
  142,881  8.50%, 1/15/25  ...........        148,105
  130,990  8.50%, 2/15/25  ...........        135,779
  372,159  8.50%, 3/15/25  ...........        385,765
  175,378  8.50%, 4/15/25  ...........        181,790
  416,257  8.00%, 8/15/25  ...........        424,320
   23,721  7.50%, 9/15/25  ...........         23,632
   24,152  7.50%, 10/15/25  ..........         24,061
   37,642  7.50%, 10/15/25  ..........         37,501
  876,657  7.50%, 10/15/25  ..........        873,369
   25,472  7.50%, 10/15/25  ..........         25,377
  899,444  7.50%, 10/15/25  ..........        896,071
  144,505  6.50%, 1/15/26  ...........        136,691
  672,849  6.50%, 1/15/26  ...........        636,468
   24,366  6.50%, 3/15/26  ...........         23,048
  488,054  6.50%, 4/15/26  ...........        461,665
  495,560  6.50%, 4/15/26  ...........        468,765
  473,525  6.50%, 4/15/26  ...........        447,922
  183,575  6.50%, 5/15/26  ...........        173,649
                                         ------------
  Total U.S. Government Agencies           14,750,601
                                         ------------
U.S. Treasury Bonds (7.9%):
  300,000  10.75%, 8/15/05(b).........        376,524
2,750,000  12.00%, 8/15/13............      3,841,943
1,000,000  8.13%, 5/15/21(b)..........      1,128,450
1,000,000  8.13%, 8/15/21(b)..........      1,128,860
1,200,000  8.00%, 11/15/21(b).........      1,337,952
1,500,000  6.25%, 8/15/23.............      1,367,220
                                         ------------
  Total U.S. Treasury Bonds                 9,180,949
                                         ------------
U.S. Treasury Notes (14.4%):
2,250,000  5.75%, 9/30/97(b)..........      2,253,240
2,000,000  5.00%, 2/15/99(b)..........      1,964,080
3,000,000  5.88%, 2/28/99(b)..........      2,987,700
3,000,000  7.50%, 5/15/02(b)..........      3,126,450
3,000,000  6.38%, 8/15/02(b)..........      2,983,260
1,000,000  6.25%, 2/15/03(b)..........        986,720
2,500,000  7.00%, 7/15/06.............      2,553,675
                                         ------------
  Total U.S. Treasury Notes                16,855,125
                                         ------------
Investment Companies (0.4%):
  500,000  Cash Assets Trust Money
             Market Fund..............        500,000
                                         ------------
  Total Investment Companies                  500,000
                                         ------------
  Total (Cost--$101,783,519)(a)          $116,946,416
                                         ============

----------
Percentages indicated are based on net assets of $116,938,053.

(a) Represents cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

             Unrealized appreciation .........................  $16,432,263
             Unrealized depreciation .........................   (1,269,366)
                                                                ------------
             Net unrealized appreciation .....................  $15,162,897
                                                                ============

(b) A portion of this security was loaned as of May 31, 1997.

(c) Represents non-income producing securities.


                       See notes to financial statements

THE ARCH FUND, INC.
Government & Corporate Bond Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

    Shares
      or
  Principal                   Security                       Market
    Amount                   Description                     Value
---------------  ------------------------------------   -----------------
U.S. Government Agencies (34.8%):
Federal Home Loan Mortgage Corp.:
     1,409,622   6.50%, 2/1/98  ....................    $      1,397,724
       850,324   6.50%, 3/1/98  ....................             843,147
        56,740   8.50%, 5/1/01  ....................              58,336
       122,129   8.50%, 11/1/01  ...................             125,105
        92,307   8.00%, 3/1/02  ....................              93,951
        30,217   8.00%, 3/1/02  ....................              30,755
       128,219   7.50%, 4/1/02  ....................             128,658
        55,520   8.00%, 5/1/02  ....................              56,509
         5,234   8.00%, 6/1/02  ....................               5,327
       302,306   8.00%, 6/1/02  ....................             307,690
        67,773   8.00%, 6/1/02  ....................              68,980
        15,928   8.00%, 6/1/02  ....................              16,211
        27,207   8.00%, 7/1/02  ....................              27,692
       169,488   8.00%, 7/1/02  ....................             172,506
       107,859   8.50%, 3/1/05  ....................             110,487
         9,266   8.50%, 4/1/05  ....................               9,492
     1,000,000   7.46%, 8/3/05(b)  .................             998,620
        54,575   8.50%, 9/1/05  ....................              55,905
        39,100   8.50%, 4/1/06  ....................              40,431
       983,031   6.50%, 1/1/12  ....................             959,989
     2,273,886   8.00%, 1/1/23  ....................           2,318,636
       541,152   8.00%, 1/1/23  ....................             551,802

Federal National Mortgage Assoc.:
     1,337,627   6.00%, 11/1/00, Pool #190070 ......           1,292,897
     4,813,768   6.00%, 5/1/11, Pool  #345652 ......           4,603,166
     4,808,849   7.00%, 7/1/11  ....................           4,780,284
       947,714   6.50%, 12/1/11, Pool #367178F .....             924,609
     3,884,948   6.50%, 12/1/11, Pool #367838F .....           3,790,233
       986,384   6.00%, 1/1/12, Pool  #366788 ......             943,230
     3,119,577   8.00%, 7/1/24  ....................           3,175,136

Government National Mortgage Assoc.:
        17,265   9.50%, 2/15/01  ...................              18,317
        33,545   9.50%, 9/15/01  ...................              35,589
       191,553   8.00%, 1/15/02  ...................             196,998
        39,289   8.00%, 3/15/02  ...................              40,406
       181,696   8.00%, 3/15/02  ...................             186,861
       185,621   8.00%, 4/15/02  ...................             190,898
       135,812   8.00%, 7/15/02  ...................             139,673
        90,505   9.50%, 10/15/02  ..................              96,020
       103,670   9.50%, 1/15/06  ...................             109,986
       151,408   8.00%, 5/15/06  ...................             155,713
        68,507   9.50%, 7/15/07  ...................              72,681
       399,750   8.00%, 11/15/07  ..................             411,115
       430,306   8.00%, 12/15/07  ..................             442,540
       686,185   9.50%, 8/15/09, Pool #400219 ......             727,995
       198,426   9.50%, 9/15/09  ...................             210,516
       742,790   9.50%, 2/15/10  ...................             788,048
        41,877   8.00%, 5/15/10  ...................              43,068
       175,264   6.50%, 8/15/10  ...................             171,758
       203,138   8.00%, 9/15/10  ...................             208,913
     1,023,551   8.00%, 11/12/10  ..................           1,052,651
       263,240   8.00%, 11/15/10  ..................             270,724
       326,889   8.00%, 11/15/10  ..................             336,183
       425,640   6.50%, 3/15/11  ...................             417,127
       118,651   6.50%, 3/15/11  ...................             116,278
       368,996   6.50%, 4/15/11  ...................             361,616
       113,575   6.50%, 4/15/11  ...................             111,304
       475,555   6.50%, 4/15/11  ...................             466,044
       659,613   6.50%, 5/15/11  ...................             646,420
       469,131   6.50%, 5/15/11  ...................             459,749
        78,412   6.50%, 5/15/11  ...................              76,844
       604,833   6.50%, 6/15/11  ...................             592,737
       112,563   6.50%, 6/15/11  ...................             110,312
       315,697   6.50%, 6/15/11  ...................             309,383
       756,450   6.50%, 6/15/11  ...................             741,321
       354,167   6.50%, 7/15/11  ...................             347,084
       414,020   6.50%, 8/15/11  ...................             405,739
     2,504,885   8.50%, 4/15/17  ...................           2,596,464
     1,539,276   8.00%, 4/15/22  ...................           1,569,092
     3,741,402   7.50%, 1/15/23  ...................           3,727,372
     2,221,940   8.00%, 1/15/23  ...................           2,264,979
     1,016,638   7.50%, 4/15/23  ...................           1,012,825
     1,480,163   9.00%, 3/15/25  ...................           1,557,398
     4,898,466   6.50%, 6/15/26  ...................           4,633,606
                                                        -----------------
   Total U.S. Government Agencies                             56,317,855
                                                        -----------------

                                   Continued

THE ARCH FUND, INC.
Government & Corporate Bond Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

    Shares
      or
  Principal                   Security                       Market
    Amount                   Description                     Value
---------------  ------------------------------------   -----------------
U.S. Treasury Bonds (13.4%):
     1,375,000   9.25%, 2/15/16.....................    $      1,699,624
     1,675,000   8.75%, 5/15/17(b)..................           1,989,532
     2,865,000   8.88%, 8/15/17.....................           3,444,217
     4,150,000   8.88%, 2/15/19(b)..................           5,011,042
     2,183,000   8.75%, 8/15/20(b)..................           2,617,744
     7,600,000   6.25%, 8/15/23.....................           6,927,248
                                                        -----------------
   Total U.S. Treasury Bonds                                  21,689,407
                                                        -----------------
U.S. Treasury Notes (49.7%):
    32,300,000   5.13%, 2/28/98(b)..................          32,141,085
     1,750,000   6.38%, 5/15/99(b)..................           1,755,460
    11,800,000   6.00%, 10/15/99(b).................          11,745,012
     7,500,000   6.13%, 7/31/00(b)..................           7,447,275
     2,000,000   5.63%, 2/28/01(b)..................           1,946,980
    25,600,000   6.63%, 5/15/07.....................          25,534,208
                                                        -----------------
   Total U.S. Treasury Notes                                  80,570,020
                                                        -----------------
Investment Companies (1.7%):
     2,801,700   Federated Money Market Trust Fund..
                                                               2,801,700
                                                        -----------------
   Total Investment Companies                                  2,801,700
                                                        -----------------
   Total (Cost--$161,041,875)(a)                        $    161,378,982
                                                        =================

-------------
Percentages indicated are based on net assets of $162,011,503.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

            Unrealized appreciation .......................   $    1,622,359
            Unrealized depreciation .......................       (1,285,252)
                                                              ---------------
            Net unrealized appreciation ...................   $      337,107
                                                              ===============

(b)  A portion of this security was loaned as of May 31, 1997.


                       See notes to financial statements

THE ARCH FUND, INC.
U.S. Government Securities Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

  Shares
    or
Principal             Security              Market
  Amount            Description              Value
-----------  ---------------------------  ------------
U.S. Government Agencies (40.0%):
Federal Home Loan Mortgage Corp.:
   174,442   7.50%, 8/1/97  ...........   $   176,895
   458,536   6.50%, 2/1/98  ...........       454,666
   257,344   9.50%, 2/1/98  ...........       264,501
   544,562   6.00%, 5/1/98  ...........       532,647
    19,135   9.50%, 9/1/04  ...........        20,176
   500,000   7.46%, 8/3/05  ...........       499,310
   297,065   8.50%, 3/1/06  ...........       307,183
   564,387   7.50%, 4/1/08,
               Pool #E4-5929 ..........       570,911
   847,830   6.50%, 2/1/11, Pool
               #E00419 ................       827,957
   484,934   7.00%, 11/1/11, Pool
               #E65619 ................       482,354
   992,861   6.50%, 1/1/12  ...........       969,588
 1,490,452   6.00%, 2/1/12, Pool
               #E66284 ................     1,426,631
   754,899   6.50%, 2/1/12, Pool
               #E66172 ................       737,205
   846,297   6.50%, 2/1/12, Pool
               #E66272 ...............        826,460
   998,761   6.00%, 3/1/12, Pool
               #E66474 ................       955,994

Federal National Mortgage Assoc.:
   668,813   6.00%, 11/1/00, Pool
               #190070 ................       646,448
   965,391   6.50%, 5/1/11, Pool
               #335713 ...............        941,854
   778,997   6.50%, 5/1/11, Pool
               #346276 ................       760,005
 1,930,566   6.50%, 7/1/11, Pool
               #250613 ................     1,883,499
   956,024   6.50%, 7/1/11, Pool
               #351761 ...............        932,716
   370,707   7.00%, 11/1/11, Pool
               #250738 ................       368,505
   344,432   7.00%, 11/1/11, Pool
               #349630 ................       342,386
   248,119   7.00%, 11/1/11, Pool
               #351122 ................       246,645
 1,939,514   6.50%, 12/1/11, Pool
               #250781 ................     1,892,229
   971,683   6.50%, 12/1/11, Pool
               #368127 ................       947,993
   981,173   6.50%, 12/1/11, Pool
               #367868 ................       957,252
 1,559,788   8.00%, 7/1/24  ...........     1,587,568

Government National Mortgage Assoc.:
   280,340   8.00%, 1/15/07  ..........       288,310
    80,156   6.50%, 5/15/08  ..........        78,552
   336,928   9.00%, 7/15/09  ..........       352,511
   468,291   9.00%, 11/15/09  .........       489,950
   828,291   8.00%, 10/15/10  .........       851,839
   124,164   6.50%, 11/15/10  .........       121,681
   385,665   6.50%, 2/15/11  ..........       377,952
   398,392   6.50%, 3/15/11  ..........       390,424
   407,098   6.50%, 3/15/11  ..........       398,956
   440,086   6.50%, 3/15/11  ..........       431,284
   710,029   6.50%, 3/15/11  ..........       695,828
    64,143   6.50%, 3/15/11  ..........        62,860
   775,675   6.50%, 4/15/11  ..........       760,162
   423,715   6.50%, 4/15/11  ..........       415,240
   382,669   6.50%, 5/15/11  ..........       375,016
    58,872   6.50%, 5/15/11  ..........        57,695
   149,191   6.50%, 5/15/11  ..........       146,207
   265,060   6.50%, 6/15/11  ..........       259,759
   116,397   6.50%, 6/15/11  ..........       114,069
   398,205   6.50%, 7/15/11  ..........       390,241
   860,228   6.50%, 7/15/11  ..........       843,023
   182,626   8.50%, 5/15/17  ..........       189,303
   174,854   8.50%, 6/15/21  ..........       181,247
 1,105,249   7.50%, 12/15/22  .........     1,101,104
   646,631   8.00%, 5/15/23, Pool
               #0352469 ...............       659,157
   258,425   9.50%, 1/15/25  ..........       278,290
   675,126   9.50%, 2/15/25, Pool
               #365292 ................       727,023
    17,407   9.50%, 2/15/25  ..........        18,745
   453,096   9.50%, 2/15/25, Pool
               #401796 ................       487,925
   358,398   9.50%, 3/15/25, Pool
               #407257 ................       385,949
   242,677   9.50%, 4/15/25, Pool
               #386741 ................       261,331
                                          ------------
  Total U.S. Government Agencies           32,751,211
                                          ------------
U.S. Treasury Notes (57.4%):
 2,500,000   7.25%, 2/15/98(b).........     2,524,275
17,400,000   5.13%, 2/28/98(b).........    17,314,393
 3,300,000   7.12%, 10/15/98...........     3,346,002
 3,600,000   7.00%, 4/15/99............     3,652,200
 6,750,000   6.38%, 5/15/99(b).........     6,771,060

                                   Continued

THE ARCH FUND, INC.
U.S. Government Securities Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)


  Shares
    or
Principal             Security              Market
  Amount            Description              Value
-----------  ---------------------------  ------------
U.S. Treasury Notes, continued:
 6,650,000   7.75%, 11/30/99(b)........   $ 6,869,251
 1,250,000   7.75%, 12/31/99(b)........     1,292,138
 5,300,000   6.63%, 5/15/07............     5,286,379
                                          -----------
  Total U.S. Treasury Notes                47,055,698
                                          -----------
Investment Companies (2.0%):
 1,662,300   Federated U.S. Treasury
               Obligation Fund.........   $ 1,662,300
                                          -----------
  Total Investment Companies                1,662,300
                                          -----------
  Total (Cost--$81,684,694)(a)            $81,469,209
                                          ===========

----------
Percentages indicated are based on net assets of $81,935,244.
(a) Represents cost for federal income tax purposes and differs from value by net unrealized depreciation of securities as follows:

             Unrealized appreciation ................................  $ 201,008
             Unrealized depreciation ................................   (416,493)
                                                                       ---------
             Net unrealized depreciation ............................  $(215,485)
                                                                       =========

(b) A portion of this security was loaned as of May 31, 1997.


                       See notes to financial statements

THE ARCH FUND, INC.
Short-Intermediate Municipal Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal            Security               Market
 Amount            Description               Value
---------- -----------------------------  ------------
Municipal Bonds (96.1%):
Alabama (3.6%):
1,000,000  Alabama State GO,   4.40%,
             12/1/00 ..................   $ 1,001,249
                                          ------------
Alaska (1.1%):
  300,000  Anchorage,   5.40%,
             8/1/98 ...................       304,875
                                          ------------
Colorado (4.0%):
  390,000  Aurora-Colorado Springs,
             5.40%, 9/1/98 ............       394,988
  720,000  El Paso County Colorado
             School District No. 020,
             5.15%, 12/15/99 ..........       734,400
                                          ------------
                                            1,129,388
                                          ------------
Hawaii (5.6%):
1,000,000  Hawaii State,   4.10%,
             11/1/01 ..................       978,749
  600,000  Hawaii State Highway
             Revenue, 4.80%, 7/1/03 ...       605,250
                                          ------------
                                            1,583,999
                                          ------------
Illinois (9.3%):
  500,000  Chicago, Water Revenue,
             4.70%, 12/1/99 ...........       503,125
  500,000  Dupage County,   5.90%,
             11/1/01 ..................       525,625
  400,000  Illinois State GO,   5.25%,
             4/1/01 ...................       409,000
  400,000  Illinois State GO
             Refunding,   5.60%,
             10/1/99 ..................       411,500
  750,000  Toll Highway Authority,
             4.75%, 1/1/02 ............       750,000
                                          ------------
                                            2,599,250
                                          ------------
Indiana (1.8%):
  500,000  Muncie, School Board,
             4.95%, 1/15/02 ...........       503,750
                                          ------------
Iowa (1.6%):
  425,000  Ottumwa County,   5.10%,
             6/1/01 ...................       435,625
                                          ------------
Kentucky (1.4%):
  380,000  Kenton County, Water
             Revenue, 5.60%, 2/1/99 ...       388,075
                                          ------------
Maine (2.9%):
  800,000  Maine Municipal Bond
             Refunding,   4.90%,
             11/1/02 ..................       811,000
                                          ------------
Maryland (3.2%):
  400,000  Department of
             Transportation,   4.10%,
             12/15/00 .................   $   393,500
  500,000  Washington, Suburban
             Sanitation District,
             5.00%, 6/1/00 ............       509,375
                                          ------------
                                              902,875
                                          ------------
Michigan (5.9%):
  400,000  Chelsea,   5.25%, 5/1/01 ...       410,500
  800,000  Kent City, Building
             Authority GO,   4.50%,
             12/1/01 ..................       799,000
  450,000  Oakland County, Building
             Authority,   4.75%,
             4/1/00 ...................       454,500
                                          ------------
                                            1,664,000
                                          ------------
Minnesota (3.1%):
  365,000  Duluth,   4.65%, 2/1/02 ....       366,369
  500,000  Minnesota State,   5.50%,
             8/1/98 ...................       509,375
                                          ------------
                                              875,744
                                          ------------
Mississippi (1.8%):
  500,000  Mississippi State Capital
             Improvement,   5.00%,
             8/1/99 ...................       508,750
                                          ------------
Missouri (1.2%):
  320,000  Jefferson County, School
             District,   4.70%,
             3/1/01 ...................       322,800
                                          ------------
Nevada (5.0%):
  900,000  Sparks GO,   4.80%, 3/1/04         898,875
  500,000  Washoe County,   5.30%,
             8/1/00 ...................       513,750
                                          ------------
                                            1,412,625
                                          ------------
New Mexico (3.7%):
  345,000  Albuquerque,   4.40%,
             7/1/00 ...................       345,431
  700,000  New Mexico State Capital
             Projects GO,   4.60%,
             8/1/00 ...................       704,375
                                          ------------
                                            1,049,806
                                          ------------
New York (1.8%):
  500,000  New York Power Authority,
             5.85%, 1/1/00 ............       516,875
                                          ------------
Pennsylvania (3.2%):
  500,000  Bucks County,   5.60%,
             3/1/98 ...................       506,230

                                    Continued

THE ARCH FUND, INC.
Short-Intermediate Municipal Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal            Security               Market
 Amount            Description               Value
---------- -----------------------------  ------------
Municipal Bonds, continued:
Pennsylvania, continued:
  400,000  Delaware County,   4.35%,
             10/1/00...................   $   399,000
                                          -----------
                                              905,230
                                          -----------
Rhode Island (3.2%):
  900,000  Commonwealth Construction
             Capital Development,
             4.60%, 11/1/03............       884,250
                                          -----------
South Carolina (3.0%):
  400,000  Charleston S.C. GO, 4.50%,
             2/1/00....................       401,000
  450,000  Charleston School District,
             4.40%, 2/1/98.............       451,571
                                          -----------
                                              852,571
                                          -----------
South Dakota (2.3%):
  640,000  South Dakota Building
             Authority, Finance Bonds,
             5.00%, 9/1/02.............       646,400
                                          -----------
Texas (7.6%):
  450,000  Dallas, Water & Sewer Revenue,
             4.60%, 4/1/01.............       451,688
  800,000  Houston, Series C,  5.50%,
             4/1/01....................       826,000
  400,000  San Antonio GO,   4.88%,
             8/1/99  ..................       405,500
  450,000  Tarrant Water Control,
             5.60%, 3/1/00.............       464,625
                                          -----------
                                            2,147,813
                                          -----------
Utah (5.8%):
  675,000  Box Elder School District,
             4.80%, 6/15/01............       685,969
  560,000  North Davis County Sewer
             District, 5.70%, 3/1/02...       585,200
  350,000  North Davis County Sewer
             District, GO, 5.70%,
             3/1/03....................       366,625
                                          -----------
                                            1,637,794
                                          -----------
Vermont (1.0%):
  270,000  Vermont Municipal Bond,
             4.50%, 12/1/01............   $   270,000
                                          -----------
Virginia (2.9%):
  400,000  Virginia Beach GO,   4.20%,
             7/15/98...................       401,500
  400,000  Virginia Public Building
             Refunding,   5.70%,
             8/1/00....................       414,500
                                          -----------
                                              816,000
                                          -----------
Washington (7.5%):
  500,000  Clark County,   4.60%,
             1/1/01....................       499,375
  500,000  Grant County Public
             Utilities District,
             4.80%, 1/1/04.............       498,125
  600,000  Seattle,   4.80%, 5/1/02....       605,250
  250,000  Seattle Water System
             Refunding Bonds,   4.70%,
             12/1/00...................       252,813
  250,000  Washington State Refunding
             Bonds, Series R-92C,
             5.75%, 9/1/02.............       262,813
                                          -----------
                                            2,118,376
                                          -----------
Wisconsin (2.6%):
  325,000  Brown County,   4.80%,
             11/1/01...................       328,250
  380,000  Milwaukee County, Refunding
             Bonds, Series A,   5.25%,
             9/1/00....................       388,075
                                          -----------
                                              716,325
                                          -----------
  Total Municipal Bonds                    27,005,445
                                          -----------
Investment Companies (2.8%):
  467,000  Federated Tax-Free Trust
             Mutual Fund...............       467,000
  328,000  Nuveen Tax Exempt Money
             Market Fund...............       328,000
                                          -----------
  Total Investment Companies                  795,000
                                          -----------
  Total (Cost--$27,800,132)(a).........   $27,800,445
                                          ===========

----------
Percentages indicated are based on net assets of $28,098,153.
(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

             Unrealized appreciation .........................  $66,755
             Unrealized depreciation .........................  (66,442)
                                                                --------
             Net unrealized appreciation .....................  $   313
                                                                ========

                        See notes to financial statements

THE ARCH FUND, INC.
Missouri Tax-Exempt Bond Fund

                      Schedule of Portfolio Investments
                                 May 31, 1997
                                  (Unaudited)

 Shares
   or
Principal                                           Security                                            Market
 Amount                                           Description                                            Value
----------  ----------------------------------------------------------------------------------------- ------------
Municipal Bonds (96.0%):
Missouri (92.1%):
  300,000   Christian County School District R-6, 7.05%, 3/1/11 ....................................  $   322,875
1,255,000   Columbia GO, 5.50%, 10/1/03 ............................................................    1,317,750
1,000,000   Columbia Water & Electrical Revenue, 6.13%, 10/1/12 ....................................    1,037,500
  750,000   Franklin County Union Reorganized School District Series 1993, 5.75%, 3/1/13 ...........      761,250
1,000,000   Hazelwood School District Series 1994, 5.85%, 3/1/09 ...................................    1,032,500
1,000,000   Jefferson City, School District, 6.70%, 3/1/11 .........................................    1,135,000
  150,000   Kansas City Municipal Assistance Corp., 7.15%, 4/15/04 .................................      164,063
2,415,000   Kansas City School District Building, 5.15%, 2/1/08 ....................................    2,421,038
1,000,000   Kansas City School District Building Series D, 5.00%, 2/1/14, Insured by FGIC...........      945,000
1,000,000   Kansas City School District Series 1993 C, 5.38%, 7/1/05, Insured by FGIC...............    1,026,250
1,000,000   Kansas City Sewer Revenue, 7.25%, 4/1/99, Prerefunded 4/1/99 @ 100......................    1,053,750
2,200,000   Kansas City Water Revenue, 5.00%, 12/1/16 ..............................................    2,076,250
  700,000   Lincoln County IDR, 7.50%, 5/1/05 ......................................................      742,000
1,500,000   Mehlville School District 09, 6.00%, 2/15/13 ...........................................    1,565,625
1,500,000   Missouri Board Public Buildings, 6.40%, 12/1/09 ........................................    1,590,000
2,000,000   Missouri Building, Series A, 5.40%, 8/1/09 .............................................    2,052,500
1,000,000   Missouri Environmental Improvement & Energy, 5.88%, 1/1/15 .............................    1,012,500
1,000,000   Missouri Environmental Resources Authority, 6.45%, 7/1/08 ..............................    1,080,000
  720,000   Missouri Environmental Resources Authority, 7.00%, 10/1/10 .............................      783,900
1,100,000   Missouri Environmental Resources Authority, 6.88%, 6/1/14 ..............................    1,190,750
  500,000   Missouri Environmental Resources Authority, 6.55%, 7/1/14 ..............................      535,625
1,250,000   Missouri Environmental Resources Authority, 5.63%, 7/1/16 ..............................    1,256,250
  200,000   Missouri Environmental Resources Authority, 7.40%, 5/1/20 ..............................      216,500
  100,000   Missouri Environmental Resources Authority, 7.40%, 5/1/20 ..............................      108,375
1,000,000   Missouri GO, 5.25%, 8/1/08 .............................................................    1,011,250
1,000,000   Missouri GO, 5.13%, 8/1/09 .............................................................    1,003,750
1,000,000   Missouri Health & Education Facilities Authority, 6.75%, 5/15/12 .......................    1,140,000
1,300,000   Missouri Health & Educational Facilities Authority, 4.15%*, 12/1/05 ....................    1,300,000
  800,000   Missouri Health & Educational Facilities Authority, 7.75%, 6/1/07 ......................      829,464
  600,000   Missouri Health & Educational Facilities Authority, 6.63%, 11/1/09 .....................      662,250
  500,000   Missouri Health & Educational Facilities Authority, 7.13%, 12/15/12, Prerefunded
              12/15/00 @ 102........................................................................      553,125
2,000,000   Missouri Health & Educational Facilities Authority, 5.10%, 11/15/13 ....................    1,897,500
1,000,000   Missouri Health & Educational Facilities Authority, 5.38%, 2/15/14 .....................      986,250
  750,000   Missouri Health & Educational Facilities Authority, 6.25%, 6/1/15 ......................      788,438
2,000,000   Missouri Health & Educational Facilities Authority, 6.25%, 6/1/16 ......................    2,090,000
2,500,000   Missouri Health & Educational Facilities Authority, 5.25%, 5/15/21 .....................    2,393,750
1,200,000   Missouri Health & Educational Facilities Authority Child Mercy, 5.63%, 5/15/12 .........    1,206,000
1,000,000   Missouri Higher Education Loan Authority, 5.75%, 2/15/02 ...............................    1,031,250
  500,000   Missouri Housing Development, 7.00%, 9/1/10 ............................................      530,625
  490,000   Missouri Housing Development, 6.90%, 7/1/18 ............................................      510,825

                                   Continued

THE ARCH FUND, INC.
Missouri Tax-Exempt Bond Fund

                 Schedule of Portfolio Investments, Continued
                                 May 31, 1997
                                  (Unaudited)

 Shares
   or
Principal                                           Security                                            Market
 Amount                                           Description                                            Value
----------  ----------------------------------------------------------------------------------------- ------------
Municipal Bonds, continued:
Missouri, continued:
  980,000   Missouri Housing Development, 6.60%, 7/1/24 ............................................  $ 1,015,525
1,000,000   Missouri Sewer, 5.75%, 3/1/01 ..........................................................    1,042,500
  750,000   Missouri Southern State College, 5.25%, 12/1/12 ........................................      731,250
  200,000   Missouri Water PCR, 7.13%, 12/1/10 .....................................................      218,500
1,000,000   Missouri Water PCR, 5.75%, 8/1/12 ......................................................    1,022,500
2,085,000   Missouri Water Pollution Control, Series A, 5.75%, 8/1/18 ..............................    2,124,094
1,000,000   Missouri Western State College, 5.40%, 10/1/16 .........................................      985,000
  570,000   O'Fallon GO, 5.75%, 3/1/10 .............................................................      578,550
  600,000   Phelps County Hospital Revenue, 8.20%, 3/1/05, Prerefunded 3/1/00 @ 102.................      669,750
1,000,000   Sikeston Electric Revenue, 5.00%, 6/1/22 ...............................................      921,250
1,000,000   Sikeston Electric Revenue, 6.25%, 6/1/22, Prerefunded 6/1/02 @ 102......................    1,087,500
  500,000   Southeast Missouri Correctional Facilities, 5.75%, 10/15/08 ............................      511,250
  500,000   Southeast Missouri Correctional Facilities, 5.75%, 10/15/16 ............................      498,750
2,000,000   Springfield School District R-12, 5.25%, 3/1/11 ........................................    1,977,500
  400,000   Springfield School District R-12 Series A, 6.75%, 3/1/11 ...............................      431,500
2,000,000   Springfield Water Works Revenue, 5.60%, 5/1/23 .........................................    1,980,000
  500,000   St. Charles County GO, 5.70%, 2/15/05 ..................................................      519,375
1,000,000   St. Charles County GO, 6.00%, 2/15/09 ..................................................    1,037,500
  500,000   St. Charles County Public Facilities, 6.38%, 3/15/07 ...................................      536,250
  750,000   St. Louis County Paltonville R-3 School District, 6.25%, 2/1/10 ........................      803,438
1,000,000   St. Louis County Rockwood School District R-6, 5.00%, 2/1/04 ...........................    1,003,750
2,500,000   St. Louis County Series B, 5.50%, 2/1/13 ...............................................    2,500,000
  800,000   St. Louis County, IDR, 7.38%, 2/1/14 ...................................................      859,000
  400,000   St. Louis IDR, 6.65%, 5/1/16 ...........................................................      449,500
  500,000   St. Louis Water Revenue, 6.00%, 7/1/14 .................................................      519,375
1,740,000   St. Peters GO, 5.80%, 1/1/09 ...........................................................    1,796,550
1,065,000   St. Peters GO, 5.85%, 1/1/13 ...........................................................    1,079,644
3,000,000   University of Missouri Health & Education, 5.60%, 11/1/26 ..............................    2,981,249
1,400,000   University of Missouri Industrial Development, 5.95%, 12/20/25 .........................    1,407,000
3,000,000   University of Missouri Revenue, 5.50%, 11/1/21 .........................................    2,954,999
3,000,000   University of Missouri Revenue, 5.80%, 11/1/27 .........................................    3,029,999
  925,000   University of Missouri Revenue Bonds, 6.50%, 11/1/11 ...................................    1,002,469
2,000,000   University of Missouri Revenue Bonds, 5.50%, 11/1/23 ...................................    1,962,500
  400,000   Webster Groves, 6.60%, 2/1/10 ..........................................................      450,500
                                                                                                     -------------
                                                                                                       84,050,245
                                                                                                     -------------
Puerto Rico (3.9%):
  500,000   Commonwealth, 6.45%, 7/1/17 ............................................................      536,250
1,000,000   Commonwealth GO Series A, 6.00%, 7/1/06 ................................................    1,051,250

                                   Continued

THE ARCH FUND, INC.
Missouri Tax-Exempt Bond Fund

                 Schedule of Portfolio Investments, Continued
                                 May 31, 1997
                                  (Unaudited)


 Shares
   or
Principal                                           Security                                            Market
 Amount                                           Description                                            Value
----------  ----------------------------------------------------------------------------------------- ------------
Municipal Bonds, continued:
Puerto Rico, continued:
2,000,000   Public Buildings Authority, 5.50%, 7/1/21 ..............................................  $ 1,920,000
                                                                                                     ------------
                                                                                                        3,507,500
                                                                                                     ------------
    Total Municipal Bonds                                                                              87,557,745
                                                                                                     ------------
Investment Companies (3.0%):
2,409,000   Federated Tax-Free Trust Fund...........................................................    2,409,000
  353,000   Nuveen Tax Exempt Money Market Fund.....................................................      353,000
                                                                                                     ------------
    Total Investment Companies                                                                          2,762,000
                                                                                                     ------------
    Total (Cost--$88,281,124)(a)                                                                      $90,319,745
                                                                                                     ============
----------

Percentages indicated are based on net assets of $91,251,695.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:


                Unrealized appreciation ..........  $2,354,032
                Unrealized depreciation ..........    (315,411)
                                                    ----------
                Net unrealized appreciation ......  $2,038,621
                                                    ==========

* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market Interest rates. The rate reflected in the Schedule of Portfolio Investments is the rate in effect at May 31, 1997.

                       See notes to financial statements

THE ARCH FUND, INC.
National Municipal Bond Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal                                         Security                                             Market
 Amount                                         Description                                             Value
---------- ---------------------------------------------------------------------------------------  --------------
Municipal Bonds (101.5%):
Alabama (1.6%):
2,000,000  Birmingham, Series A, 5.70%, 6/1/13 ..................................................   $  2,027,500
3,000,000  Birmingham, Series A, 5.90%, 6/1/18 ..................................................      3,015,000
                                                                                                    --------------
                                                                                                       5,042,500
                                                                                                    --------------
Alaska (0.3%):
1,000,000  State Housing Finance Corp., Series A, 5.70%, 12/1/11 ................................      1,011,250
                                                                                                    --------------
Arizona (3.0%):
1,000,000  Mohave County Unified School District No. 1, Series A, 5.90%, 7/1/15 .................      1,036,250
6,400,000  Salt River Project Agricultural Impact, Series C, 6.20%, 1/1/12 ......................      6,696,000
1,000,000  Salt River Project Agriculture Impact, 6.00%, 1/1/13 .................................      1,032,500
1,000,000  State Transportation Board Excise Tax, Series B, 5.75%, 7/1/05 .......................      1,057,500
                                                                                                    --------------
                                                                                                       9,822,250
                                                                                                    --------------
California (0.9%):
1,000,000  California State, 6.00%, 9/1/09 ......................................................      1,082,500
2,000,000  Southern California Public Power Authority, Series A, 5.00%, 7/1/15 ..................      1,855,000
                                                                                                    --------------
                                                                                                       2,937,500
                                                                                                    --------------
Colorado (2.1%):
6,655,000  Adams County Colorado School District, 5.40%, 12/15/13 ...............................      6,679,956
                                                                                                    --------------
Connecticut (3.6%):
3,000,000  Connecticut State, Series A, 5.80%, 3/15/07 ..........................................      3,135,000
8,785,000  Connecticut State, Series A, 5.25%, 3/1/13 ...........................................      8,587,338
                                                                                                    --------------
                                                                                                      11,722,338
                                                                                                    --------------
Florida (6.6%):
2,000,000  Brevard County, 6.00%, 9/1/11 ........................................................      2,075,000
5,525,000  Florida State Department of Transportation, 5.25%, 7/1/17 ............................      5,379,969
5,000,000  Florida State Environmental, 5.50%, 7/1/13 ...........................................      5,062,500
8,000,000  Palm Beach County Solid Waste Authority, 5.38%, 10/1/11 ..............................      7,940,000
1,000,000  State Board of Education Capital Outlay Pub. Ed., Series A, 5.88%, 6/1/16 ............      1,022,500
                                                                                                    --------------
                                                                                                      21,479,969
                                                                                                    --------------
Georgia (0.7%):
1,000,000  Atlanta, Series A, 6.10%, 12/1/19 ....................................................      1,041,250
1,000,000  Georgia State, Series B, 6.30%, 3/1/09 ...............................................      1,113,750
                                                                                                    --------------
                                                                                                       2,155,000
                                                                                                    --------------
Hawaii (4.4%):
8,000,000  Hawaii State, Series CN, 5.50%, 3/1/14, Insured by FGIC...............................      8,000,000
5,815,000  Honolulu City & County, 6.00%, 1/1/09 ................................................      6,214,781
                                                                                                    --------------
                                                                                                      14,214,781
                                                                                                    --------------

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio

                  Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal                                         Security                                             Market
 Amount                                         Description                                             Value
---------- ---------------------------------------------------------------------------------------  --------------
Municipal Bonds, continued:
Illinois (10.8%):
3,000,000  Chicago, 6.00%, 1/1/11, Insured by AMBAC..............................................   $  3,146,250
1,000,000  Chicago Metropolitan Water Reclamation, 5.40%, 12/1/06 ...............................      1,027,500
1,000,000  Chicago Metropolitan Water Reclamation, 5.50%, 12/1/08 ...............................      1,031,250
9,090,000  Cook County, 6.25%, 11/15/12 .........................................................      9,885,375
2,000,000  Cook County, 5.90%, 11/15/16, Insured by FGIC.........................................      2,040,000
1,000,000  Edwardsville Waterworks, 6.00%, 2/1/17 ...............................................      1,040,000
1,000,000  Illinois State, 5.75%, 4/1/12, Insured by MBIA........................................      1,016,250
3,000,000  Illinois State, 5.88%, 8/1/12 ........................................................      3,082,500
8,400,000  Illinois State, 5.25%, 2/1/13 ........................................................      8,127,000
2,000,000  Illinois State, 5.63%, 7/1/13 ........................................................      2,010,000
2,000,000  Illinois State, 5.50%, 8/1/14, Insured by MBIA........................................      1,975,000
1,000,000  Illinois State, 5.75%, 7/1/16 ........................................................      1,006,250
                                                                                                    --------------
                                                                                                      35,387,375
                                                                                                    --------------
Indiana (5.6%):
5,000,000  Goshen-Chandler School Building, 5.75%, 1/15/10 ......................................      5,093,750
3,000,000  Hammond Multi-School Building Corp., 5.80%, 1/15/15 ..................................      3,018,750
5,000,000  Hammond Multi-School Building Corp., 5.85%, 1/15/20 ..................................      5,031,250
3,500,000  Transportation Finance Authority, Series A, 5.75%, 6/1/12 ............................      3,622,500
1,500,000  Whitko Middle School Building Corp., 5.88%, 7/15/12 ..................................      1,543,125
                                                                                                    --------------
                                                                                                      18,309,375
                                                                                                    --------------
Kentucky (1.8%):
6,000,000  Daviess County Kentucky, 4.15%*, 6/2/97 ..............................................      6,000,000
                                                                                                    --------------
Louisiana (0.2%):
  700,000  Calcasieu Parish Louisiana, 4.00%, 2/1/16 ............................................        700,000
                                                                                                    --------------
Massachusetts (3.8%):
4,975,000  Massachusetts Bay Transportation Authority, 5.40%, 3/1/08 ............................      5,118,031
7,115,000  Massachusetts State Water Pollution Abatement Trust, 5.63%, 2/1/15 ...................      7,212,831
                                                                                                    --------------
                                                                                                      12,330,862
                                                                                                    --------------
Michigan (1.2%):
1,000,000  Greenville Public Schools, 5.75%, 5/1/11 .............................................      1,027,500
1,000,000  Johannesburg-Lewistown Area Schools, 5.00%, 5/1/13 ...................................        947,500
2,000,000  Redford School District, 5.95%, 5/1/15 ...............................................      2,067,500
                                                                                                    --------------
                                                                                                       4,042,500
                                                                                                    --------------
Minnesota (2.5%):
1,000,000  Minneapolis Special School District, Series A, 5.70%, 2/1/09 .........................      1,038,750
6,000,000  Monticello Minnesota Independent Schools, 5.40%, 2/1/15 ..............................      5,925,000
1,000,000  Northern Municipal Power Agency, Series A, 5.90%, 1/1/08 .............................      1,046,250
                                                                                                    --------------
                                                                                                       8,010,000
                                                                                                    --------------

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio

                 Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal                                         Security                                             Market
 Amount                                         Description                                             Value
---------- ---------------------------------------------------------------------------------------  --------------
Municipal Bonds, continued:
Mississippi (0.3%):
1,000,000  Mississippi State, 6.20%, 2/1/08 .....................................................   $  1,075,000
                                                                                                    --------------
Missouri (1.2%):
1,000,000  Independence Electrical Utility Revenue, 7.10%, 6/1/04, Prerefunded 12/1/98 @ 100.....      1,038,750
1,500,000  State Health & Education Facilities, Series B, 7.00%, 6/1/05 .........................      1,665,000
1,200,000  State Health & Educational Facilities, 7.75%, 6/1/07 .................................      1,244,196
                                                                                                    --------------
                                                                                                       3,947,946
                                                                                                    --------------
Nebraska (0.6%):
1,000,000  Omaha Public Power District Electric Revenue, Series B, 6.00%, 2/1/07 ................      1,080,000
1,000,000  Public Power District Revenue, Series A, 5.50%, 1/1/13 ...............................        993,750
                                                                                                    --------------
                                                                                                       2,073,750
                                                                                                    --------------
Nevada (4.0%):
5,000,000  Clark County Nevada School District, 5.50%, 6/15/11 ..................................      5,037,500
5,000,000  Nevada State Water Utility Improvements, 5.13%, 9/1/11 ...............................      4,881,250
3,000,000  Nevada State Water Utility Improvements, 6.50%, 12/1/12 ..............................      3,258,750
                                                                                                    --------------
                                                                                                      13,177,500
                                                                                                    --------------
New Hampshire (0.3%):
1,000,000  Concord, 6.15%, 10/15/10 .............................................................      1,065,000
                                                                                                    --------------
New Jersey (3.3%):
2,000,000  New Jersey State, Series D, 5.90%, 2/15/08 ...........................................      2,120,000
8,000,000  New Jersey State, Series E, 6.00%, 7/15/09 ...........................................      8,660,000
                                                                                                    --------------
                                                                                                      10,780,000
                                                                                                    --------------
North Carolina (3.4%):
2,000,000  Eastern Municipal Power Agency, Series B, 6.00%, 1/1/13 ..............................      2,045,000
1,000,000  Municipal Power Agency No. 1, 5.75%, 1/1/15 ..........................................      1,003,750
8,000,000  North Carolina State School Improvements, 5.20%, 3/1/13 ..............................      7,980,000
                                                                                                    --------------
                                                                                                      11,028,750
                                                                                                    --------------
Ohio (0.6%):
2,000,000  Columbus Waterworks Enlargement No. 44, 6.00%, 5/1/13 ................................      2,095,000
                                                                                                    --------------
Oklahoma (0.3%):
1,000,000  Tulsa, 6.25%, 6/1/11 .................................................................      1,052,500
                                                                                                    --------------
Pennsylvania (4.7%):
1,000,000  Allegheny County Series C-40, 16.88%, 5/1/07 .........................................      1,055,000
1,500,000  Burrell School District, 5.65%, 11/15/16 .............................................      1,515,000
1,000,000  Easttown Township Public/Highway Improvements, 5.65%, 8/1/17 .........................      1,005,000
9,000,000  Pennsylvania State, 5.13%, 9/15/11, Insured by AMBAC..................................      8,786,250
2,000,000  State Higher Education Facilities, Series A, 5.88%, 1/1/15 ...........................      2,037,500
1,000,000  State Higher Education Facilities, Series B, 5.88%, 1/1/15 ...........................      1,018,750
                                                                                                    --------------
                                                                                                      15,417,500
                                                                                                    --------------

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio

                 Schedule of Portfolio Investments, Continued
                                 May 31, 1997
                                  (Unaudited)


 Shares
   or
Principal                                         Security                                             Market
 Amount                                         Description                                             Value
---------- ---------------------------------------------------------------------------------------  --------------
Municipal Bonds, continued:
Tennessee (1.0%):
1,000,000  Memphis Water Revenue, Series A, 6.00%, 1/1/12 .......................................   $  1,043,750
1,000,000  Metropolitan Government Nashville & Davidson County, 5.75%, 1/1/15 ...................      1,006,250
1,000,000  Metropolitan Government Nashville & Davidson County, 6.13%, 5/15/19 ..................      1,036,250
                                                                                                    --------------
                                                                                                       3,086,250
                                                                                                    --------------
Texas (12.5%):
3,000,000  Austin Independent School District, 5.75%, 8/1/15 ....................................      3,045,000
3,400,000  Harris County Health Facilities, Series B, 4.05%, 2/15/16 ............................      3,400,000
8,000,000  Harris County Texas Health, 5.50%, 6/1/17 ............................................      7,800,000
2,500,000  Harris County Texas Health Care Facilities, 4.05%*, 6/2/97 ...........................      2,500,000
1,000,000  Humble Independent School District, 6.25%, 2/1/07 ....................................      1,072,500
1,000,000  Manor Independent School District, 5.70%, 8/1/10 .....................................      1,030,000
1,000,000  Royse City Independent School District, 5.50%, 2/15/15 ...............................      1,000,000
1,000,000  San Antonio Electric & Gas, 5.75%, 2/1/11 ............................................      1,017,500
3,000,000  State Public Finance Authority, Series  A, 5.95%, 10/1/15 ............................      3,101,250
1,000,000  State Public Financing Authority, Series A, 5.70%, 10/1/07 ...........................      1,031,250
6,750,000  Texas State Water Development, 5.40%, 8/1/21 .........................................      6,513,750
7,500,000  University of Texas, Series B, 5.10%, 8/15/13 ........................................      7,190,625
2,000,000  Water Development Board Revenue Series A, 5.75%, 7/15/15 .............................      2,032,500
                                                                                                    --------------
                                                                                                      40,734,375
                                                                                                    --------------
Utah (1.6%):
4,000,000  Intermountain Power Agency, Utah Power Supply, Series B, 6.00%, 7/1/12 ...............      4,095,000
1,000,000  Intermountain Power Agency, Utah Power Supply, Series B, 6.00%, 7/1/15 ...............      1,000,090
                                                                                                    --------------
                                                                                                       5,095,090
                                                                                                    --------------
Virginia (2.8%):
1,000,000  Newport News, Series A, 6.13%, 6/1/10 ................................................      1,058,750
2,200,000  Peninsula Port Authority Revenue - Shell Co., 4.00%*, 6/2/97 .........................      2,200,000
1,000,000  State Public School Authority, 5.90%, 7/15/11 ........................................      1,037,500
4,920,000  Virginia State Trust Brd., 5.13%, 5/15/12 ............................................      4,772,400
                                                                                                    --------------
                                                                                                       9,068,650
                                                                                                    --------------
Washington (10.2%):
1,000,000  Grant County Public Utility, Series F, 5.70%, 1/1/15 .................................      1,002,500
1,000,000  King County Library System, 6.05%, 12/1/07 ...........................................      1,072,500
1,500,000  King County School District No. 415, 5.75%, 6/1/11 ...................................      1,543,125
2,000,000  King County School District No. 415, 5.88%, 6/1/16 ...................................      2,035,000
1,000,000  King County, Series A, 6.00%, 12/1/09 ................................................      1,041,250
1,000,000  Seattle Municipal Light & Power Revenue, 6.20%, 7/1/06 ...............................      1,086,250
1,000,000  Seattle Municipal Light & Power Revenue, 6.25%, 7/1/07 ...............................      1,082,500
1,000,000  Snohomish County Public Utility District 001, 6.45%, 1/1/06 ..........................      1,105,000
2,000,000  Snohomish County Public Utility District 001, 6.50%, 1/1/12 ..........................      2,142,500

                                    Continued

THE ARCH FUND, INC.
National Municipal Bond Portfolio

                 Schedule of Portfolio Investments, Continued
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal                                         Security                                             Market
 Amount                                         Description                                             Value
---------- ---------------------------------------------------------------------------------------  --------------
Municipal Bonds, continued:
Washington, continued:
3,000,000  Snohomish County Public Utility District 001, 6.00%, 1/1/13 ..........................   $  3,082,500
1,000,000  Snohomish County School District No. 2, 6.20%, 12/1/12 ...............................      1,061,250
3,000,000  Spokane Regular Solid Waste Management, 5.50%, 12/1/10 ...............................      3,033,750
1,000,000  Tacoma Electrical System, 6.25%, 1/1/15 ..............................................      1,046,250
8,000,000  Washington State Motor Vehicle Fuel Tax Series, 5.38%, 1/1/22 ........................      7,810,000
4,190,000  Washington State Series, 5.50%, 1/1/17 ...............................................      4,148,100
1,000,000  Washington State, Series DD-14 & Series B, 5.75%, 9/1/07 .............................      1,043,750
                                                                                                    --------------
                                                                                                      33,336,225
                                                                                                    --------------
West Virginia (2.4%):
7,940,000  West Virginia School Building, 5.40%, 7/1/10 .........................................      7,949,925
                                                                                                    --------------
Wisconsin (2.5%):
1,000,000  Dane County, Series A, 5.65%, 3/1/12 .................................................      1,013,750
1,000,000  Green Bay Area Public School District, Series A, 5.50%, 4/1/12 .......................      1,003,750
3,000,000  Kenosha, Series B, 5.85%, 12/1/11 ....................................................      3,082,500
3,000,000  Milwaukee County, Series A, 6.00%, 9/1/09 ............................................      3,097,500
                                                                                                    --------------
                                                                                                       8,197,500
                                                                                                    --------------
Wyoming (0.7%):
2,200,000  Uinta County Wyoming Chevron USA, 4.00%*, 6/2/97 .....................................      2,200,000
                                                                                                    --------------
  Total Municipal Bonds                                                                              331,226,617
                                                                                                    --------------
Investment Companies (1.7%):
2,710,000  Federated Tax-Free Trust Mutual Fund..................................................      2,710,000
3,029,000  Nuveen Tax-Exempt Money Market Fund...................................................      3,029,000
                                                                                                    --------------
  Total Investment Companies                                                                           5,739,000
                                                                                                    --------------
  Total (Cost--$331,006,272)(a)                                                                      $336,965,617
                                                                                                    ==============

----------
Percentages indicated are based on net assets of $326,427,257.
(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

             Unrealized appreciation ...........................  $6,223,969
             Unrealized depreciation ...........................    (264,624)
                                                                  -----------
             Net unrealized appreciation .......................  $5,959,345
                                                                  ===========

* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity agreements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market Interest rates. The rate reflected in the Schedule of Portfolio Investments is the rate in effect at May 31, 1997.
AMBAC--AMBAC Indemnity Corp.
FGIC--Financial Guaranty Insurance Corp.
MBIA--Municipal Bond Insurance Association

                        See notes to financial statements

THE ARCH FUND, INC.
Intermediate Corporate Bond Portfolio

                       Schedule of Portfolio Investments
                                 May 31, 1997
                                  (Unaudited)


 Shares
   or
Principal            Security               Market
 Amount            Description               Value
---------  ----------------------------   ------------
Corporate Bonds (61.4%):
Banking (9.8%):
  200,000  BankAmerica Corp., 8.13%,
             2/1/02....................   $   209,250
  500,000  Bankers Trust New York,
             7.25%, 1/15/03(b).........       504,375
  400,000  Boatmen's Bancshares,
             8.62%, 11/15/03...........       430,500
  500,000  Chase Manhattan Corp.,
             7.12%, 3/1/05(b)..........       498,125
  500,000  NationsBank Corp., 7.75%,
             8/15/04...................       516,875
  600,000  NationsBank Corp., 6.88%,
             2/15/05...................       587,250
  750,000  Toronto-Dominion Bank-NY,
             7.88%, 8/15/04............       758,438
  300,000  Wells Fargo & Co., 8.38%,
             5/15/02...................       317,625
                                          -----------
                                            3,822,438
                                          -----------
Beverages (6.2%):
  200,000  Anheuser-Busch Cos, Inc.,
             8.75%, 12/1/99............       210,750
1,000,000  Anheuser-Busch Cos. Inc.,
             6.75%, 8/1/03(b)..........       996,250
1,000,000  Brown-Forman, Corp., 7.38%,
             5/10/05...................     1,012,500
  200,000  Coca Cola Co., 7.88%,
             9/15/98...................       204,526
                                          -----------
                                            2,424,026
                                          -----------
Electrical & Electronic (2.7%):
1,000,000  Motorola Inc., 7.60%,
             1/1/07(b).................     1,041,250
                                          -----------
Entertainment (2.5%):
1,000,000  Walt Disney Co. - Global
             Bond, 6.75%, 3/30/06......       978,750
                                          -----------
Financial Services (12.5%):
  500,000  Bear Stearns Co. Inc.,
             9.13%, 4/15/98............       513,315
  500,000  Bear Stearns Co. Inc.,
             8.25%, 2/1/02(b)..........       524,375
1,000,000  CIT Group Holdings, 6.80%,
             4/17/00...................     1,007,500
  200,000  Ford Motor Credit, 9.38%,
             12/15/97..................       203,914
  800,000  Ford Motor Credit, 7.50%,
             1/15/03...................       820,000
  500,000  General Motors Acceptance
             Corp., 8.50%, 2/4/02......       531,250
  500,000  GMAC Global Bond, 6.75%,
             2/7/02....................       497,500
  300,000  Merrill Lynch & Co., 7.75%,
             3/1/99....................       306,750
  175,000  U.S. Leasing International
             Inc., 7.00%, 11/1/97......       176,234
  300,000  United Postal Savings,
             9.00%, 7/26/99............       314,625
                                          -----------
                                            4,895,463
                                          -----------
Food Products (6.4%):
1,000,000  Campbell Soup Co., 6.90%,
             10/15/06..................       993,750
  200,000  General Mills, 8.47%,
             12/15/98..................       206,702
1,000,000  General Mills, 8.90%,
             3/15/06...................     1,121,250
  150,000  Quaker Oats Co., 9.00%,
             12/7/01...................       161,499
                                          -----------
                                            2,483,201
                                          -----------
Health Care (2.8%):
1,000,000  Eli Lilly & Co., 8.38%,
             12/1/06...................     1,088,750
                                          -----------
Industrial Goods & Services (7.6%):
  150,000  BP Amercia, 9.38%, 11/1/00..       162,375
  200,000  BP America, 8.50%, 4/15/01..       212,000
  100,000  Clorox, 8.80%, 7/15/01......       107,250
  200,000  E.I. du Pont de Nemours,
             8.50%, 2/15/03............       211,000
1,000,000  E.I. du Pont de Nemours,
             8.13%, 3/15/04(b).........     1,065,000
  200,000  Kimberly-Clark, 8.62%,
             5/1/01(b).................       213,250
1,000,000  Texaco Capital, 7.09%,
             2/1/07(b).................     1,000,000
                                          -----------
                                            2,970,875
                                          -----------
Retail Stores - Discount (2.7%):
  400,000  Wal-Mart Stores, 8.62%,
             4/1/01....................       425,500

                                   Continued

THE ARCH FUND, INC.
Intermediate Corporate Bond Portfolio

                       Schedule of Portfolio Investments
                                 May 31, 1997
                                  (Unaudited)


 Shares
   or
Principal            Security               Market
 Amount            Description               Value
---------- -----------------------------  ------------
Corporate Bonds, continued:
Retail Stores - Discount, continued:
  600,000  Wal-Mart Stores, 7.50%,
             5/15/04...................   $   618,000
                                          -----------
                                            1,043,500
                                          -----------
Telecommunications (7.7%):
1,000,000  AT&T Corp., 6.75%, 4/1/04(b)       986,250
1,000,000  Lucent Technologies Inc.,
             7.25%, 7/15/06(b).........     1,008,750
1,000,000  Pacific Bell, 7.25%, 7/1/02.     1,018,750
                                          -----------
                                            3,013,750
                                          -----------
Transportation & Shipping (0.5%):
  200,000  Union Pacific Co., 7.88%,
             2/15/02...................       205,750
                                          -----------
  Total Corporate Bonds                    23,967,753
                                          -----------
Medium Term Notes (7.7%):
Financial Services (2.7%):
1,000,000  General Electric Capital
             Corp., 7.66%, 8/2/04......     1,047,500
                                          -----------
Health Care-Drugs (2.5%):
1,000,000  SmithKline Beecham, 6.63%,
             10/1/01...................       993,750
                                          -----------
Telecommunications (2.5%):
1,000,000  Southwestern Bell, 6.56%,
             11/15/05..................       967,500
                                          -----------
  Total Medium Term Notes                   3,008,750
                                          -----------
U.S. Government Agencies (23.2%):
Federal Farm Credit Bank:
  500,000  8.95%, 6/1/06  .............       563,565

Federal Home Loan Mortgage Corp.:
1,966,062  6.50%, 1/1/12  .............     1,919,976

Federal National Mortgage Assoc.:
  837,207  7.00%, 11/1/10, Pool
             #328614 ..................       832,234
  988,445  7.00%, 6/1/11, Pool #349980        982,574
  988,618  6.50%, 3/1/12, Pool #372705        964,516
  987,973  6.50%, 3/1/12, Pool #372719        963,886

Government National Mortgage Assoc.:
1,005,413  6.00%, 4/15/26, Pool
             #345610 ..................       922,778
1,006,979  6.50%, 1/15/27  ............       952,532
  996,427  7.00%, 1/15/27  ............       969,025
                                          -----------
  Total U.S. Government Agencies            9,071,086
                                          -----------
U.S. Treasury Bonds (3.7%):
1,500,000  5.88%, 11/15/05.............     1,423,800
                                          -----------
  Total U.S. Treasury Bonds                 1,423,800
                                          -----------
U.S. Treasury Notes (1.6%):
  500,000  7.25%, 8/15/04..............       518,025
  100,000  6.63%, 5/15/07..............        99,743
                                          -----------
  Total U.S. Treasury Notes                   617,768
                                          -----------
Investment Companies (1.5%):
  572,997  Federated Money Market
             Trust Shares of
             Beneficial Interest.......       572,997
                                          -----------
  Total Investment Companies                  572,997
                                          -----------
  Total (Cost--$38,672,237)(a)            $38,662,154
                                          ===========

----------
Percentages indicated are based on net assets of $39,020,616.

(a) Represents cost for federal income tax purposes differs from value by net unrealized depreciation of securities as follows:

             Unrealized appreciation ..........................  $578,916
             Unrealized depreciation ..........................  (588,999)
                                                                 ========
             Net unrealized depreciation ......................  $(10,083)
                                                                 ========

(b) A portion of this security was loaned as of May 31, 1997.


                       See notes to financial statements

THE ARCH FUND, INC.
Bond Index Portfolio

                        Schedule of Portfolio Investments
                                  May 31, 1997
                                   (Unaudited)

 Shares
   or
Principal           Security                Market
 Amount            Description              Value
---------  ---------------------------   -------------
Corporate Bonds (23.0%):
Automotive (4.0%):
2,000,000  Ford Motor Credit, 7.00%,
             9/25/01(b)...............   $  2,010,000
1,000,000  Ford Motor Credit, 7.75%,
             11/15/02.................      1,038,750
2,000,000  General Motors Corp.,
             8.88%, 5/15/03...........      2,182,500
                                         ------------
                                            5,231,250
                                         ------------
Entertainment (1.5%):
1,000,000  Walt Disney Co., 6.38%,
             3/30/01..................        990,000
1,000,000  Walt Disney Co. - Global
             Bond, 6.75%, 3/30/06.....        978,750
                                         ------------
                                            1,968,750
                                         ------------
Financial Services (9.8%):
1,800,000  American Express Credit,
             6.50%, 8/1/00............      1,793,250
1,000,000  Dean Witter Discover,
             6.25%, 3/15/00...........        991,250
1,500,000  Dean Witter Discover,
             6.75%, 8/15/00...........      1,505,625
2,000,000  General Electric Capital
             Corp., 8.85%, 4/1/05.....      2,225,000
1,000,000  General Electric Capital
             Corp., 8.50%, 7/24/08....      1,105,000
1,000,000  Household Finance Corp.,
             8.38%, 11/15/01..........      1,056,250
1,000,000  Household Finance Corp.,
             6.88%, 3/1/07(b).........        973,750
2,000,000  Merrill Lynch & Co.,
             6.70%, 8/1/00............      1,997,500
1,000,000  Merrill Lynch & Co.,
             8.00%, 2/1/02............      1,042,500
                                         ------------
                                           12,690,125
                                         ------------
Oil & Exploration Products & Services (1.2%):
1,500,000  Texaco Capital, 9.45%,
             3/1/00...................      1,608,750

Retail Stores - Discount (1.7%):
2,000,000  Wal-Mart Stores, Inc.,
             9.10%, 7/15/00(b)........      2,137,500

Telecommunications (4.0%):
1,000,000  Bell Telephone Penn,
             8.75%, 8/15/31...........      1,142,500
3,000,000  Lucent Technologies, Inc.,
             6.90%, 7/15/01...........      3,015,000
1,000,000  Pacific Bell, 7.25%, 7/1/02      1,018,750
                                         ------------
                                            5,176,250
                                         ------------
Yankee Corporate Bond (0.8%):
1,000,000  Household Finance Co.,
             7.45%, 4/1/00............      1,016,250
                                         ------------
  Total Corporate Bonds                    29,828,875
                                         ------------
Medium Term Note (2.3%):
Food Products (2.3%):
3,000,000  Pepsico Inc., 6.80%,
             5/15/00..................      3,018,750
                                         ------------
  Total Medium Term Note                    3,018,750
                                         ------------
U.S. Government Agencies (30.5%):
Federal Home Loan Mortgage Corp.:
  223,472  6.50%, 1/1/98, Gold Pool
             #L90010 .................        221,586
  986,968  6.00%, 4/1/98, Gold Pool
             #M17791 .................        965,373
  222,932  6.50%, 4/1/98, Gold Pool
             #M17876 .................        221,050
  182,813  6.50%, 5/1/98, Gold Pool
             #M18001 .................        181,270
   55,785  8.50%, 10/1/01, Pool
             #200055 .................         57,144
  206,188  9.00%, 3/1/03, Pool
             #380019 .................        213,081
   69,088  9.00%, 5/1/03, Pool
             #380021 ................          71,398
  432,962  7.00%, 11/1/10, Gold Pool
             #E62010 .................        430,659
  392,352  7.00%, 11/1/10, Gold Pool
             #E20202 .................        390,265
  962,208  6.00%, 3/1/11, Gold Pool
             #E63503 .................        921,006
  975,719  6.00%, 4/1/11, Gold Pool
             #E63515 .................        933,939
  976,597  6.00%, 6/1/11, Gold Pool
             #E00439 .................        934,779

                                   Continued

THE ARCH FUND, INC.
Bond Index Portfolio

                 Schedule of Portfolio Investments, Continued
                                 May 31, 1997
                                  (Unaudited)

 Shares
   or
Principal           Security                Market
 Amount            Description              Value
---------- ----------------------------  -------------
U.S. Government Agencies, continued:
1,500,000  6.00%, 3/1/12, Gold Pool
             #E66538 .................   $  1,435,770
  266,801  6.00%, 2/1/26, Gold Pool
             #D68286F ................        246,124
  881,600  6.00%, 3/1/26, Gold Pool
             #C80393F ................        813,276
  442,686  6.00%, 4/1/26, Gold Pool
             #D70772F ................        408,377
  398,619  6.00%, 4/1/26, Gold Pool
             #D70405F ................        367,726
  118,937  6.00%, 4/1/26, Gold Pool
             #C803465 ................        109,719
  503,476  8.00%, 11/1/26, Gold Pool
             #D76134 .................        513,385
   28,909  6.00%, 12/1/26, Gold Pool
             #D76870F ................         26,669
  859,668  6.00%, 12/1/26, Gold Pool
             #C80465 .................        793,044
  961,628  8.00%, 12/1/26, Gold Pool
             #D76530 .................        980,553
  460,034  8.00%, 12/1/26, Gold Pool
             #D76906 .................        469,088
  996,625  7.00%, 1/1/27, Gold Pool
             #D77743 .................        972,018
2,009,241  7.00%, 1/1/27, Gold Pool
             #D77720 .................      1,959,633
  963,618  8.00%, 1/1/27, Gold Pool
             #C00490 .................        982,582

Federal National Mortgage Assoc.:
  500,000  8.35%, 11/10/99  ..........        524,525
  668,813  6.00%, 11/1/00, Pool
             #190070 .................        646,448
  990,824  6.00%, 5/1/11, Pool
             #337194 .................        947,475
  998,350  6.00%, 2/1/12, Pool
             #250917 .................        954,672
  993,152  6.00%, 3/1/12, Pool
             #359504 .................        949,702
1,000,217  6.00%, 3/1/12, Pool
             #373131 .................        956,458
  991,971  6.00%, 3/1/12, Pool
             #374638 .................        948,573
  498,939  9.00%, 10/1/26, Pool
             #353671 .................        524,509
  498,050  9.00%, 10/1/26, Pool
             #358137 .................        523,576
  498,936  9.00%, 10/1/26, Pool
             #361800 .................        524,507
  414,758  9.00%, 11/1/26, Pool
             #358703 .................        436,015
  498,922  9.00%, 11/1/26, Pool
             #364453 .................        524,492
  368,078  9.00%, 12/1/26, Pool
             #368686 .................        386,942

Government National Mortgage Assoc.:
  208,988  7.50%, 4/15/02, Pool
             #210173 .................        211,926
   35,460  7.50%, 7/15/02, Pool
             #216193 .................         35,959
  484,427  7.50%, 7/15/08, Pool
             #349404 .................        491,238
  161,253  7.50%, 8/15/10, Pool
             #413412 .................        163,520
  103,838  7.50%, 9/15/10, Pool
             #413117 .................        105,298
  468,998  7.50%, 11/15/10, Pool
             #415775 .................        475,592
   52,274  6.00%, 3/15/11, Pool
             #425964 .................         50,118
   24,932  6.50%, 3/15/11, Pool
             #419123 .................         24,433
  447,991  6.00%, 4/15/11, Pool
             #393849 .................        429,511
   60,522  6.00%, 4/15/11, Pool
             #421800 .................         58,025
  497,263  6.00%, 4/15/11, Pool
             #429397 .................        476,751
   54,550  6.00%, 5/15/11, Pool
             #345647 .................         52,300
  665,222  6.00%, 5/15/11, Pool
             #421871 .................        637,781
  540,151  6.00%, 5/15/11, Pool
             #432659 .................        517,870
  616,880  6.50%, 5/15/11, Pool
             #412598 .................        604,542
  419,886  6.50%, 5/15/11, Pool
             #432640 .................        411,488

                          Continued

THE ARCH FUND, INC.
Bond Index Portfolio

                 Schedule of Portfolio Investments, Continued
                                 May 31, 1997
                                  (Unaudited)

 Shares
   or
Principal           Security                Market
 Amount            Description              Value
---------- ----------------------------  -------------
U.S. Government Agencies, continued:
  280,899  6.00%, 6/15/11, Pool
             #406582 .................   $    269,312
  350,331  6.00%, 6/15/11, Pool
             #423828 .................        335,880
  548,974  6.50%, 6/15/11, Pool
             #426173 .................        537,995
  394,362  6.50%, 8/15/11, Pool
             #421746 .................        386,475
  494,755  6.50%, 2/15/12, Pool
             #39334 ..................        484,860
  461,685  6.50%, 3/15/12, Pool
             #399161 .................        452,451
  367,180  8.50%, 11/15/21, Pool
             #297863 .................        380,604
  537,074  8.00%, 5/15/23, Pool
             #350495 .................        547,477
  576,646  9.00%, 5/15/25, Pool
             #386743 .................        606,736
  310,387  9.00%, 5/15/25, Pool
             #401372 .................        326,583
  488,059  9.50%, 8/15/25, Pool
             #414557 .................        525,576
  473,512  7.50%, 10/15/25, Pool
             #366152 .................        471,737
  492,697  7.50%, 10/15/25, Pool
             #366154 .................        490,850
   70,696  6.50%, 3/15/26, Pool
             #419578 .................         66,873
  998,462  6.50%, 4/15/26 ............        944,475
   85,711  6.50%, 5/15/26, Pool
             #428852 .................         81,077
  823,932  6.50%, 6/15/26  ...........        779,382
  591,087  7.00%, 8/20/26, Pool
             #226660 .................        572,243
  538,716  9.50%, 9/15/26, Pool
             #438724 .................        580,127
  186,388  9.50%, 10/15/26, Pool
             #436991 .................        200,715


U.S. Government Agencies, continued:
  396,069  9.50%, 10/15/26, Pool
             #438728 .................   $    426,515
  377,268  9.50%, 11/15/26, Pool
             #436994 .................        406,268
  550,063  9.50%, 11/15/26, Pool
             #438731 .................        592,346
                                         -------------
  Total U.S. Government Agencies           39,680,317
                                         -------------
U.S. Treasury Bonds (17.4%):
  500,000  11.63%, 11/15/04...........        644,975
4,975,000  12.75%, 11/15/10...........      6,873,559
2,055,000  12.00%, 8/15/13............      2,870,979
1,250,000  7.50%, 11/15/16(b).........      1,318,525
1,500,000  8.75%, 5/15/17.............      1,781,670
6,000,000  8.13%, 8/15/19.............      6,753,900
2,000,000  8.75%, 8/15/20.............      2,398,300
                                         -------------
  Total U.S. Treasury Bonds                22,641,908
                                         -------------
U.S. Treasury Notes (25.5%):
  500,000  8.88%, 11/15/98............        519,330
8,500,000  6.38%, 5/15/99(b)..........      8,526,519
9,000,000  6.00%, 10/15/99(b).........      8,958,059
1,000,000  6.25%, 8/31/00(b)..........        996,100
4,000,000  5.75%, 10/31/00(b).........      3,922,320
1,000,000  5.50%, 12/31/00(b).........        970,600
  500,000  6.38%, 9/30/01.............        497,800
3,400,000  6.50%, 5/15/05.............      3,368,686
5,000,000  7.63%, 11/15/22............      5,362,350
                                         -------------
  Total U.S. Treasury Notes                33,121,764
                                         -------------
Investment Companies (0.9%):
1,119,841  Federated Money Market
             Trust Shares of
             Beneficial Interest......      1,119,841
                                         -------------
  Total Investment Companies                1,119,841
                                         -------------
  Total (Cost--$129,101,860)(a)           $129,411,455
                                         =============

----------
Percentages indicated are based on net assets of $129,985,620.
(a) Represents cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

             Unrealized appreciation ..............................  $1,575,456
             Unrealized depreciation ..............................  (1,265,861)
                                                                     -----------
             Net unrealized appreciation ..........................  $  309,595
                                                                     ===========

(b) A portion of this security was loaned as of May 31, 1997.


                       See notes to financial statements

THE ARCH FUND, INC.


                          Notes to Financial Statements
                                  May 31, 1997
                                   (Unaudited)



1.    Organization

      The ARCH Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. As of May 31, 1997, the Fund is authorized to offer the following investment portfolios: Money Market, Treasury Money Market, Tax-Exempt Money Market, Growth & Income Equity, Small Cap Equity, International Equity, Equity Income, Equity Index, Balanced, Government & Corporate Bond, U.S. Government Securities, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Intermediate Corporate Bond, and Bond Index Portfolios (referred to individually as a "Portfolio" and collectively, the "Portfolios"). The Fund was organized as a Maryland corporation on September 9, 1982. The Kansas Tax-Exempt Bond Portfolio has not yet commenced operations.

      The Portfolio's investment objectives are as follows: Money Market seeks current income with liquidity and stability of principal. Treasury Money Market seeks a high level of current income exempt from state income tax consistent with liquidity and security of principal. Tax-Exempt Money Market seeks a high level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal. Growth & Income Equity seeks long-term capital growth, with income a secondary consideration. Small Cap Equity seeks capital appreciation. International Equity seeks capital growth consistent with reasonable investment risk. Equity Income seeks to provide an above-average level of income consistent with long-term capital appreciation. Equity Index seeks investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the Standard & Poor's 500 Composite Stock Price Index. Balanced seeks to maximize total return through a combination of growth of capital and current income consistent with the preservation of capital. Government & Corporate Bond seeks the highest level of current income that is consistent with conservation of capital. U.S. Government Securities seeks a high rate of current income that is consistent with relative stability of principal. Short-Intermediate Municipal seeks as high a level of current income, exempt from regular federal income tax, as is consistent with preservation of capital. Missouri Tax-Exempt Bond seeks as high a level of interest income exempt from federal income tax as is consistent with conservation of capital. National Municipal Bond seeks as high a level of current interest income exempt from federal income tax as is consistent with conservation of capital. Intermediate Corporate Bond seeks as high a level of current income as is consistent with the preservation of capital. Bond Index seeks to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities, as represented by the Lehman Brothers Aggregate Bond Index.

2.    Significant Accounting Policies

      The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from these estimates.

      Securities valuation:

      The securities of the Money Market, Treasury Money Market and Tax-Exempt Money Market Portfolios (collectively, "the money market portfolios") are valued at amortized cost. Amortized cost valuation involves

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


      valuing an instrument at its cost initially and, thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the effect of fluctuating interest rates on the market value of the instrument. In addition, the money market portfolios may not (a) purchase any instrument with a remaining maturity greater than 397 days unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted-average portfolio maturity which exceeds 90 days. The securities of the Growth & Income Equity, Small Cap Equity, International Equity, Equity Income, Equity Index, Balanced, Government & Corporate Bond, U.S. Government Securities, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Intermediate Corporate Bond, and Bond Index Portfolios (collectively, "the variable net asset value portfolios") that are traded on a recognized exchange are valued at the last sale price on the national securities market. Securities traded only on over-the-counter markets are valued on the basis of market value when available. Securities for which there were no transactions are valued at the mean of the most recent bid and asked prices. Securities maturing in 60 days or less are valued at amortized cost. Securities, including restricted securities, for which market quotations are not readily available, are valued at fair market value by the investment adviser (or the sub-investment adviser) in accordance with guidelines approved by the Fund's Board of Directors. Quotations of foreign securities in foreign currency are converted to the U.S. dollar equivalent at the prevailing exchange rate on the date of conversion. Investments in investment companies are valued at their respective net asset values as reported by such companies. The differences between cost and market values of the investments of the variable net asset portfolios are reflected as unrealized appreciation or depreciation.

      Repurchase agreements:
      The Portfolios may engage in repurchase agreement transactions. Under the terms of a typical repurchase agreement, a Portfolio takes possession of an underlying debt obligation subject to an obligation of the seller to repurchase, and the Portfolio to resell, the obligation at an agreed upon price and time, thereby determining the yield during the Portfolio's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Portfolio's holding period. The value of the collateral exceeds at all times the total amount of the repurchase obligations, including interest. In the event of counterparty default, the Portfolio has the right to use the collateral to offset losses incurred. There is potential for loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period while the Portfolio seeks to assert its rights. The Portfolios' investment adviser, acting under the supervision of the Board of Directors, reviews the value of the collateral and the creditworthiness of those banks and dealers with which the Portfolios enter into repurchase agreements to evaluate potential risks.

      Securities transactions and investment income:
      Securities transactions are recorded on the trade date. Realized gains and losses on investments sold are recorded on the identified cost basis. Interest income is accrued on a daily basis. Dividend income is recorded on the ex-dividend date. Realized and unrealized gains and losses are allocated based upon relative net assets of each class of shares.

      Foreign currency translation:
      The market value of investment securities, other assets and liabilities of the International Equity Portfolio denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


      sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

      The International Equity Portfolio isolates that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuation arising from changes in market prices of securities held.

      Reported net realized foreign exchange gains or losses arise from sales and maturities of foreign securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates on securities transactions, and the difference between the amount of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in exchange rates.

      Risks associated with foreign securities and currencies:
      Investments in securities of foreign issuers carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws and restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

      Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available in the International Equity Portfolio and result in a lack of liquidity and a high price volatility with respect to securities of issuers from developing countries.

      Forward currency exchange contracts:
      The International Equity Portfolio may enter into a forward foreign currency exchange contract ("forwards"). A forward is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the forward fluctuates with changes in currency exchange rates. The forward is marked-to-market daily and the change in market value is recorded by the Fund as unrealized appreciation or depreciation. When the forward is closed, the Portfolio records a realized gain or loss equal to the fluctuation in value during the period the forward was opened. The Portfolio could be exposed to risk if a counter party is unable to meet the terms of a forward or if the value of the currency changes unfavorably.

      Securities lending:
      To increase return, the Growth & Income Equity, Small Cap Equity, International Equity, Equity Income, Balanced, Government & Corporate Bond, U.S. Government Securities, Short-Intermediate Municipal, National Municipal Bond, Intermediate Corporate Bond and Bond Index Portfolios may, from time to time, lend portfolio securities to broker-dealers, banks or institutional borrowers of securities pursuant to agreements requiring that the loans be continuously secured by collateral equal, at all times, in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government,

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)



      or its agencies or instrumentalities, irrevocable letters of credit, or any combination thereof. The collateral must be valued daily, and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the lending Portfolio. By lending its securities, a Portfolio can increase its income by continuing to receive interest or dividends on the loaned securities as well as either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. Government securities are used as collateral. Loans are subject to termination by the Portfolio or the borrower at any time. The risks, to the Portfolios, of securities lending are that the borrower may not provide additional collateral when required or return the securities when due. In addition, if cash collateral invested by a Portfolio is less than the amount required to be returned to the borrower as a result of a decrease in the value of the cash collateral investments, the Portfolios must compensate the borrower for the deficiency. At May 31, 1997, the Portfolios had securities with the following market values on loan:


                                                        Market Value of Loaned
      Portfolio                                               Securities
      -------------                                    ------------------------
      Growth & Income Portfolio............................ $40,340,410
      Small Cap Equity Portfolio...........................  31,313,078
      Balanced Portfolio...................................  22,372,192
      Equity Income Portfolio..............................  10,269,413
      U.S. Government Securities Portfolio.................  17,353,996
      Government & Corporate Bond Portfolio................  40,746,551
      Bond Index Portfolio.................................  35,820,072
      Intermediate Corporate Bond Portfolio................   5,337,354

      Dividends and distributions to shareholders:
      Dividends on each share of the Portfolios are determined in the same manner, irrespective of class, except that shares of each class bear separate fees under either a Distribution and Services Plan or an Administrative Services Plan adopted for each class and enjoy certain exclusive voting rights on matters relating to these fees. It is the policy of the Money Market, Treasury Money Market, Tax-Exempt Money Market, Government & Corporate Bond, U.S. Government Securities, Short-Intermediate Bond, Missouri Tax-Exempt, National Municipal Bond, Intermediate Corporate Bond, and Bond Index Portfolios to declare dividends daily from net investment income and to pay such dividends no later than five business days after the end of the month. Net investment income for the Growth & Income Equity, Equity Income, Equity Index and Balanced Portfolios as declared and paid monthly as a dividend to shareholders of record. The Small Cap Equity, and International Equity Portfolios declare and pay dividends from net investment income quarterly. Net realized capital gains for each Portfolio, if any, are distributed at least annually. Additional distributions of net investment income and capital gains may be made at the discretion of the Board of Directors in order to avoid the 4% excise tax to which a Portfolio is subject with respect to certain undistributed amounts of net investment income and capital gains.

      Dividends from net investment income and from net realized capital gains are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions, expiring capital loss carryforwards and deferrals of certain losses. Permanent book and tax basis differences have been reclassified among the components of net assets.

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


      Federal income taxes:
      It is the policy of each of the Portfolios to qualify or to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

      Organization costs:
      The Portfolios bear all costs in connection with their organization, including the fees and expenses of registering and qualifying shares for distribution under Federal and state securities regulations. All such costs are amortized using the straight-line method over a period of five years from the dates each Portfolio commenced operations: December 2, 1991, for the Treasury Money Market Portfolio; from May 1, 1992, for the Small Cap Equity Portfolio; from April 1, 1993, for the Balanced Portfolio; from April 4, 1994, for the International Equity Portfolio; and from July 10, 1995, for the Short-Intermediate Municipal Portfolio, from February 26, 1997 for the Equity Income Portfolio, from May 1, 1997 for the Equity Index Portfolio, from February 10, 1997 for the Intermediate Corporate Bond Portfolio and the Bond Index Portfolio. As of November 30, 1995, all costs were fully amortized for the Money Market, Tax-Exempt Money Market, Growth & Income Equity, Government & Corporate Bond, U.S. Government Securities, Missouri Tax-Exempt Bond Portfolios.

      Other:
      Operating expenses of the Fund not directly attributable to a Portfolio or to any class of shares of a Portfolio are prorated among the Portfolios based on the relative net assets of each Portfolio or other appropriate basis. Operating expenses directly attributable to a Portfolio are charged directly to that Portfolio's operations. Fees paid under either a Distribution and Services Plan or an Administrative Services Plan are borne by the specific class of shares to which they apply.

3.    Shares of Common Stock
      The Fund is authorized to issue four classes of Portfolio shares in each Portfolio (except as noted): Investor A Shares, Investor B Shares (except the Treasury Money Market, Tax-Exempt Money Market, Equity Index, Short-Intermediate Municipal, Intermediate Corporate Bond and Equity Index Portfolios), Trust Shares, and Institutional Shares (except the Tax-Exempt Money Market, Missouri Tax-Exempt Bond, Short-Intermediate Municipal and National Municipal Bond Portfolios). Investor A shares of the variable net asset value portfolios are sold with front-end sales charges. Investor B Shares of the variable net asset value portfolios may be subject to contingent deferred sales charges ("CDSC") based on the lesser of the net asset value of the shares on the redemption date or the original cost of the shares redeemed. The following table sets forth the time schedule of redemptions of Investor B Shares subject to CDSC:

                                                             CDSC
                                                        (percentage of
      Number of Years                                   amount subject
      Elapsed Since Purchase                            to the charge)
      ---------------------------------             -----------------------
      One or less..................................          5.0%
      More than one, but less than two.............          4.0%
      Two, but less than three.....................          3.0%
      Three, but less than four....................          3.0%
      Four, but less than five.....................          2.0%
      Five, and up to & including six..............          1.0%
      More than six................................         None

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


      Investor B Shares of the Money Market Portfolio may not be purchased directly but are available only through exchanges of Investor B Shares of the variable net asset value portfolios. Each class of shares in a Portfolio has identical rights and privileges except with respect to the fees paid by the classes under either a Distribution and Services Plan or an Administrative Services Plan, expenses allocable exclusively to each class of shares, voting rights on matters affecting a single class of shares, the exchange privilege of each class of shares, and the automatic conversion of Investor B Shares of a Portfolio into Investor A Shares of that Portfolio eight years after purchase.

      As of May 31, 1997, the Fund's Articles of Incorporation authorize the Board of Directors, in its discretion, to issue up to seven billion full and fractional shares of capital stock, $0.001 par value per share, and to classify or reclassify any unissued shares of the Fund into one or more additional classes. Pursuant to such authority, as of May 31, 1997, the Fund's shares were classified as follows:

                                                                                         Represent Interests In:
                                                                     ----------------------------------------------------------
                       Class                       Shares (000)                    Portfolio                       Class
      ---------------------------------------    ----------------    -------------------------------------- -------------------
      Class A  Shares.........................            550,000     Money Market                            Investor A
      Class A--Special Series 1 Shares........          1,800,000     Money Market                            Trust
      Class A--Special Series 2 Shares........            300,000     Money Market                            Investor B
      Class A--Special Series 3 Shares........             50,000     Money Market                            Institutional

      Class B  Shares.........................            100,000     Treasury Money Market                   Investor A
      Class B--Special Series 1 Shares........          1,000,000     Treasury Money Market                   Trust
      Class B--Special Series 2 Shares........            300,000     Treasury Money Market                   Investor B

      Class C  Shares.........................              5,000     Growth & Income Equity                  Investor A
      Class C--Special Series 1 Shares........             50,000     Growth & Income Equity                  Trust
      Class C--Special Series 2 Shares........             20,000     Growth & Income Equity                  Investor B
      Class C--Special Series 3 Shares........             50,000     Growth & Income Equity                  Institutional

      Class D  Shares.........................              5,000     Government & Corporate Bond             Investor A
      Class D--Special Series 1 Shares........             50,000     Government & Corporate Bond             Trust
      Class D--Special Series 2 Shares........             20,000     Government & Corporate Bond             Investor B
      Class D--Special Series 3 Shares........             50,000     Government & Corporate Bond             Institutional

      Class E  Shares.........................              5,000     U.S. Government Securities              Investor A
      Class E--Special Series 1 Shares........             15,000     U.S. Government Securities              Trust
      Class E--Special Series 2 Shares........             20,000     U.S. Government Securities              Investor B
      Class E--Special Series 3 Shares........             50,000     U.S. Government Securities              Institutional

      Class F  Shares.........................              5,000     Emerging Growth                         Investor A
      Class F--Special Series 1 Shares........             15,000     Emerging Growth                         Trust
      Class F--Special Series 2 Shares........             20,000     Emerging Growth                         Investor B
      Class F--Special Series 3 Shares........             50,000     Emerging Growth                         Institutional

      Class G  Shares.........................              5,000     Balanced                                Investor A
      Class G--Special Series 1 Shares........             15,000     Balanced                                Trust
      Class G--Special Series 2 Shares........             20,000     Balanced                                Investor B
      Class G--Special Series 3 Shares........             50,000     Balanced                                Institutional

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


                                                                                     Represent Interests In:
                                                                     ------------------------------------------------------
                         Class                       Shares (000)                   Portfolio                    Class
      -------------------------------------------    ------------    -------------------------------------  ---------------
      Class H  Shares...........................           10,000     International Equity                   Investor A
      Class H--Special Series 1 Shares..........           10,000     International Equity                   Trust
      Class H--Special Series 2 Shares..........           10,000     International Equity                   Investor B
      Class H--Special Series 3 Shares..........           50,000     International Equity                   Institutional

      Class I  Shares...........................           25,000     Short-Intermediate Municipal           Investor A
      Class I--Special Series 1 Shares..........           25,000     Short-Intermediate Municipal           Trust

      Class J  Shares...........................           50,000     Tax-Exempt Money Market                Investor A
      Class J--Special Series 1 Shares..........          300,000     Tax-Exempt Money Market                Trust

      Class K  Shares...........................           25,000     Missouri Tax-Exempt Bond               Investor A
      Class K--Special Series 1 Shares..........           25,000     Missouri Tax-Exempt Bond               Trust
      Class K--Special Series 2 Shares..........           10,000     Missouri Tax-Exempt Bond               Investor B

      Class L  Shares...........................           25,000     Kansas Tax-Exempt Bond                 Investor A
      Class L--Special Series 1 Shares..........           25,000     Kansas Tax-Exempt Bond                 Trust
      Class L--Special Series 2 Shares..........           10,000     Kansas Tax-Exempt Bond                 Investor B

      Class M  Shares...........................           25,000     Equity Income                          Investor A
      Class M--Special Series 1 Shares..........           50,000     Equity Income                          Trust
      Class M--Special Series 2 Shares..........           25,000     Equity Income                          Investor B
      Class M--Special Series 3 Shares..........           25,000     Equity Income                          Institutional

      Class N  Shares...........................           25,000     National Municipal Bond                Investor A
      Class N--Special Series 1 Shares..........           50,000     National Municipal Bond                Trust
      Class N--Special Series 2 Shares..........           25,000     National Municipal Bond                Investor B

      Class O  Shares...........................           25,000     Intermediate Corporate Bond            Investor A
      Class O--Special Series 1 Shares..........           50,000     Intermediate Corporate Bond            Trust
      Class O--Special Series 2 Shares..........           25,000     Intermediate Corporate Bond            Investor B

      Class P  Shares...........................           25,000     Equity Index                           Investor A
      Class P--Special Series 1 Shares..........           50,000     Equity Index                           Trust
      Class P--Special Series 2 Shares..........           25,000     Equity Index                           Institutional

      Class Q  Shares...........................           25,000     Bond Index                             Investor A
      Class Q--Special Series 1 Shares..........           50,000     Bond Index                             Trust
      Class Q--Special Series 2 Shares..........           25,000     Bond Index                             Institutional


      Unclassified..............................        1,225,000

      Each Portfolio share represents an equal, proportionate interest in the Portfolio with respect to other shares outstanding, irrespective of series.

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


4.    Capital Share Transactions
      Transactions in portfolio shares of the Fund were as follows:

                                                                                Money Market
                                                                                 Portfolio
                                                                 -------------------------------------------
                                                                     Six months                Year
                                                                        ended                  ended
                                                                       May 31,             November 30,
                                                                        1997                   1996
                                                                 --------------------    ------------------
                                                                     (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ..............................    $        48,378,692    $       104,686,425
   Dividends reinvested .....................................              2,074,551              3,310,910
   Cost of shares redeemed ..................................            (55,027,777)           (81,696,699)
                                                                 --------------------   --------------------
   Change in net assets from Investor A share
    transactions ............................................    $        (4,574,534)   $        26,300,636
                                                                 ====================   ====================
Investor B Shares:
   Proceeds from shares issued ..............................    $            45,619    $            64,563
   Dividends reinvested .....................................                  1,016                    954
   Cost of shares redeemed ..................................                 (2,268)               (24,585)
                                                                 --------------------   --------------------
   Change in net assets from Investor B share
    transactions ............................................    $            44,367    $            40,932
                                                                 ====================   ====================
Trust Shares:
   Proceeds from shares issued ..............................    $     1,811,984,698    $     2,117,336,443
   Dividends reinvested .....................................              7,174,570             11,554,554
   Cost of shares redeemed ..................................         (1,730,238,692)        (2,109,752,319)
                                                                 --------------------   --------------------
   Change in net assets from Trust share
    transactions ............................................    $        88,920,576    $        19,138,678
                                                                 ====================   ====================
Institutional Shares:
   Proceeds from shares issued ..............................    $        41,405,191    $        77,856,028
   Dividends reinvested .....................................                  9,668                  8,204
   Cost of shares redeemed ..................................            (34,295,668)           (75,283,110)
                                                                 --------------------   --------------------
   Change in net assets from Institutional share
     transactions ...........................................    $         7,119,191    $         2,581,122
                                                                 ====================   ====================

SHARE TRANSACTIONS:
Investor A Shares:
   Issued ...................................................             48,378,692            104,686,425
   Reinvested ...............................................              2,074,551              3,310,910
   Redeemed .................................................            (55,027,777)           (81,696,699)
                                                                 --------------------   --------------------
   Change in Investor A Shares ..............................             (4,574,534)            26,300,636
                                                                 ====================   ====================
Investor B Shares:
   Issued ...................................................                 45,619                 64,563
   Reinvested ...............................................                  1,017                    954
   Redeemed .................................................                 (2,268)               (24,585)
                                                                 --------------------   --------------------
   Change in Investor B Shares ..............................                 44,368                 40,932
                                                                 ====================   ====================
Trust Shares:
   Issued ...................................................          1,811,984,698          2,117,336,443
   Reinvested ...............................................              7,174,571             11,554,554
   Redeemed .................................................         (1,730,238,692)        (2,109,752,319)
                                                                 --------------------   --------------------
   Change in Trust Shares ...................................             88,920,577             19,138,678
                                                                 ====================   ====================
Institutional Shares:
   Issued ...................................................             41,405,191             77,856,028
   Reinvested ...............................................                  9,668                  8,204
   Redeemed .................................................            (34,295,667)           (75,283,110)
                                                                 --------------------   --------------------
   Change in Institutional Shares ...........................              7,119,192              2,581,122
                                                                 ====================   ====================


                                                                              Treasury Money
                                                                             Market Portfolio
                                                                 -----------------------------------------
                                                                     Six months                Year
                                                                        ended                 ended
                                                                       May 31,             November 30,
                                                                        1997                   1996
                                                                 --------------------   -------------------
                                                                    (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ..............................    $       6,310,297    $        14,064,613
   Dividends reinvested .....................................              147,710                198,801
   Cost of shares redeemed ..................................           (8,131,403)            (9,372,706)
                                                                 ------------------   --------------------
   Change in net assets from Investor A share
    transactions ............................................    $      (1,673,396)   $         4,890,708
                                                                 ==================   ====================
Investor B Shares:
   Proceeds from shares issued ..............................
   Dividends reinvested .....................................
   Cost of shares redeemed ..................................

   Change in net assets from Investor B share
    transactions ............................................

Trust Shares:
   Proceeds from shares issued ..............................    $     386,518,708    $       899,191,996
   Dividends reinvested .....................................            1,367,679              3,311,570
   Cost of shares redeemed ..................................         (356,891,319)        (1,023,961,242)
                                                                 ------------------   --------------------
   Change in net assets from Trust share
    transactions ............................................    $      30,995,068    $      (121,457,676)
                                                                 ==================   ====================
Institutional Shares:
   Proceeds from shares issued ..............................    $         511,376    $         5,811,068
   Dividends reinvested .....................................                  164                    412
   Cost of shares redeemed ..................................             (376,857)            (5,541,015)
                                                                 ------------------   --------------------
   Change in net assets from Institutional share
     transactions ...........................................    $         134,683    $           270,465
                                                                 ==================   ====================

SHARE TRANSACTIONS:
Investor A Shares:
   Issued ...................................................            6,310,297             14,064,613
   Reinvested ...............................................              147,709                198,801
   Redeemed .................................................           (8,131,403)            (9,372,706)
                                                                 ------------------   --------------------
   Change in Investor A Shares ..............................           (1,673,397)             4,890,708
                                                                 ==================   ====================
Investor B Shares:
   Issued ...................................................
   Reinvested ...............................................
   Redeemed .................................................

   Change in Investor B Shares ..............................

Trust Shares:
   Issued ...................................................          386,518,708            899,191,996
   Reinvested ...............................................            1,367,679              3,311,570
   Redeemed .................................................         (356,891,319)        (1,023,961,242)
                                                                 ------------------   --------------------
   Change in Trust Shares ...................................           30,995,068           (121,457,676)
                                                                 ==================   ====================
Institutional Shares:
   Issued ...................................................              511,376              5,811,068
   Reinvested ...............................................                  164                    412
   Redeemed .................................................             (376,857)            (5,541,015)
                                                                 ------------------   --------------------
   Change in Institutional Shares ...........................              134,683                270,465
                                                                 ==================   ====================

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                                                    Tax-Exempt Money
                                                                                     Market Portfolio
                                                                          ----------------------------------------

                                                                            Six months              Year
                                                                               ended               ended
                                                                              May 31,           November 30,
                                                                               1997                 1996
                                                                         ------------------  -------------------
                                                                            (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ......................................    $       9,450,245    $      27,071,489
   Dividends reinvested .............................................              234,309              235,312
   Cost of shares redeemed ..........................................          (14,282,918)         (14,725,931)
                                                                         ------------------   ------------------
   Change in net assets from Investor A share
    transactions ....................................................    $      (4,598,364)   $      12,580,870
                                                                         ==================   ==================
Investor B Shares:
   Proceeds from shares issued ......................................                   --                   --
   Dividends reinvested .............................................                   --                   --
   Cost of shares redeemed ..........................................                   --                   --
                                                                         ------------------   ------------------
   Change in net assets from Investor B share
    transactions ....................................................                   --                   --
                                                                         ==================   ==================
Trust Shares:
   Proceeds from shares issued ......................................    $     169,950,800    $     186,179,822
   Dividends reinvested .............................................              183,784              327,245
   Cost of shares redeemed ..........................................         (142,348,796)        (168,808,702)
                                                                         ------------------   ------------------
   Change in net assets from Trust share transactions ...............    $      27,785,788    $      17,698,365
                                                                         ==================   ==================

Institutional Shares:
   Proceeds from shares issued ......................................                   --                   --
   Dividends reinvested .............................................                   --                   --
   Cost of shares redeemed ..........................................                   --                   --
                                                                         ------------------   ------------------
   Change in net assets from Institutional share
    transactions ....................................................                   --                   --
                                                                         ==================   ==================

SHARE TRANSACTIONS:
Investor A Shares:
   Issued ...........................................................            9,450,245           27,071,489
   Reinvested .......................................................              234,309              235,312
   Redeemed .........................................................          (14,282,918)         (14,725,931)
                                                                         ------------------   ------------------
   Change in Investor A Shares ......................................           (4,598,364)          12,580,870
                                                                         ==================   ==================

Investor B Shares:
   Issued ...........................................................                   --                   --
   Reinvested .......................................................                   --                   --
   Redeemed .........................................................                   --                   --
                                                                         ------------------   ------------------
   Change in Investor B Shares ......................................                   --                   --
                                                                         ==================   ==================

Trust Shares:
   Issued ...........................................................          169,950,800          186,179,822
   Reinvested .......................................................              183,784              327,245
   Redeemed .........................................................         (142,348,796)        (168,808,702)
                                                                         ------------------   ------------------
   Change in Trust Shares ...........................................           27,785,788           17,698,365
                                                                         ==================   ==================

Institutional Shares:
   Issued ...........................................................                   --                   --
   Reinvested .......................................................                   --                   --
   Redeemed .........................................................                   --                   --
                                                                         ------------------   ------------------
   Change in Institutional Shares ...................................                   --                   --
                                                                         ==================   ==================


                                                                                     Growth & Income
                                                                                     Equity Portfolio
                                                                           -------------------------------------

                                                                              Six months           Year
                                                                                ended              ended
                                                                                May 31,          November 30,
                                                                                 1997              1996
                                                                          ------------------ -------------------
                                                                             (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ......................................     $       3,549,111    $     9,870,808
   Dividends reinvested .............................................             3,156,529          1,806,750
   Cost of shares redeemed ..........................................            (4,276,381)        (3,418,441)
                                                                          ------------------  -----------------
   Change in net assets from Investor A share
    transactions ....................................................     $       2,429,259   $      8,259,117
                                                                          ==================  =================

Investor B Shares:
   Proceeds from shares issued ......................................     $       1,110,904   $      2,406,329
   Dividends reinvested .............................................               291,838             62,055
   Cost of shares redeemed ..........................................              (156,806)          (141,771)
                                                                          ------------------  -----------------
   Change in net assets from Investor B share
    transactions ....................................................     $       1,245,936   $      2,326,613
                                                                          ==================  =================

Trust Shares:
   Proceeds from shares issued ......................................     $      50,279,455   $     55,386,626
   Dividends reinvested .............................................            21,924,989         17,221,218
   Cost of shares redeemed ..........................................          (124,495,331)       (57,945,665)
                                                                          ------------------  -----------------
   Change in net assets from Trust share transactions ...............     $     (52,290,887)  $     14,662,179
                                                                          ==================  =================

Institutional Shares:
   Proceeds from shares issued ......................................     $       7,947,420         24,656,743
   Dividends reinvested .............................................             6,095,932          2,967,915
   Cost of shares redeemed ..........................................            (5,909,644)        (3,784,451)
                                                                          ------------------  -----------------
   Change in net assets from Institutional share
    transactions ....................................................     $       8,133,708   $     23,840,207
                                                                          ==================  =================

SHARE TRANSACTIONS:
Investor A Shares:
   Issued ...........................................................               203,411            598,426
   Reinvested .......................................................               185,263            115,115
   Redeemed .........................................................              (243,326)          (204,520)
                                                                          ------------------  -----------------
   Change in Investor A Shares ......................................               145,348            509,021
                                                                          ==================  =================

Investor B Shares:
   Issued ...........................................................                63,980            146,675
   Reinvested .......................................................                17,230              3,961
   Redeemed .........................................................                (8,962)            (8,326)
                                                                          ------------------  -----------------
   Change in Investor B Shares ......................................                72,248            142,310
                                                                          ==================  =================

Trust Shares:
   Issued ...........................................................             3,462,543          3,359,483
   Reinvested .......................................................             1,283,873          1,095,493
   Redeemed .........................................................            (7,245,179)        (3,405,972)
                                                                          ------------------  -----------------
   Change in Trust Shares ...........................................            (2,498,763)         1,049,004
                                                                          ==================  =================

Institutional Shares:
   Issued ...........................................................               453,348          1,473,440
   Reinvested .......................................................               357,788            189,057
   Redeemed .........................................................              (335,506)          (225,116)
                                                                          ------------------  -----------------
   Change in Institutional Shares ...................................               475,630          1,437,381
                                                                          ==================  =================



                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                                                  Small Cap Equity
                                                                                     Portfolio
                                                                       ---------------------------------------
                                                                           Six months             Year
                                                                             ended               ended
                                                                             May 31,           November 30,
                                                                              1997                1996
                                                                       -----------------   -------------------
                                                                           (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued .....................................    $        689,641    $      8,330,915
   Dividends reinvested ............................................             843,177           1,175,137
   Cost of shares redeemed .........................................          (2,185,008)        (10,568,422)
                                                                        -----------------   -----------------
   Change in net assets from Investor A share transactions .........    $       (652,190)   $     (1,062,370)
                                                                        =================   =================

Investor B Shares:
   Proceeds from shares issued .....................................    $        117,771    $        668,648
   Dividends reinvested ............................................              78,176              51,148
   Cost of shares redeemed .........................................            (108,754)            (82,619)
                                                                        -----------------   -----------------
   Change in net assets from Investor B share transactions .........    $         87,193    $        637,177
                                                                        =================   =================

Trust Shares:
   Proceeds from shares issued .....................................    $     10,648,378    $     57,112,437
   Dividends reinvested ............................................           9,147,048           9,768,137
   Cost of shares redeemed .........................................         (11,883,159)        (38,246,394)
                                                                        -----------------   -----------------
   Change in net assets from Trust share transactions ..............    $      7,912,267    $     28,634,180
                                                                        =================   =================

Institutional Shares:
   Proceeds from shares issued .....................................    $      3,903,774    $     13,386,432
   Dividends reinvested ............................................           1,847,189           1,411,691
   Cost of shares redeemed .........................................          (3,219,488)         (3,039,946)
                                                                        -----------------   -----------------
   Change in net assets from Institutional share transactions ......    $      2,531,475    $     11,758,177
                                                                        =================   =================

SHARE TRANSACTIONS:
Investor A Shares:
   Issued ..........................................................              54,570             652,412
   Reinvested ......................................................              66,549              96,278
   Redeemed ........................................................            (171,831)           (832,375)
                                                                        -----------------   -----------------
   Change in Investor A Shares .....................................             (50,712)            (83,685)
                                                                        =================   =================

Investor B Shares:
   Issued ..........................................................               9,319              53,222
   Reinvested ......................................................               6,249               4,217
   Redeemed ........................................................              (8,828)             (6,486)
                                                                        -----------------   -----------------
   Change in Investor B Shares .....................................               6,740              50,953
                                                                        =================   =================

Trust Shares:
   Issued ..........................................................             832,580           4,475,488
   Reinvested ......................................................             717,487             796,399
   Redeemed ........................................................            (930,367)         (2,922,899)
                                                                        -----------------   -----------------
   Change in Trust Shares ..........................................             619,700           2,348,988
                                                                        =================   =================

Institutional Shares:
   Issued ..........................................................             307,172           1,064,056
   Reinvested ......................................................             146,372             116,019
   Redeemed ........................................................            (255,655)           (242,572)
                                                                        -----------------   -----------------
   Change in Institutional Shares ..................................             197,889             937,503
                                                                        =================   =================


                                                                               International Equity
                                                                                    Portfolio
                                                                      ---------------------------------------
                                                                          Six months             Year
                                                                            ended               ended
                                                                            May 31,           November 30,
                                                                             1997                1996
                                                                        ---------------   -------------------
                                                                         (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued .....................................    $      451,017     $     1,165,994
   Dividends reinvested ............................................            70,515                  --
   Cost of shares redeemed .........................................          (214,151)           (393,881)
                                                                        ---------------    ----------------
   Change in net assets from Investor A share transactions .........    $      307,381     $       772,113
                                                                        ===============    ================

Investor B Shares:
   Proceeds from shares issued .....................................    $       87,828     $       314,369
   Dividends reinvested ............................................            11,989                  --
   Cost of shares redeemed .........................................           (33,509)             (7,784)
                                                                        ---------------    ----------------
   Change in net assets from Investor B share transactions .........    $       66,308     $       306,585
                                                                        ===============    ================

Trust Shares:
   Proceeds from shares issued .....................................    $    4,614,904     $    18,402,546
   Dividends reinvested ............................................           737,704                  --
   Cost of shares redeemed .........................................        (4,604,055)         (7,672,403)
                                                                        ---------------    ----------------
   Change in net assets from Trust share transactions ..............    $      748,553     $    10,730,143
                                                                        ===============    ================

Institutional Shares:
   Proceeds from shares issued .....................................    $    1,030,202     $     3,792,099
   Dividends reinvested ............................................           166,866                  --
   Cost of shares redeemed .........................................          (860,617)           (346,775)
                                                                        ---------------    ----------------
   Change in net assets from Institutional share transactions ......    $      336,451     $     3,445,324
                                                                        ===============    ================

SHARE TRANSACTIONS:
Investor A Shares:
   Issued ..........................................................            38,563             103,191
   Reinvested ......................................................             6,094                  --
   Redeemed ........................................................           (18,221)            (35,253)
                                                                        ---------------    ----------------
   Change in Investor A Shares .....................................            26,436              67,938
                                                                        ===============    ================

Investor B Shares:
   Issued ..........................................................             7,627              27,867
   Reinvested ......................................................             1,050                  --
   Redeemed ........................................................            (2,830)               (672)
                                                                        ---------------    ----------------
   Change in Investor B Shares .....................................             5,847              27,195
                                                                        ===============    ================

Trust Shares:
   Issued ..........................................................           394,001           1,619,798
   Reinvested ......................................................            63,363                  --
   Redeemed ........................................................          (389,190)           (658,505)
                                                                        ---------------    ----------------
   Change in Trust Shares ..........................................            68,174             961,293
                                                                        ===============    ================

Institutional Shares:
   Issued ..........................................................            87,722             333,036
   Reinvested ......................................................            14,446                  --
   Redeemed ........................................................           (73,866)            (30,224)
                                                                        ---------------    ----------------
   Change in Institutional Shares ..................................            28,302             302,812
                                                                        ===============    ================

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                                                   Equity Income                Equity Index
                                                                                     Portfolio                    Portfolio
                                                                                  -----------------            ----------------
                                                                                    February 26,                   May 1,
                                                                                       1997 to                     1997 to
                                                                                      May 31,                      May 31,
                                                                                      1997 (a)                    1997 (a)
                                                                                  -----------------            ----------------
                                                                                    (Unaudited)                  (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ................................................      $    36,981                  $     2,000
   Dividends reinvested .......................................................               53                           --
                                                                                     ------------                 ------------
   Change in net assets from Investor A share transactions ....................      $    37,034                  $     2,000
                                                                                     ============                 ============
Investor B Shares:
   Proceeds from shares issued ................................................      $     6,886                           --
   Dividends reinvested .......................................................                1                           --
                                                                                     ------------                 ------------
   Change in net assets from Investor B share transactions ....................      $     6,887                           --
                                                                                     ============                 ============
Trust Shares:
   Proceeds from shares issued ................................................      $73,422,556                  $25,150,010
   Dividends reinvested .......................................................            5,309                           --
   Cost of shares redeemed ....................................................       (3,944,967)                          --
                                                                                     ------------                 ------------
   Change in net assets from Trust share transactions .........................      $69,482,898                  $25,150,010
                                                                                     ============                 ============
Institutional Shares:
   Proceeds from shares issued ................................................      $     1,000                        1,000
   Dividends reinvested .......................................................                2                           --
                                                                                     ------------                 ------------
   Change in net assets from Institutional share transactions .................      $     1,002                        1,000
                                                                                     ============                 ============
SHARE TRANSACTIONS:
Investor A Shares:
   Issued .....................................................................            4,055                          200
   Reinvested .................................................................                6                           --
   Redeemed ...................................................................               --                           --
                                                                                     ------------                 ------------
   Change in Investor A Shares ................................................            4,061                          200
                                                                                     ============                 ============
Investor B Shares:
   Issued .....................................................................              678                           --
                                                                                     ------------                 ------------
   Change in Investor B Shares ................................................              678                           --
                                                                                     ============                 ============
Trust Shares:
   Issued .....................................................................       12,264,796                    2,514,823
   Reinvested .................................................................              557                           --
   Redeemed ...................................................................         (412,851)                          --
                                                                                     ------------                 ------------
   Change in Trust Shares .....................................................       11,852,502                    2,514,823
                                                                                     ============                 ============
Institutional Shares:
   Issued .....................................................................              100                          100
                                                                                     ------------                 ------------
   Change in Institutional Shares .............................................              100                          100
                                                                                     ============                 ============

(a)  Period from commencement of operations.

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                                       Balanced                Government & Corporate
                                                                       Portfolio                   Bond Portfolio
                                                              ---------------------------    ---------------------------
                                                              Six months         Year        Six months         Year
                                                                 ended          ended           ended          ended
                                                                May 31,      November 30,      May 31,      November 30,
                                                                 1997            1996           1997            1996
                                                              -----------    ------------    -----------    ------------
                                                              (Unaudited)                    (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ..........................    $  1,096,960    $  1,279,888    $    338,578    $  1,081,992
   Dividends reinvested .................................         684,775         540,237         110,308         288,701
   Cost of shares redeemed ..............................      (1,216,424)     (1,566,057)       (618,482)     (1,822,047)
                                                             ------------    ------------    ------------    ------------
   Change in net assets from Investor A share
     transactions .......................................    $    565,311    $    254,068    $   (169,596)   $   (451,354)
                                                             ============    ============    ============    ============

Investor B Shares:
   Proceeds from shares issued ..........................    $    119,159    $    255,917    $     77,034    $    431,722
   Dividends reinvested .................................          21,151           5,128          10,738          12,973
   Cost of shares redeemed ..............................          (9,067)         (2,897)         (8,416)        (42,309)
                                                             ------------    ------------    ------------    ------------
   Change in net assets from Investor B share
     transactions .......................................    $    131,243    $    258,148    $     79,356    $    402,386
                                                             ============    ============    ============    ============

Trust Shares:
   Proceeds from shares issued ..........................    $  2,583,904    $  8,437,415    $ 13,634,714    $ 33,574,691
   Dividends reinvested .................................       4,177,029       4,712,847       2,176,335       4,910,841
   Cost of shares redeemed ..............................     (21,009,116)    (29,178,365)    (11,922,861)    (22,962,197)
                                                             ------------    ------------    ------------    ------------
   Change in net assets from Trust share transactions ...    $(14,248,183)   $(16,028,103)   $  3,888,188    $ 15,523,335
                                                             ============    ============    ============    ============

Institutional Shares:
   Proceeds from shares issued ..........................    $  8,757,138    $ 15,950,520    $  2,057,288    $  7,558,229
   Dividends reinvested .................................       4,091,745       2,533,910         428,359         708,554
   Cost of shares redeemed ..............................      (5,988,699)     (4,695,716)     (1,311,515)     (2,656,046)
                                                             ------------    ------------    ------------    ------------
   Change in net assets from Institutional share
    transactions ........................................    $  6,860,184    $ 13,788,714    $  1,174,132    $  5,610,737
                                                             ============    ============    ============    ============

SHARE TRANSACTIONS:
Investor A Shares:
   Issued ...............................................          93,004         111,445          33,666         105,753
   Reinvested ...........................................          58,149          47,412          10,899          28,274
   Redeemed .............................................        (102,325)       (134,124)        (61,216)       (180,569)
                                                             ------------    ------------    ------------    ------------
   Change in Investor A Shares ..........................          48,828          24,733         (16,651)        (46,542)
                                                             ============    ============    ============    ============

Investor B Shares:
   Issued ...............................................          10,141          22,386           7,671          42,182
   Reinvested ...........................................           1,810             447           1,061           1,284
   Redeemed .............................................            (765)           (249)           (838)         (4,176)
                                                             ------------    ------------    ------------    ------------
   Change in Investor B Shares ..........................          11,186          22,584           7,894          39,290
                                                             ============    ============    ============    ============

Trust Shares:
   Issued ...............................................         272,356         732,718       1,350,332       3,312,003
   Reinvested ...........................................         354,650         413,590         215,095         481,194
   Redeemed .............................................      (1,786,651)     (2,470,952)     (1,184,079)     (2,242,645)
                                                             ------------    ------------    ------------    ------------
   Change in Trust Shares ...............................      (1,159,645)     (1,324,644)        381,348       1,550,552
                                                             ============    ============    ============    ============

Institutional Shares:
   Issued ...............................................         743,059       1,372,147         203,697         737,749
   Reinvested ...........................................         348,596         222,611          42,349          69,542
   Redeemed .............................................        (503,264)       (401,065)       (130,648)       (262,357)
                                                             ------------    ------------    ------------    ------------
   Change in Institutional Shares .......................         588,391       1,193,693         115,398         544,934
                                                             ============    ============    ============    ============

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)



                                                                            U.S. Government                 Short-Intermediate
                                                                         Securities Portfolio               Municipal Portfolio
                                                                   ----------------------------------------------------------------
                                                                    Six months          Year           Six months         Year
                                                                       ended            ended            ended           ended
                                                                      May 31,       November 30,        May 31,       November 30,
                                                                       1997            1996              1997            1996
                                                                   --------------  --------------  ---------------  ---------------
                                                                    (Unaudited)                      (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ................................    $      61,222   $     322,833   $      205,699   $     50,234
   Dividends reinvested .......................................          160,431         467,398            1,124          1,301
   Cost of shares redeemed ....................................       (1,906,627)     (1,672,421)        (225,172)            --
                                                                   --------------  --------------  ---------------  -------------
   Change in net assets from Investor A share transactions ....    $  (1,684,974)  $    (882,190)  $      (18,349)  $     51,535
                                                                   ==============  ==============  ===============  =============
Investor B Shares:
   Proceeds from shares issued ................................    $      69,784   $     316,733               --             --
   Dividends reinvested .......................................            9,155          11,390               --             --
   Cost of shares redeemed ....................................          (18,460)         (8,781)              --             --
                                                                   --------------  --------------  ---------------  -------------
   Change in net assets from Investor B share transactions ....    $      60,479   $     319,342               --             --
                                                                   ==============  ==============  ===============  =============
Trust Shares:
   Proceeds from shares issued ................................    $  17,668,161   $  17,936,354   $    2,365,735   $  9,434,735
   Dividends reinvested .......................................        1,020,324       1,953,246           22,004         63,662
   Cost of shares redeemed ....................................       (8,296,627)     (4,671,823)      (3,587,156)    (3,763,873)
                                                                   --------------  --------------  ---------------  -------------
   Change in net assets from Trust share transactions .........    $  10,391,858   $  15,217,777   $   (1,199,417)  $  5,734,524
                                                                   ==============  ==============  ===============  =============
Institutional Shares:
   Proceeds from shares issued ................................    $   5,907,728   $   1,798,550               --             --
   Dividends reinvested .......................................           83,150          80,448               --             --
   Cost of shares redeemed ....................................       (1,433,379)       (319,286)              --             --
                                                                   --------------  --------------  ---------------  -------------
   Change in net assets from Trust share transactions .........    $   4,557,499   $   1,559,712               --             --
                                                                   ==============  ==============  ===============  =============
SHARE TRANSACTIONS:
Investor A Shares:
   Issued .....................................................            5,821          30,791           20,507          4,971
   Reinvested .................................................           15,226          43,886              113            131
   Redeemed ...................................................         (181,392)       (157,854)         (22,597)            --
                                                                   --------------  --------------  ---------------  -------------
   Change in Investor A Shares ................................         (160,345)        (83,177)          (1,977)         5,102
                                                                   ==============  ==============  ===============  =============
Investor B Shares:
   Issued .....................................................            6,646          29,636               --             --
   Reinvested .................................................              870           1,081               --             --
   Redeemed ...................................................           (1,764)           (835)              --             --
                                                                   --------------  --------------  ---------------  -------------
   Change in Investor B Shares ................................            5,752          29,882               --             --
                                                                   ==============  ==============  ===============  =============
Trust Shares:
   Issued .....................................................        1,681,351       1,690,682          236,248        939,097
   Reinvested .................................................           96,816         184,241            2,198          6,368
   Redeemed ...................................................         (790,085)       (438,058)        (358,479)      (377,354)
                                                                   --------------  --------------  ---------------  -------------
   Change in Trust Shares .....................................          988,082       1,436,865         (120,033)       568,111
                                                                   ==============  ==============  ===============  =============
Institutional Shares:
   Issued .....................................................          567,788         171,123               --             --
   Reinvested .................................................            7,932           7,639               --             --
   Redeemed ...................................................         (138,073)        (30,613)              --             --
                                                                   --------------  --------------  ---------------  -------------
   Change in Trust Shares .....................................          437,647         148,149               --             --
                                                                   ==============  ==============  ===============  =============

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                                                     Missouri Tax-Exempt
                                                                                       Bond Portfolio
                                                                           -------------------------------------
                                                                             Six months             Year
                                                                                ended               ended
                                                                               May 31,          November 30,
                                                                                1997                1996
                                                                           ----------------   ------------------
                                                                             (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ........................................    $     1,068,965     $     2,404,280
   Dividends reinvested ...............................................            429,291             884,429
   Cost of shares redeemed ............................................         (2,859,111)         (2,791,258)
                                                                           ----------------    ----------------
   Change in net assets from Investor A share transactions ............    $    (1,360,855)    $       497,451
                                                                           ================    ================
Investor B Shares:
   Proceeds from shares issued ........................................    $       336,424     $       284,623
   Dividends reinvested ...............................................              7,408               9,017
   Cost of shares redeemed ............................................            (92,106)            (52,123)
                                                                           ----------------    ----------------
   Change in net assets from Investor B share transactions ............    $       251,726     $       241,517
                                                                           ================    ================
Trust Shares:
   Proceeds from shares issued ........................................    $    13,905,267     $    15,517,040
   Dividends reinvested ...............................................            162,783             432,469
   Cost of shares redeemed ............................................         (2,773,034)         (7,879,384)
                                                                           ----------------    ----------------
   Change in net assets from Trust share transactions .................    $    11,295,016     $     8,070,125
                                                                           ================    ================

SHARE TRANSACTIONS:
Investor A Shares:
   Issued .............................................................             92,440             210,587
   Reinvested .........................................................             37,114              76,641
   Redeemed ...........................................................           (247,841)           (242,599)
                                                                           ----------------    ----------------
   Change in Investor A Shares ........................................           (118,287)             44,629
                                                                           ================    ================
Investor B Shares:
   Issued .............................................................             29,375              24,662
   Reinvested .........................................................                641                 784
   Redeemed ...........................................................             (8,007)             (4,537)
                                                                           ----------------    ----------------
   Change in Investor B Shares ........................................             22,009              20,909
                                                                           ================    ================
Trust Shares:
   Issued .............................................................          1,202,113           1,348,946
   Reinvested .........................................................             14,075              37,452
   Redeemed ...........................................................           (239,880)           (674,245)
                                                                           ----------------    ----------------
   Change in Trust Shares .............................................            976,308             712,153
                                                                           ================    ================

                                                                                       National Municipal
                                                                                         Bond Portfolio
                                                                             --------------------------------------
                                                                               Six months          November 18,
                                                                                  ended              1996 to
                                                                                 May 31,           November 30,
                                                                                  1997               1996 (a)
                                                                             ----------------   -------------------
                                                                              (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued ........................................      $       973,386     $          1,000
   Dividends reinvested ...............................................                1,202                   --
   Cost of shares redeemed ............................................             (433,505)                  --
                                                                             ----------------    -----------------
   Change in net assets from Investor A share transactions ............      $       541,083     $          1,000
                                                                             ================    =================
Investor B Shares:
   Proceeds from shares issued ........................................                   --     $          1,000
   Dividends reinvested ...............................................                   21                   --
   Cost of shares redeemed ............................................                   --                   --
                                                                             ----------------    -----------------
   Change in net assets from Investor B share transactions ............      $            21     $          1,000
                                                                             ================    =================
Trust Shares:
   Proceeds from shares issued ........................................      $    24,521,687     $    314,006,996
   Dividends reinvested ...............................................                2,089                   --
   Cost of shares redeemed ............................................           (6,398,390)          (4,987,761)
                                                                             ----------------    -----------------
   Change in net assets from Trust share transactions .................      $    18,125,386     $    309,019,235
                                                                             ================    =================
SHARE TRANSACTIONS:
Investor A Shares:
   Issued .............................................................               98,097                  100
   Reinvested .........................................................                  122                   --
   Redeemed ...........................................................              (43,804)                  --
                                                                             ----------------    -----------------
   Change in Investor A Shares ........................................               54,415                  100
                                                                             ================    =================
Investor B Shares:
   Issued .............................................................                   --                  100
   Reinvested .........................................................                    2                   --
   Redeemed ...........................................................                   --                   --
                                                                             ----------------    -----------------
   Change in Investor B Shares ........................................                    2                  100
                                                                             ================    =================
Trust Shares:
   Issued .............................................................            2,470,437           31,400,089
   Reinvested .........................................................                  212                   --
   Redeemed ...........................................................             (647,424)            (498,183)
                                                                             ----------------    -----------------
   Change in Trust Shares .............................................            1,823,225           30,901,906
                                                                             ================    =================

(a)  Period from commencement of operations.


                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)

                                                                            Intermediate                     Bond
                                                                           Corporate Bond                    Index
                                                                              Portfolio                    Portfolio
                                                                         --------------------         -------------------
                                                                             February 10,                 February 10,
                                                                               1997 to                      1997 to
                                                                               May 31,                      May 31,
                                                                               1997 (a)                     1997 (a)
                                                                         --------------------        --------------------
                                                                             (Unaudited)                 (Unaudited)
CAPITAL TRANSACTIONS:
Investor A Shares:
   Proceeds from shares issued .........................................   $        65,346             $        200,267
   Dividends reinvested ................................................                14                          407
   Cost of shares redeemed .............................................                --                     (155,750)
                                                                           ----------------            -----------------
   Change in net assets from Investor A share transactions .............   $        65,360             $         44,924
                                                                           ================            =================

Trust Shares:
   Proceeds from shares issued .........................................   $    40,029,731             $    130,226,939
   Dividends reinvested ................................................            24,393                       15,763
   Cost of shares redeemed .............................................        (1,589,918)                  (1,085,848)
                                                                           ----------------            -----------------
   Change in net assets from Trust share transactions ..................   $    38,464,206             $    129,156,854
                                                                           ================            =================
Institutional Shares:
   Proceeds from shares issued .........................................   $         1,000             $          1,000
   Dividends reinvested ................................................                14                           13
                                                                           ----------------            -----------------
   Change in net assets from Institutional share transactions ..........   $         1,014             $          1,013
                                                                           ================            =================
SHARE TRANSACTIONS:
Investor A Shares:
   Issued ..............................................................             6,673                       20,517
   Reinvested ..........................................................                 1                           42
   Redeemed ............................................................                --                      (15,901)
                                                                           ----------------            -----------------
   Change in Investor A Shares .........................................             6,674                        4,658
                                                                           ================            =================

Trust Shares:
   Issued ..............................................................         4,124,696                   13,289,473
   Reinvested ..........................................................             2,494                        1,607
   Redeemed ............................................................          (161,706)                    (110,439)
                                                                           ----------------            -----------------
   Change in Trust Shares ..............................................         3,965,484                   13,180,641
                                                                           ================            =================
Institutional Shares:
   Issued ..............................................................               100                          100
   Reinvested ..........................................................                 1                            1
                                                                           ----------------            -----------------
   Change in Institutional Shares ......................................               101                          101
                                                                           ================            =================

(a)   Period from commencement of operations.


                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


5.    Purchases and Sales of Investment Securities
      Purchases and sales of securities (excluding short-term securities) during the six months ended May 31, 1997 were as follows (amounts in thousands):

                                                 Purchases          Sales
                                                ------------     ----------
       Growth & Income Equity...............      $128,864        $200,480
       Small Cap Equity.....................        83,551          98,775
       International Equity.................        22,981          24,606
       Equity Income........................        95,765          29,226
       Equity Index.........................        25,164              54
       Balanced.............................        30,327          45,066
       Government & Corporate Bond..........       104,964         134,574
       U.S. Government Securities...........        51,906          57,588
       Short-Intermediate Municipal.........            --              --
       Missouri Tax-Exempt Bond.............        12,268           2,966
       National Municipal Bond..............       176,294         157,819
       Intermediate Corporate Bond..........        59,614          23,990
       Bond Index...........................       177,717          51,221

6.    Related Party Transactions
      Investment advisory services are provided to the Fund by Mississippi Valley Advisors Inc. ("MVA"), a wholly owned subsidiary of Mercantile Bank of St. Louis National Association ("Mercantile"), which in turn is a wholly owned subsidiary of Mercantile Bancorporation Inc. Under the terms of the investment advisory agreement, MVA is entitled to receive fees based on a percentage of the average daily net assets of the Fund. Mercantile serves as custodian for the Fund.

      BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS") is an Ohio limited partnership. BISYS Fund Services Ohio,
      Inc. (the "Company"), and BISYS are subsidiaries of The BISYS Group, Inc.

      The Company, with whom certain officers of the Fund are affiliated, serves the Fund as Administrator. Such officers are paid no fees directly by the Portfolios for serving as officers of the Fund. Under the terms of the administration agreement, the Company receives fees computed as 0.20% (0.10% for the Tax-Exempt Money Market Portfolio) of the average daily net assets of each Portfolio. The Company serves the Fund as Transfer Agent. BISYS serves as the Funds' distributor and is entitled to receive commissions on sales of Investor A Shares and Investor B Shares of the variable net asset value portfolios. For the six month period ended May 31, 1997, BISYS received approximately $236,735 from commissions earned on sales of Investor A Shares and redemptions of Investor B Shares of which BISYS re-allowed $207,099 to dealers of the Fund's shares.

      With respect to Investor A Shares of the Portfolios, the Fund has adopted a Distribution and Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, each portfolio may pay (i) up to 0.10% of the average daily net assets of each Portfolio's outstanding Investor A Shares to BISYS or another organization for distribution services performed and expenses assumed relating to the Fund's Investor A shares and (ii) up to 0.20% (0.15% for the money market portfolios) of the average daily net assets of each Portfolio's

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


      outstanding Investor A Shares to broker-dealers and other organizations for shareholder administrative services provided pursuant to servicing agreements under the Plan.

      Similarly, with respect to Investor B Shares, the Fund has adopted a Distribution and Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, a portfolio may pay (i) up to 0.75% of the average daily net assets of the Portfolio's outstanding Investor B Shares to BISYS or another organization for distribution services performed and expenses assumed relating to the Fund's Investor B Shares and (ii) up to 0.25% of the average daily net assets of the Portfolio's Investor B Shares to broker-dealers and other organizations for shareholder administrative services provided pursuant to servicing agreements under the Plan.

      With respect to Trust and Institutional Shares of the Portfolios, the Fund has adopted separate Administrative Services Plans pursuant to which Trust Shares are sold to banks and other financial institutions on behalf of their qualified accounts and Institutional Shares are sold to banks and other financial institutions acting on behalf of their accounts for which they do not exercise investment discretion. A Portfolio may pay these banks and other financial institutions, which have agreed to provide certain shareholder administrative services for their clients or account holders, up to 0.30% (0.25% for money market portfolios) of the average daily net assets of the Portfolio's Trust or Institutional Shares, respectively.

      Fees may be voluntarily reduced to assist the Portfolios in maintaining competitive expense ratios.

      Information regarding these transaction is as follows for the year ended May 31, 1997:


                                                    Investment Advisory     Administration
                                                           Fees                   Fees
                                                -------------------------   ------------------
                                                 Annual Fee
                                                   before
                                                 voluntary    Voluntary                                      Fund
                                                    fees         fees       Voluntary fee   Custodian     Accounting    Transfer
                                                 reductions   reductions     reductions        Fees          Fees      Agent Fees
                                                 ----------- ------------   -------------   ----------    ----------   ------------
      Money Market Portfolio................       0.40%       $222,405        $444,796      $60,182      $   596       $118,135
      Treasury Money Market Portfolio.......       0.40%         36,194          72,387       10,109           15         14,999
      Tax-Exempt Money Market Portfolio.....       0.40%         34,494              --        9,919          713         16,624
      Growth & Income Portfolio.............       0.55%             --         202,005       61,900          920         63,452
      Small Cap Equity Portfolio............       0.75%             --         108,451       33,463        1,638         30,908
      International Equity Portfolio........       1.00%             --              --       53,255           15          9,626
      Equity Income Portfolio...............       0.75%        197,973          38,275           94        1,598         11,656
      Equity Index Portfolio................       0.30%          6,451           2,150           --           --             --
      Balanced Portfolio....................       0.75%             --          56,532       17,673        4,727         16,208
      Government & Corporate Bond Portfolio.       0.45%             --          80,558       24,366        4,792         22,112
      U.S. Government Securities Portfolio..       0.45%             --          37,860       11,380        3,443         10,232
      Short-Intermediate Municipal Portfolio       0.55%         78,658          14,301        4,477        4,333          4,520
      Missouri Tax Exempt Bond Portfolio....       0.45%             --          43,624       13,272        5,091         10,374
      National Municipal Bond Portfolio.....       0.55%        863,303          70,635        1,294        3,837         27,773
      Intermediate Corporate Bond Portfolio.       0.55%         59,488          15,683          110        1,870         13,970
      Bond Index Portfolio..................       0.30%        110,238          36,746       11,134        1,099          6,160

                                   Continued

THE ARCH FUND, INC.

                                  May 31, 1997
                                   (Unaudited)


7.    Concentration of Credit Risk
      The Missouri Tax-Exempt Bond Portfolio invests a substantial proportion of its assets in debt obligations issued by the State of Missouri and its political subdivisions, agencies and public authorities. The Portfolio is more susceptible to factors adversely affecting issuers of Missouri municipal securities than a fund that is not concentrated in these issuers to the same extent.

8.    Conversion of Common Trust Funds:
      On February 15, 1997 the Bond Index and Intermediate Corporate Bond Portfolios issued Trust Shares to acquire all of the assets and liabilities of certain common trust funds of the Merchantile Bank of St. Louis National Association. On March 8, 1997 the Equity Income Portfolio issued Trust Shares to acquire all of the assets and liabilities of certain common trust funds of Merchantile Bank of St. Louis National Association. The following is a summary of shares issued, net assets converted, and net asset values per share, and unrealized appreciation as of the conversion date (amounts in thousands except per share amounts):

                                                                                 Net Asset     Unrealized
                                                        Shares     Net Assets      Value      Appreciation
                                                       --------    ----------    ---------    ------------
       Bond Index Portfolio..........................   12,688      $127,309      $10.03        $ 2,983
       Intermediate Corporate Bond Portfolio.........    3,657      $ 36,723      $10.04        $ 1,280
       Equity Income Portfolio.......................   11,901      $118,889      $ 9.99        $48,912


                                   Continued

THE ARCH FUND, INC.
MONEY MARKET PORTFOLIO
Investor A Shares

                             Financial Highlights

                                                              Six Months                  Years Ended November 30,
                                                                Ended       --------------------------------------------------------
                                                             May 31, 1997       1996          1995         1994 (a)         1993
                                                            --------------  -----------    -----------    -----------    -----------
                                                              Investor A     Investor A    Investor A      Investor       Investor
                                                                Shares         Shares        Shares         Shares         Shares
                                                            --------------  -----------    -----------    -----------    -----------
                                                              (Unaudited)
Net Asset Value, Beginning of Period ......................   $    1.00     $     1.00     $     1.00     $     1.00     $     1.00
                                                              ----------    -----------    -----------    -----------    -----------
Investment Activities
   Net investment income ..................................       0.024          0.047          0.052          0.033          0.025
                                                              ----------    -----------    -----------    -----------    -----------
        Total from Investment Activities ..................       0.024          0.047          0.052          0.033          0.025
                                                              ----------    -----------    -----------    -----------    -----------
Distributions
   Net investment income ..................................      (0.024)        (0.047)        (0.052)        (0.033)        (0.025)

                                                              ----------    -----------    -----------    -----------    -----------
        Total Distributions ...............................      (0.024)        (0.047)        (0.052)        (0.033)        (0.025)
                                                              ----------    -----------    -----------    -----------    -----------

Net Asset Value, End of Period ............................   $    1.00     $     1.00     $     1.00     $     1.00     $     1.00
                                                              ==========    ===========    ===========    ===========    ===========
Total Return (excludes sales charge) ......................        2.39%(b)       4.81%          5.33%          3.37%          2.52%
Ratios/Supplementary Data:
   Net Assets at end of period (000) ......................   $  86,591     $   91,166     $   64,865     $   48,384     $   46,920
   Ratio of expenses to average net assets ................        0.77%(c)       0.78%          0.77%          0.78%          0.79%
   Ratio of net investment income to average net assets ...        4.75%(c)       4.70%          5.20%          3.35%          2.50%
   Ratio of expenses to average net assets* ...............        0.92%(c)       0.93%          0.92%          0.93%          0.93%
   Ratio of net investment income to average net assets* ..        4.60%(c)       4.55%          5.05%          3.20%          2.36%

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
MONEY MARKET PORTFOLIO
Investor B Shares

                              Financial Highlights


                                                                          Six Months                January 26, 1996
                                                                             Ended                         to
                                                                         May 31, 1997             November 30, 1996 (a)
                                                                        -----------------        -----------------------
                                                                           Investor B                    Investor B
                                                                             Shares                        Shares
                                                                        -----------------        -----------------------
                                                                         (Unaudited)
Net Asset Value, Beginning of Period ..................................   $    1.00                    $    1.00
                                                                          ---------                    ---------
Investment Activities
   Net investment income ..............................................       0.020                        0.033
                                                                          ---------                    ---------
        Total from Investment Activities ..............................       0.020                        0.033
                                                                          ---------                    ---------
Distributions
   Net investment income ..............................................      (0.020)                      (0.033)
                                                                          ---------                    ---------
        Total Distributions ...........................................      (0.020)                      (0.033)
                                                                          ---------                    ---------
Net Asset Value, End of Period ........................................   $    1.00                    $    1.00
                                                                          =========                    =========
Total Return (excludes sales charge) ..................................        2.01%(b)                     3.35%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..................................   $      85                    $      41
   Ratio of expenses to average net assets ............................        1.52%(c)                     1.47%(c)
   Ratio of net investment income to average net assets ...............        4.03%(c)                     3.73%(c)
   Ratio of expenses to average net assets* ...........................        1.67%(c)                     1.68%(c)
   Ratio of net investment income to average net assets* ..............        3.88%(c)                     3.52%(c)

-------------
*    During the period, certain fees were voluntarily reduced.
If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
MONEY MARKET PORTFOLIO
Trust Shares

                             Financial Highlights

                                                            Six Months                      Years Ended November 30,
                                                               Ended          --------------------------------------------------
                                                           May 31, 1997         1996          1995          1994          1993
                                                           ------------       --------      --------      --------      --------
                                                              Trust            Trust         Trust         Trust         Trust
                                                              Shares           Shares        Shares        Shares        Shares
                                                           ------------       --------      --------      --------      --------
                                                            (Unaudited)

Net Asset Value, Beginning of Period ...................     $   1.00         $   1.00      $   1.00      $   1.00      $   1.00
                                                             --------         --------      --------      --------      --------
Investment Activities
  Net investment income ................................        0.024            0.049         0.054         0.035         0.026
                                                             --------         --------      --------      --------      ---------
      Total from Investment Activities .................        0.024            0.049         0.054         0.035         0.026
                                                             --------         --------      --------      --------      ---------
Distributions
  Net investment income ................................       (0.024)          (0.049)       (0.054)       (0.035)       (0.026)
                                                             --------         --------      --------      --------      ---------
      Total Distributions ..............................       (0.024)          (0.049)       (0.054)       (0.035)       (0.026)
                                                             --------         --------      --------      --------      ---------
Net Asset Value, End of Period .........................     $   1.00         $   1.00      $   1.00      $   1.00      $   1.00
                                                             ========         ========      ========      ========      =========
Total Return ...........................................         2.45%(a)         4.99%         5.52%         3.55%         2.72%

Ratios/Supplementary Data:
  Net Assets at end of period (000) ....................     $806,187         $717,265      $698,131      $544,952      $621,717
  Ratio of expenses to average net assets ..............         0.65%(b)         0.61%         0.59%         0.61%         0.59%
  Ratio of net investment income to average
    net assets .........................................         4.87%(b)         4.88%         5.38%         3.45%         2.70%
  Ratio of expenses to average net assets* .............         0.80%(b)         0.76%         0.74%         0.93%         0.80%
  Ratio of net investment income  to average
    net assets* ........................................         4.72%(b)         4.73%         5.23%         3.13%         2.49%

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Not annualized.
(b) Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
MONEY MARKET PORTFOLIO
Institutional Shares

                              Financial Highlights

                                                                 Six Months                  Years Ended November 30,
                                                                   Ended      -----------------------------------------------------
                                                                May 31, 1997       1996          1995          1994(a)      1993
                                                               -------------  -------------  -------------   ----------  ----------
                                                               Institutional  Institutional  Institutional    Investor    Investor
                                                                  Shares          Shares         Shares        Shares      Shares
                                                               -------------  -------------  -------------   ----------  ----------
                                                                (Unaudited)
Net Asset Value, Beginning of Period ..........................    $  1.00        $  1.00        $  1.00       $  1.00     $  1.00
                                                                   -------        -------        -------       -------     -------
Investment Activities
   Net investment income ......................................      0.024          0.047          0.052         0.033       0.025
                                                                   -------        -------        -------       -------     -------
        Total from Investment Activities ......................      0.024          0.047          0.052         0.033       0.025
                                                                   -------        -------        -------       -------     -------
Distributions
   Net investment income ......................................     (0.024)        (0.047)        (0.052)       (0.033)     (0.025)
                                                                   -------        -------        -------       -------     -------
        Total Distributions ...................................     (0.024)        (0.047)        (0.052)       (0.033)     (0.025)
                                                                   -------        -------        -------       -------     -------

Net Asset Value, End of Period ................................    $  1.00        $  1.00        $  1.00       $  1.00     $  1.00
                                                                   =======        =======        =======       =======     =======
Total Return ..................................................       2.39%(b)       4.81%          5.33%         3.34%       2.52%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..........................    $23,040        $15,921        $13,340       $10,295     $46,920
   Ratio of expenses to average net assets ....................       0.77%(c)       0.78%          0.77%         0.78%       0.79%
   Ratio of net investment income to average net assets........       4.75%(c)       4.70%          5.20%         3.48%       2.50%
   Ratio of expenses to average net assets* ...................       0.92%(c)       0.93%          0.92%         0.95%       0.93%
   Ratio of net investment income to average net assets* ......       4.60%(c)       4.55%          5.05%         3.31%       2.36%

-------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On January 3, 1994, the Portfolio issued a new series of shares which were designated as "Institutional" Shares. The financial highlights presented for the periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.
(b) Not annualized.
(c) Annualized

                       See notes to financial statements

THE ARCH FUND, INC.
TREASURY MONEY MARKET PORTFOLIO
Investor A Shares

                                               Financial Highlights

                                                   Six Months                 Years Ended November 30,
                                                      Ended      ----------------------------------------------
                                                   May 31, 1997     1996       1995       1994(a)       1993
                                                   ------------  ----------- ----------- -----------  ---------
                                                    Investor     Investor A  Investor A  Investor A   Investor
                                                    Shares A       Shares      Shares      Shares      Shares
                                                   ------------  ----------- ----------- -----------  ---------
                                                   (Unaudited)
Net Asset Value, Beginning of Period ...........     $  1.00       $ 1.00      $ 1.00      $ 1.00     $  1.00
                                                     -------       ------      ------      ------     -------
Investment Activities
  Net investment income ........................       0.022        0.044       0.048       0.031       0.024
                                                     -------       ------      ------      ------     -------
      Total from Investment Activities .........       0.022        0.044       0.048       0.031       0.024
                                                     -------       ------      ------      ------     -------
Distributions
  Net investment income ........................      (0.022)      (0.044)     (0.048)     (0.031)     (0.024)
                                                     -------       ------      ------      ------     -------
      Total Distributions ......................      (0.022)      (0.044)     (0.048)     (0.031)     (0.024)
                                                     -------       ------      ------      ------     -------
Net Asset Value, End of Period .................     $  1.00       $ 1.00      $ 1.00      $ 1.00     $  1.00
                                                     =======       ======      ======      ======     =======
Total Return ...................................        2.23%(b)     4.46%       4.93%       3.16%       2.43%

Ratios/Supplementary Data:
  Net Assets at end of period (000) ............     $ 5,993       $7,667      $2,776      $1,713     $ 1,411
  Ratio of expenses to average net assets ......        0.77%(c)     0.81%       0.78%       0.71%       0.64%
  Ratio of net investment income to average net
    assets .....................................        4.42%(c)     4.35%       4.84%       3.14%       2.41%
  Ratio of expenses to average net assets* .....        0.92%(c)     0.96%       0.93%       0.94%       0.97%
  Ratio of net investment income to average net
    assets* ....................................        4.27%(c)     4.20%       4.69%       2.90%       2.08%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.

(b) Not annualized.

(c) Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
TREASURY MONEY MARKET PORTFOLIO
Trust Shares

                                        Financial Highlights

                                             Six Months                Years Ended November 30,
                                                Ended       --------------------------------------------------
                                            May 31, 1997      1996          1995        1994           1993
                                            ------------    --------      --------     --------      ---------
                                               Trust         Trust         Trust        Trust         Trust
                                               Shares        Shares        Shares       Shares        Shares
                                            ------------    --------      --------     --------      ---------
                                            (Unaudited)
Net Asset Value, Beginning of Period .....    $   1.00      $   1.00      $   1.00     $   1.00       $   1.00
                                              --------      --------      --------     --------       --------
Investment Activities
  Net investment income ..................       0.023         0.045         0.050        0.033          0.026

                                              --------      --------      --------     --------       --------
      Total from Investment Activities ...       0.023         0.045         0.050        0.033          0.026
                                              --------      --------      --------     --------       --------
Distributions
  Net investment income ..................      (0.023)       (0.045)       (0.050)      (0.033)        (0.026)

                                              --------      --------      --------     --------       --------
      Total Distributions ................      (0.023)       (0.045)       (0.050)      (0.033)        (0.026)
                                              --------      --------      --------     --------       --------

Net Asset Value, End of Period ...........    $   1.00      $   1.00      $   1.00     $   1.00       $   1.00
                                              ========      ========      ========     ========       ========
Total Return .............................        2.31%(a)      4.64%         5.12%        3.38%          2.67%

Ratios/Supplementary Data:
  Net Assets at end of period (000) ......    $162,313      $131,322      $252,780     $242,099       $256,503
  Ratio of expenses to average net assets.        0.61%(b)      0.61%         0.60%        0.49%          0.41%
  Ratio of net investment income to
    average net assets ...................        4.58%(b)      4.55%         5.01%        3.26%          2.64%
  Ratio of expenses to average net                0.76%(b)      0.76%         0.75%        0.94%          0.85%
    assets* ..............................
  Ratio of net investment income to
    average net assets* ..................        4.43%(b)      4.40%         4.86%        2.82%          2.21%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Not annualized.

(b) Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
TREASURY MONEY MARKET PORTFOLIO
Institutional Shares

                              Financial Highlights

                                                                                      Year        January 26, 1995
                                                                 Six Months           Ended              to
                                                                   Ended           November 30,      November 30,
                                                                May 31, 1997           1996            1995 (a)
                                                              ----------------- ----------------- -----------------
                                                                Institutional     Institutional     Institutional
                                                                   Shares            Shares            Shares
                                                              ----------------- ----------------- -----------------
                                                                 (Unaudited)
Net Asset Value, Beginning of Period .......................      $  1.00           $  1.00           $  1.00
                                                                  --------          --------          --------
Investment Activities
  Net investment income ....................................        0.022             0.044             0.042
                                                                   -------           -------          --------
      Total from Investment Activities .....................        0.022             0.044             0.042
                                                                   -------           -------          --------
Distributions
  Net investment income ....................................       (0.022)           (0.044)           (0.042)
                                                                   -------           -------          --------
      Total Distributions ..................................       (0.022)           (0.044)           (0.042)
                                                                   -------           -------          --------
Net Asset Value, End of Period .............................      $  1.00           $  1.00           $  1.00
                                                                  ========          ========          ========
Total Return ...............................................         2.23%(b)          4.46%             4.94%(d)

Ratios/Supplementary Data:
  Net Assets at end of period (000) ........................      $   433           $   299           $    28
  Ratio of expenses to average net assets ..................         0.77%(c)          0.79%             0.92%(c)
  Ratio of net investment income to average net assets .....         4.42%(c)          4.39%             5.76%(c)
  Ratio of expenses to average net assets* .................         0.92%(c)          0.94%             1.07%(c)
  Ratio of net investment income to average net assets* ....         4.27%(c)          4.24%             5.61%(c)

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Represents total return for the Investor A Shares from December 1, 1994 to January 25, 1995 plus the total return for the Institutional Shares from January 26, 1995 to November 30, 1995.

                       See notes to financial statements

THE ARCH FUND, INC.
TAX-EXEMPT MONEY MARKET PORTFOLIO
Investor A Shares

                              Financial Highlights


                                                    Year         Six Months
                                    Six Months      Ended          Ended             Years Ended May 31,
                                      Ended      November 30,   November 30,   ---------------------------------
                                   May 31, 1997      1996          1995 (d)    1995(a)       1994       1993
                                   ------------ -------------- -------------- --------    ---------   ---------
                                    Investor A    Investor A     Investor A   Investor     Investor    Investor
                                      Shares        Shares         Shares      Shares       Shares      Shares
                                   ------------ -------------- -------------- --------    ---------   ---------
                                    (Unaudited)
Net Asset Value, Beginning of
  Period .........................   $  1.00       $  1.00        $  1.00     $  1.00      $ 1.00     $  1.00
                                     -------       -------        -------     -------      ------     -------
Investment Activities
  Net investment income ..........     0.014         0.028          0.014       0.027       0.017       0.019
                                     -------       -------        -------     -------      ------     -------
      Total from Investment
        Activities ...............     0.014         0.028          0.014       0.027       0.017       0.019
                                     -------       -------        -------     -------      ------     -------
Distributions
  Net investment income ..........    (0.014)       (0.028)        (0.014)     (0.027)     (0.017)     (0.019)
                                     -------       -------        -------     -------      ------     -------
      Total Distributions ........    (0.014)       (0.028)        (0.014)     (0.027)     (0.017)     (0.019)
                                     -------       -------        -------     -------      ------     -------
Net Asset Value, End of Period ...   $  1.00       $  1.00        $  1.00     $  1.00      $ 1.00     $  1.00
                                     =======       =======        =======     =======      ======     =======
Total Return .....................      1.38%(b)      2.83%          1.45%(b)    2.70%       1.73%       1.90%

Ratios/Supplementary Data:
  Net Assets at end of period        $13,386       $17,984        $ 5,403     $ 5,138      $8,631     $ 6,837
    (000) ........................
  Ratio of expenses to average
    net assets ...................      0.77%(c)      0.75%          0.94%(c)    0.84%       0.76%       0.80%
  Ratio of net investment income
    to average net assets.........      2.72%(c)      2.78%          2.87%(c)    2.63%       1.72%       1.88%
  Ratio of expenses to average
    net assets* ..................      0.82%(c)      0.80%          0.99%(c)    0.93%       0.86%       0.90%
  Ratio of net investment income
    to average net assets*........      2.67%(c)      2.73%          2.82%(c)    2.54%       1.62%       1.78%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.
(b) Not annualized.
(c) Annualized.
(d) Upon merging into the ARCH Fund, Inc., the Tax-Exempt Money Market Portfolio changed its fiscal year end from May 31 to November 30.


                       See notes to financial statements

THE ARCH FUND, INC.
TAX-EXEMPT MONEY MARKET PORTFOLIO
Trust Shares

                              Financial Highlights


                                                 Year        Six Months
                                Six Months       Ended         Ended              Years Ended May 31,
                                   Ended      November 30,   November 30,  ----------------------------------
                               May 31, 1997       1996         1995 (c)      1995         1994         1993
                              -------------- -------------- -------------  --------     --------      -------
                                   Trust          Trust        Trust        Trust        Trust        Trust
                                  Shares         Shares        Shares       Shares       Shares        Shares
                              -------------- -------------- -------------  --------     --------      -------
                               (Unaudited)
Net Asset Value, Beginning
  of Period ................    $    1.00       $  1.00       $   1.00     $  1.00     $    1.00     $   1.00
                                ---------       -------       --------     -------     ---------     --------
Investment Activities
  Net investment income ....        0.015         0.030          0.016       0.029         0.020        0.021
                                ---------       -------       --------     -------     ---------     ---------
      Total from Investment
        Activities .........        0.015         0.030          0.016       0.029         0.020        0.021
                                ---------       -------       --------     -------     ---------     ---------
Distributions
  Net investment income ....       (0.015)       (0.030)        (0.016)     (0.029)       (0.020)      (0.021)
                                ---------       -------       --------     -------     ---------     ---------
      Total Distributions ..       (0.015)      (0.0300)        (0.016)     (0.029)       (0.020)      (0.021)
                                ---------       -------       --------     -------     ---------     ---------

Net Asset Value, End of
  Period ...................    $    1.00       $  1.00       $   1.00     $  1.00     $    1.00     $   1.00
                                =========       =======       ========     =======     =========     ========
Total Return ...............         1.48%(a)      3.06%          1.57%(a)    2.93%         1.97%        2.16%

Ratios/Supplementary
  Data:
  Net Assets at end of
    period (000) ...........    $ 123,512       $95,726       $ 78,031     $85,324     $ 112,594     $137,602
  Ratio of expenses to
    average net assets .....         0.58%(b)      0.53%          0.70%(b)    0.61%         0.52%        0.52%
  Ratio of net investment
    income to average net
    assets .................         2.93%(b)      3.01%          3.10%(b)    2.87%         1.95%        2.13%
  Ratio of expenses to
    average net assets* ....         0.63%(b)      0.58%          0.75%(b)    0.70%         0.86%        0.62%
  Ratio of net investment
    income to average net
    assets* ................         2.88%(b)      2.96%          3.05%(b)    2.78%         1.61%        2.03%


----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Not annualized.
(b) Annualized.
(c) Upon merging into the ARCH Fund, Inc., the Tax-Exempt Money Market Portfolio changed its fiscal year end from May 31 to November 30.

                       See notes to financial statements

THE ARCH FUND, INC.
GROWTH & INCOME EQUITY PORTFOLIO
Investor A Shares

                              Financial Highlights



                                                Six Months                Years Ended November 30,
                                                   Ended       -----------------------------------------------
                                                May 31, 1997      1996         1995        1994(a)      1993
                                                -------------  -----------  ----------   ---------    --------
                                                 Investor A    Investor A   Investor A    Investor    Investor
                                                   Shares        Shares       Shares       Shares      Shares
                                                -------------  -----------  ----------   ---------    --------
                                                 (Unaudited)
Net Asset Value, Beginning of Period .........    $ 18.67        $ 16.30     $ 12.70     $  14.74     $ 14.49
                                                  -------        -------     -------     --------     -------
Investment Activities
  Net investment income ......................       0.06           0.20        0.23         0.20        0.25
  Net realized and unrealized gains (losses)
    from investments .........................       1.72           3.32        3.74        (0.17)       1.06
                                                  -------        -------     -------     --------     -------
      Total from Investment Activities .......       1.78           3.52        3.97         0.03        1.31
                                                  -------        -------     -------     --------     -------
Distributions
  Net investment income ......................      (0.06)         (0.20)      (0.23)       (0.21)      (0.25)
  In excess of net investment income .........      (0.04)         (0.01)         --           --          --
  Net realized gains .........................      (1.46)         (0.94)      (0.14)       (0.18)      (0.81)
  In excess of net realized gains ............         --             --          --        (1.68)         --
                                                  -------        -------     -------     --------     -------
      Total Distributions ....................      (1.56)         (1.15)      (0.37)       (2.07)      (1.06)
                                                  -------        -------     -------     --------     -------
Net Asset Value, End of Period ...............    $ 18.89        $ 18.67     $ 16.30     $  12.70     $ 14.74
                                                  =======        =======     =======     ========     =======
Total Return (excludes sales charge) .........      10.52%(b)      22.99%      31.95%        0.20%       9.65%

Ratios/Supplementary Data:
  Net Assets at end of period (000) ..........    $41,437        $38,229     $25,082     $ 18,343     $11,157
  Ratio of expenses to average net assets ....       1.04%(c)       1.05%       1.05%        1.05%       0.74%
  Ratio of net investment income to average
    net assets ...............................       0.71%(c)       1.20%       1.59%        1.45%       1.74%
  Ratio of expenses to average net assets* ...       1.14%(c)       1.15%       1.15%        1.15%       0.96%
  Ratio of net investment income to average
    net assets* ..............................       0.61%(c)       1.10%       1.49%        1.35%       1.52%
  Portfolio turnover**........................      32.33%         63.90%      58.50%       65.00%      41.00%
  Average commission rate paid (d)............    $0.0600             --          --           --          --


----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
GROWTH & INCOME EQUITY PORTFOLIO
Investor B Shares

                              Financial Highlights


                                                                                    Year       March 1, 1995
                                                                  Six Months        Ended            to
                                                                     Ended       November 30,    November 30,
                                                                 May 31, 1997       1996          1995 (a)
                                                                -------------- --------------- ---------------
                                                                  Investor B     Investor B      Investor B
                                                                    Shares         Shares          Shares
                                                                -------------- --------------- ---------------
                                                                  (Unaudited)
Net Asset Value, Beginning of Period ......................        $  18.58       $  16.23        $  13.43
                                                                   ---------      ---------       ---------
Investment Activities
  Net investment income ...................................            0.02           0.11            0.14
  Net realized and unrealized gains from investments and
    foreign currency ......................................            1.70           3.30            2.81
                                                                   ---------      ---------       ---------
      Total from Investment Activities ....................            1.72           3.41            2.95
                                                                   ---------      ---------       ---------
Distributions
  Net investment income ...................................           (0.02)         (0.11)          (0.15)
  In excess of net investment income ......................           (0.06)         (0.01)             --
  Net realized gains ......................................           (1.46)         (0.94)             --
                                                                   ---------      ---------       ---------
      Total Distributions .................................           (1.54)         (1.06)          (0.15)
                                                                   ---------      ---------       ---------
Net Asset Value, End of Period ............................        $  18.76       $  18.58        $  16.23
                                                                   =========      =========       =========
Total Return (excludes sales charge) ......................           10.17%(d)      22.29%          31.20%(b)

Ratios/Supplementary Data:
  Net Assets at end of period (000) .......................        $  4,926       $  3,537        $    781
  Ratio of expenses to average net assets .................            1.74%(c)       1.75%           1.75%(c)
  Ratio of net investment income to average net assets ....            0.01%(c)       0.49%           0.87%(c)
  Ratio of expenses to average net assets* ................            1.84%(c)       1.85%           1.85%(c)
  Ratio of net investment income (loss) to average net                (0.09)%(c)      0.39%           0.77%(c)
    assets* ...............................................
  Portfolio turnover**.....................................           32.33%         63.90%          58.50%
  Average commission rate paid (e).........................        $ 0.0600             --              --

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio authorized the issuance of a series designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c) Annualized.
(d) Not annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                       See notes to financial statements

THE ARCH FUND, INC.
GROWTH & INCOME EQUITY PORTFOLIO
Trust Shares

                              Financial Highlights


                                             Six Months               Years Ended November 30,
                                               Ended        --------------------------------------------------
                                            May 31, 1997      1996           1995         1994         1993
                                           -------------    ---------     ---------    ----------    ---------
                                               Trust         Trust          Trust        Trust         Trust
                                               Shares        Shares         Shares       Shares        Shares
                                           -------------    ---------     ---------    ----------    ---------
                                           (Unaudited)

Net Asset Value, Beginning of Period ....    $  18.71       $  16.32      $  12.72     $   14.74     $  14.49
                                             --------       --------      --------     ---------     --------
Investment Activities
  Net investment income .................        0.10           0.24          0.27          0.22         0.25
  Net realized and unrealized gains
    (losses) from investments ...........        1.72           3.34          3.74         (0.17)        1.06
                                             --------       --------      --------     ---------     --------
      Total from Investment Activities ..        1.82           3.58          4.01          0.05         1.31
                                             --------       --------      --------     ---------     --------
Distributions
  Net investment income .................       (0.10)         (0.24)        (0.27)        (0.21)       (0.25)
  In excess of net investment income ....       (0.02)         (0.01)           --            --           --
  Net realized gains ....................       (1.46)         (0.94)        (0.14)        (0.18)       (0.81)
  In excess of net realized gains .......          --             --            --         (1.68)          --
                                             --------       --------      --------     ---------     --------
      Total Distributions ...............       (1.58)         (1.19)        (0.41)        (2.07)       (1.06)
                                             --------       --------      --------     ---------     --------
Net Asset Value, End of Period ..........    $  18.95       $  18.71      $  16.32     $   12.72     $  14.74
                                             ========       ========      ========     =========     ========
Total Return ............................       10.71%(a)      23.45%        32.27%         0.36%        9.65%

Ratios/Supplementary Data:
  Net Assets at end of period (000) .....    $305,342       $348,183      $286,546     $ 235,955     $238,771
  Ratio of expenses to average net               0.74%(b)       0.75%         0.75%         0.75%        0.74%
    assets ..............................
  Ratio of net investment income to
    average net assets ..................        1.01%(b)       1.50%         1.89%         1.72%        1.74%
  Ratio of expenses to average net               0.84%(b)       0.85%         0.85%         1.15%        0.96%
    assets* .............................
  Ratio of net investment income to
    average net assets* .................        0.91%(b)       1.40%         1.79%         1.32%        1.52%
  Portfolio turnover**...................       32.33%         63.90%        58.50%        65.00%       41.00%
  Average commission rate paid (c).......    $ 0.0600             --            --            --           --

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Not annualized.
(b) Annualized.
(c) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
GROWTH & INCOME EQUITY PORTFOLIO
Institutional Shares

                              Financial Highlights


                                               Six Months                Years Ended November 30,
                                                 Ended      --------------------------------------------------
                                              May 31, 1997     1996            1995       1994 (a)      1993
                                             -------------- -------------  ------------- ----------- ---------
                                             Institutional  Institutional  Institutional   Investor   Investor
                                                Shares        Shares         Shares        Shares     Shares
                                             -------------- -------------  ------------- ----------- ---------
                                             (Unaudited)
Net Asset Value, Beginning of Period .......    $ 18.67       $ 16.29        $ 12.70     $  14.74     $ 14.49
                                                --------      --------       --------    ---------    --------
Investment Activities
  Net investment income ....................       0.06          0.20           0.23         0.20        0.25
  Net realized and unrealized gains
    (losses) from investments ..............       1.73          3.33           3.74        (0.17)       1.06
                                                --------      --------       --------    ---------    --------
      Total from Investment Activities .....       1.79          3.53           3.97         0.03        1.31
                                                --------      --------       --------    ---------    --------
Distributions
  Net investment income ....................      (0.06)        (0.20)         (0.24)       (0.21)      (0.25)
  In excess of net investment income .......      (0.04)        (0.01)            --           --          --
  Net realized gains .......................      (1.46)        (0.94)         (0.14)       (0.18)      (0.81)
  In excess of net realized gains ..........         --            --             --        (1.68)         --
                                                --------      --------       --------    ---------    --------
      Total Distributions ..................      (1.56)        (1.15)         (0.38)       (2.07)      (1.06)
                                                --------      --------       --------    ---------    --------
Net Asset Value, End of Period .............    $ 18.90       $ 18.67        $ 16.29     $  12.70     $ 14.74
                                                ========      ========       ========    =========    ========
Total Return ...............................      10.58%(b)     23.08%         31.88%        0.19%       9.65%

Ratios/Supplementary Data:
  Net Assets at end of period (000) ........    $82,825       $72,950        $40,228     $ 21,897     $11,157
  Ratio of expenses to average net assets ..       1.04%(c)      1.05%          1.05%        1.05%       0.74%
  Ratio of net investment income to average
    net assets .............................       0.71%(c)      1.19%          1.58%        1.41%       1.74%
  Ratio of expenses to average net assets* .       1.14%(c)      1.15%          1.15%        1.16%       0.96%
  Ratio of net investment income to average
    net assets* ............................       0.61%(c)      1.09%          1.48%        1.30%       1.52%
  Portfolio turnover**......................      32.33%        63.90%         58.50%       65.00%      41.00%
  Average commission rate paid (d)..........    $0.0600            --             --           --          --

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On January 3, 1994, the Portfolio issued a new series of shares which were designated as "Institutional" Shares. The financial highlights presented for the periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
SMALL CAP EQUITY PORTFOLIO
Investor A Shares

                              Financial Highlights


                                               Six Months                Years Ended November 30,
                                                  Ended       ------------------------------------------------
                                               May 31, 1997       1996         1995       1994 (a)      1993
                                               ------------   ------------  ----------  ------------  ---------
                                               Investor A     Investor A    Investor A  Investor A    Investor
                                                 Shares         Shares        Shares      Shares       Shares
                                               ------------   ------------  ----------- ------------  ---------
                                               (Unaudited)
Net Asset Value, Beginning of Period ........    $ 13.40       $ 13.44     $  11.99     $ 13.14        $11.23
                                                 --------      --------    ---------    --------       -------
Investment Activities
  Net investment income (loss) ..............      (0.03)        (0.01)          --       (0.03)         0.03
  Net realized and unrealized gains from
    investments .............................       0.98          1.03         2.36        0.89          2.14
                                                 --------      --------    ---------    --------       -------
      Total from Investment Activities ......       0.95          1.02         2.36        0.86          2.17
                                                 --------      --------    ---------    --------       -------
Distributions
  Net investment income .....................         --            --           --          --         (0.05)
  In excess of net investment income ........         --         (0.01)          --          --            --
  Net realized gains ........................      (0.82)        (1.05)       (0.91)      (1.78)        (0.21)
  In excess of net realized gains ...........         --            --           --       (0.23)           --
                                                 --------      --------    ---------    --------       -------
      Total Distributions ...................      (0.82)        (1.06)       (0.91)      (2.01)        (0.26)
                                                 --------      --------    ---------    --------       -------
Net Asset Value, End of Period ..............    $ 13.53       $ 13.40     $  13.44     $ 11.99        $13.14
                                                 ========      ========    =========    ========       =======
Total Return (excludes sales charge) ........       7.53%(b)      8.36%       21.47%       7.38%        19.75%

Ratios/Supplementary Data:
  Net Assets at end of period (000) .........    $13,336       $13,889     $ 15,056     $10,899        $4,559
  Ratio of expenses to average net assets ...       1.25%(c)      1.26%        1.26%       1.25%         0.61%
  Ratio of net investment income (loss) to
    average net assets ......................      (0.32)%(c)    (0.13)%      (0.12)%     (0.44)%        0.19%
  Ratio of expenses to average net assets* ..       1.35%(c)      1.36%        1.36%       1.36%         1.23%
  Ratio of net investment loss  to average
    net assets* .............................      (0.42)%(c)    (0.23)%      (0.22)%     (0.55)%       (0.43)%
  Portfolio turnover**.......................      40.00%        65.85%       83.13%      85.00%        65.00%
  Average commission rate paid (d)...........    $0.0599            --           --          --            --

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
SMALL CAP EQUITY PORTFOLIO
Investor B Shares

                              Financial Highlights

                                                                                    Year       March 1, 1995
                                                                   Six Months       Ended           to
                                                                     Ended       November 30,   November 30,
                                                                  May 31, 1997       1996         1995 (a)
                                                                 -------------- --------------- --------------
                                                                   Investor B     Investor B      Investor B
                                                                    Shares          Shares         Shares
                                                                 -------------- --------------- --------------
                                                                  (Unaudited)
Net Asset Value, Beginning of Period .......................         $ 13.24        $ 13.37        $11.83
                                                                     --------       --------       --------
Investment Activities
  Net investment loss ......................................           (0.06)         (0.07)        (0.03)
  Net realized and unrealized gains from investments .......            0.96           0.99          1.57
                                                                     --------       --------       --------
      Total from Investment Activities .....................            0.90           0.92          1.54
                                                                     --------       --------       --------
Distributions
  Net realized gains .......................................           (0.82)         (1.05)           --
                                                                     -------       ---------       --------
      Total Distributions ..................................           (0.82)         (1.05)           --
                                                                     --------       --------       --------
Net Asset Value, End of Period .............................         $ 13.32        $ 13.24        $13.37
                                                                     ========       ========       ========
Total Return (excludes sales charge) .......................            7.19%(c)       7.63%        20.83%(b)

Ratios/Supplementary Data:
  Net Assets at end of period (000) ........................         $ 1,370        $ 1,272        $  603
  Ratio of expenses to average net assets ..................            1.95%(d)       1.96%         1.96%(d)
  Ratio of net investment loss to average net assets .......           (1.02)%(d)     (0.83)%       (0.78)%(d)
  Ratio of expenses to average net assets* .................            2.05%(d)       2.06%         2.06%(d)
  Ratio of net investment loss to average net assets* ......           (1.12)%(d)     (0.93)%       (0.88)%(d)
  Portfolio turnover**......................................           40.00%         65.85%        83.13%
  Average commission rate paid (e)..........................         $0.0599             --            --

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio authorized the issuance of a series designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c) Not annualized.
(d) Annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
SMALL CAP EQUITY PORTFOLIO
Trust Shares

                              Financial Highlights




                                                       Six Months                       Years Ended November 30,
                                                         Ended           -------------------------------------------------------
                                                      May 31, 1997           1996           1995           1994           1993
                                                     ---------------     ----------      ----------     ----------     ----------
                                                         Trust             Trust           Trust          Trust          Trust
                                                         Shares            Shares          Shares         Shares         Shares
                                                     ---------------     ----------      ---------       --------      ---------
                                                      (Unaudited)
Net Asset Value, Beginning of Period ..............    $    13.49        $    13.49      $   12.01       $  13.14      $   11.23
                                                       ----------        ----------      ---------       --------      ---------
Investment Activities
   Net investment income (loss) ...................            --              0.02           0.03          (0.01)          0.03
   Net realized and unrealized gains from
     investments ..................................          0.98              1.05           2.36           0.89           2.14
                                                       ----------        ----------      ---------       --------      ---------
       Total from Investment Activities ...........          0.98              1.07           2.39           0.88           2.17
                                                       ----------        ----------      ---------       --------      ---------
Distributions
   Net investment income ..........................            --             (0.02)            --             --          (0.05)
   In excess of net investment income .............         (0.01)               --             --             --             --
   Net realized gains .............................         (0.82)            (1.05)         (0.91)         (1.78)         (0.21)
   In excess of net realized gains ................            --                --             --          (0.23)            --
                                                       ----------        ----------      ---------       --------      ---------
       Total Distributions ........................         (0.83)            (1.07)         (0.91)         (2.01)         (0.26)
                                                       ----------        ----------      ---------       --------      ---------
Net Asset Value, End of Period ....................    $    13.64        $    13.49      $   13.49       $  12.01      $   13.14
                                                       ==========        ==========      =========       ========      =========
Total Return ......................................          7.68%(a)          8.72%         21.70%          7.56%         19.75%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..............    $  181,715        $  171,295      $ 139,681       $ 77,690      $  47,473
   Ratio of expenses to average net assets ........          0.95%(b)          0.96%          0.96%          0.95%          0.61%
   Ratio of net investment income (loss) to
     average net assets............................         (0.02)%(b)         0.17%          0.18%         (0.16)%         0.19%
   Ratio of expenses to average net assets* .......          1.05%(b)          1.06%          1.06%          1.36%          1.23%
   Ratio of net investment income (loss) to
     average net assets* ..........................         (0.12)%(b)         0.07%          0.08%         (0.56)%        (0.43)%
   Portfolio turnover**............................         40.00%            65.85%         83.13%         85.00%         65.00%
   Average commission rate paid (c)................    $   0.0599                --             --             --             --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Not annualized.
(b)  Annualized.
(c) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
SMALL CAP EQUITY PORTFOLIO
Institutional Shares

                              Financial Highlights


                                                         Six Months                     Years Ended November 30,
                                                           Ended        ---------------------------------------------------------
                                                        May 31, 1997        1996             1995         1994(a)          1993
                                                       --------------   --------------   ------------- ---------------   --------
                                                       Institutional    Institutional    Institutional  Institutional    Investor
                                                          Shares           Shares           Shares         Shares         Shares
                                                       --------------   --------------   ------------- ---------------   --------
                                                        (Unaudited)
Net Asset Value, Beginning of Period ................     $  13.36        $   13.40        $  11.96       $ 13.14        $ 11.23
                                                          ---------       ----------       ---------      --------       --------
Investment Activities
   Net investment income (loss) .....................        (0.02)           (0.01)          (0.01)        (0.03)          0.03
   Net realized and unrealized gains from
     investments ....................................         0.97             1.03            2.36          0.86           2.14
                                                          ---------       ----------       ---------      --------       --------
       Total from Investment Activities .............         0.95             1.02            2.35          0.83           2.17
                                                          ---------       ----------       ---------      --------       --------
Distributions
   Net investment income ............................           --               --              --            --          (0.05)
   In excess of net investment income ...............           --            (0.01)             --            --             --
   Net realized gains ...............................        (0.82)           (1.05)          (0.91)        (1.78)         (0.21)
   In excess of net realized gains ..................           --               --              --         (0.23)            --
                                                          ---------       ----------       ---------      --------       --------
       Total Distributions ..........................        (0.82)           (1.06)          (0.91)        (2.01)         (0.26)
                                                          ---------       ----------       ---------      --------       --------
Net Asset Value, End of Period ......................     $  13.49        $   13.36        $  13.40       $ 11.96        $ 13.14
                                                          =========       ==========       =========      ========       ========
Total Return ........................................         7.54%(b)         8.39%          21.43%         7.11%         19.75%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ................     $ 33,046        $  30,081        $ 17,620       $ 5,633        $ 4,559
   Ratio of expenses to average net assets ..........         1.25%(c)         1.26%           1.26%         1.25%          0.61%
   Ratio of net investment income (loss) to average
     net assets .....................................        (0.31)%(c)       (0.13)%         (0.11)%       (0.41)%         0.19%
   Ratio of expenses to average net assets* .........         1.35%(c)         1.36%           1.36%         1.37%          1.23%
   Ratio of net investment loss to average net
     assets* ........................................        (0.41)%(c)       (0.23)%         (0.21)%       (0.53)%        (0.43)%
   Portfolio turnover**..............................        40.00%           65.85%          83.13%        85.00%         65.00%
   Average commission rate paid (d)..................     $ 0.0599               --              --            --             --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On May 6, 1992 the Emerging Growth Portfolio issued a series of shares designated as "Investor" Shares. In addition, on January 3, 1994, the Portfolio issued a new series of shares designated as "Institutional" Shares. The financial highlights presented for periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
INTERNATIONAL EQUITY PORTFOLIO
Investor A Shares

                              Financial Highlights


                                                                Six Months         Years Ended November 30,     April 4, 1994 to
                                                                   Ended         ----------------------------      November 30,
                                                               May 31, 1997           1996           1995        1994 (a)(b)(c)
                                                               ---------------    ------------   ------------  ------------------
                                                                  Investor A       Investor A     Investor A        Investor A
                                                                    Shares           Shares         Shares            Shares
                                                               ---------------    ------------   ------------  ------------------
                                                                (Unaudited)
Net Asset Value, Beginning of Period .........................    $  12.05           $  10.76       $  9.90           $ 10.00
                                                                  ---------          ---------      --------          --------
Investment Activities
   Net investment income .....................................        0.01               0.02          0.02             (0.01)
   Net realized and unrealized gains from investments and
     foreign currency ........................................        0.73               1.27          0.86             (0.09)
                                                                  ---------          ---------      --------          --------
       Total from Investment Activities ......................        0.74               1.29          0.88             (0.10)
                                                                  ---------          ---------      --------          --------
Distributions
   Net investment income .....................................       (0.01)                --            --                --
   In excess of net investment income ........................       (0.01)                --            --                --
   Net realized gains ........................................       (0.31)                --         (0.01)               --
   Tax return of capital .....................................          --                 --         (0.01)               --
                                                                  ---------          ---------      --------          --------
       Total Distributions ...................................       (0.33)                --         (0.02)               --
                                                                  ---------          ---------      --------          --------
Net Asset Value, End of Period ...............................    $  12.46           $  12.05       $ 10.76           $  9.90
                                                                  =========          =========      ========          ========
Total Return (excludes sales charges) ........................        6.36%(d)          11.99%         8.89%            (1.00)%(d)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .........................    $  2,991           $  2,573       $ 1,568           $   791
   Ratio of expenses to average net assets ...................        1.50%(e)           1.44%         1.45%             1.55%(e)
   Ratio of net investment income to average net asset........        0.14%(e)           0.19%         0.07%            (0.39)%(e)
   Ratio of expenses to average net assets* ..................        1.77%(e)           1.75%         1.76%             1.89%(e)
   Ratio of net investment income (loss) to average net
     assets *.................................................       (0.13)%(e)         (0.12)%       (0.24)%           (0.73)%(e)
   Portfolio turnover**.......................................       39.39%             77.63%        62.78%            21.00%
   Average commission rate paid (f)...........................    $ 0.0187                 --            --                --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Period from commencement of operations.
(b) On April 4, 1994, the Portfolio issued a series of shares which were designated as "Trust" Shares. In addition, on May 2, 1994, the Portfolio issued a new series of shares which were designated as "Investor" Shares. The financial highlights presented for April 4, 1994 to May 2, 1994 represent financial highlights applicable to the Trust Shares.
(c) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares.
(d)  Not annualized.
(e)  Annualized.
(f) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
INTERNATIONAL EQUITY PORTFOLIO
Investor B Shares

                              Financial Highlights


                                                                                                    Year          March 1, 1995
                                                                            Six Months             Ended               to
                                                                               Ended            November 30,       November 30,
                                                                            May 31, 1997            1996             1995(a)
                                                                           -----------------  ------------------ ----------------
                                                                             Investor B           Investor B         Investor B
                                                                               Shares              Shares              Shares
                                                                           -----------------  ------------------ ----------------
                                                                             (Unaudited)
Net Asset Value, Beginning of Period ......................................  $    11.90           $    10.71        $   9.26
                                                                             ----------           ----------        --------
Investment Activities
   Net investment loss ....................................................       (0.02)               (0.04)          (0.03)
   Net realized and unrealized gains from investments
     and foreign currency..................................................        0.70                 1.23            1.48
                                                                             ----------           ----------        ---------
        Total from Investment Activities ..................................        0.68                 1.19            1.45
                                                                             ----------           ----------        ---------
Distributions
   Net investment income ..................................................          --                   --              --
   In excess of net investment income .....................................       (0.02)                  --              --
   Net realized gains .....................................................       (0.31)                  --              --
   In excess of net realized gains ........................................          --                   --              --
                                                                             ----------           ----------        ---------
        Total Distributions ...............................................       (0.33)                  --              --
                                                                             ----------           ----------        ---------

Net Asset Value, End of Period ............................................  $    12.25           $    11.90        $  10.71
                                                                             ==========           ==========        ========
Total Return (excludes sales charge) ......................................        5.88%(d)            11.11%           8.38%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ......................................  $      521           $      437        $    102
   Ratio of expenses to average net assets ................................        2.20%(c)             2.14%           2.02%(c)
   Ratio of net investment loss to average net assets .....................       (0.54)%(c)           (0.50)%         (0.96)%(c)
   Ratio of expenses to average net assets* ...............................        2.47%(c)             2.46%           2.44%(c)
   Ratio of net investment loss to average net assets* ....................       (0.81)%(c)           (0.82)%         (1.38)%(c)
   Portfolio turnover**....................................................       39.39%               77.63%          62.78%
   Average commission rate paid (e)........................................  $   0.0187                   --              --


-------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Period from commencement of operations.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c) Annualized.
(d) Not annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
INTERNATIONAL EQUITY PORTFOLIO
Trust Shares

                              Financial Highlights

                                                                    Six Months         Years Ended November 30,    April 4, 1994 to
                                                                       Ended         ----------------------------    November 30,
                                                                    May 31, 1997         1996             1995         1994(a)
                                                                  ----------------   -----------      -----------   ---------------
                                                                       Trust            Trust            Trust          Trust
                                                                       Shares           Shares           Shares         Shares
                                                                  ----------------   -----------      -----------   ---------------
                                                                    (Unaudited)

Net Asset Value, Beginning of Period .............................   $    12.12      $    10.79       $     9.92    $    10.00
                                                                     -----------     -----------      -----------   -----------
Investment Activities
   Net investment income .........................................         0.02            0.06             0.03          0.01
   Net realized and unrealized gains from investments
     and foreign currency ........................................         0.75            1.27             0.86         (0.09)
                                                                     -----------     -----------      -----------   -----------
        Total from Investment Activities .........................         0.77            1.33             0.89         (0.08)
                                                                     -----------     -----------      -----------   -----------
Distributions
   Net investment income .........................................        (0.02)             --               --            --
   Net realized gains ............................................        (0.31)             --            (0.01)           --
   Tax return of capital .........................................           --              --            (0.01)           --
                                                                     -----------     -----------      -----------   -----------
        Total Distributions ......................................        (0.33)             --            (0.02)           --
                                                                     -----------     -----------      -----------   -----------
Net Asset Value, End of Period ...................................   $    12.56      $    12.12       $    10.79    $     9.92
                                                                     ===========     ===========      ===========   ===========
Total Return .....................................................         6.59%(b)       12.33%            8.97%        (0.80)%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .............................   $   54,908      $   52,181       $   36,096    $   23,746
   Ratio of expenses to average net assets .......................         1.20%(c)        1.14%            1.16%         1.23%(c)
   Ratio of net investment income to average net assets...........         0.41%(c)        0.51%            0.39%         0.23%(c)
   Ratio of expenses to average net assets* ......................         1.46%(c)        1.45%            1.46%         1.95%(c)
   Ratio of net investment income to average net assets *.........         0.15%(c)        0.20%            0.09%        (0.49)%(c)
   Portfolio turnover**...........................................        39.39%          77.63%           62.78%        21.00%
   Average commission rate paid (d)...............................   $   0.0187              --               --            --

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.



                       See notes to financial statements

THE ARCH FUND, INC.
INTERNATIONAL EQUITY PORTFOLIO
Institutional Shares

                              Financial Highlights


                                                               Six Months            Years Ended November 30,     April 4, 1994 to
                                                                 Ended        -----------------------------------   November 30,
                                                              May 31, 1997         1996               1995            1994(a)
                                                             -------------     -------------      -------------    -------------
                                                             Institutional     Institutional      Institutional    Institutional
                                                                Shares            Shares             Shares           Shares
                                                             -------------     -------------      -------------    -------------
                                                              (Unaudited)
Net Asset Value, Beginning of Period ....................     $    12.03       $    10.75          $   9.90          $   10.00
                                                              -----------      -----------         ---------         ----------
Investment Activities
   Net investment income ................................           0.01             0.01              0.01              (0.01)
   Net realized and unrealized gains from investments
     and foreign currency ...............................           0.73             1.27              0.86              (0.09)
                                                              -----------      -----------         ---------         ----------
        Total from Investment Activities ................           0.74             1.28              0.87              (0.10)
                                                              -----------      -----------         ---------         ----------
Distributions
   Net investment income ................................          (0.01)              --                --                 --
   In excess of net investment income ...................          (0.01)              --                --                 --
   Realized net gains ...................................          (0.31)              --             (0.01)                --
   Total return of capital ..............................             --               --             (0.01)                --
                                                              -----------      -----------         ---------         ----------
   In excess of net realized gains ......................             --               --                --                 --
                                                              -----------      -----------         ---------         ----------
        Total Distributions .............................          (0.33)              --             (0.02)                --
                                                              -----------      -----------         ---------         ----------
Net Asset Value, End of Period ..........................     $    12.44       $    12.03          $  10.75          $    9.90
                                                              ===========      ===========         =========         ==========
Total Return ............................................           6.37%(b)        11.91%             8.78%             (1.00)%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ....................     $    6,619       $    6,059          $  2,159          $     197
   Ratio of expenses to average net assets ..............           1.50%(c)         1.44%             1.44%              1.70%(c)
   Ratio of net investment income to average
     net assets .........................................           0.12%(c)         0.16%             0.13%             (0.48)%(c)
   Ratio of expenses to average net assets* .............           1.76%(c)         1.76%             1.75%              2.17%(c)
   Ratio of net investment loss to average net
      assets*............................................          (0.14)%(c)       (0.16)%           (0.18)%            (0.94)%(c)
   Portfolio turnover**..................................          39.39%           77.63%            62.78%             21.00%
   Average commission rate paid (d)......................     $   0.0187               --                --                 --

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On April 4, 1994, the Portfolio issued a series of shares which were designated as "Trust" Shares. In addition, on April 24, 1994, the Portfolio issued a new series of shares which were designated as "Institutional" Shares. The financial highlights presented for April 4, 1994 to April 24, 1994 represent financial highlights applicable to the Trust Shares.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
EQUITY INCOME
Investor A Shares

                              Financial Highlights

                                                                                            March 7, 1997
                                                                                                 to
                                                                                          May 31, 1997 (a)
                                                                                          ----------------
                                                                                             Investor A
                                                                                               Shares
                                                                                          ----------------
                                                                                            (Unaudited)
Net Asset Value, Beginning of Period ..............................................           $ 10.00
                                                                                              -------
Investment Activities
   Net investment income ..........................................................              0.04
   Net realized and unrealized gains from investments .............................              0.12
                                                                                              -------
        Total from Investment Activities ..........................................              0.16
                                                                                              -------
Distributions
   Net investment income ..........................................................             (0.04)
   In excess of net investment income .............................................             (0.01)
                                                                                              -------
        Total Distributions .......................................................             (0.05)
                                                                                              -------
Net Asset Value, End of Period ....................................................           $ 10.11
                                                                                              =======
Total Return (excludes sales charge) ..............................................              1.58%(b)***

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..............................................           $    41
   Ratio of expenses to average net assets ........................................              0.44%(c)
   Ratio of net investment income to average net assets ...........................              2.32%(c)
   Ratio of expenses to average net assets* .......................................              1.26%(c)
   Ratio of net investment income to average net assets* ..........................              1.50%(c)
   Portfolio turnover**............................................................             26.29%
   Average commission rate paid (d)................................................           $0.0600

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
***  Aggregate since inception.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                       See notes to financial statements

THE ARCH FUND, INC.
EQUITY INCOME
Investor B Shares


                              Financial Highlights




                                                            March 7, 1997
                                                                 to
                                                           May 31, 1997 (a)
                                                           ----------------
                                                             Investor B
                                                               Shares
                                                           ----------------
                                                             (Unaudited)

Net Asset Value, Beginning of Period ......................   $   10.00
                                                              ---------
Investment Activities
   Net investment income ..................................        0.03
   Net realized and unrealized gains from investments .....        0.11
                                                              ---------
        Total from Investment Activities ..................        0.14
                                                              ---------
Distributions
   Net investment income ..................................       (0.02)
                                                              ---------
        Total Distributions ...............................       (0.02)
                                                              ---------
Net Asset Value, End of Period ............................   $   10.12
                                                              =========
Total Return (excludes sales charge) ......................        1.43%(b)***

Ratios/Supplementary Data:
   Net Assets at end of period (000) ......................   $       7
   Ratio of expenses to average net assets ................        1.04%(c)
   Ratio of net investment income to average net assets ...        1.21%(c)
   Ratio of expenses to average net assets* ...............        1.92%(c)
   Ratio of net investment income to average net assets* ..        0.34%(c)
   Portfolio turnover**....................................       26.29%
   Average commission rate paid (d)........................   $  0.0600


-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
EQUITY INCOME
Trust Shares

                              Financial Highlights

                                                                                                 March 7, 1997
                                                                                                      to
                                                                                               May 31, 1997 (a)
                                                                                               ----------------
                                                                                                     Trust
                                                                                                    Shares
                                                                                               ----------------
                                                                                                  (Unaudited)
Net Asset Value, Beginning of Period ................................................              $  10.00
                                                                                                   --------
Investment Activities
   Net investment income ............................................................                  0.05
   Net realized and unrealized gains from investments ...............................                  0.11
                                                                                                   --------
        Total from Investment Activities ............................................                  0.16
                                                                                                   --------
Distributions
   Net investment income ............................................................                 (0.05)
                                                                                                   --------
        Total Distributions .........................................................                 (0.05)
                                                                                                   --------

Net Asset Value, End of Period ......................................................              $  10.11
                                                                                                   ========
Total Return ........................................................................                  1.61%(b)***
Ratios/Supplementary Data:
   Net Assets at end of period (000) ................................................              $119,885
   Ratio of expenses to average net assets ..........................................                  0.14%(c)
   Ratio of net investment income to average net assets .............................                  2.20%(c)
   Ratio of expenses to average net assets* .........................................                  0.67%(c)
   Ratio of net investment income to average net assets* ............................                  1.67%(c)
   Portfolio turnover**..............................................................                 26.29%
   Average commission rate paid (d)..................................................              $ 0.0600

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
EQUITY INCOME
Institutional Shares

                              Financial Highlights

                                                                                           March 7, 1997
                                                                                                to
                                                                                         May 31, 1997 (a)
                                                                                       ----------------------
                                                                                           Institutional
                                                                                              Shares
                                                                                       ----------------------
                                                                                            (Unaudited)
Net Asset Value, Beginning of Period ...........................................            $    10.00
                                                                                            -----------
Investment Activities
   Net investment income .......................................................                  0.04
   Net realized and unrealized gains from investments ..........................                  0.12
                                                                                            -----------
        Total from Investment Activities .......................................                  0.16
                                                                                            -----------
Distributions
   Net investment income .......................................................                 (0.04)
   In excess of net investment income ..........................................                 (0.01)
                                                                                            -----------
        Total Distributions ....................................................                 (0.05)
                                                                                            -----------
Net Asset Value, End of Period .................................................            $    10.11
                                                                                            ===========
Total Return (excludes sales charge) ...........................................                  1.61%(b)***

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........................................            $        1
   Ratio of expenses to average net assets .....................................                  1.05%(c)
   Ratio of net investment income to average net assets ........................                  1.76%(c)
   Ratio of expenses to average net assets* ....................................                  1.50%(c)
   Ratio of net investment income to average net assets* .......................                  1.31%(c)
   Portfolio turnover**.........................................................                 26.29%
   Average commission rate paid (d).............................................            $   0.0600

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
EQUITY INDEX
Investor A Shares

                              Financial Highlights

                                                                                             May 1, 1997
                                                                                                 to
                                                                                          May 31, 1997 (a)
                                                                                          ----------------
                                                                                             Investor A
                                                                                               Shares
                                                                                          ----------------
                                                                                             (Unaudited)
Net Asset Value, Beginning of Period ............................................              $ 10.00
                                                                                           -----------
Investment Activities
   Net investment income ........................................................                 0.02
   Net realized and unrealized gains from investments ...........................                 0.59
                                                                                           -----------
        Total from Investment Activities ........................................                 0.61
                                                                                           -----------
Distributions
   Net investment income ........................................................                (0.02)
                                                                                           -----------
        Total Distributions .....................................................                (0.02)
                                                                                           -----------
Net Asset Value, End of Period ..................................................              $ 10.59
                                                                                           ===========
Total Return (excludes sales charge) ............................................                 6.08%(b)***
Ratios/Supplementary Data:
   Net Assets at end of period (000) ............................................              $     2
   Ratio of expenses to average net assets ......................................                 0.69%(c)
   Ratio of net investment income to average net assets .........................                 2.39%(c)
   Ratio of expenses to average net assets* .....................................                 1.22%(c)
   Ratio of net investment income to average net assets* ........................                 1.86%(c)
   Portfolio turnover**..........................................................                 0.20%
   Average commission rate paid (d)..............................................              $0.0200

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                       See notes to financial statements

THE ARCH FUND, INC.
EQUITY INDEX
Trust Shares

                              Financial Highlights

                                                                                           May 1, 1997
                                                                                               to
                                                                                        May 31, 1997 (a)
                                                                                        ----------------
                                                                                              Trust
                                                                                             Shares
                                                                                        ----------------
                                                                                           (Unaudited)
Net Asset Value, Beginning of Period ............................................          $    10.00
                                                                                           -----------
Investment Activities
   Net investment income ........................................................                0.02
   Net realized and unrealized gains from investments ...........................                0.59
                                                                                           -----------
        Total from Investment Activities ........................................                0.61
                                                                                           -----------
Distributions
   Net investment income ........................................................               (0.02)
                                                                                           -----------
        Total Distributions .....................................................               (0.02)
                                                                                           -----------
Net Asset Value, End of Period ..................................................          $    10.59
                                                                                           ===========
Total Return ....................................................................                6.10%(b)***
Ratios/Supplementary Data:
   Net Assets at end of period (000) ............................................          $   26,637
   Ratio of expenses to average net assets ......................................                0.33%(c)
   Ratio of net investment income to average net assets .........................                2.77%(c)
   Ratio of expenses to average net assets* .....................................                0.43%(c)
   Ratio of net investment income to average net assets* ........................                2.67%(c)
   Portfolio turnover**..........................................................                0.20%
   Average commission rate paid (d)..............................................          $   0.0200

-------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                       See notes to financial statements

THE ARCH FUND, INC.
EQUITY INDEX
Institutional Shares

                              Financial Highlights




                                                                            May 1, 1997
                                                                                to
                                                                          May 31, 1997 (a)
                                                                         ------------------
                                                                           Institutional
                                                                              Shares
                                                                         ------------------
Net Asset Value, Beginning of Period .................................       $   10.00
                                                                             ----------
Investment Activities
   Net investment income .............................................            0.02
   Net realized and unrealized gains from investments ................            0.59
                                                                             ----------
       Total from Investment Activities ..............................            0.61
                                                                             ----------
Distributions
   Net investment income .............................................           (0.02)
                                                                             ----------
       Total Distributions ...........................................           (0.02)
                                                                             ----------
Net Asset Value, End of Period .......................................       $   10.59
                                                                             ==========
Total Return .........................................................            6.10%(b)***

Ratios/Supplementary Data:
   Net Assets at end of period (000) .................................       $       1
   Ratio of expenses to average net assets ...........................            0.35%(c)
   Ratio of net investment income to average net assets ..............            2.75%(c)
   Ratio of expenses to average net assets* ..........................            1.05%(c)
   Ratio of net investment income to average net assets* .............            2.05%(c)
   Portfolio turnover**...............................................            0.20%
   Average commission rate paid (d)...................................       $  0.0200

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
***  Aggregate since inception.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.



                       See notes to financial statements

THE ARCH FUND, INC.
BALANCED PORTFOLIO
Investor A Shares

                              Financial Highlights




                                                                                                                    April 1, 1993
                                                         Six Months            Years Ended November 30,                   to
                                                           Ended        -----------------------------------------    November 30,
                                                        May 31, 1997        1996            1995        1994 (a)       1993 (b)
                                                      ----------------  ------------    ------------   ----------  ---------------
                                                        Investor A      Investor A      Investor A     Investor        Investor
                                                          Shares          Shares          Shares        Shares          Shares
                                                      ----------------  ------------    ------------   ----------  ---------------
                                                         (Unaudited)
Net Asset Value, Beginning of Period ................     $  12.58       $   11.65        $  9.61       $ 10.22         $ 10.00
                                                          ---------      ----------       --------      --------        --------
Investment Activities
   Net investment income ............................         0.16            0.32           0.32          0.28            0.23
   Net realized and unrealized gains (losses) from
     investments ....................................         0.49            1.34           2.02         (0.47)           0.15
                                                          ---------      ----------       --------      --------        --------
       Total from Investment Activities .............         0.65            1.66           2.34         (0.19)           0.38
                                                          ---------      ----------       --------      --------        --------
Distributions
   Net investment income ............................        (0.16)          (0.31)         (0.30)        (0.29)          (0.16)
   In excess of net investment income ...............        (0.08)             --             --            --              --
   Net realized gains ...............................        (0.49)          (0.42)            --            --              --
   In excess of net realized gains ..................        (0.22)             --             --         (0.13)             --
                                                          ---------      ----------       --------      --------        --------
       Total Distributions ..........................        (0.95)          (0.73)         (0.30)        (0.42)          (0.16)
                                                          ---------      ----------       --------      --------        --------
Net Asset Value, End of Period ......................     $  12.28       $   12.58        $ 11.65       $  9.61         $ 10.22
                                                          =========      ==========       ========      ========        ========
Total Return (excludes sales charge) ................         5.59%(c)       15.10%         24.85%        (1.91)%          3.86%(c)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ................     $  9,707       $   9,328        $ 8,348       $ 7,321         $ 1,978
   Ratio of expenses to average net assets ..........         1.27%(d)        1.27%          1.27%         1.27%           0.56%(d)
   Ratio of net investment income to average net
     assets .........................................         2.72%(d)        2.79%          2.98%         2.77%           3.42%(d)
   Ratio of expenses to average net assets* .........         1.37%(d)        1.37%          1.37%         1.39%           1.21%(d)
   Ratio of net investment income  to average net
     assets* ........................................         2.62%(d)        2.69%          2.88%         2.65%           2.77%(d)
   Portfolio turnover **.............................        28.56%          85.16%         58.16%        49.00%          26.00%
   Average commission rate paid (e)..................     $ 0.0600              --             --            --              --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b)  Period from commencement of operations.
(c)  Not annualized.
(d)  Annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
BALANCED PORTFOLIO
Investor B Shares

                             Financial Highlights


                                                                                            Year            March 1,
                                                                      Six Months           Ended             1995 to
                                                                         Ended          November 30,      November 30,
                                                                     May 31, 1997           1996            1995 (a)
                                                                    ----------------  -----------------  ----------------
                                                                       Investor B        Investor B         Investor B
                                                                         Shares            Shares             Shares
                                                                    ----------------  -----------------  ----------------
                                                                      (Unaudited)
Net Asset Value, Beginning of Period ..............................     $  12.49          $  11.59           $ 10.13
                                                                        --------          --------           -------
Investment Activities
   Net investment income ..........................................         0.13              0.25              0.22
   Net realized and unrealized gains from investments .............         0.47              1.33              1.44
                                                                        --------          --------           -------
       Total from Investment Activities ...........................         0.60              1.58              1.66
                                                                        --------          --------           -------
Distributions
   Net investment income ..........................................        (0.13)            (0.26)            (0.20)
   In excess of net investment income .............................        (0.07)               --                --
   Net realized gains .............................................        (0.47)            (0.42)               --
   In excess of net realized gains ................................        (0.24)               --                --
                                                                        --------          --------           -------
       Total Distributions ........................................        (0.91)            (0.68)            (0.20)
                                                                        --------          --------           -------
Net Asset Value, End of Period ....................................     $  12.18          $  12.49           $ 11.59
                                                                        ========          ========           =======
Total Return (excludes sales charge) ..............................         5.21%(e)         14.35%            23.92%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..............................     $    450          $    321           $    36
   Ratio of expenses to average net assets ........................         1.97%(c)          1.96%             1.93%(c)
   Ratio of net investment income to average net assets ...........         2.02%(c)          2.09%             2.28%(c)
   Ratio of expenses to average net assets* .......................         2.07%(c)          2.06%             2.03%(c)
   Ratio of net investment income to average net assets* ..........         1.92%(c)          1.99%             2.18%(c)
   Portfolio turnover**............................................        28.56%            85.16%            58.16%
   Average commission rate paid (d)................................     $ 0.0600                --                --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio authorized the issuance of a series of shares designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30,
     1995.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.
(e)  Not annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
BALANCED PORTFOLIO
Trust Shares

                             Financial Highlights



                                                                                                                 April 1, 1993
                                                  Six Months               Years Ended November 30,                    to
                                                    Ended        --------------------------------------------     November 30,
                                                 May 31, 1997          1996            1995            1994         1993 (a)
                                               ----------------  ---------------  --------------    ----------  -----------------
                                                    Trust            Trust            Trust           Trust          Trust
                                                    Shares           Shares          Shares          Shares          Shares
                                               ----------------  ---------------  --------------    ----------  -----------------
                                                 (Unaudited)
Net Asset Value, Beginning of Period .......       $  12.58        $  11.64          $    9.62        $  10.22       $   10.00
                                                   --------        --------          ---------        --------       ---------
Investment Activities
   Net investment income ...................           0.21            0.37               0.34            0.29            0.23
   Net realized and unrealized gains
     (losses) from investments .............           0.46            1.34               2.02           (0.47)           0.15
                                                   --------        --------          ---------        --------       ---------
       Total from Investment Activities ....           0.67            1.71               2.36           (0.18)           0.38
                                                   --------        --------          ---------        --------       ---------
Distributions
   Net investment income ...................          (0.21)          (0.35)             (0.34)          (0.29)          (0.16)
   In excess of net investment income ......          (0.05)             --                 --              --              --
   Net realized gains ......................          (0.46)          (0.42)                --              --              --
   In excess of net realized gains .........          (0.25)             --                 --           (0.13)             --
                                                   --------        --------          ---------        --------       ---------
       Total Distributions .................          (0.97)          (0.77)             (0.34)          (0.42)          (0.16)
                                                   --------        --------          ---------        --------       ---------
Net Asset Value, End of Period .............       $  12.28        $  12.58          $   11.64        $   9.62       $   10.22
                                                   ========        ========          =========        ========       =========
Total Return ...............................           5.74%(b)       15.56%             24.97%          (1.81)%         (3.86)%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .......       $ 46,138        $ 61,821          $  72,669        $ 65,288       $  69,720
   Ratio of expenses to average net assets             0.97%(c)        0.97%              0.98%           0.97%           0.56%(c)
   Ratio of net investment income to
     average net assets ....................           3.03%(c)        3.08%              3.29%           3.04%           3.42%(c)
   Ratio of expenses to average net assets*
                                                       1.07%(c)        1.07%              1.08%           1.39%           1.21%(c)
   Ratio of net investment income to
     average net assets income to average
     net assets *...........................           2.93%(c)        2.98%              3.19%           2.63%           2.77%(c)
   Portfolio turnover**.....................          28.56%          85.16%             58.16%          49.00%          26.00%
   Average commission rate paid (d).........       $ 0.0600              --                 --              --              --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
BALANCED PORTFOLIO
Institutional Shares

                              Financial Highlights

                                                                                                                   April 1, 1993
                                                      Six Months             Years Ended November 30,                  to
                                                         Ended      -------------------------------------------    November 30,
                                                     May 31, 1997         1996            1995        1994 (a)       1993 (b)
                                                   ---------------- ---------------  --------------  ----------  -----------------
                                                       Investor      Institutional   Institutional    Investor       Investor
                                                        Shares           Shares         Shares         Shares         Shares
                                                   ---------------- ---------------  --------------  ----------  -----------------
                                                      (Unaudited)
Net Asset Value, Beginning of Period .............     $  12.54        $  11.62        $    9.60     $  10.22         $ 10.00
                                                       ---------       ---------       ----------    ---------        --------
Investment Activities
   Net investment income .........................         0.16            0.32             0.31         0.28            0.23
   Net realized and unrealized gains (losses)
     from investments ............................         0.50            1.34             2.02        (0.48)           0.15
                                                       ---------       ---------       ----------    ---------        --------
       Total from Investment Activities ..........         0.66            1.66             2.33        (0.20)           0.38
                                                       ---------       ---------       ----------    ---------        --------
Distributions
   Net investment income .........................        (0.16)          (0.32)           (0.31)       (0.29)          (0.16)
   In excess of net investment income ............        (0.08)             --               --           --              --
   Net realized gains ............................        (0.50)          (0.42)              --           --              --
   In excess of net realized gains ...............        (0.21)             --               --        (0.13)             --
                                                       ---------       ---------       ----------    ---------        --------
       Total Distributions .......................        (0.95)          (0.74)           (0.31)       (0.42)          (0.16)
                                                       ---------       ---------       ----------    ---------        --------
Net Asset Value, End of Period ...................     $  12.25        $  12.54        $   11.62     $   9.60         $ 10.22
                                                       =========       =========       ==========    =========        ========
Total Return .....................................         5.70%(c)       15.08%           24.67%       (2.00)%          3.86%(c)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .............     $ 60,643        $ 54,731        $  36,827     $ 22,723         $ 1,978
   Ratio of expenses to average net assets .......         1.27%(d)        1.27%            1.27%        1.27%           0.56%(d)
   Ratio of net investment income to average net
     assets ......................................         2.71%(d)        2.78%            2.97%        2.77%           3.42%(d)
   Ratio of expenses to average net assets* ......         1.37%(d)        1.37%            1.37%        1.40%           1.21%(d)
   Ratio of net investment income income to
     average net assets* .........................         2.61%(d)        2.68%            2.87%        2.64%           2.77%(d)
   Portfolio turnover**...........................        28.56%          85.16%           58.16%       49.00%          26.00%
   Average commission rate paid (e)...............     $ 0.0600        $ 0.0599               --           --              --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Period from commencement of operations.
(b) The Balanced Portfolio issued a series of shares designated as "Investor" Shares on April 1, 1993. In addition, on January 3, 1994, the Portfolio issued a new series of shares designated as "Institutional" Shares. The financial highlights presented for periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.
(c)  Not annualized.
(d)  Annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.


                       See notes to financial statements

THE ARCH FUND, INC.
GOVERNMENT & CORPORATE BOND PORTFOLIO
Investor A Shares

                              Financial Highlights



                                                               Six Months                  Years Ended November 30,
                                                                 Ended        --------------------------------------------------
                                                              May 31, 1997       1996          1995        1994(a)        1993
                                                              ------------    ----------    ----------    --------      --------
                                                               Investor A     Investor A    Investor A    Investor      Investor
                                                                 Shares         Shares        Shares       Shares        Shares
                                                              ------------    ----------    ----------    --------      --------
                                                              (Unaudited)
Net Asset Value, Beginning of Period ......................     $ 10.34        $   10.53      $  9.64      $ 10.65       $ 10.26
                                                                -------        ---------      -------      -------       -------
Investment Activities
   Net investment income ..................................        0.28             0.64         0.61         0.60          0.64
   Net realized and unrealized gains (losses) from
     investments ..........................................       (0.30)           (0.19)        0.89        (0.94)         0.39
                                                                -------        ---------      -------      -------       -------
       Total from Investment Activities ...................       (0.02)            0.45         1.50        (0.34)         1.03
                                                                -------        ---------      -------      -------       -------
Distributions
   Net investment income ..................................       (0.28)           (0.64)       (0.61)       (0.60)        (0.64)
   In excess of net investment income .....................          --               --           --        (0.07)           --
                                                                -------        ---------      -------      -------       -------
       Total Distributions ................................       (0.28)           (0.64)       (0.61)       (0.67)        (0.64)
                                                                -------        ---------      -------      -------       -------
Net Asset Value, End of Period ............................     $ 10.04        $   10.34      $ 10.53      $  9.64       $ 10.65
                                                                =======        =========      =======      =======       =======
Total Return (excludes sales charge) ......................       (0.14)%(b)        4.51%       15.98%       (3.32)%       10.23%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ......................     $ 4,607        $   4,915      $ 5,496      $ 5,167       $ 3,737
   Ratio of expenses to average net assets ................        0.95%(c)         0.95%        0.95%        0.95%         0.95%
   Ratio of net investment income to average net assets....        5.64%(c)         6.06%        6.03%        6.00%         6.00%
   Ratio of expenses to average net assets* ...............        1.05%(c)         1.05%        1.05%        1.05%         1.05%
   Ratio of net investment income to average net assets* ..        5.54%(c)         5.96%        5.93%        5.90%         5.90%
   Portfolio turnover**....................................       76.99%          149.20%       59.32%       50.00%        31.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b)  Not annualized.
(c)  Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
GOVERNMENT & CORPORATE BOND PORTFOLIO
Investor B Shares

                              Financial Highlights



                                                                                                Year           March 1, 1995
                                                                           Six Months          Ended                to
                                                                              Ended         November 30,       November 30,
                                                                          May 31, 1997          1996             1995 (a)
                                                                        ----------------  -----------------  ----------------
                                                                           Investor B        Investor B         Investor B
                                                                            Shares             Shares             Shares
                                                                        ----------------  -----------------  ----------------
                                                                          (Unaudited)
Net Asset Value, Beginning of Period ...................................    $ 10.34           $  10.53           $  9.92
                                                                            -------           --------           -------
Investment Activities
   Net investment income ...............................................       0.25               0.57              0.38
   Net realized and unrealized losses from investments .................      (0.29)             (0.19)             0.61
                                                                            -------           --------           -------
       Total from Investment Activities ................................      (0.04)              0.38              0.99
                                                                            -------           --------           -------
Distributions
   Net investment income ...............................................      (0.25)             (0.57)            (0.38)
                                                                            -------           --------           -------
       Total Distributions .............................................      (0.25)             (0.57)            (0.38)
                                                                            -------           --------           -------
Net Asset Value, End of Period .........................................    $ 10.05           $  10.34           $ 10.53
                                                                            =======           ========           =======
Total Return (excludes sales charge) ...................................      (0.38)%(d)          3.79%            15.27%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...................................    $   576           $    511           $   106
   Ratio of expenses to average net assets .............................       1.65%(c)           1.65%             1.65%(c)
   Ratio of net investment income to average net assets ................       4.92%(c)           5.37%             5.19%(c)
   Ratio of expenses to average net assets* ............................       1.75%(c)           1.75%             1.75%(c)
   Ratio of net investment income to average net assets * ..............       4.82%(c)           5.27%             5.09%(c)
   Portfolio turnover**.................................................      76.99%            149.20%            59.32%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c)  Annualized.
(d)  Not annualized.


                       See notes to financial statements

THE ARCH FUND, INC.

GOVERNMENT & CORPORATE BOND PORTFOLIO
Trust Shares

                              Financial Highlights


                                                      Six Months                        Years Ended November 30,
                                                        Ended          ----------------------------------------------------------
                                                    May 31, 1997          1996           1995           1994             1993
                                                    --------------     -----------    -----------     -----------     -----------
                                                       Trust              Trust          Trust          Trust            Trust
                                                       Shares             Shares         Shares         Shares           Shares
                                                   --------------      -----------    -----------     -----------     -----------
                                                    (Unaudited)
Net Asset Value, Beginning of Period ...........     $   10.34        $    10.53      $     9.64      $    10.65      $    10.26
                                                     ---------        ----------      ----------      ----------      ----------
Investment Activities
   Net investment income .......................          0.30              0.67            0.64            0.63            0.68
   Net realized and unrealized gains (losses)
     from investments ..........................         (0.30)            (0.19)           0.89           (0.94)           0.39
                                                     ---------        ----------      ----------      ----------      -----------
       Total from Investment Activities ........            --              0.48            1.53           (0.31)           1.07
                                                     ---------        ----------      ----------      ----------      -----------
Distributions
   Net investment income .......................         (0.30)            (0.67)          (0.64)          (0.63)          (0.68)
   In excess of net realized gains .............            --                --              --           (0.07)             --
                                                     ---------        ----------      ----------      ----------      -----------
       Total Distributions .....................         (0.30)            (0.67)          (0.64)          (0.70)          (0.68)
                                                     ---------        ----------      ----------      ----------      -----------
Net Asset Value, End of Period .................     $   10.04        $    10.34      $    10.53      $     9.64      $    10.65
                                                     =========        ==========      ==========      ==========      ==========
Total Return ...................................          0.01%(a)          4.82%          16.31%          (3.03)%         10.55%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...........     $ 141,221        $  141,440      $  127,741      $  132,577      $  149,674
   Ratio of expenses to average net assets .....          0.65%(b)          0.65%           0.65%           0.65%           0.65%
   Ratio of net investment income to average
     net assets ................................          5.93%(b)          6.36%           6.32%           6.25%           6.32%
   Ratio of expenses to average net assets* ....          0.75%(b)          0.75%           0.75%           1.05%           0.88%
   Ratio of net investment income to average
     net assets* ...............................          5.83%(b)          6.26%           6.22%           5.85%           6.09%
   Portfolio turnover**.........................         76.99%           149.20%          59.32%          50.00%          31.00%


------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Not annualized.
(b)  Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.

GOVERNMENT & CORPORATE BOND PORTFOLIO
Institutional Shares

                              Financial Highlights


                                                            Six Months                    Years Ended November 30,
                                                               Ended       ------------------------------------------------------
                                                            May 31,1997          1996           1995          1994(a)       1993
                                                           --------------  -------------- -------------- -------------- ----------
                                                           Institutional   Institutional  Institutional  Institutional  Investor
                                                              Shares          Shares         Shares         Shares       Shares
                                                           --------------  -------------- -------------- -------------- ----------
                                                             (Unaudited)
Net Asset Value, Beginning of Period ..................     $  10.34        $   10.53         $  9.64      $ 10.65       $ 10.26
                                                            --------        ---------         -------      -------       -------
Investment Activities
   Net investment income ..............................         0.28             0.64            0.61         0.60          0.64
   Net realized and unrealized gains (losses) from
     investments ......................................        (0.30)           (0.19)           0.89        (0.94)         0.39
                                                            --------        ---------         -------      -------       --------
       Total from Investment Activities ...............        (0.02)            0.45            1.50        (0.34)         1.03
                                                            --------        ---------         -------      -------       --------
Distributions
   Net investment income ..............................        (0.28)           (0.64)          (0.61)       (0.60)        (0.64)
   In excess of net realized gains ....................           --               --              --        (0.07)           --
                                                            --------        ---------         -------      -------       --------
       Total Distributions ............................        (0.28)           (0.64)          (0.61)       (0.67)        (0.64)
                                                            --------        ---------         -------      -------       --------
Net Asset Value, End of Period ........................     $  10.04        $   10.34         $ 10.53      $  9.64       $ 10.65
                                                            ========        =========         =======      =======       =======
Total Return ..........................................        (0.14)%(b)        4.51%          15.98%       (3.32)%       10.23%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ..................     $ 15,608        $  14,875         $ 9,413      $ 5,965       $ 3,737
   Ratio of expenses to average net assets ............         0.95%(c)         0.95%           0.95%        0.96%         0.95%
   Ratio of net investment income to average net
     assets ...........................................         5.63%(c)         6.06%           6.01%        6.03%         6.00%
   Ratio of expenses to average net assets* ...........         1.05%(c)         1.05%           1.05%        1.07%         1.05%
   Ratio of net investment income to average net
     assets * .........................................         5.53%(c)         5.96%           5.91%        5.92%         5.90%
   Portfolio turnover**................................        76.99%          149.20%          59.32%       50.00%        31.00%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On January 3, 1994, the Portfolio issued a new series of shares which were designated as "Institutional" Shares. The financial highlights presented for the periods prior to January 3, 1994 represent financial highlights applicable to the Investor Shares.
(b)  Not annualized.
(c)  Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
U.S. GOVERNMENT SECURITIES PORTFOLIO
Investor A Shares

                              Financial Highlights


                                                               Six Months                  Years Ended November 30,
                                                                  Ended        ---------------------------------------------------
                                                              May 31, 1997         1996         1995        1994(a)        1993
                                                             ----------------  ------------ ------------ ------------   ----------
                                                                Investor A      Investor A   Investor A   Investor A     Investor
                                                                  Shares          Shares       Shares       Shares        Shares
                                                             ----------------  ------------ ------------ ------------   ----------
                                                               (Unaudited)
Net Asset Value, Beginning of Period ........................    $ 10.67         $ 10.85      $ 10.05      $ 11.20       $ 10.80
                                                                 --------        --------     --------     --------      --------
Investment Activities
   Net investment income ....................................       0.30            0.62         0.64         0.61          0.59
   Net realized and unrealized gains (losses) from
     investments ............................................      (0.19)          (0.15)        0.80        (1.00)         0.47
                                                                 --------        --------     --------     --------      --------
       Total from Investment Activities .....................       0.11            0.47         1.44        (0.39)         1.06
                                                                 --------        --------     --------     --------      --------
Distributions
   Net investment income ....................................      (0.29)          (0.62)       (0.64)       (0.61)        (0.59)
   In excess of net investment income .......................         --           (0.03)          --           --            --
   Net realized gains .......................................         --              --           --           --         (0.07)
   In excess of net realized gains ..........................         --              --           --        (0.18)           --
                                                                 --------        --------     --------     --------      --------
       Total Distributions ..................................      (0.29)          (0.65)       (0.64)       (0.79)        (0.66)
                                                                 --------        --------     --------     --------      --------
Net Asset Value, End of Period ..............................    $ 10.49         $ 10.67      $ 10.85      $ 10.05       $ 11.20
                                                                 ========        ========     ========     ========      ========
Total Return (excludes sales charges) .......................       1.11%(b)        4.57%       14.66%       (3.14)%       10.03%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ........................    $ 5,349         $ 7,153      $ 8,179      $ 9,631       $ 9,567
   Ratio of expenses to average net assets ..................       0.96%(c)        0.97%        0.97%        0.96%         0.97%
   Ratio of net investment income to average net assets .....       5.63%(c)        5.82%        6.05%        5.98%         5.25%
   Ratio of expenses to average net assets* .................       1.06%(c)        1.07%        1.07%        1.06%         1.08%
   Ratio of net investment income to average net assets* ....       5.53%(c)        5.72%        5.95%        5.88%         5.14%
   Portfolio turnover**......................................      78.33%          53.76%       93.76%       50.00%        24.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b)  Not annualized.
(c)  Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
U.S. GOVERNMENT SECURITIES PORTFOLIO
Investor B Shares

                             Financial Highlights

                                                                                                Year           March 1, 1995
                                                                            Six Months          Ended                to
                                                                               Ended         November 30,       November 30,
                                                                           May 31, 1997          1996             1995 (a)
                                                                           ------------      ------------      --------------
                                                                            Investor B        Investor B         Investor B
                                                                              Shares            Shares             Shares
                                                                           ------------      ------------      --------------
                                                                            (Unaudited)
Net Asset Value, Beginning of Period ....................................     $ 10.66           $ 10.84           $ 10.34
                                                                              -------           -------           -------
Investment Activities
  Net investment income .................................................        0.26              0.55              0.31
  Net realized and unrealized losses from investments ...................       (0.18)            (0.15)             0.50
                                                                              -------           -------           -------
      Total from Investment Activities ..................................        0.08              0.40              0.81
                                                                              -------           -------           -------
Distributions
  Net investment income .................................................       (0.26)            (0.55)            (0.31)
  Net realized gains ....................................................          --             (0.03)               --
                                                                              -------           -------           -------
      Total Distributions ...............................................       (0.26)            (0.58)            (0.31)
                                                                              -------           -------           -------
Net Asset Value, End of Period ..........................................     $ 10.48           $ 10.66           $ 10.84
                                                                              =======           =======           =======
Total Return (excludes sales charge) ....................................        0.75%(c)          3.85%            12.85%(b)

Ratios/Supplementary Data:
  Net Assets at end of period (000) .....................................     $   413           $   359           $    41
  Ratio of expenses to average net assets ...............................        1.66%(d)          1.66%             1.68%(d)
  Ratio of net investment income to average net assets ..................        4.92%(d)          5.06%             5.37%(d)
  Ratio of expenses to average net assets* ..............................        1.76%(d)          1.76%             1.78%(d)
  Ratio of net investment income to average net assets* .................        4.82%(d)          4.96%             5.27%(d)
  Portfolio turnover** ..................................................       78.33%            53.76%            93.76%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Period from commencement of operations. On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b) Represents total return for the Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for the Investor B Shares from March 1, 1995 to November 30, 1995.
(c)  Not annualized.
(d)  Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
U.S. GOVERNMENT SECURITIES PORTFOLIO
Trust Shares

                             Financial Highlights


                                                          Six Months                       Years Ended November 30,
                                                             Ended          ----------------------------------------------------
                                                         May 31, 1997         1996          1995           1994           1993
                                                         ------------       --------      --------       --------       --------
                                                            Trust             Trust         Trust         Trust           Trust
                                                            Shares           Shares        Shares         Shares         Shares
                                                         ------------       --------      --------       --------       --------
                                                          (Unaudited)

Net Asset Value, Beginning of Period .................     $  10.67         $  10.85      $  10.05       $  11.20       $  10.80
                                                           --------         --------      --------       --------       --------
Investment Activities
  Net investment income ..............................         0.31             0.66          0.67           0.66           0.62
  Net realized and unrealized gains (losses) from
    investments ......................................        (0.18)           (0.15)         0.80          (0.97)          0.47
                                                           --------         --------      --------       --------       --------
      Total from Investment Activities ...............         0.13             0.51          1.47          (0.31)          1.09
                                                           --------         --------      --------       --------       --------
Distributions
  Net investment income ..............................        (0.31)           (0.66)        (0.67)         (0.66)         (0.62)
  Net realized gains .................................           --               --            --             --          (0.07)
  In excess of net realized gains ....................           --            (0.03)           --          (0.18)            --
                                                           --------         --------      --------       --------       --------
      Total Distributions ............................        (0.31)           (0.69)        (0.67)         (0.84)         (0.69)
                                                           --------         --------      --------       --------       --------
Net Asset Value, End of Period .......................     $  10.49         $  10.67      $  10.85       $  10.05       $  11.20
                                                           ========         ========      ========       ========       ========
Total Return .........................................         1.26%(a)         4.88%        15.00%         (2.85)%        10.36%

Ratios/Supplementary Data:
  Net Assets at end of period (000) ..................     $ 69,406         $ 60,079      $ 45,513       $ 33,166       $ 35,121
  Ratio of expenses to average net assets ............         0.66%(b)         0.67%         0.67%          0.66%          0.67%
  Ratio of net investment income to average net
    assets ...........................................         5.91%(b)         6.10%         6.36%          6.25%          5.57%
  Ratio of expenses to average net assets* ...........         0.76%(b)         0.77%         0.77%          1.06%          0.91%
  Ratio of net investment income to average net
    assets * .........................................         5.81%(b)         6.00%         6.26%          5.85%          5.33%
  Portfolio turnover** ...............................        78.33%           53.67%        93.76%         50.00%         24.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Not annualized.
(b) Annualized.

                       See notes to financial statements

THE ARCH FUND, INC.
U.S. GOVERNMENT SECURITIES PORTFOLIO
Institutional Shares

                              Financial Highlights


                                                            Six Months                    Years Ended November 30,
                                                               Ended       ------------------------------------------------------
                                                            May 31,1997         1996            1995        1994(a)        1993
                                                           --------------  --------------  -------------- ----------    ----------
                                                           Institutional   Institutional   Institutional   Investor      Investor
                                                              Shares          Shares          Shares        Shares        Shares
                                                           --------------  --------------  -------------- ----------    ----------
                                                            (Unaudited)
Net Asset Value, Beginning of Period .....................    $ 10.64        $ 10.82          $ 10.02      $ 11.20       $ 10.80
                                                              -------        -------          -------      -------       -------
Investment Activities
   Net investment income .................................       0.27           0.62             0.63         0.61          0.59
   Net realized and unrealized gains (losses) from
     investments .........................................      (0.17)         (0.15)            0.80        (1.00)         0.47
                                                              -------        -------          -------      -------       -------
       Total from Investment Activities ..................       0.10           0.47             1.43        (0.39)         1.06
                                                              -------        -------          -------      -------       -------
Distributions
   Net investment income .................................      (0.27)         (0.62)           (0.63)       (0.61)        (0.59)
   In excess of net investment income ....................      (0.02)            --               --        (0.18)           --
   Net realized gains ....................................         --             --               --           --         (0.07)
   In excess of net realized gains .......................         --          (0.03)              --           --            --
                                                              -------        -------          -------      -------       -------
       Total Distributions ...............................      (0.29)         (0.65)           (0.63)       (0.79)        (0.66)
                                                              -------        -------          -------      -------       -------
Net Asset Value, End of Period ...........................    $ 10.45        $ 10.64          $ 10.82      $ 10.02       $ 11.20
                                                              =======        =======          =======      =======       =======
Total Return .............................................       1.01%(b)       4.55%           14.69%       (3.46)%       10.03%

Ratios/Supplementary Data:
   Net Assets at end of period (000) .....................    $ 6,766        $ 2,232          $   667      $    51       $ 9,567
   Ratio of expenses to average net assets ...............       0.96%(c)       0.96%            0.97%        0.95%         0.97%
   Ratio of net investment income to average net assets ..       5.59%(c)       5.75%            5.91%        6.54%         5.25%
   Ratio of expenses to average net assets* ..............       1.06%(c)       1.06%            1.07%        1.16%         1.08%
   Ratio of net investment income to average net assets* .       5.49%(c)       5.65%            5.81%        6.33%         5.14%
   Portfolio turnover**...................................      78.33%         53.76%           93.76%       50.00%        24.00%


------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) As of December 1, 1990, the Portfolio designated the existing series of shares as "Investor" Shares. In addition, on June 7, 1994, the Portfolio issued a new series of shares designated as "Institutional" Shares. The financial highlights presented for periods prior to June 7, 1994 represent financial highlights applicable to the Investor Shares.
(b)  Not annualized.
(c)  Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO
Investor A Shares

                             Financial Highlights

                                                                                                 Year          July 10, 1995
                                                                            Six Months           Ended              to
                                                                               Ended          November 30,      November 30,
                                                                           May 31, 1997           1996           1995 (a)
                                                                         ----------------   ----------------  ----------------
                                                                           Investor A          Investor A       Investor  A
                                                                             Shares             Shares            Shares
                                                                         ----------------   ----------------  ----------------
                                                                            (Unaudited)
Net Asset Value, Beginning of Period .................................       $ 10.08           $ 10.08            $ 10.00
                                                                             ---------         ---------          --------
Investment Activities
   Net investment income .............................................          0.19              0.40                 --
   Net realized and unrealized losses from investments ...............         (0.07)               --               0.08
                                                                             ---------         ---------          --------
       Total from Investment Activities ..............................          0.12              0.40               0.08
                                                                             ---------         ---------          --------
Distributions
   Net investment income .............................................         (0.19)            (0.40)                --
                                                                             ---------         ---------          --------
       Total Distributions ...........................................         (0.19)            (0.40)                --
                                                                             ---------         ---------          --------
Net Asset Value, End of Period .......................................       $ 10.01           $ 10.08            $ 10.08
                                                                             =========         =========          ========
Total Return (excludes sales charges) ................................          1.20%(b)          4.02%              0.80%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .................................       $    31           $    51(c)              --(c)
   Ratio of expenses to average net assets ...........................          0.61%(d)          0.56%              0.00%(d)
   Ratio of net investment income to average net assets ..............          3.80%(d)          3.83%              0.00%(d)
   Ratio of expenses to average net assets* ..........................          1.21%(d)          1.26%              0.00%(d)
   Ratio of net investment income to average net assets* .............          3.20%(d)          3.13%              0.00%(d)
   Portfolio turnover** ..............................................          0.00%             0.00%              0.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c) Only one Investor A Share, worth $10.08, was outstanding as of November 30, 1995.
(d)  Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO
Trust Shares

                              Financial Highlights

                                                                                                Year           July 10, 1995
                                                                         Six Months            Ended                to
                                                                           Ended            November 30,       November 30,
                                                                        May 31, 1997            1996             1995 (a)
                                                                       ---------------    ----------------    ----------------
                                                                           Trust               Trust               Trust
                                                                           Shares              Shares              Shares
                                                                       ---------------    ----------------    ----------------
                                                                         (Unaudited)
Net Asset Value, Beginning of Period .............................        $  10.07           $   10.07           $   10.00
                                                                          ---------          ----------          ----------
Investment Activities
   Net investment income .........................................            0.20                0.41                0.14
   Net realized and unrealized losses from investments ...........           (0.07)                 --                0.07
                                                                          ---------          ----------          ----------
       Total from Investment Activities ..........................            0.13                0.41                0.21
                                                                          ---------          ----------          ----------
Distributions
   Net investment income .........................................           (0.20)              (0.41)              (0.14)
                                                                          ---------          ----------          ----------
       Total Distributions .......................................           (0.20)              (0.41)              (0.14)
                                                                          ---------          ----------          ----------
Net Asset Value, End of Period ...................................        $  10.00           $   10.07           $   10.07
                                                                          =========          ==========          ==========
Total Return .....................................................            1.32%(b)            4.15%               2.15%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) .............................        $ 28,067           $  29,472           $  23,754
   Ratio of expenses to average net assets .......................            0.36%(c)            0.31%               0.47%(c)
   Ratio of net investment income to average net assets...........            4.04%(c)            4.07%               3.81%(c)
   Ratio of expenses to average net assets* ......................            1.01%(c)            0.96%               1.12%(c)
   Ratio of net investment income to average net assets * ........            3.39%(c)            3.42%               3.16%(c)
   Portfolio turnover** ..........................................            0.00%               0.00%               0.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
MISSOURI TAX-EXEMPT BOND PORTFOLIO
Investor A Shares

                              Financial Highlights

                                           Six Months         Year         Six Months
                                             Ended            Ended          Ended                   Year Ended May 31,
                                            May 31,        November 30,    November 30,  -----------------------------------------
                                              1997             1996          1995 (d)       1995(a)         1994           1993
                                         --------------  --------------  --------------  -------------   ----------     ----------
                                           Investor A      Investor A     Investor A      Investor A      Investor       Investor
                                             Shares          Shares         Shares          Shares         Shares         Shares
                                         --------------  --------------  --------------  -------------   ----------     ----------
                                           (Unaudited)
Net Asset Value, Beginning of Period ...
                                            $   11.69        $  11.74      $   11.52      $  11.13       $  11.54      $   10.97
                                            ----------       ---------     ----------     ---------      ---------     ----------
Investment Activities
   Net investment income ...............         0.27            0.55           0.27          0.55           0.55           0.58
   Net realized and unrealized gains
     (losses) from investments .........        (0.10)          (0.05)          0.22          0.40          (0.37)          0.64
                                            ----------       ---------     ----------     ---------      ---------     ----------
       Total from Investment Activities          0.17            0.50           0.49          0.95           0.18           1.22
                                            ----------       ---------     ----------     ---------      ---------     ----------
Distributions
   Net investment income ...............        (0.27)          (0.55)         (0.27)        (0.55)         (0.55)         (0.58)
   Net realized gains ..................           --              --             --         (0.01)         (0.04)         (0.07)
                                            ----------       ---------     ----------     ---------      ---------     ----------
       Total Distributions .............        (0.27)          (0.55)         (0.27)        (0.56)         (0.59)         (0.65)
                                            ----------       ---------     ----------     ---------      ---------     ----------
Net Asset Value, End of Period .........    $   11.59        $  11.69      $   11.74      $  11.52       $  11.13      $   11.54
                                            ==========       =========     ==========     =========      =========     ==========
Total Return (excludes sales charges) ..         1.45%(b)        4.41%          4.32%(b)      8.91%          1.53%         11.47%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...    $  23,565        $ 25,144      $  24,726      $ 24,318       $ 27,919      $  23,223
   Ratio of expenses to average net
     assets ............................         0.86%(c)        0.85%          0.95%(c)      0.84%          0.65%          0.63%
   Ratio of net investment income to
     average net assets.................         4.61%(c)        4.75%          4.64%(c)      5.02%          4.75%          5.11%
   Ratio of expenses to average net
     assets* ...........................         0.96%(c)        1.05%          1.18%(c)      1.18%          1.12%          1.18%
   Ratio of net investment income to
     average net assets* ...............         4.51%(c)        4.55%          4.44%(c)      4.68%          4.28%          4.56%
   Portfolio turnover**.................         3.77%           3.66%          1.55%           --          20.00%         15.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares, and authorized the issuance of a series of shares designated as "Investor B" Shares.
(b)  Not annualized.
(c)  Annualized.
(d) Upon merging into the ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30.


                       See notes to financial statements

THE ARCH FUND, INC.
MISSOURI TAX-EXEMPT BOND PORTFOLIO
Investor B Shares

                              Financial Highlights

                                                               Six Months           Year           Six Months
                                                                 Ended              Ended            Ended         March 1, 1995
                                                                May 31,         November 30,      November 30,       to May 31,
                                                                  1997              1996           1995 (e)          1995 (a)
                                                            ----------------  ----------------  ----------------  --------------
                                                              Investor A         Investor A        Investor A       Investor A
                                                                Shares             Shares            Shares            Shares
                                                            ----------------  ----------------  ----------------  --------------
                                                              (Unaudited)
Net Asset Value, Beginning of Period ......................     $ 11.68           $ 11.74           $ 11.52           $ 11.19
                                                                --------          --------          --------          --------
Investment Activities
   Net investment income ..................................        0.22              0.45              0.22              0.11
   Net realized and unrealized gains (losses) from
     investments ..........................................       (0.10)            (0.06)             0.22              0.33
                                                                --------          --------          --------          --------
       Total from Investment Activities ...................        0.12              0.39              0.44              0.44
                                                                --------          --------          --------          --------
Distributions
   Net investment income ..................................       (0.22)            (0.45)            (0.22)            (0.11)
                                                                --------          --------          --------          --------
       Total Distributions ................................       (0.22)            (0.45)            (0.22)            (0.11)
                                                                --------          --------          --------          --------
Net Asset Value, End of Period ............................     $ 11.58           $ 11.68           $ 11.74           $ 11.52
                                                                ========          ========          ========          ========
Total Return (excludes sales charges) .....................        1.04%(b)          3.48%             3.88%(b)          8.61%(c)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ......................     $   924           $   675           $   433           $    94
   Ratio of expenses to average net assets ................        1.65%(d)          1.65%             1.77%(d)          1.76%(d)
   Ratio of net investment income to average net assets ...        3.82%(d)          3.96%             3.82%(d)          4.00%(d)
   Ratio of expenses to average net assets* ...............        1.75%(d)          1.75%             1.87%(d)          1.88%(d)
   Ratio of net investment income to average net assets *..        3.72%(d)          3.86%             3.72%(d)          3.89%(d)
   Portfolio turnover**....................................        3.77%             3.66%             1.55%               --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) On September 27, 1994, the Portfolio redesignated Investor shares as "Investor A" shares and authorized the issuance of a third series of shares designated as "Investor B" shares. These financial highlights of Investor B shares cover the period from March 1, 1995 (commencement of operations) through May 31, 1995.
(b)  Not annualized.
(c) Represents total return for the Investor A Shares from June 1, 1994 to February 28, 1995, plus the total return for the Investor B Shares for the period from March 1, 1995 to May 31, 1995.
(d)  Annualized.
(e) Upon merging into the ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30.


                       See notes to financial statements

THE ARCH FUND, INC.
MISSOURI TAX-EXEMPT BOND PORTFOLIO
Trust Shares

                              Financial Highlights

                                            Six Months          Year         Six Months
                                              Ended            Ended            Ended                Year Ended May 31,
                                             May 31,        November 30,    November 30,  ---------------------------------------
                                               1997             1996          1995 (c)       1995          1994            1993
                                         ---------------- ---------------  -------------  ----------     ---------      ----------
                                              Trust            Trust           Trust        Trust          Trust           Trust
                                              Shares           Shares          Shares       Shares         Shares          Shares
                                         ---------------- ---------------  -------------  ----------     ---------      ----------
                                           (Unaudited)
Net Asset Value, Beginning of Period ...
                                            $   11.69        $  11.74      $   11.52      $  11.13       $  11.54      $   10.97
                                            ----------       ---------     ----------     ---------      ---------     ----------
Investment Activities
   Net investment income ...............         0.28            0.57           0.28          0.57           0.58           0.60
   Net realized and unrealized gains
     (losses) from investments .........        (0.10)          (0.05)          0.22          0.40          (0.37)          0.64
                                            ----------       ---------     ----------     ---------      ---------     ----------
       Total from Investment Activities          0.18            0.52           0.50          0.97           0.21           1.24
                                            ----------       ---------     ----------     ---------      ---------     ----------
Distributions
   Net investment income ...............        (0.28)          (0.57)         (0.28)        (0.57)         (0.58)         (0.60)
   Net realized gains ..................           --              --             --         (0.01)         (0.04)         (0.07)
                                            ----------       ---------     ----------     ---------      ---------     ----------
       Total Distributions .............        (0.28)          (0.57)         (0.28)        (0.58)         (0.62)         (0.67)
                                            ----------       ---------     ----------     ---------      ---------     ----------
Net Asset Value, End of Period .........    $   11.59        $  11.69      $   11.74      $  11.52       $  11.13      $   11.54
                                            ==========       =========     ==========     =========      =========     ==========
Total Return ...........................         1.55%(a)        4.62%          4.41%(a)      9.12%          1.73%         11.70%

Ratios/Supplementary Data:
   Net Assets at end of period (000) ...    $  66,763        $ 55,905      $  47,773      $ 44,336       $ 47,743      $  32,777
   Ratio of expenses to average net
     assets ............................         0.66%(b)        0.65%          0.78%(b)      0.64%          0.45%          0.43%
   Ratio of net investment income to
     average net assets ................         4.82%(b)        4.95%          4.83%(b)      5.22%          4.96%          5.30%
   Ratio of expenses to average net
     assets* ...........................         0.76%(b)        0.75%          0.88%(b)      1.16%          1.13%          0.98%
   Ratio of net investment income to
     average net assets* ...............         4.72%(b)        4.85%          4.73%(b)      4.70%          4.28%          4.75%
   Portfolio turnover**.................         3.77%           3.66%          1.55%           --          20.00%         15.00%

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Not annualized.
(b)  Annualized.
(c) Upon merging into the ARCH Fund, Inc., the Missouri Tax-Exempt Bond Portfolio changed its fiscal year end from May 31 to November 30.


                       See notes to financial statements

THE ARCH FUND, INC.
NATIONAL MUNICIPAL BOND
Investor A Shares

                              Financial Highlights

                                                                                Six Months             November 18, 1996
                                                                                   Ended                      to
                                                                               May 31, 1997          November 30, 1996 (a)
                                                                            ----------------------  ----------------------
                                                                                 Investor A               Investor A
                                                                                   Shares                   Shares
                                                                            ----------------------  ----------------------
                                                                                (Unaudited)
Net Asset Value, Beginning of Period ....................................          $ 10.05                  $ 10.00
                                                                                   --------                 ---------
Investment Activities
   Net investment income ................................................             0.27                     0.02
   Net realized and unrealized losses from investments ..................            (0.10)                    0.05
                                                                                   --------                 ---------
       Total from Investment Activities .................................             0.17                     0.07
                                                                                   --------                 ---------
Distributions
   Net investment income ................................................            (0.27)                   (0.02)
                                                                                   --------                 ---------
       Total Distributions ..............................................            (0.27)                   (0.02)
                                                                                   --------                 ---------
Net Asset Value, End of Period ..........................................          $  9.95                  $ 10.05
                                                                                   ========                 =========
Total Return (excludes sales charge) ....................................             1.69%(b)                 0.73%(b)

Ratios/Supplementary Data:
   Net Assets at end of period (000) ....................................          $   543                  $     1
   Ratio of expenses to average net assets ..............................             0.33%(c)                 0.37%(c)
   Ratio of net investment income to average net assets .................             5.34%(c)                 9.08%(c)
   Ratio of expenses to average net assets* .............................             0.82%(c)                 1.07%(c)
   Ratio of net investment income to average net assets* ................             4.85%(c)                 8.38%(c)
   Portfolio turnover** .................................................            50.81%                      --

------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a)  Period from commencement of operations.
(b)  Not annualized.
(c)  Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
NATIONAL MUNICIPAL BOND
Investor B Shares

                              Financial Highlights

                                                                            Six Months        November 18, 1996
                                                                              Ended                  to
                                                                           May 31, 1997      November 30, 1996(a)
                                                                        ------------------  ---------------------
                                                                            Investor B           Investor B
                                                                              Shares               Shares
                                                                        ------------------  ---------------------
                                                                           (Unaudited)
Net Asset Value, Beginning of Period ................................         $10.05               $10.00
                                                                              -------              --------
Investment Activities
  Net investment income .............................................           0.23                 0.02
  Net realized and unrealized losses from investments ...............          (0.09)                0.05
                                                                              -------              --------
      Total from Investment Activities ..............................           0.14                 0.07
                                                                              -------              --------
Distributions
  Net investment income .............................................          (0.23)               (0.02)
                                                                              -------              --------
      Total Distributions ...........................................          (0.23)               (0.02)
                                                                              -------              --------
Net Asset Value, End of Period ......................................         $ 9.96               $10.05
                                                                              =======              ========
Total Return (excludes sales charge) ................................           1.41%(b)             0.70%(b)

Ratios/Supplementary Data:
  Net Assets at end of period (000) .................................         $    1               $    1
  Ratio of expenses to average net assets ...........................           1.09%(c)             1.10%(c)
  Ratio of net investment income to average net assets ..............           4.62%(c)             8.35%(c)
  Ratio of expenses to average net assets* ..........................           1.09%(c)             1.80%(c)
  Ratio of net investment income to average net assets* .............           4.62%(c)             7.65%(c)
  Portfolio turnover** ..............................................          50.81%                  --

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
NATIONAL MUNICIPAL BOND
Trust Shares

                              Financial Highlights

                                                                           Six Months         November 18, 1996
                                                                             Ended                   to
                                                                          May 31, 1997       November 30, 1996(a)
                                                                        ------------------   --------------------
                                                                              Trust                 Trust
                                                                              Shares                Shares
                                                                        ------------------   --------------------
                                                                          (Unaudited)
Net Asset Value, Beginning of Period ...........................         $  10.05                $   10.00
                                                                         ---------               ----------
Investment Activities
  Net investment income ........................................             0.28                     0.02
  Net realized and unrealized losses from investments ..........            (0.09)                    0.05
                                                                         ---------               ----------
      Total from Investment Activities .........................             0.19                     0.07
                                                                         ---------               ----------
Distributions
  Net investment income ........................................            (0.28)                   (0.02)
                                                                         ---------               ----------
      Total Distributions ......................................            (0.28)                   (0.02)
                                                                         ---------               ----------
Net Asset Value, End of Period .................................         $   9.96                $   10.05
                                                                         =========               ==========
Total Return....................................................             1.91%(b)                 0.74%(b)

Ratios/Supplementary Data:
  Net Assets at end of period (000) ............................         $325,884                $ 310,413
  Ratio of expenses to average net assets ......................             0.13%(c)                 0.12%(c)
  Ratio of net investment income to average net assets .........             5.61%(c)                 5.77%(c)
  Ratio of expenses to average net assets* .....................             0.73%(c)                 0.82%(c)
  Ratio of net investment income to average net assets* ........             5.01%(c)                 5.07%(c)
  Portfolio turnover**..........................................            50.81%                      --

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
INTERMEDIATE CORPORATE BOND
Investor A Shares

                              Financial Highlights


                                                                           February 10, 1997
                                                                                  to
                                                                           May 31, 1997 (a)
                                                                          -------------------
                                                                              Investor A
                                                                                Shares
                                                                          -------------------
                                                                              (Unaudited)
Net Asset Value, Beginning of Period ..................................        $10.00
                                                                               ------
Investment Activities
  Net investment income ...............................................          0.19
  Net realized and unrealized losses from investments .................         (0.17)
                                                                               ------
      Total from Investment Activities ................................          0.02
                                                                               ------
Distributions
  Net investment income ...............................................         (0.19)
                                                                               ------
      Total Distributions .............................................         (0.19)
                                                                               ------
Net Asset Value, End of Period ........................................        $ 9.83
                                                                               ======
Total Return (excludes sales charge) ..................................          0.25%(b)***

Ratios/Supplementary Data:
  Net Assets at the end of period (000)................................        $   66
  Ratio of expenses to average net assets .............................          0.60%(c)
  Ratio of net investment income to average net assets ................          9.77%(c)
  Ratio of expenses to average net assets* ............................          0.99%(c)
  Ratio of net investment income to average net assets* ...............          9.38%(c)
  Portfolio turnover** ................................................         66.10%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
INTERMEDIATE CORPORATE BOND
Trust Shares

                              Financial Highlights



                                                                             February 10, 1997
                                                                                    to
                                                                             May 31, 1997 (a)
                                                                            -------------------
                                                                                  Trust
                                                                                  Shares
                                                                            -------------------
                                                                               (Unaudited)
Net Asset Value, Beginning of Period ....................................        $  10.00
                                                                                 --------
Investment Activities
  Net investment income .................................................            0.19
  Net realized and unrealized losses from investments ...................           (0.18)
                                                                                 --------
      Total from Investment Activities ..................................            0.01
                                                                                 --------
Distributions
  Net investment income .................................................           (0.19)
                                                                                 --------
      Total Distributions ...............................................           (0.19)
                                                                                 --------
Net Asset Value, End of Period ..........................................        $   9.82
                                                                                 ========
Total Return.............................................................            0.17%(b)***

Ratios/Supplementary Data:
  Net assets at the end of period (000)..................................        $ 38,954
  Ratio of expenses to average net assets ...............................            0.30%(c)
  Ratio of net investment income to average net assets ..................           13.95%(c)
  Ratio of expenses to average net assets* ..............................            0.68%(c)
  Ratio of net investment income to average net assets* .................           13.57%(c)
  Portfolio turnover** ..................................................           66.10%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
INTERMEDIATE CORPORATE BOND
Institutional Shares

                              Financial Highlights



                                                                               February 10, 1997
                                                                                      to
                                                                               May 31, 1997 (a)
                                                                              --------------------
                                                                                Institutional
                                                                                    Shares
                                                                              -------------------
                                                                                 (Unaudited)
Net Asset Value, Beginning of Period ......................................        $10.00
                                                                                   --------
Investment Activities
  Net investment income ...................................................          0.19
  Net realized and unrealized losses from investments .....................         (0.17)
                                                                                   --------
      Total from Investment Activities ....................................          0.02
                                                                                   --------
Distributions
  Net investment income ...................................................         (0.19)
                                                                                   --------
      Total Distributions .................................................         (0.19)
                                                                                   --------
Net Asset Value, End of Period ............................................        $ 9.83
                                                                                   ========
Total Return...............................................................          0.24%(b)***

Ratios/Supplementary Data:
  Net Assets at the end of period (000) ...................................        $    1
  Ratio of expenses to average net assets .................................          0.69%(c)
  Ratio of net investment income to average net assets ....................         14.04%(c)
  Ratio of expenses to average net assets* ................................          1.78%(c)
  Ratio of net investment income to average net assets* ...................         12.95%(c)
  Portfolio turnover**.....................................................         66.10%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
BOND INDEX
Investor A Shares

                              Financial Highlights



                                                                              February 10, 1997
                                                                                     to
                                                                              May 31, 1997 (a)
                                                                             -------------------
                                                                                 Investor A
                                                                                   Shares
                                                                             -------------------
                                                                                (Unaudited)
Net Asset Value, Beginning of Period .....................................        $10.00
                                                                                  --------
Investment Activities
  Net investment income ..................................................          0.18
  Net realized and unrealized losses from investments ....................         (0.13)
                                                                                  --------
      Total from Investment Activities ...................................          0.05
                                                                                  --------
Distributions
  Net investment income ..................................................         (0.18)
                                                                                  --------
      Total Distributions ................................................         (0.18)
                                                                                  --------
Net Asset Value, End of Period ...........................................        $ 9.87
                                                                                  ========
Total Return (excludes sales charge) .....................................          0.49%(b)***

Ratios/Supplementary Data:
  Net Assets at the end of period (000) ..................................        $   46
  Ratio of expenses to average net assets ................................          0.52%(c)
  Ratio of net investment income to average net assets ...................          6.72%(c)
  Ratio of expenses to average net assets* ...............................          0.93%(c)
  Ratio of net investment income to average net assets* ..................          6.31%(c)
  Portfolio turnover** ...................................................         40.66%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
BOND INDEX
Trust Shares

                              Financial Highlights



                                                                                 February 10, 1997
                                                                                        to
                                                                                 May 31, 1997 (a)
                                                                                -------------------
                                                                                      Trust
                                                                                      Shares
                                                                                -------------------
                                                                                    (Unaudited)
Net Asset Value, Beginning of Period ........................................        $   10.00
                                                                                     ----------
Investment Activities
  Net investment income .....................................................             0.19
  Net realized and unrealized losses from investments .......................            (0.14)
                                                                                     ----------
      Total from Investment Activities ......................................             0.05
                                                                                     ----------
Distributions
  Net investment income .....................................................            (0.19)
                                                                                     ----------
      Total Distributions ...................................................            (0.19)
                                                                                     ----------
Net Asset Value, End of Period ..............................................        $    9.86
                                                                                     ==========
Total Return.................................................................             0.54%(b)***

Ratios/Supplementary Data:
  Net Assets at the end of period (000) .....................................        $ 129,939
  Ratio of expenses to average net assets ...................................             0.22%(c)
  Ratio of net investment income to average net assets ......................            15.79%(c)
  Ratio of expenses to average net assets* ..................................             0.31%(c)
  Ratio of net investment income to average net assets* .....................            15.70%(c)
  Portfolio turnover** ......................................................            40.66%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.


                       See notes to financial statements

THE ARCH FUND, INC.
BOND INDEX
Institutional Shares

                              Financial Highlights



                                                                               February 10, 1997
                                                                                      to
                                                                               May 31, 1997 (a)
                                                                              -------------------
                                                                                  Investor A
                                                                                    Shares
                                                                              -------------------
                                                                                 (Unaudited)
Net Asset Value, Beginning of Period .......................................       $10.00
                                                                                   --------
Investment Activities
  Net investment income ....................................................         0.19
  Net realized and unrealized losses from investments ......................        (0.13)
                                                                                   --------
      Total from Investment Activities .....................................         0.06
                                                                                   --------
Distributions
  Net investment income ....................................................        (0.19)
                                                                                   --------
      Total Distributions ..................................................        (0.19)
                                                                                   --------
Net Asset Value, End of Period .............................................       $ 9.87
                                                                                   ========
Total Return................................................................         0.58%(b)***

Ratios/Supplementary Data:
  Net Assets at the end of period (000) ....................................       $    1
  Ratio of expenses to average net assets ..................................         0.75%(c)
  Ratio of net investment income to average net assets .....................        15.59%(c)
  Ratio of expenses to average net assets* .................................         1.14%(c)
  Ratio of net investment income to average net assets* ....................        15.21%(c)
  Portfolio turnover**......................................................        40.66%

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover is calculated on the basis of the fund as a whole without distinguishing between the classes of shares issued.
*** Aggregate since inception.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.


                       See notes to financial statements

                                                              INVESTMENT ADVISER

                                               Mississippi Valley Advisors, Inc.

                                                           One Mercantile Center

                                                    Seventh & Washington Streets

                                                       St. Louis, Missouri 63101


                                                                     DISTRIBUTOR

                                                             BISYS Fund Services

                                                               3435 Stelzer Road

                                                       Columbus, Ohio 43219-3035


                                                                   LEGAL COUNSEL

                                                          Drinker Biddle & Reath

                                             Philadelphia National Bank Building

                                                            1345 Chestnut Street

                                           Philadelphia, Pennsylvania 19107-3496


                                                                        AUDITORS

                                                           KPMG Peat Marwick LLP

                                                            Two Nationwide Plaza

                                                            Columbus, Ohio 43215


                                                                  TRANSFER AGENT


                                                  BISYS Fund Services Ohio, Inc.

                                                               3435 Stelzer Road

                                                       Columbus, Ohio 43219-3035


This report is submitted for the general information of the shareholders of The ARCH Funds, Inc. It is not authorized for distribution to prospective investors unless accompanied or preceded by effective prospectuses for the Funds, which contain information concerning the Fund's investment policies and expenses as well as other pertinent information.